UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             Reliance Bancorp, Inc.
             (Exact name of Registrant as specified in its charter)


         DELAWARE                       6035                   11-3187176
 (State of Incorporation)   (Primary Standard Industrial   (I.R.S. Employer
                              Classification Code No.)     Identification No.)



                               585 STEWART AVENUE
                           GARDEN CITY, NEW YORK 11530
                                 (516) 229-9300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                               RAYMOND A. NIELSEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             RELIANCE BANCORP, INC.
                               585 STEWART AVENUE
                           GARDEN CITY, NEW YORK 11530
                                 (516) 229-9300

                                 WITH COPIES TO:

                            OMER S.J. WILLIAMS, ESQ.
                             THACHER PROFFITT & WOOD
                             TWO WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 (212) 912-7400
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

Approximate date of commencement of proposed sale to the public: AT THE EFFECTIVE TIME OF THE MERGER OF CONTINENTAL BANK WITH AND INTO RELIANCE FEDERAL SAVINGS BANK AS DESCRIBED IN THE ATTACHED PROXY STATEMENT-PROSPECTUS.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                                                     Proposed Maximum       Proposed Maximum
Title of Each Class of Securities  Amount to Be     Offering Price per     Aggregate Offering         Amount of
        to Be Registered           Registered(1)          Unit(2)               Price(3)         Registration Fee(3)
Common Stock, $0.01 par
   value(4)                          1,013,909               $               $31,938,133.50           $9,678.22
================================ ================= ===================== ====================== ======================

--------
1. This Registration Statement covers the maximum number of shares of the Registrant's common stock that may be issued in the transaction described herein. In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the agreement relating to the merger described herein.
2.    Not applicable.
3. Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(f), based on the average of the bid and asked prices of the common stock of Continental Bank ("Continental") on June 26, 1997 as reported on the OTC Bulletin Board ($31.50) and the maximum number of such shares (1,013,909) that may be exchanged for the securities being registered, which was calculated by multiplying the number of outstanding shares of Continental on June 26, 1997 (921,735) by 1.1.
4. This Registration Statement also covers preferred share purchase rights issued under the Stockholder Protection Rights Agreement between Reliance Bancorp, Inc. and Registrar and Transfer Co., as Rights Agent, dated as of September 18, 1996, which are currently transferable with and only with the shares of common stock registered hereby.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                                                PRELIMINARY COPY
                                        CONFIDENTIAL -- FOR USE OF THE FDIC ONLY

                        [LETTERHEAD OF CONTINENTAL BANK]

                                                            ______________, 1997

Dear Stockholder:

         You are hereby invited to attend a Special Meeting of Stockholders of Continental Bank ("Continental"), which will be held on ___________, 1997 at the principal office of Continental, 118 Seventh Street, Garden City, New York at _________ _.m (the "Special Meeting"). As you may be aware, Continental, Reliance Bancorp, Inc. ("Reliance") and Reliance's wholly-owned subsidiary, Reliance Federal Savings Bank ("Reliance Bank"), entered into an Agreement and Plan of Merger, dated as of May 3, 1997 and amended as of July 1, 1997 (as amended, the "Merger Agreement"), which provides for the merger (the "Merger") of Continental with and into Reliance Bank with Reliance Bank being the surviving corporation. At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Merger Agreement.

         The Merger Agreement provides that the aggregate consideration payable to stockholders of Continental in the Merger will consist of 1.1 shares of common stock, par value $0.01 per share, of Reliance for each share of Continental common stock, par value $5.00 per share ("Continental Common Stock"). Under the terms of the Merger Agreement, cash will be paid in lieu of fractional shares of Reliance common stock.

         THE MERGER AGREEMENT HAS BEEN UNANIMOUSLY APPROVED BY THE BOARD OF DIRECTORS OF CONTINENTAL. YOUR BOARD HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF CONTINENTAL AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

         The investment banking firm of Sandler O'Neill & Partners, L.P. has advised your Board of Directors that, in its opinion, as of _____________,1997, the consideration to be received by the holders of Continental Common Stock is fair from a financial point of view to the holders of such shares.

         Consummation of the Merger is subject to certain conditions, including the approval of the Merger Agreement by the requisite vote of Continental stockholders and the approval of the Merger by various regulatory agencies.

         The enclosed Notice of Special Meeting of Stockholders and Proxy Statement-Prospectus describe the Merger and provide information regarding the Special Meeting. Please read these materials carefully.

         YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF CONTINENTAL COMMON STOCK ELIGIBLE TO VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT. A FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE IN PERSON WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. THEREFORE, I URGE YOU TO FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS SOON AS POSSIBLE TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE SPECIAL MEETING. YOU SHOULD NOT SEND IN CERTIFICATES FOR YOUR SHARES OF CONTINENTAL COMMON STOCK AT THIS TIME.

         On behalf of the Board of Directors, we thank you for your support and urge you to vote FOR approval of the Merger Agreement.

         If you have any questions, please call us at (516) 741-2400. I look forward to seeing you on _________________, 1997.

                                       Sincerely,



                                       John P. Sullivan
                                       President and Chief Executive Officer

                                CONTINENTAL BANK
                               118 SEVENTH STREET
                           GARDEN CITY, NEW YORK 11530
                                 (516) 741-2400

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

         A Special Meeting of Stockholders (the "Special Meeting") of Continental Bank ("Continental") will be held on ____________, 1997 at the principal office of Continental, 118 Seventh Street, Garden City, New York, at _______ _.m., for the following purposes:

         1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of May 3, 1997 and amended as of July 1, 1997, by and among Reliance Bancorp, Inc., a Delaware corporation ("Reliance"), Reliance Federal Savings Bank, a federally chartered savings bank and wholly-owned subsidiary of Reliance ("Reliance Bank"), and Continental (as amended, the "Merger Agreement"), which provides for the merger of Continental with and into Reliance Bank, with Reliance Bank being the surviving corporation, pursuant to which each share of common stock, par value $5.00 per share, of Continental ("Continental Common Stock") will be converted into the right to receive 1.1 shares of common stock, par value $0.01 per share, of Reliance. A copy of the Merger Agreement is included as Appendix A to the accompanying Proxy Statement-Prospectus.

         2. To consider and vote upon a proposal to authorize the Board of Directors of Continental, in its discretion, to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies in order to approve and adopt the Merger Agreement, or otherwise.

Pursuant to Continental's bylaws, Continental's Board of Directors has fixed the close of business on _______, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only holders of record of Continental Common Stock at the close of business on that date are entitled to notice of and to vote at the Special Meeting. Any holder of Continental Common Stock entitled to vote on the Merger Agreement who does not vote in favor thereof has the right to receive payment of the fair value of such holder's shares of Continental Common Stock upon compliance with the provisions of Section 6022 of the New York Banking Law, the full text of which is included as Appendix F to the Proxy Statement-Prospectus attached to this Notice of Special Meeting. For a summary of the dissenters' rights of Continental's stockholders, see "THE MERGER -- Dissenters' Rights" in the Proxy Statement-Prospectus. Failure to comply strictly with the procedures set forth in Section 6022 of the New York Banking Law will cause the stockholder to lose dissenters' rights.

IT IS IMPORTANT THAT YOUR SHARES BE VOTED. THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF CONTINENTAL COMMON STOCK ELIGIBLE TO VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT. A FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE IN PERSON WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. PLEASE FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING, YOU CAN REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING.

                                   By Order of the Board of Directors,


                                   Thomas R. Cangemi
                                   Senior Vice President and Corporate Secretary

Garden City, New York
___________, 1997

                                CONTINENTAL BANK

                                 PROXY STATEMENT

                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON _____________, 1997

                          ----------------------------
                             RELIANCE BANCORP, INC.

                                   PROSPECTUS
                          ----------------------------

         This Proxy Statement-Prospectus is being furnished to the holders of common stock, par value $5.00 per share ("Continental Common Stock"), of Continental Bank ("Continental") in connection with the solicitation of proxies by the Board of Directors of Continental (the "Continental Board") for use at a special meeting of Continental's stockholders to be held at ____________ on __________, 1997, at the principal office of Continental, 118 Seventh Street, Garden City, New York, and at any adjournment or postponement thereof (the "Special Meeting").

         At the Special Meeting, holders of Continental Common Stock will consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 3, 1997 and amended as of July 1, 1997 (as amended, the "Merger Agreement"), by and among Reliance Bancorp, Inc., a Delaware corporation ("Reliance"), Reliance Federal Savings Bank, a federally chartered savings bank and wholly-owned subsidiary of Reliance ("Reliance Bank"), and Continental, pursuant to which Continental will merge with and into Reliance Bank (the "Merger"), with Reliance Bank surviving the Merger.

         The Merger Agreement provides that, upon consummation of the Merger, each outstanding share of Continental Common Stock will, with certain exceptions, become and be converted into the right to receive 1.1 shares of common stock, par value $0.01 per share, of Reliance ("Reliance Common Stock"), together with the related preferred share purchase right ("Reliance Right") issued pursuant to the Stockholder Protection Rights Agreement (the "Rights Agreement"), dated as of September 18, 1996, between Reliance and Registrar and Transfer Co., as Rights Agent (the "Merger Consideration"). Under the terms of the Merger Agreement, cash will be paid in lieu of fractional shares of Reliance Common Stock.

         Each of the stockholders of Continental entitled to vote at the Special Meeting will also consider and vote upon a proposal to authorize the Board of Directors to vote upon such other business as may properly come before the Special Meeting, including, without limitation, a motion to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies (the "Additional Proposal"). See "ADDITIONAL PROPOSAL."

         This Proxy Statement-Prospectus also constitutes a prospectus of Reliance with respect to the shares of Reliance Common Stock to be issued in exchange for shares of Continental Common Stock upon consummation of the Merger pursuant to the terms of the Merger Agreement (the "Merger Shares").

         For a description of the Merger Agreement, which is included in its entirety as Appendix A to this Proxy Statement-Prospectus, see "THE MERGER."

         The shares of Reliance Common Stock are currently, and the Merger Shares will be, traded in the over-the-counter market and included for quotation on the National Market System of the Nasdaq Stock Market (the "Nasdaq National Market"). The shares of Continental Common Stock are currently quoted on the OTC Bulletin Board. The last reported sale price per share of Reliance Common Stock as reported on the Nasdaq

National Market on May 2, 1997, the last business day preceding public announcement of the signing of the Merger Agreement, was $24.00 and on ___________, 1997 was $_____________. The last reported sale price per share of Continental Common Stock, as reported on the OTC Bulletin Board on May 2, 1997, was $27.88, and on _____________, 1997 was $___________.

         This Proxy Statement-Prospectus and the accompanying proxy card are first being mailed to stockholders of Continental on or about _____________, 1997.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF RELIANCE COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


                         ------------------------------


         THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS _________, 1997.

                              AVAILABLE INFORMATION

         Reliance and Continental are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") and with the Federal Deposit Insurance Corporation (the "FDIC"), respectively.

         Copies of Reliance's reports, proxy statements and other information can be obtained, upon payment of prescribed fees, from the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the Commission's facilities referred to above and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. If available, such information may also be accessed through the Commission's Electronic Data, Gathering, Analysis and Retrieval System via electronic means, including the Commission's website on the Internet (http://www.sec.gov).

         Copies of Continental's reports, proxy statements and other information can be obtained, upon payment of prescribed fees, from the FDIC at the Registration and Disclosure Section of the FDIC at 550 17th Street, N.W., Washington, D.C. 20429.

         The shares of Reliance Common Stock are included for quotation on the Nasdaq National Market, and such reports, proxy statements and other information concerning Reliance are available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         Reliance has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Reliance Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Merger Shares. This Proxy Statement-Prospectus does not contain all of the information set forth in the Reliance Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement-Prospectus or in any document incorporated by reference in this Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Reliance Registration Statement or such other document, each such statement being qualified in all respects by such reference.

         THIS PROXY STATEMENT-PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF RELIANCE FOLLOWING THE CONSUMMATION OF THE MERGER, INCLUDING STATEMENTS RELATING TO THE COST SAVINGS AND REVENUE ENHANCEMENTS THAT ARE EXPECTED TO BE REALIZED FROM THE MERGER. SEE "SUMMARY," "THE MERGER -BACKGROUND AND REASONS FOR THE MERGER -- RELIANCE'S REASONS FOR THE MERGER" AND "UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION." FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(1) EXPECTED COST SAVINGS OR REVENUE ENHANCEMENTS FROM THE MERGER CAN NOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER IS GRATER THAN EXPECTED; (3) COMPETITIVE PRESSURE IN THE BANKING AND FINANCIAL SERVICES INDUSTRY INCREASES SIGNIFICANTLY; (4) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE

MARGINS; AND (5) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATE OF NEW YORK, ARE LESS FAVORABLE THAN EXPECTED.

         THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS RELATING TO RELIANCE BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (EXCLUDING CERTAIN EXHIBITS THERETO) WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT-PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, DIRECTED TO INVESTOR RELATIONS DEPARTMENT, 585 STEWART AVENUE, GARDEN CITY, NEW YORK 11530, TELEPHONE NUMBER (516) 222-9300. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY [5 BUSINESS DAYS PRIOR TO MEETING DATE], 1997.

         ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS RELATING TO RELIANCE AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY RELIANCE, AND ALL INFORMATION RELATING TO CONTINENTAL AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY CONTINENTAL.

         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY RELIANCE OR CONTINENTAL. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF RELIANCE OR CONTINENTAL SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed with the Commission by Reliance (File No. 0-23126) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement-Prospectus:

                  1. Reliance's Annual Report on Form 10-K for the year ended June 30, 1996;

                  2. Reliance's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1996, December 31, 1996 and March 31, 1997;

                  3. Reliance's Current Reports on Form 8-K, dated March 19, 1997, April 4, 1997 and May 3, 1997; and

                  4. The description of Reliance Common Stock, set forth in Reliance's Registration Statement on Form 8-A dated December 22, 1993, and the description of Reliance's Preferred Share Purchase Rights, set forth in Reliance's Registration Statement on Form 8-A dated September 27, 1996, and any amendment or report filed for the purpose of updating any such description.

         All documents filed by Reliance with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement-Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement-Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

                       INFORMATION RELATING TO CONTINENTAL

         The Continental 1996 Annual Report to Shareholders, which includes the Continental Annual Report on Form F-2 for the year ended December 31, 1996 (without the exhibits thereto) (the "Continental Annual Report") and Continental's Quarterly Report on Form F-4 for the quarter ended March 31, 1997, appear as Appendices D and E , respectively, to this Proxy Statement-Prospectus. The foregoing documents attached as Appendices hereto are hereby incorporated by reference into this Proxy Statement-Prospectus. Notwithstanding any statement to the contrary contained in any of the foregoing documents, no effect shall be given to any incorporation by reference provided for therein, and any such documents or information so incorporated shall not be deemed a part hereof or thereof.

                                TABLE OF CONTENTS


                                                                            PAGE

AVAILABLE INFORMATION ....................................................     3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ..........................     5

INFORMATION RELATING TO CONTINENTAL ......................................     5

SUMMARY ..................................................................     9
         Parties to the Merger ...........................................     9
         The Special Meeting .............................................    10
         Reasons for the Merger; Recommendation of Board of Directors
          of Continental .................................................    10
         Effects of the Merger ...........................................    11
         Effective Date and Time .........................................    11
         Merger Consideration ............................................    11
         Opinion of Continental's Financial Advisor ......................    12
         Conditions; Regulatory Approvals ................................    12
         Certain Federal Income Tax Considerations .......................    12
         Accounting Treatment ............................................    12
         Nasdaq Listing ..................................................    12
         Dissenters' Rights ..............................................    13
         Termination .....................................................    13
         Termination Fee .................................................    13
         Interests of Certain Persons in the Merger ......................    13
         Management of Reliance and Reliance Bank After the Merger .......    15
         Stock Option Agreement ..........................................    15
         Certain Differences in Stockholders' Rights .....................    16

COMPARATIVE STOCK PRICE AND DIVIDEND INFORMATION .........................    17

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA ...........................    18
         Reliance -- Historical ..........................................    19
         Continental -- Historical .......................................    22

SELECTED COMBINED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA ........    24

COMPARATIVE PER SHARE DATA ...............................................    26

THE SPECIAL MEETING ......................................................    28

THE MERGER ...............................................................    29
         Parties to the Merger ...........................................    29
         Effects of the Merger ...........................................    30
         Effective Date and Time .........................................    30
         Merger Consideration ............................................    31
         Background of and Reasons for the Merger ........................    31
         Opinion of Continental's Financial Advisor ......................    34

                                                                            PAGE


         Procedures for Exchange of Continental Common
          Stock Certificates .............................................    39
         Regulatory Approvals ............................................    40
         Conditions to the Consummation of the Merger ....................    42
         Representations and Warranties ..................................    43
         Conduct of Business Pending the Merger ..........................    43
         No Solicitation .................................................    46
         Amendment and Waiver ............................................    46
         Price-Based Termination .........................................    47
         Termination .....................................................    49
         Termination Fee .................................................    49
         Expenses ........................................................    50
         Material Federal Income Tax Consequences ........................    50
         Accounting Treatment ............................................    52
         Dissenters' Rights ..............................................    52
         Interests of Certain Persons in the Merger ......................    54
         Effect on Continental Employee Benefit Plans ....................    56
         Management of Reliance and Reliance Bank After the Merger .......    56

CERTAIN RELATED TRANSACTIONS .............................................    57
         Stock Option Agreement ..........................................    57
         Resales of Reliance Common Stock ................................    59

ADDITIONAL PROPOSAL ......................................................    59

BENEFICIAL OWNERSHIP OF RELIANCE COMMON STOCK ............................    60
         Principal Security Ownership ....................................    60
         Directors and Executive Officers ................................    60

BENEFICIAL OWNERSHIP OF CONTINENTAL COMMON STOCK .........................    62
         Principal Security Ownership ....................................    62
         Directors and Executive Officers ................................    62

CERTAIN REGULATORY CONSIDERATIONS ........................................    63
         General .........................................................    63
         Business Activities of Federal Savings Associations .............    64
         Restrictions on Payment of Dividends ............................    64
         Capital Requirements ............................................    65
         Prompt Corrective Regulatory Action .............................    66
         Impact of Recent Legislation ....................................    66
         Transactions with Related Parties ...............................    68
         Federal Home Loan Bank System ...................................    68
         Other Regulation Applicable to Federal Savings Associations .....    69
         Holding Company Regulation ......................................    70

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
         INFORMATION .....................................................    72

                                                                            PAGE


DESCRIPTION OF RELIANCE CAPITAL STOCK ....................................    79
         General .........................................................    79
         Reliance Common Stock ...........................................    79
         Stockholder Protection Rights Plan ..............................    80
         Reliance Preferred Stock ........................................    81

COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS .............................    81
         Special Meetings of Stockholders ................................    81
         Stockholder Action by Written Consent ...........................    82
         Stockholder Nominations and Proposals for Business ..............    82
         Removal of Directors ............................................    82
         Voting Rights ...................................................    82
         Amendment of Certificate of Incorporation/Organization
          Certificate ....................................................    83
         Amendment of Bylaws .............................................    83
         Limitation of Director and Officer Liability ....................    83
         Indemnification of Directors and Officers .......................    84
         Required Vote for Authorization of Certain Actions ..............    84
         Restrictions on Business Combinations Involving
          Interested Stockholders ........................................    85
         Appraisal Rights ................................................    85
         Evaluation of Certain Offers ....................................    86
         Rights Plans ....................................................    86
         Inspection Rights ...............................................    88

LEGAL MATTERS ............................................................    88

EXPERTS ..................................................................    88

STOCKHOLDER PROPOSALS ....................................................    89


APPENDICES

         A. Merger Agreement .............................................   A-1

         B. Stock Option Agreement .......................................   B-1

         C. Opinion of Continental's Financial Advisor ...................   C-1

         D. Continental Annual Report and Form F-2 for the Year Ended
             December 31, 1996 ...........................................   D-1

         E. Continental Quarterly Report on Form F-4 for the Quarter
             Ended March 31, 1997 ........................................   E-1

         F. New York Banking Law Section 6022 ............................   F-1

                                     SUMMARY

         THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATERIAL FACTS REGARDING RELIANCE, CONTINENTAL AND THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING AND IS QUALIFIED IN ALL RESPECTS BY THE INFORMATION APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT-PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS REFERRED TO HEREIN.

PARTIES TO THE MERGER

         RELIANCE AND RELIANCE BANK. Reliance Bancorp, Inc. is a Delaware corporation organized on November 16, 1993 and is the holding company for Reliance Bank. The principal business of Reliance is the operation of its wholly-owned subsidiary, Reliance Bank, a federally-chartered savings bank. Reliance Bank's principal business is attracting retail deposits from the general public and investing those deposits, together with funds generated from operations, principal repayments and borrowings, primarily in one- to four-family mortgage, multi-family and consumer loans (primarily home equity lines of credit, home equity loans, auto and guaranteed student loans) and, to a lesser extent, commercial real estate and construction loans. In the past, Reliance Bank has also invested in loans secured by cooperative units and commercial loans, but in recent years Reliance Bank has discontinued its origination activities in these areas. In addition, during periods in which the demand for loans that meet Reliance Bank's underwriting, investment and interest rate risk standards are lower than the amount of funds available for investment, Reliance Bank invests in mortgage-backed and mortgage-related securities and securities issued by the U.S. Government and Federal agencies and other investments permitted by federal laws and regulations. Reliance Bank's primary sources of funds are deposits, principal and interest payments on loans and mortgage-backed and investment securities, Federal Home Loan Bank of New York ("FHLB-NY") advances and reverse repurchase agreements. At June 30, 1997, Reliance had total consolidated assets of $_____ billion, deposits of $_____ billion and stockholders' equity of $_________ million. As of June 30, 1997, Reliance Bank had 28 retail banking office locations with seven in Queens County, New York, twelve in Nassau County, New York and nine in Suffolk County, New York. The principal executive offices of Reliance are located at 585 Stewart Avenue, Garden City, New York 11530, and its telephone number is (516) 222-9300. Reliance Bank's deposits are insured by the Savings Association Insurance Fund (the "SAIF") of the FDIC.

         CONTINENTAL. Continental is a New York State-chartered commercial bank that was founded in 1974. Continental offers business and personal checking accounts, N.O.W. and money market accounts, savings and time deposit accounts and grants secured and unsecured loans to individuals, partnerships and corporations and originates loans through the Small Business Administration ("SBA") under the 7A and 504 program. Continental also invests in various types of securities and assets including, but not limited to, mortgage-backed securities insured or guaranteed by the United States or agencies thereof. Continental funds its lending and investment activities primarily from deposits received at its various branch locations, repayment of principal and interest on loans and securities, borrowings from the FHLB-NY and borrowings available under agreements to repurchase securities with primary dealers. At June 30, 1997, Continental had total assets of $___ million, deposits of $___ million and stockholders' equity of $___ million. As of June 30, 1997, Continental conducted its retail banking activities through its main office located in Garden City, New York, through its branch office located in North Babylon, Suffolk County, New York, and through a commercial lending facility in New York, New York. Continental also operates five Money Center check cashing facilities in New York, New York. The principal executive offices of Continental are located at 118 Seventh Street, Garden City, New York 11530, and its telephone number is
(516) 741-2400. Continental's deposits are insured by the Bank Insurance Fund (the "BIF") of the FDIC.

         See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "INFORMATION RELATING TO CONTINENTAL," "THE MERGER -- Parties to the Merger," "SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA," "CERTAIN REGULATORY CONSIDERATIONS" and "UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION."

THE SPECIAL MEETING

         The Special Meeting will be held at ____ _.m., on ________, 1997 at the principal office of Continental, 118 Seventh Street, Garden City, New York. The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Merger Agreement and a proposal to authorize the Board of Directors of Continental, in its discretion, to vote upon such other matters as may properly be brought before the Special Meeting and any adjournment or postponement thereof including, without limitation, a motion to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement, or otherwise.

         Only holders of record of Continental Common Stock at the close of business on ___________, 1997 (the "Record Date") will be entitled to vote at the Special Meeting with each entitled to one vote per share. The affirmative vote of the holders of two-thirds of the aggregate outstanding shares of Continental Common Stock on the Record Date is required to approve the Merger Agreement. As of the Record Date, there were _________ shares of Continental Common Stock outstanding and entitled to be voted at the Special Meeting.

         As of May 31, 1997, Continental's directors and executive officers (and their affiliates) (11 persons) beneficially own and have the power to vote 158,543 shares of Continental Common Stock. Such shares of Continental Common Stock, which Continental's directors and executive officers (and their affiliates) have the right to vote, represent approximately 17.20% of the outstanding shares of Continental Common Stock that may be voted at the Special Meeting. Such persons have agreed to vote, or direct the voting of, all such shares in favor of the Merger Agreement and for the Additional Proposal (as defined below). As of May 31, 1997, certain major shareholders of Continental who are not directors or officers or affiliates of directors or officers of Continental beneficially own and have the power to vote 126,824 shares of Continental Common Stock. Such shares of Continental Common Stock represent approximately 13.76% of the outstanding shares of Continental Common Stock that may be voted at the Special Meeting. Such persons have agreed to vote, or direct the voting of, all such shares, in favor of the Merger Agreement and for the Additional Proposal. As of May 31, 1997, Reliance, its subsidiaries and the directors and executive officers of Reliance, beneficially owned no shares of Continental Common Stock. See "THE SPECIAL MEETING."

REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS OF CONTINENTAL

         RELIANCE. THE RELIANCE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. The Reliance Board believes the Merger will result in the addition of a well-suited and positioned banking institution to Reliance's existing organization. See "THE MERGER -- Background of and Reasons for the Merger -- Reliance's Reasons for the Merger."

         CONTINENTAL. THE CONTINENTAL BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF CONTINENTAL AND ITS STOCKHOLDERS. THE CONTINENTAL BOARD, THEREFORE, UNANIMOUSLY RECOMMENDS THAT CONTINENTAL'S STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. The Continental Board believes that the Merger will provide significant value to Continental stockholders and also enable them to participate in the opportunities for growth that the Continental Board believes the Merger makes possible. See "THE SPECIAL MEETING -- Recommendation of the Board of Directors" and "THE MERGER -- Background of and Reasons for the Merger -- Continental's Reasons for the Merger."

EFFECTS OF THE MERGER

         Pursuant to the Merger Agreement, at the Effective Time (as defined below), Continental will be merged with and into Reliance Bank with Reliance Bank being the surviving corporation, and Continental stockholders will receive the consideration described in "THE MERGER -- Merger Consideration" and "-Effects of the Merger." For information on how Continental stockholders will be able to exchange certificates representing shares of Continental Common Stock for new certificates representing the shares of Reliance Common Stock to be issued to them, see "THE MERGER -- Procedures for Exchange of Continental Common Stock Certificates." Each outstanding share of Reliance Common Stock at the Effective Time shall remain outstanding and unchanged as a result of the Merger.

EFFECTIVE DATE AND TIME

         The Merger will become effective at the date (the "Effective Date") and time (the "Effective Time") set forth in the articles of combination which will be filed with the Office of Thrift Supervision (the "OTS") in accordance with applicable law . The articles of combination will be filed on a date (the "Closing Date") that is not earlier than the later of (i) October 12, 1997 or
(ii) the last business day of the month in which the expiration of the last applicable waiting period related to regulatory approval has occurred and after satisfaction or waiver of certain conditions to the Merger specified in the Merger Agreement and will be effective as of the close of business on such date, unless another date or time is agreed to by Reliance and Continental. See "THE MERGER -- Effective Date and Time."

MERGER CONSIDERATION

         The Merger Agreement provides that the aggregate consideration payable to holders of Continental Common Stock in the Merger will consist of 1.1 shares of Reliance Common Stock per share of Continental Common Stock. Upon consummation of the Merger, each share of Continental Common Stock (with certain exceptions), will be converted in the Merger into the right to receive 1.1 shares of Reliance Common Stock, together with the related Reliance Right issued pursuant to the Rights Agreement.

         If Reliance effects a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares prior to the Effective Time, an appropriate adjustment to the consideration will be made.

         No fractional shares of Reliance Common Stock will be issued in connection with the Merger and cash will be paid in lieu thereof.

         Upon consummation of the Merger, any shares of Continental Common Stock that are owned by Continental as treasury stock or that are held directly or indirectly by Reliance (other than in a fiduciary capacity or in satisfaction of a debt previously contracted) will be canceled and retired and cease to exist, and no payment will be made with respect thereto. In addition, shares of Continental Common Stock with respect to which dissenters' rights have been asserted and not withdrawn will not be converted into Reliance Common Stock as provided in the Merger Agreement. See " -- Dissenters' Rights." For certain information concerning the historical market prices of Continental Common Stock and Reliance Common Stock, see "COMPARATIVE STOCK PRICE AND DIVIDEND INFORMATION."

         CONTINENTAL STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL A CONTINENTAL STOCKHOLDER HAS RECEIVED THE LETTER OF TRANSMITTAL AND RELATED FORMS.

OPINION OF CONTINENTAL'S FINANCIAL ADVISOR

         Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") has served as financial advisor to Continental in connection with the Merger and has rendered an opinion to the Continental Board that, as of the date of this Proxy Statement-Prospectus, the consideration to be received by the holders of shares of Continental Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such stockholders. For additional information, see "THE MERGER -- Opinion of Continental's Financial Advisor -- Continental." The opinion of Sandler O'Neill is attached as Appendix C to this Proxy Statement-Prospectus. Stockholders are urged to read such opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications of the review undertaken by Sandler O'Neill in connection therewith.

CONDITIONS; REGULATORY APPROVALS

         Consummation of the Merger is subject to various conditions, including receipt of the approval of Continental's stockholders solicited hereby, receipt of the necessary regulatory approvals, receipt of opinions of counsel regarding certain tax aspects of the Merger and satisfaction of other customary closing conditions.

         The regulatory approvals and consents necessary to consummate the Merger include the approvals of the OTS and the New York State Banking Department (the "Banking Department"). Applications were filed on June 25 and June 26, 1997. Such applications are currently under review. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED, AND, IF THE MERGER IS APPROVED, THERE CAN BE NO ASSURANCE AS TO THE DATE OF ANY SUCH APPROVAL. THERE CAN ALSO BE NO ASSURANCE THAT ANY SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT AND DESCRIBED UNDER "THE MERGER -- REGULATORY APPROVALS" AND "--CONDITIONS TO THE CONSUMMATION OF THE MERGER."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         It is intended that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Consummation of the Merger is conditioned upon, among other things, receipt by Reliance of an opinion of Thacher Proffitt & Wood and the receipt by Continental of an opinion of Muldoon, Murphy & Faucette, each dated as of the Effective Date, substantially to such effect. In general, no gain or loss will be recognized by Reliance, Reliance Bank or Continental as a result of the Merger, and, except to the extent of any cash received in lieu of a fractional share interest in Reliance Common Stock, no gain or loss will be recognized by holders of Continental Common Stock. See "THE MERGER -- Material Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         Reliance will treat the Merger as a purchase for accounting purposes. See "THE MERGER -- Accounting Treatment."

NASDAQ LISTING

         The Reliance Common Stock is currently included for quotation on the Nasdaq National Market. The Continental Common Stock is currently quoted on the OTC Bulletin Board, which is a quotation service provided by The Nasdaq Stock Market, Inc. It is a condition to consummation of the Merger that the Reliance Common Stock to be issued to the stockholders of Continental pursuant to the Merger Agreement will be included for quotation on the Nasdaq National Market.

DISSENTERS' RIGHTS

         Holders of Continental Common Stock who deliver a written objection to the Merger to the Secretary of Continental before the vote on the adoption of the Merger Agreement at the Special Meeting and otherwise comply with the additional requirements of Section 6022 of the New York Banking Law (the "NYBL") will be entitled to dissenters' rights in connection with the Merger. A copy of
Section 6022 of the NYBL is attached to this Proxy Statement-Prospectus as Appendix F. See "THE SPECIAL MEETING" and "THE MERGER -- Dissenters' Rights."

TERMINATION

         The Merger Agreement may be terminated, and the Merger abandoned, at or prior to the Effective Time, either before or after its approval by the stockholders of Continental, under certain specified circumstances, including, without limitation, a price-based termination provision. Under this provision, the Merger Agreement may be terminated by Continental at any time during the five-day period commencing with the day on which the last of the required regulatory approvals for the Merger is obtained (the "Valuation Date"), but only if : (i) the average of the mean between the closing high bid and low asked prices of a share of Reliance Common Stock over a designated period immediately preceding the Valuation Date ("Reliance Market Value") is less than $19.20 (subject to adjustment under certain circumstances) ("Initial Reliance Market Value") and (ii) the quotient obtained by dividing the Reliance Market Value on the Valuation Date by the Initial Reliance Market Value is less than the number obtained by subtracting 0.15 from the quotient obtained by dividing the weighted average common stock price of a group of other financial institution holding companies over a designated period ending on the Valuation Date by $26.93, the weighted average common stock price of such group on May 2, 1997; provided, however, that, upon the receipt of any such notice of termination, Reliance shall have the option for a period of seven days to increase the consideration to be received by the holders of Continental Common Stock in accordance with a formula set forth in the Merger Agreement. See "THE MERGER -- Price-Based Termination" and "-- Termination."

         Prior to making any decision to terminate (or allow the termination of) the Merger Agreement, each of the Continental Board and the Reliance Board would consult with its respective financial and other advisors and would consider all financial and other information it deemed relevant to its decision. The matter would not, however, be resubmitted to the stockholders of Continental.

TERMINATION FEE

         In recognition of the efforts and expenses of, and other opportunities foregone by Reliance while structuring the Merger, the Merger Agreement provides that Continental shall, in certain circumstances involving an attempt by a third party to acquire Continental, pay to Reliance a termination fee of $350,000 in cash. See "THE MERGER -- Termination Fee."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of Continental's management and the Continental Board may be deemed to have certain interests in the Merger that are in addition to their interests, if any, as stockholders generally, including the interests described below. The Continental Board was aware of these interests and considered them, among other things, in approving the Merger Agreement and the transactions contemplated thereby. These interests include, among others, provisions in the Merger Agreement relating to indemnification and maintenance of director and officer liability insurance coverage. These interests also relate to certain benefits available as a result of a change in control of Continental, including the payment of cash severance benefits under existing employment and severance agreements, the cash payout of existing phantom stock awards currently held by certain officers and other cash bonus payments that will be paid to retain certain individuals summarized below and described in "The Merger -- Interests of Certain Persons in the Merger." No officer, employee or director of Continental has entered into any agreement with Reliance to continue in Reliance's employ following consummation of the Merger.

         Pursuant to the Merger Agreement, Reliance has agreed that, for a period of six years following the Effective Date (or until the final disposition of any claims made during that time period), it will indemnify the present and former directors, officers, employees and agents of Continental against costs and expenses incurred in connection with any claim arising out of matters existing or occurring at or prior to the Effective Time. Reliance has also agreed that, for a period of six years after the Effective Time, it will, subject to certain limitations, purchase and maintain directors' and officers' liability insurance at Continental's current level and scope; provided, however, that in no event will Reliance be obligated to expend, in order to maintain or provide such insurance coverage, any premium for such six year period aggregating in excess of $180,000.

         In connection with the Merger, Continental Chairman Irwin Nelson, in recognition of his leadership, performance and valued service, will receive a retention/incentive bonus equal to $120,000 to be paid at the Effective Time contingent on his continued service until such time.

         In connection with the Merger and pursuant to the employment agreement between Continental and Mr. John P. Sullivan ("Employment Agreement"), Mr. Sullivan, who will be resigning his position as President and Chief Executive Officer of Continental at the Effective Time, will be paid a cash severance benefit of
$_________.

         In addition, pursuant to the employment agreement between Continental and Mr. Gerald J. Grossman, President of Continental Business Credit and Senior Vice President of Continental, if Mr. Grossman voluntarily resigns from his positions with Continental and its subsidiary following the Effective Time, he will receive a cash severance payment equal to $100,000. Reliance has agreed to honor the terms of Mr. Grossman's employment agreement.

         Also, in connection with the Merger, existing Continental phantom stock awards will be cashed out at the Reliance Market Value multiplied by 1.1. John
P. Sullivan, Thomas R. Cangemi and Peter D. McCarthy hold 45,600, 5,000 and 3,000 phantom stock awards, respectively. Assuming a market price of Reliance Common Stock equal to $___________ per share (the closing price of Reliance Common Stock on _______________, 1997, the latest practicable trading date prior to the mailing of this Proxy StatementProspectus), the amounts payable to Messrs. Sullivan, Cangemi and McCarthy due to the cash-out of their respective phantom stock awards would be equal to $____________, $______________ and $____________, respectively.

         Additionally, pursuant to preexisting severance arrangements between certain officers and Continental, such officers will receive cash payments equal to the amount of their current monthly salary for a specified number of months. At the Effective Time, Mr. Cangemi will resign from his position as Senior Vice President and Chief Financial Officer of Continental and will, pursuant to a preexisting severance arrangement, receive approximately $60,000. In addition, Messrs. Riley and McCarthy, if terminated, would be entitled to receive cash payments equal to approximately $40,000 and $28,000, respectively.

         Continental has also committed to pay certain officers incentive/retention bonuses designed to reward such individuals for their valued service and provide an incentive for such officers to remain with Continental through the Effective Date of the Merger. Incentive/retention bonuses will be paid to ____ individuals. Messrs. Grossman, Cangemi, McCarthy and Riley will receive incentive/retention bonuses equal to $100,000, $75,000, $50,000 and $25,000, respectively.

         Payments made under the Employment Agreement with Mr. Sullivan in the event of a change in control could result in the imposition of an excise tax under Section 4999 of the Code. In the event that such an excise tax is payable to the IRS, the Employment Agreement provides that Mr. Sullivan will be indemnified for such amounts and for any additional income and employment taxes imposed as a result of such indemnification. Under the Code, Reliance will not be able to deduct part of the payments and the indemnification payments.

         Finally, Continental maintains a severance policy for the benefit of full-time employees, other than those officers discussed above, which in the event of termination pays a full-time employee a severance amount based upon such employee's position, salary and length of service. See "THE MERGER -- Interests of Certain Persons in the Merger."

MANAGEMENT OF RELIANCE AND RELIANCE BANK AFTER THE MERGER

         The Merger Agreement provides that, at the Effective Time, the directors and officers of Reliance Bank shall consist of the directors and officers of Reliance Bank immediately prior to the Effective Time of the Merger. The directors and officers of Reliance at the Effective Time shall consist of the directors and officers of Reliance immediately prior to the Effective Time.

         See "THE MERGER -- Management of Reliance and Reliance Bank After the Merger."

STOCK OPTION AGREEMENT

         As a condition to Reliance entering into the Merger Agreement, Reliance required that Continental also enter into a Stock Option Agreement, dated as of May 3, 1997 (the "Stock Option Agreement"), pursuant to which Continental granted Reliance an option (the "Option"), exercisable upon the occurrence of certain events (none of which has occurred, to the best of Reliance's and Continental's knowledge, as of the date hereof), to purchase up to 183,425 shares of Continental Common Stock (representing approximately 19.9% of the outstanding shares of Continental Common Stock on May 3, 1997), at an exercise price of $22.00 per share, subject to adjustment in certain circumstances and subject to termination within certain periods.

         The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the consummation of the Merger be interested in acquiring all of or a significant interest in Continental from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for the Continental Common Stock than the value per share contemplated by the Merger Agreement. The acquisition of Continental or an interest in Continental, or an agreement to do either, could cause the Option to become exercisable. The existence of such Option could significantly increase the cost to a potential acquiror of acquiring Continental compared to its cost had the Stock Option Agreement not been entered into. Such increased costs might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire Continental than it might otherwise have proposed to pay. The management of Continental believes that the exercise of the Option is likely to deter any acquiror of Continental from accounting for any acquisition of Continental using the pooling-of-interests accounting method for a period of two years. The inability to use the pooling-of-interests accounting method could discourage or preclude an acquisition by other banking organizations during that period.

         A copy of the Stock Option Agreement is attached as Appendix B to this Proxy Statement-Prospectus. A description of the Stock Option Agreement, including a description of the events which will result in the Option becoming exercisable, is set forth under "CERTAIN RELATED TRANSACTIONS -- Stock Option Agreement -- Terms of Stock Option Agreement."

CERTAIN DIFFERENCES IN STOCKHOLDERS' RIGHTS

         At the Effective Time, stockholders of Continental who receive shares of Reliance Common Stock will become stockholders of Reliance, and their rights as stockholders of Reliance will be determined by the Delaware General Corporation Law ("DGCL") and by Reliance's Certificate of Incorporation and Bylaws. The rights of Continental stockholders are currently governed by the NYBL and by Continental's Amended Organization Certificate and Bylaws. The rights of Reliance stockholders differ from the rights of Continental stockholders with respect to certain important matters, including: the ability of stockholders to call special meetings of stockholders; the ability of stockholders to take action by written consent; appraisal rights; the vote required for certain actions; statutory and other restrictions on certain business combinations; limitations of director and officer liability; the removal of directors; indemnification of directors and officers; and the provisions of Reliance's Rights Agreement. For a summary of these differences, see "COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS."

                COMPARATIVE STOCK PRICE AND DIVIDEND INFORMATION

         The shares of Reliance Common Stock are included for quotation in the Nasdaq National Market (symbol: "RELY"), and the shares of Continental Common Stock are quoted on the OTC Bulletin Board (symbol: "COBG"). The following table sets forth the high and low sale prices of shares of Reliance Common Stock and Continental Common Stock as reported on the Nasdaq National Market and OTC Bulletin Board, respectively, and the quarterly cash dividends per share declared, for the periods indicated.

@@
                                               RELIANCE                        CONTINENTAL
                                             COMMON STOCK                      COMMON STOCK
                                     ------------------------------  --------------------------------
                                       HIGH      LOW     DIVIDENDS    HIGH      LOW     DIVIDENDS(1)
                                     -------   -------   ----------  -------   -------   ------------
1995
     Quarter ended March 31 ......   $ 12.88   $ 10.38   $    0.10   $ 15.00   $ 11.00   $       0.10
     Quarter ended June 30 .......     14.38     11.75        0.10     14.50     11.00           --
     Quarter ended September 30 ..     14.75     13.19        0.12     14.50     14.13           --
     Quarter ended December 31 ...     15.25     13.13        0.12     15.00     15.00           --
1996
     Quarter ended March 31 ......     16.13     14.13        0.12     15.25     14.00           0.12
     Quarter ended June 30 .......     16.50     14.50        0.12     13.50     13.00           --
     Quarter ended September 30 ..     19.50     15.63        0.14     13.00     11.00           --
     Quarter ended December 31 ...     19.50     17.50        0.14     15.00     12.00           --
1997
     Quarter ended March 31 ......     25.38     18.63        0.16     20.63     14.00           --
     Quarter ended June 30 .......     29.44     22.00        0.16     30.00     20.25           --
@@

--------------------
(1) Pursuant to the Merger Agreement, Continental shall not, without the prior written consent of Reliance, declare or pay any dividend on the Continental Common Stock, except that if, under certain circumstances, the Merger has not been completed prior to September 30, 1997, Continental may pay a dividend with respect to the quarter ended September 30, 1997 in an amount not to exceed $0.18 per share. See "THE MERGER -- Conduct of Business Pending the Merger."

         The following table sets forth the last reported sale price per share of Reliance Common Stock and Continental Common Stock on (i) May 2, 1997, the last business day preceding public announcement of the signing of the Merger Agreement; and (ii) ________, 1997, the last practicable date prior to the mailing of this Proxy Statement-Prospectus:@@

                                 RELIANCE                      CONTINENTAL
                               COMMON STOCK                   COMMON STOCK
                               ------------                   ------------

May 2, 1997 ...................  $ 24.00                         $ 27.88
_________, 1997 ...............
@@
         CONTINENTAL AND RELIANCE STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR RELIANCE COMMON STOCK AND CONTINENTAL COMMON STOCK. The market price of Reliance Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the Effective Date. No assurance can be given concerning the market price of Reliance Common Stock before or after the Effective Date.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

         The following tables set forth selected historical consolidated financial information (unaudited) for Reliance for the five years ended June 30, 1996 and the nine month periods ended March 31, 1997 and 1996, and for Continental for the five years ended December 31, 1996 and the nine month periods ended March 31, 1997 and 1996. The financial information for Continental for the nine month periods ended March 31, 1997 and 1996 has been presented to coincide with the reporting period for Reliance. Following the Merger, the combined company's fiscal year, like that of Reliance, will end on June 30. The tables have been derived from, and should be read in conjunction with, the historical financial statements of Reliance and Continental, including the related notes thereto, incorporated by reference in or accompanying this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INFORMATION RELATING TO CONTINENTAL." The financial information for the nine month periods ended March 31, 1997 and 1996 for Reliance and Continental reflect, in the opinions of the management of Reliance and Continental, all adjustments necessary for a fair presentation of such information. Results for these interim periods are not necessarily indicative of the results which may be expected for the full year or any other interim period.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

RELIANCE -- HISTORICAL
@@

                                                                                AT JUNE 30,
                                    AT MARCH 31,  ------------------------------------------------------------------------
                                        1997          1996           1995           1994           1993            1992
                                  --------------  ------------   ------------   ------------   ------------   ------------
                                                                       (IN THOUSANDS)
SELECTED FINANCIAL DATA:
Total assets ...................   $  1,926,800   $  1,782,550   $    931,436   $    830,501   $    736,276   $    676,054
Loans receivable, net ..........        861,885        817,746        332,080        330,720        365,913        409,619
Debt and equity securities
  available-for-sale ...........         21,941         13,271         23,880         37,588             --             --
Debt and equity securities held-
  to-maturity(1) ...............         51,021         48,330         23,890         39,492         38,819         48,613
Mortgage-backed securities
  held-to-maturity .............        166,187        184,492        413,762        394,199        304,490        169,858
Mortgage-backed securities
  available-for-sale ...........        701,260        591,740        104,453             --             --             --
Excess of cost over fair value
  of net assets acquired .......         46,309         49,429             --             --             --             --
Real estate owned, net .........          1,116          1,564          1,558          2,911          3,909          5,815
Deposits .......................      1,404,608      1,345,626        670,317        587,221        600,278        610,908
FHLB advances ..................         40,000          3,000         40,000         78,000         65,000             --
Securities sold under
  agreements to repurchase .....        301,407        263,160         57,035             --             --             --
Total stockholders' equity(2) ..        154,907        153,619        153,733        157,851         61,412         54,779
@@
                                                                                         (SEE FOOTNOTES ON FOLLOWING PAGES)

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA


RELIANCE -- HISTORICAL
@@

                                            FOR THE NINE
                                            MONTHS ENDED
                                              MARCH 31,                    FOR THE YEAR ENDED JUNE 30,
                                        -------------------   -----------------------------------------------------
                                          1997       1996       1996       1995        1994       1993       1992
                                        --------   --------   --------   --------    --------   --------   --------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED OPERATING DATA:
Interest income .....................   $ 98,744   $ 69,244   $100,372   $ 61,260    $ 47,224   $ 48,178   $ 55,058
Interest expense ....................     52,718     36,660     52,985     28,361      20,024     21,322     32,313
                                        --------   --------   --------   --------    --------   --------   --------
  Net interest income ...............     46,026     32,584     47,387     32,899      27,200     26,856     22,745
Less provision for loan losses ......        650        625        725        400         393        234        108
                                        --------   --------   --------   --------    --------   --------   --------


Net interest income after
   provision for loan losses ........     45,376     31,959     46,662     32,499      26,807     26,622     22,637
                                        --------   --------   --------   --------    --------   --------   --------
Non-interest income:
Loan fees and service charges .......        568        490        826        269         260        234        219
Other operating income ..............      1,866        942      1,606        841         859        960        908
Net gain on securities ..............        172        678        678        147                             3,634
                                        --------   --------   --------   --------    --------   --------   --------
  Total non-interest income .........      2,606      2,110      3,110      1,257       1,119      1,194      4,761
                                        --------   --------   --------   --------    --------   --------   --------
Non-interest expense:
Compensation and benefits ...........     12,351      9,362     13,395      9,562       7,068      6,534      6,382
Occupancy and equipment .............      4,263      3,129      4,481      2,462       2,336      2,252      2,670
Federal deposit insurance premiums ..      1,592      1,628      2,399      1,376       1,374        820      1,282
Advertising .........................        842        795      1,152      1,158         670        658        413
Other operating expenses ............      4,320      2,859      4,169      3,039       2,366      2,078      2,165
                                        --------   --------   --------   --------    --------   --------   --------
  Total general and administrative
    expenses ........................     23,368     17,773     25,596     17,597      13,814     12,342     12,912
Real estate operations, net .........        335        430        579       (385)      1,080      3,598      3,317
Amortization of excess of cost over
  fair value of net assets acquired .      2,558      1,072      1,928         --          --         --         --
SAIF recapitalization charge ........      8,250         --         --         --          --         --         --
                                        --------   --------   --------   --------    --------   --------   --------
  Total non-interest expense ........     34,511     19,275     28,103     17,212      14,894     15,940     16,229
                                        --------   --------   --------   --------    --------   --------   --------
Income before income taxes ..........     13,471     14,794     21,669     16,544      13,032     11,876     11,169
Income tax expense ..................      6,873      6,671      9,946      6,842       5,538      5,243      4,643
                                        --------   --------   --------   --------    --------   --------   --------
Income before cumulative effect of
  change in accounting principle ....      6,598      8,123     11,723      9,702       7,494      6,633      6,526
Cumulative effect of change in
  accounting principle(3) ...........         --         --         --         --       1,200         --         --
                                        --------   --------   --------   --------    --------   --------   --------
  Net income ........................   $  6,598   $  8,123   $ 11,723   $  9,702    $  8,694   $  6,633   $  6,526
                                        ========   ========   ========   ========    ========   ========   ========
Net income per common share(4) ......   $   0.73   $   0.91   $   1.31   $   1.03    $   0.22        N/A        N/A
@@
                                                                                  (SEE FOOTNOTES ON FOLLOWING PAGES)

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

RELIANCE -- HISTORICAL@@


                                                     AT OR FOR THE
                                                   NINE MONTHS ENDED
                                                       MARCH 31,                        AT OR FOR THE YEAR ENDED JUNE 30,
                                               ---------------------     -----------------------------------------------------------
                                                 1997         1996         1996        1995         1994         1993         1992
                                               --------     --------     --------    --------     --------     --------     --------
                                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED FINANCIAL RATIOS AND OTHER
  DATA:
PERFORMANCE RATIOS:
Return on average assets (3)(5) ..........        0.87%        0.75%        0.83%       1.08%        1.15%        0.97%        0.96%
Return on average stockholders'
  equity(3)(5) ...........................       10.61         8.04         7.58        6.17         9.82        11.19        12.05
Return on average tangible
  stockholders' equity(3)(5) .............       15.18        11.38         9.18        6.17         9.82        11.19        12.05
Average stockholders' equity to
  average assets .........................        8.24         9.40        10.92       17.60        11.68         8.65         7.98
Stockholders' equity to total
assets ...................................        8.04         8.86         8.62       16.51        19.01         8.34         8.10
Tangible stockholders' equity to
  tangible assets ........................        5.78         6.16         6.01       16.51        19.01         8.34         8.10
Core deposits to total deposits ..........       38.58        41.89        41.68       36.12        49.08        47.92        40.79
Net interest spread(5) ...................        3.27         3.23         3.17        3.11         3.36         3.77         3.10
Net interest margin(5)(6) ................        3.51         3.45         3.52        3.77         3.69         4.03         3.45
Operating expense to average assets(5)(7)         1.59         1.75         1.81        1.97         1.82         1.80         1.90
Operating income to average assets(5)(8) .        0.18         0.17         0.16        0.14         0.15         0.17         0.17
Average interest-earning assets to average
  interest-bearing liabilities ...........        1.06x        1.05x        1.09x       1.20x        1.12x        1.08x        1.07x

ASSET QUALITY RATIOS:
Non-performing loans to total loans(9)  ..        1.50%        1.52%        1.58%       1.10%        1.08%        1.43%        1.46%
Non-performing loans to total assets .....        0.67         0.71         0.73        0.39         0.43         0.72         0.89
Non-performing assets to total assets(10)         0.73         0.83         0.82        0.56         0.78         1.25         1.75
Allowance for loan losses to
  to total loans .........................        0.56         0.54         0.55        0.52         0.43         0.37         0.27
Allowance for loan losses to non-
  performing loans .......................       37.55        35.52        34.63       47.10        39.38        25.52        18.49

OTHER DATA:
Number of deposit accounts ...............     161,588      166,133      164,368      68,617       63,416       67,143       71,813
Full-service banking offices .............          28           28           28          11           11           11           11
@@

-------------------
(1)    Includes marketable equity securities of $5.0 million at June 30, 1992.
(2) For 1992 and 1993, amounts represent only retained earnings, substantially restricted, and at March 31, 1997, June 30, 1996, 1995 and 1994 amounts include retained earnings of $86.8 million, $84.0 million, $76.2 million and $70.1 million, respectively, substantially restricted.
(3) Reflects the cumulative effect of Reliance's adoption of Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes," in the fiscal year ended June 30, 1994.
(4) Earnings per share for fiscal year ended 1994 is based on net income from March 31, 1994 to June 30, 1994. Reliance became the holding company for Reliance Bank on March 31, 1994, in connection with conversion of Reliance Bank from the mutual to stock form. Accordingly, earnings per share is not presented for 1992 and 1993.
(5) Data provided for the nine months ended March 31, 1997 and 1996 is shown on an annualized basis.
(6) Calculation is based upon net interest income before provision for loan losses divided by average interest-earning assets.
(7) Operating expense represents total non-interest expense less real estate operations, net, amortization of excess of cost over fair value of net assets acquired and SAIF recapitalization charge.
(8) Operating income represents total non-interest income less net gain on sale of debt and equity and mortgage-backed securities.
 (9) Non-performing loans consist of all loans 90 days or more past due and any other loans, or any portion thereof, that have been determined to be uncollectible.
(10) Non-performing assets consist of non-performing loans and real estate owned, net.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

CONTINENTAL -- HISTORICAL
@@
                                                                                 AT DECEMBER 31,
                                      AT MARCH 31,   ------------------------------------------------------------------------
                                          1997           1996            1995          1994           1993           1992
                                      ------------   ------------   ------------   ------------   ------------   ------------
                                                                          (IN THOUSANDS)
SELECTED FINANCIAL DATA:
Total assets ......................   $    173,005   $    142,708   $    131,882   $    124,961   $     98,288   $    111,629
Cash and cash equivalents .........         15,621         31,197         29,279         22,097         15,756         16,384
Loans, net ........................         79,498         77,653         56,442         57,895         61,296         69,347
Investment securities available for
   sale ...........................         69,289         26,242         22,322          4,715             --             --
Investment securities held to
   maturity .......................             --             --         17,102         36,112         16,807         21,285
Federal Home Loan Bank Stock,
  at cost .........................          1,623            396             --             --             --             --
Deposits ..........................        132,725        127,453        119,493        115,277         89,623        103,176
FHLB advances .....................         25,000             --             --             --             --             --
Total stockholders' equity ........         12,280         12,118          9,576          8,703          8,321          8,082
@@
@@

                                                       FOR THE NINE
                                                       MONTHS ENDED
                                                         MARCH 31,                  FOR THE YEAR ENDED DECEMBER 31,
                                                  -------------------   -----------------------------------------------------
                                                    1997       1996       1996        1995       1994       1993        1992
                                                  --------   --------   --------    --------   --------   --------   --------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED OPERATING DATA:
Interest income ...............................   $  8,834   $  7,229   $ 10,528    $  9,493   $  7,438   $  6,998   $  8,131
Interest expense ..............................      3,645      3,112      4,448       3,953      2,304      1,840      2,771
                                                  --------   --------   --------    --------   --------   --------   --------
Net interest income ...........................      5,189      4,117      6,080       5,540      5,134      5,158      5,360
Provision for loan losses (1) .................      1,240        450      1,450         600        800      1,275      1,010
                                                  --------   --------   --------    --------   --------   --------   --------
Net interest income after provision
   for loan losses ............................      3,949      3,667      4,630       4,940      4,334      3,883      4,350
                                                  --------   --------   --------    --------   --------   --------   --------
Other income ..................................      2,980      2,451      3,699       2,750        899      1,002      1,007
Other expenses (1) ............................      6,746      4,965      8,627       6,553      4,375      4,743      4,330
                                                  --------   --------   --------    --------   --------   --------   --------
Income/(Loss) before income taxes
   and cumulative effect of
   accounting change (1).......................        183      1,153       (298)      1,137        858        142      1,027
Provision/(Benefit) for income
   taxes ......................................         80        523       (113)        499        357         51        412
                                                  --------   --------   --------    --------   --------   --------   --------
Income/(Loss) income before
   cumulative effect of change in
    accounting for income taxes ...............        103        630       (185)        638        501         91        615
Cumulative effect of change in
   accounting for income taxes ................         --         --         --          --         --        150         --
                                                  --------   --------   --------    --------   --------   --------   --------
Net income (loss) (1) .........................   $    103   $    630   $   (185)   $    638   $    501   $    241   $    615
                                                  ========   ========   ========    ========   ========   ========   ========
Net income (loss) per common
    share before cumulative effect of
    accounting change (1)......................   $   0.11   $   0.91   $  (0.26)   $   0.92   $   0.73   $   0.13   $   0.89
Accounting change per share ...................         --         --         --          --         --       0.22         --
                                                  --------   --------   --------    --------   --------   --------   --------
Net income (loss) per
  common share (1).............................   $   0.11   $   0.91   $  (0.26)   $   0.92   $   0.73   $   0.35   $   0.89
                                                  ========   ========   ========    ========   ========   ========   ========

                                                                                  (SEE FOOTNOTES ON FOLLOWING PAGE)
@@

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

CONTINENTAL -- HISTORICAL
@@

                                                             AT OR FOR THE
                                                              NINE MONTHS
                                                            ENDED MARCH 31,              AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                        -------------------   -----------------------------------------------------
                                                           1997      1996        1996       1995       1994       1993       1992
                                                        --------  ---------   ---------   --------   --------   --------   --------
SELECTED FINANCIAL RATIOS AND OTHER DATA:
PERFORMANCE RATIOS:
Return on average assets (1)(2) .....................      0.09%      0.65%     (0.13)%      0.51%      0.47%      0.24%      0.59%
Return on average stockholders'
   equity (1)(2) ....................................      1.22       9.16      (1.81)       7.07       5.90       2.89       7.81
Return on average tangible stockholders' equity(1)(2)      1.48      12.03      (2.27)       9.30       5.90       2.89       7.81
Average stockholders' equity to average assets ......      7.57       7.10       7.36        7.15       8.10       8.42       7.65
Stockholders' equity to total assets ................      7.10       7.32       8.49        7.26       6.96       8.47       7.24
Tangible stockholders' equity to tangible assets ....      6.00       5.78       7.16        5.72       6.96       8.47       7.24
Core deposits to total deposits .....................     45.98      44.32      46.09       44.42      48.32      54.76      52.32
Net interest rate spread(2) .........................      4.05       4.09       4.08        4.17       4.62       5.07       4.68
Net interest margin(2) ..............................      5.26       4.96       4.89        5.01       5.43       5.72       5.65
Operating expenses to average assets(1)(2) ..........      6.04       5.12       6.23        5.12       4.05       4.69       4.14
Operating income to average assets (2)...............      2.67       2.53       2.67        2.18       0.85       0.99       0.96
ASSET QUALITY RATIOS:
Non-performing loans to total loans .................      3.16       2.32       3.33        2.78       3.82       3.85       2.69
Non-performing loans to total assets ................      1.50       1.21       1.88        1.23       1.82       2.47       1.72
Non-performing assets to total assets ...............      1.62       1.50       1.88        1.23       1.82       2.47       1.72
Allowance for loan losses to total loans ............      3.18       2.82       3.14        3.05       2.53       2.66       2.62
Allowance for loan losses to non-performing assets ..    100.62      97.96      94.03      109.82      66.24      69.11      97.39
OTHER DATA:
Book value per share ................................   $ 13.32    $ 13.84    $ 13.15     $ 13.85    $ 12.59    $ 13.24    $ 14.14
Tangible book value per share .......................     11.13      10.76      10.93       10.73      12.59      13.24      14.14
Cash dividends paid .................................        --       0.12       0.12        0.10         --         --         --
 Stock dividend .....................................        --         --         --          --      10.00%     10.00%     10.00%
@@

---------------------------

(1) In 1996, Continental recorded special charges of $2.2 million pre-tax of which $900,000 represented increases to the loan loss provision and $1.3 million representing special charges primarily for employee termination and related costs of $490,000, loss on the sales of securities of $289,000, a charge of $225,000 to eliminate certain back office functions and $250,000 in settlement of a lawsuit. The after-tax impact of the special charges was approximately $1.3 million.
(2) Data provided for the nine months ended March 31, 1997 and 1996 is shown on an annualized basis.

        SELECTED COMBINED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

         The following tables set forth certain selected consolidated condensed financial information for Reliance and Continental on an unaudited pro forma combined basis giving effect to the Merger as if the Merger had become effective on March 31, 1997, in the case of the statement of financial condition data presented, and as if the Merger had become effective at the beginning of the periods indicated, in the case of the statement of operations data presented. The pro forma information in the tables assumes that the Merger is accounted for using the purchase method of accounting. See "THE MERGER -- Accounting Treatment." Financial information for the nine months ended March 31, 1997 and the year ended June 30, 1996 combine Reliance and Continental with Continental's results presented to coincide with the reporting period of Reliance. These tables should be read in conjunction with, and are qualified in their entirety by, the historical financial statements, including the notes thereto, of Reliance and Continental incorporated by reference herein or accompanying this Proxy StatementProspectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INFORMATION RELATING TO CONTINENTAL."

         The pro forma condensed combined financial statements do not give effect to the anticipated cost savings and revenue enhancement opportunities that could result from the Merger, or expenses associated with management severance, retention/incentive bonus or phantom stock award payments, and do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that would have occurred had the Merger, or expenses associated with management severance, retention/incentive bonus or phantom stock award payments, been consummated on March 31, 1997 or at the beginning of the periods indicated. See "UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION."@@

                                                              AT MARCH 31, 1997
                                                              -----------------
SELECTED STATEMENT OF FINANCIAL CONDITION DATA:
Total assets.........................................           $     2,111,478
Debt and equity securities available-for-sale........                    91,230
Debt and equity securities held-to-maturity..........                    52,645
Mortgage-backed securities held-to-security..........                   166,187
Mortgage-backed securities available-for-sale........                   701,260
Loans receivable, net................................                   941,383
Real estate owned, net...............................                     1,116
Excess of cost over fair value of net assets acquired                    63,908
Deposits.............................................                 1,537,332
Borrowed funds.......................................                   366,407
Stockholders' equity.................................                   178,860

                                                       FOR THE NINE
                                                       MONTHS ENDED       FOR THE YEAR ENDED
                                                       MARCH 31, 1997        JUNE 30, 1996
                                                     -----------------    ------------------

SELECTED STATEMENTS OF OPERATIONS DATA:
Interest income.................................     $       107,412       $       109,983
Interest expense................................              56,363                57,222
                                                     -----------------    ------------------
Net interest income.............................              51,049                52,761
Provision for loan losses.......................               1,890                 1,325
                                                     -----------------    ------------------

Net interest income after provision for loan
 losses.........................................              49,159                51,436
Non-interest income.............................               5,586                 6,532
Non-interest expense............................              42,036                36,054
                                                     -----------------    ------------------

Income before income taxes......................              12,709                21,914
Income taxes....................................               6,471                10,038
                                                     -----------------    ------------------

Net income......................................     $         6,238      $         11,876
                                                     =================    ==================
Fully diluted weighted average number of common
    stock equivalents outstanding...............              10,065                 9,705



                                                          AT OR FOR THE
                                                           NINE MONTHS      AT OR FOR THE YEAR
                                                          ENDED MARCH 31,      ENDED JUNE 30,
                                                              1997 (1)             1996 (1)
                                                         ----------------   --------------------

PER COMMON SHARE DATA:
Primary earnings per common share...............           $        0.62         $        1.22
Fully diluted earnings per common share.........                    0.62                  1.22
Cash dividends declared.........................                    0.44                  0.46
Book value......................................                   18.18                 18.09
Tangible book value.............................                   13.27                 13.20


                                                          AT OR FOR THE
                                                           NINE MONTHS      AT OR FOR THE YEAR
                                                          ENDED MARCH 31,      ENDED JUNE 30,
                                                              1997 (1)             1996 (1)
                                                         ----------------   --------------------

SELECTED FINANCIAL RATIOS:
Return on average assets (3)....................                    0.41%                 0.76%
Return on average stockholders' equity (3)......                    4.67                  6.76
Average stockholders' equity to average assets..                    8.86              11.30
Stockholders' equity to total assets............                    8.47                  9.06
Operating expense to average assets (2).........                    2.00                  2.09
Average tangible stockholders' equity to average
    tangible assets.............................                    5.78                  8.68
@@

--------------------

(1) Per Common Share Data and Selected Financial Ratios for this period are only presented for data relating to the pro forma combined condensed consolidated statement of operations, as the Merger was assumed to be consummated on March 31, 1997. Average assets and average stockholders' equity for this period were calculated assuming the Merger was consummated at the beginning of the periods presented.

(2) Operating expense represents total non-interest expense less real estate operations, net, amortization of excess of cost over fair value of net assets acquired and SAIF recapitalization charge.

(3) Data provided for the nine months ended March 31, 1997 is shown on an annualized basis.

                           COMPARATIVE PER SHARE DATA

         The following table sets forth for Reliance Common Stock and Continental Common Stock certain historical, pro forma and pro forma equivalent per share financial information. The pro forma and pro forma equivalent per share information gives effect to the Merger as if the Merger had been effective on June 30, 1996 and March 31, 1997, in the case of the book value data presented, and as if the Merger had become effective at the beginning of the periods indicated, in the case of the net income and dividends declared data presented. The pro forma data in the tables assumes that the Merger is accounted for using the purchase method of accounting. See "THE MERGER -- Accounting Treatment." The information presented herein is based on, qualified in its entirety by, and should be read in conjunction with, the historical financial statements, including the notes thereto, of Reliance and Continental incorporated by reference herein or accompanying this Proxy Statement-Prospectus and the pro forma financial information, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "INFORMATION RELATING TO CONTINENTAL" and "UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION." The pro forma and equivalent pro forma per share data in the following tables are presented for comparative purposes only and are not necessarily indicative of what the combined financial position or results of operations would have been had the Merger been consummated during the periods or as of the date for which such pro forma tables are presented. @@

                                                                AT OR FOR THE              AT OR FOR THE
                                                                 NINE MONTHS                 YEAR OR 12
                                                                    ENDED                  MONTHS ENDED
                                                               MARCH 31, 1997              JUNE 30, 1996
                                                               --------------             --------------
NET INCOME/(LOSS) PER SHARE(1):
    Reliance.......................................                 $    0.73              $   1.31
    Continental....................................                      0.11                  1.21
    Reliance Pro Forma.............................                      0.62                  1.22
    Continental Pro Forma Equivalent...............                      0.68                  1.34
CASH DIVIDENDS DECLARED PER SHARE(2):
    Reliance.......................................                      0.44                  0.46
    Continental....................................                        --                  0.12
    Reliance Pro Forma.............................                      0.44                  0.46
    Continental Pro Forma Equivalent...............                      0.48                  0.51
BOOK VALUE PER SHARE AT PERIOD END (3):
  Stated:
    Reliance.......................................                     17.56                 16.83
    Continental....................................                     13.32                 14.06
    Reliance Pro Forma.............................                     18.18                 18.09
    Continental Pro Forma Equivalent...............                     20.00                 19.90
  Tangible:
    Reliance.......................................                     12.31                 11.41
    Continental....................................                     11.13                 11.03
    Reliance Pro Forma.............................                     13.27                 13.20
    Continental Pro Forma Equivalent...............                     14.60                 14.52
@@

--------------------
(1) Reliance pro forma net income per share data is calculated using historical income information for Reliance and Continental divided by the average pro forma shares of the combined entity. The average pro forma shares of the combined entity have been calculated by combining Reliance's historical average shares with the historical average shares of Continental as adjusted by the Exchange Ratio of 1.1. The Continental pro forma equivalent income per share amounts are computed by multiplying the

         Reliance pro forma amounts by the Exchange Ratio of 1.1 (see "THE MERGER -- Merger Consideration").
(2) Reliance pro forma cash dividends per share represent historical cash dividends declared by Reliance and assumes no changes in cash dividends declared per share. Continental pro forma equivalent cash dividends per share represent such amounts multiplied by the Exchange Ratio of 1.1.
(3) Reliance pro forma stated and tangible book value per share amounts are based on the historical total stockholders' equity of the combined entity divided by the total pro forma common shares of the combined entity based on the Exchange Ratio of 1.1. The Continental pro forma equivalent stated book value and tangible book value per share amounts are computed by multiplying the Reliance pro forma amounts by the Exchange Ratio of 1.1.

                               THE SPECIAL MEETING

         GENERAL. Each copy of this Proxy Statement-Prospectus mailed to holders of Continental Common Stock is accompanied by a proxy card furnished in connection with the Continental Board's solicitation of proxies for use at the Special Meeting. The Special Meeting is scheduled to be held on _________, 1997, at ____ _.m. at the principal office of Continental, 118 Seventh Street, Garden City, New York. At the Special Meeting, Continental stockholders will consider and vote upon (i) a proposal to approve the Merger Agreement and (ii) the Additional Proposal. See "ADDITIONAL PROPOSAL."

         HOLDERS OF CONTINENTAL COMMON STOCK ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT TO CONTINENTAL IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

         CONTINENTAL STOCKHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

         RECOMMENDATION OF THE BOARD OF DIRECTORS. The Continental Board has unanimously approved the Merger Agreement and has determined that the Merger is in the best interests of Continental and its stockholders. The Continental Board therefore unanimously recommends that Continental's stockholders vote FOR approval of the Merger Agreement and the Additional Proposal.

         See "THE MERGER -- Background of and Reasons for the Merger -- Continental's Reasons for the Merger."

         RECORD DATE. The Continental Board has fixed the close of business on __________, 1997 as the record date for the determination of holders of Continental Common Stock entitled to receive notice of and to vote at the Special Meeting. Only holders of record of Continental Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Special Meeting.

         VOTING AND SOLICITATION OF PROXIES. Continental stockholders will be entitled to one vote for each share of Continental Common Stock held of record as of the close of business on the Record Date on each matter to be voted upon at the Special Meeting. The presence in person or by proxy of the holders of at least a majority of the total number of outstanding shares of Continental Common Stock on the Record Date is necessary to constitute a quorum at the Special Meeting.

         The shares of Continental Common Stock represented by properly executed proxies received at or prior to the Special Meeting and not subsequently revoked prior to the vote at the Special Meeting will be voted as directed in such proxies. IF INSTRUCTIONS ARE NOT GIVEN, SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND FOR THE ADDITIONAL PROPOSAL. However, no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of the Additional Proposal by the proxies pursuant to such discretion.

         Any holder of Continental Common Stock who has executed and delivered a proxy may revoke it at any time before it is voted by attending the Special Meeting and voting in person or by giving notice of revocation in writing or submitting a signed proxy card bearing a later date to Continental, at its main office located at 118 Seventh Street, Garden City, New York, provided that such notice or proxy card is actually received by Continental before the vote of stockholders. A proxy will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the vote, notice of such death or incapacity is filed with the Corporate Secretary or other person responsible for tabulating votes on behalf of Continental.

         The cost of soliciting proxies from holders of Continental Common Stock in the form enclosed herewith will be borne by Continental. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers and employees of Continental (who will receive no additional compensation for doing so). Continental has retained Kissel-Blake, Inc., a proxy solicitation firm, to assist in such solicitation. The fee to be paid to such firm is not expected to exceed $15,000, plus reasonable out-of-pocket costs and expenses authorized by Continental. In addition, Continental will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse such parties for their expenses in doing so.

         A representative of Continental's independent auditors, Arthur Andersen LLP, will be present at the Special Meeting.

         VOTE REQUIRED. The affirmative vote of two-thirds of the aggregate outstanding shares of Continental Common Stock on the Record Date is required in order to approve and adopt the Merger Agreement. In addition, assuming the existence of a quorum, the affirmative vote of a majority of the votes present in person or by proxy and entitled to vote at the Special Meeting is required to approve the Additional Proposal. A failure to return a properly executed proxy card or to vote in person or abstaining from voting will have the same effect as a vote against the Merger Agreement. An abstention, with respect to the Additional Proposal, will have the effect of a vote against the Additional Proposal. Broker non-votes will not be counted as having been voted in person or by proxy at the Special Meeting and will have the same effect as a vote against the Merger Agreement. In contrast, shares underlying broker non-votes will have no effect on the vote on the Additional Proposal. As of the Record Date, there were a total of ________ shares of Continental Common Stock outstanding and entitled to be voted at the Special Meeting.

         As of May 31, 1997, Continental's directors and executive officers (and their affiliates) (11 persons) beneficially own and have the power to vote 158,543 shares of Continental Common Stock. Such shares of Continental Common Stock represent approximately 17.20% of the outstanding Continental Common Stock which may be voted at the Special Meeting. Such persons have agreed to vote, or direct the voting of, all such shares, in favor of the Merger Agreement and for the Additional Proposal. As of March 31, 1997, certain major shareholders of Continental who are not directors or officers or affiliates of directors or officers of Continental beneficially own and have the power to vote 126,824 shares of Continental Common Stock. Such shares of Continental Common Stock represent approximately 13.76% of the outstanding Continental Common Stock which may be voted at the Special Meeting. Such persons have agreed to vote, or direct the voting of, all such shares, in favor of the Merger Agreement and for the Additional Proposal. As of May 31, 1997, Reliance, its subsidiaries, and the directors and executive officers of Reliance, beneficially owned no shares of Continental Common Stock.

                                   THE MERGER

         THE FOLLOWING INFORMATION, INSOFAR AS IT RELATES TO MATTERS CONTAINED IN THE MERGER AGREEMENT OR THE STOCK OPTION AGREEMENT, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT, WHICH ARE ATTACHED HERETO AS APPENDIX A AND APPENDIX B, RESPECTIVELY, AND ARE INCORPORATED HEREIN BY REFERENCE. CONTINENTAL STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT IN THEIR ENTIRETY.

PARTIES TO THE MERGER

         RELIANCE AND RELIANCE BANK. Reliance Bancorp, Inc. is a Delaware corporation organized on November 16, 1993 and is the holding company for Reliance Bank. The principal business of Reliance is the operation of its wholly-owned subsidiary, Reliance Bank, a federally-chartered savings bank. Reliance Bank's principal business is attracting retail deposits from the general public and investing those deposits, together with funds generated from operations, principal repayments and borrowings, primarily in one- to four-family mortgage, multi-family and consumer loans (primarily home equity lines of credit, home equity loans, auto and guaranteed student loans) and, to a lesser extent, commercial real estate and construction loans. In the past, Reliance Bank has also invested in loans secured by cooperative units and commercial loans, but in recent years

Reliance Bank has discontinued its origination activities in these areas. In addition, during periods in which the demand for loans that meet Reliance Bank's underwriting, investment and interest rate risk standards are lower than the amount of funds available for investment, Reliance Bank invests in mortgage-backed and mortgage-related securities and securities issued by the U.S. Government and Federal agencies and other investments permitted by federal laws and regulations. Reliance Bank's primary sources of funds are deposits, principal and interest payments on loans and mortgage-backed and investment securities, FHLB-NY advances and reverse repurchase agreements. At June 30, 1997, Reliance had total consolidated assets of $_____ billion, deposits of $_____ billion and stockholders' equity of $_________ million. As of June 30, 1997, Reliance Bank had 28 retail banking office locations with seven in Queens County, New York, twelve in Nassau County, New York and nine in Suffolk County, New York. The principal executive offices of Reliance are located at 585 Stewart Avenue, Garden City, New York 11530, and its telephone number is (516) 222-9300. Reliance Bank's deposits are insured by the SAIF of the FDIC.

         CONTINENTAL. Continental is a New York State-chartered commercial bank that was founded in 1974. Continental offers business and personal checking accounts, N.O.W. and money market accounts, savings and time deposit accounts and grants secured and unsecured loans to individuals, partnerships and corporations and originates loans through the SBA under the 7A and 504 program. Continental also invests in various types of securities and assets including, but not limited to, mortgage-backed securities insured or guaranteed by the United States or agencies thereof. Continental funds its lending and investment activities primarily from deposits received at its various branch locations, repayment of principal and interest on loans and securities, borrowings from the FHLB-NY and borrowings available under agreements to repurchase securities with primary dealers. At June 30, 1997, Continental had total assets of $___ million, deposits of $___ million and stockholders' equity of $___ million. As of June 30, 1997, Continental conducted its retail banking activities through its main office located in Garden City, New York, through its branch office located in North Babylon, Suffolk County, New York, and through a commercial lending facility in New York, New York. Continental also operates five Money Center check cashing facilities in New York, New York. The principal executive offices of Continental are located at 118 Seventh Street, Garden City, New York 11530, and its telephone number is (516) 741-2400. Continental's deposits are insured by the BIF of the FDIC.

         See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "INFORMATION RELATING TO CONTINENTAL," "THE MERGER -- Parties to the Merger," "SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA," "CERTAIN REGULATORY CONSIDERATIONS" and "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION."

EFFECTS OF THE MERGER

         Pursuant to the terms of the Merger Agreement, subject to the satisfaction or waiver (where permissible) of certain conditions, including, among other things, the receipt of all necessary regulatory approvals, the expiration of all waiting periods in respect thereof, the approval of the Merger Agreement by the requisite vote of the stockholders of Continental, Continental will be merged with and into Reliance Bank, with Reliance Bank being the surviving corporation. Continental stockholders will receive the consideration described below in "-- Merger Consideration." Upon consummation of the Merger, the separate corporate existence of Continental shall terminate.

         Each outstanding share of Reliance Common Stock at the Effective Time will remain outstanding and unchanged as a result of the Merger.

EFFECTIVE DATE AND TIME

         The Merger will become effective at the date and time set forth in the articles of combination which will be filed with the OTS in accordance with applicable law. The articles of combination will be filed not later than the Closing Date, which will be on a date that is not earlier than the later of (i) October 12, 1997 or (ii) the last business day of a month in which the expiration of the last applicable waiting period in connection with approvals of governmental authorities shall occur and all conditions to the consummation of the Merger Agreement are satisfied or waived, and will be effective as of the close of business on such date, unless another date or time is agreed to in writing by Reliance and Continental. See "-- Conditions to the Consummation of the Merger." It is expected that a period of time will elapse between the Special Meeting and the Effective Time while the parties seek to obtain the regulatory approvals required to consummate the Merger. There can be no assurance that such regulatory approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement. There can likewise be no assurance that the United States Department of Justice or the New York State Attorney General will not challenge the Merger or, if such a challenge is made, as to the result thereof. See "-- Regulatory Approvals."

MERGER CONSIDERATION

         GENERAL. The Merger Agreement provides that the aggregate consideration payable to holders of Continental Common Stock in the Merger will consist of 1.1 shares of Reliance Common Stock per share of Continental Common Stock. Upon consummation of the Merger, each share of Continental Common Stock (with certain exceptions) will be converted into 1.1 shares of Reliance Common Stock, together with the related Reliance Right issued pursuant to the Rights Agreement. The Merger Agreement provides that cash will be paid in lieu of fractional shares of Reliance Common Stock.

         MISCELLANEOUS. If Reliance effects a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares prior to the Effective Time, an appropriate adjustment to the consideration will be made.

         Upon consummation of the Merger, any shares of Continental Common Stock that are owned by Continental as treasury stock or that are held directly or indirectly by Reliance (other than in a fiduciary capacity or in satisfaction of a debt previously contracted) will be canceled and retired and cease to exist, and no payment will be made with respect thereto. In addition, shares of Continental Common Stock with respect to which dissenters' rights have been asserted and not withdrawn will not be converted into Reliance Common Stock as provided in the Merger Agreement. For certain information concerning the historical market prices of Continental Common Stock and Reliance Common Stock, see "COMPARATIVE STOCK PRICE AND DIVIDEND INFORMATION."

         DISSENTING STOCKHOLDERS. Holders of Continental Common Stock who deliver a written objection to the Merger to the Secretary of Continental before the vote on the adoption of the Merger Agreement at the Special Meeting and otherwise comply with the additional requirements of Section 6022 of the NYBL will be entitled to dissenters' rights in connection with the Merger. Any shares of Continental Common Stock as to which the holder thereof shall have exercised dissenters' rights shall not be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his or her right to dissent. See "-- Dissenters' Rights."

         CONTINENTAL STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL A CONTINENTAL STOCKHOLDER HAS RECEIVED THE LETTER OF TRANSMITTAL AND RELATED FORMS.

BACKGROUND OF AND REASONS FOR THE MERGER

         A special meeting of the Reliance Board and the Board of Directors of Reliance Bank was held on Saturday, May 3, 1997, attended by representatives of Keefe, Bruyette & Woods, Inc. ("Keefe, Bruyette") and Reliance's counsel. At the meeting there was before the Reliance Board and the Board of Directors of Reliance

Bank a proposal to authorize the President and Chief Executive Officer of Reliance and Reliance Bank to finalize a definitive agreement for the Merger of Continental with Reliance Bank on the terms presented at the meeting, which proposal was unanimously approved by the Reliance Board and the Board of Directors of Reliance Bank.

         On Saturday, May 3, 1997, the Continental Board held a special meeting with representatives of Sandler O'Neill and Continental's counsel to further consider the Reliance proposal and its alternatives. Sandler O'Neill rendered its opinion that, as of such date, the consideration to be received in the Merger by the holders of Continental Common Stock was fair to the holders thereof from a financial point of view. After an extensive discussion, the Continental Board unanimously determined, based on the consideration of the various factors discussed below, to accept the Reliance proposal.

         CONTINENTAL'S REASONS FOR THE MERGER. Since it was chartered as a New York State-chartered commercial bank in 1974, Continental has sought to enhance profitability and remain competitive while responding to significant changes in the banking industry, including enhanced regulatory scrutiny, intensifying competition and consolidation. The management of Continental and the Continental Board have focused on the changes in the industry and sought to best position Continental and its stockholders. In 1996, the Continental Board appointed Mr. John P. Sullivan as President and Chief Executive Officer. Under Mr. Sullivan's direction, Continental launched a strategic management reorganization and restructuring plan focused on improving stockholder value, which was designed to improve asset quality, reduce future operating costs and enhance net interest income while attempting to optimize the management of Continental's capital. The effect was to reposition Continental to enhance profitability and build stockholder value.

         While the performance of Continental was improving significantly as a result of the restructuring that had taken place, management and the Continental Board remained cognizant of competitive pressures and other market factors that could impede Continental's ability to continue to maximize stockholder value. In March 1997, the Executive Committee met with Sandler O'Neill & Partners, L.P. to discuss Continental's business plan and how current industry and market factors affected it. Following that meeting, the Executive Committee recommended to the Continental Board that the Continental Board engage Sandler O'Neill as a strategic advisor. On March 19, 1997, the Continental Board entered into an independent financial advisory agreement with Sandler O'Neill covering general advisory services to assess Continental's available strategic alternatives and help implement a plan to enhance or maximize shareholder value, including through the possible sale of Continental. After reviewing available strategic alternatives with Sandler O'Neill, the Continental Board determined that given the extraordinary competition in Continental's market area, Continental's current capital levels which could support new growth and the risk involved in entering new product lines and/or market areas to increase profitability, Continental should consider a strategic alliance with another banking institution as a means to maximize stockholder value.

         In early April, the Continental Board executed a confidentiality agreement with a savings and loan holding company that had expressed significant interest in acquiring Continental. The Executive Committee considered the informal expression of interest from that potential acquirer and authorized Sandler O'Neill to pursue further discussions with that company as well as three other potential acquirers that the Executive Committee believed were likely to be interested in Continental, particularly given its branch locations and its current loan portfolio and product lines.

         Continental received indications of interest from two of the four companies that Sandler O'Neill had approached. Reliance offered to acquire all of the outstanding shares of Continental at a range of $25.00 - $27.00 per share, to be paid in part cash and part Reliance stock, subject to due diligence. Another savings and loan holding company expressed an interest in a range of value between $25.00 - $28.00 per share to be paid in cash, subject to due diligence. The Executive Committee was told that the first company with whom they had spoken submitted no indication of interest. The second company contacted suggested it would need more time to consider whether to proceed with an expression of interest. After being given additional time, the second company expressed interest at a price below the value of the expression of interest received from Reliance and the other potential acquirer. The Executive Committee approved the commencement of due diligence by the two companies that had given expressions of interest.

         On April 30, 1997, upon the completion of their due diligence, Reliance submitted a firm offer to acquire Continental's outstanding common stock in exchange for 1.1 shares of Reliance Common Stock for each share of Continental Common Stock outstanding. The other company which had expressed interest chose not to perform due diligence and did not make an offer. At such time a presentation was made to the Continental Board by legal counsel regarding the Continental Board's fiduciary duties. Sandler O'Neill made a detailed presentation to the Continental Board. The information, both oral and written, provided to the Continental Board by Sandler O'Neill, which was considered by the Continental Board in deciding to recommend the Merger to stockholders, is summarized below and elsewhere in this Proxy Statement-Prospectus.

         Sandler O'Neill's presentation included a review of the specific terms of the Reliance proposal, a pro forma analysis of the proposed transaction, a projected earnings analysis if Continental remained independent, including an in depth discussion of Continental's valuation on a current basis and an on-going basis and, in this regard, used sensitivity analysis to illustrate the effects that changes in underlying assumptions would have and discussed those changes with the Continental Board. Sandler O'Neill also showed historical stock pricing for Reliance and an analysis of numerous other recent transactions involving thrift and bank institutions of a similar size and involving thrift and bank institutions in the mid-Atlantic region. Additionally, Sandler O'Neill reviewed with the Continental Board the financial profile of the pro forma company with regard to its earnings potential, capital and financial prospects. In considering the proposal, of particular importance to the Continental Board was the all stock nature of the transaction, given that the exchange of Continental stock for Reliance stock would not be a taxable transaction for Continental stockholders, provided that the stock of Reliance was not sold by the stockholder following consummation of the Merger. Sandler O'Neill stated that in its opinion, the proposed merger was fair, from a financial point of view, to Continental's stockholders and that a written draft of Sandler O'Neill's opinion would soon be available. The Continental Board considered the positive aspects of Reliance's offer and that the other potential acquirers approached had declined to proceed with firm offers. Based upon the information available to the Continental Board, including the information provided by Sandler O'Neill, the Continental Board determined the Reliance offer should be pursued and authorized management to pursue further negotiations with Reliance, including the drafting of a definitive agreement.

         On May 3, 1997, the Continental Board met to consider the terms of a definitive agreement. Presentations were made by Sandler O'Neill and Continental's legal counsel. The Continental Board reviewed the terms of the Merger Agreement and the Stock Option Agreement. Sandler O'Neill's updated presentations included an analysis of Reliance's past and likely future operating results. Sandler O'Neill provided a written opinion that the consideration to be received in the Merger was fair, from a financial point of view, to Continental stockholder. Following Sandler O'Neill's presentation, and discussions with Sandler O'Neill, during which the Continental Board asked questions related to Sandler O'Neill's presentation and fairness opinion, the Continental Board determined that the proposal submitted by Reliance provided an attractive investment for Continental's stockholders, and unanimously approved the Merger Agreement and Stock Option Opinion Agreement and authorized their execution and recommended approval of those agreements by stockholders. The agreements were then executed and a press release was issued on May 5, 1997.

         RELIANCE'S REASONS FOR THE MERGER. The Reliance Board has unanimously approved and adopted the Merger Agreement. In negotiating the terms of the Merger and in approving the Merger Agreement, the Reliance Board considered a number of factors including, without limitation, the following:

                  (i) the Merger Consideration to be paid to the Continental stockholders in relation to the market value, book value and earnings per share of the Continental Common Stock;

                  (ii) the Reliance Board's review, based in part on presentations by Keefe, Bruyette, its financial advisor, and management, of the business, operations and financial condition of Continental, the prospects of the combined institution, and the increased market presence, economies of scale, cost savings opportunities and enhanced opportunities for growth made possible by the Merger;

                  (iii) the Reliance Board's recognition of the complementary nature of the markets served and products offered by Reliance and Continental and expectation that the Merger would leverage its capital and add strength to its capital base, provide it with opportunities for additional growth while further enhancing its market presence in Long Island;

                  (iv) the impact of the Merger on depositors, employees, customers and communities served by Reliance and Continental;

                  (v) the expectation that the Merger will generally be a tax-free transaction to Reliance and that the Merger will be accounted for under the purchase method of accounting. See "-- Material Federal Income Tax Consequences" and "-- Accounting Treatment;" and

                  (vi) the terms of the Merger Agreement, the Stock Option Agreement and the other documents executed in connection with the Merger.

         The Reliance Board did not assign any specific or relative weights to the factors under consideration.

OPINION OF CONTINENTAL'S FINANCIAL ADVISOR

         Continental retained Sandler O'Neill to, among other things, assist Continental in its analysis of the various strategic alternatives available to it. Pursuant to a letter agreement dated as of March 19, 1997 (the "Sandler O'Neill Agreement"), Continental retained Sandler O'Neill as an independent financial advisor in connection with strategic planning and merger and acquisition transactions. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is banks and savings institutions and, in this connection, is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

         Pursuant to the terms of the Sandler O'Neill Agreement, Sandler O'Neill acted as financial advisor to Continental in connection with the Merger. In connection therewith, at the May 3, 1997 meeting at which the Continental Board approved and adopted the Merger Agreement, Sandler O'Neill delivered an oral opinion to the Continental Board which was subsequently confirmed in writing that, as of May 3, 1997, the consideration to be received by the holders of shares of Continental Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such stockholders (the "Sandler O'Neill Fairness Opinion"). THE FULL TEXT OF THE SANDLER O'NEILL FAIRNESS OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS
APPENDIX C TO THIS PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF SUCH OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX C. HOLDERS OF CONTINENTAL COMMON STOCK ARE URGED TO READ THE SANDLER O'NEILL FAIRNESS OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER. THE SANDLER O'NEILL FAIRNESS OPINION SHOULD NOT BE CONSTRUED BY THE HOLDERS OF SHARES OF CONTINENTAL COMMON STOCK AS A RECOMMENDATION AS TO HOW THEY SHOULD VOTE AT THE SPECIAL MEETING.

         In connection with rendering its opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of Sandler O'Neill's analyses. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying the Sandler O'Neill Fairness Opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Reliance, Continental and Sandler O'Neill. Any estimates contained in Sandler O'Neill analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates on the values of companies do not purport to be appraisals of or necessarily reflect the prices at which companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, none of Reliance, Continental or Sandler O'Neill assumes responsibility for the accuracy.

         STOCK TRADING HISTORY. Sandler O'Neill examined the history of the trading prices and the value of the Continental Common Stock and the Reliance Common Stock, and the relationship between the movements in the prices of the Continental and the Reliance Common Stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the NASDAQ Banking Index and composite groups of publicly traded "pink sheet" commercial banks and savings institutions in geographic proximity and of similar asset size.

         ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. In preparing its presentation, Sandler O'Neill used publicly-available information to compare selected financial and market trading information, including book value, tangible book value, earnings, asset quality ratios, loan loss reserve levels, profitability and capital adequacy, of Continental and two different groups of selected commercial banks. The first group consisted of the following ten (10) additional publicly-traded commercial banks (the "Regional Bank Group") which operate in the same general geographic region as Continental and have asset size from $111 million to $182 million: Smithtown Bancorp Inc., CCFNB Bancorp Inc., Orrstown Financial Services, Tower Bancorp Inc., Shore Bancshares Inc., Evans Bancorp Inc., Dimeco Inc., Cardinal Bancorp Inc., Capital Bank N.A., and First Lehigh Corp. Sandler O'Neill also compared Continental to a group of eleven (11) publicly-traded commercial banks of asset size from $103 million to $190 million which were considered to be highly-valued (the "HighlyValued Group") by investors. The Highly-Valued Group was comprised of: United Security Bank N.A., Community Bankshares, Inc., Four Oaks Bank & Trust Co., Orrstown Financial Services, Plumas Bank, Bank of Tidewater, Bank of Petaluma, Vintage Bank, First Lehigh Corp., Bay Area Bancshares and Commerce National Bank. The analysis compared publicly-available year-end financial information as of and for the years ending December 31, 1992 through December 31, 1996 and the twelve months ended December 31, 1992 through December 31, 1996 and the twelve months ended March 31, 1997. The following comparisons are based upon the twelve months ended March 31, 1997 financial information. The data described below with respect to the Regional Bank Group and the Highly-Valued Group consists of the median data for such groups.

         The total assets of Continental were approximately $173 million, compared to approximately $144 million for the Regional Bank Group and approximately $148 million for the Highly-Valued Group. The annual growth rate of assets for Continental was 32%, compared to a growth rate of approximately 8% the Regional Bank Group and approximately 16% for the Highly-Valued Group. The total equity of Continental was approximately $12.3 million, compared to approximately $15.2 million for the Regional Bank Group and approximately $12.4 million for the Highly-Valued Group. The tangible equity to total assets ratio was 5.93% for Continental, compared to 11.00% for the Regional Bank Group and 9.37% for the Highly-Valued Group. The net loans to assets ratio for Continental was approximately 46%, compared to approximately 65% for the Regional Bank Group and approximately 67% for the Highly-Valued Group. Continental had a gross loans-tototal-deposits ratio of approximately 62%, compared to approximately 75% for the Regional Bank Group and approximately 77% for the Highly-Valued Group. The total borrowings to total asset ratio for Continental was approximately 14%, compared to approximately 2% for the Regional Bank Group and approximately 0% for the Highly-Valued Group. The ratio of non-performing loans to total assets for Continental was 1.62%, compared to 0.56% for the Regional Bank Group and 0.14% for the Highly-Valued Group. The ratio of non-performing assets to total assets for Continental was 1.62%, compared to .69% for the Regional Bank Group and .32% for the Highly-Valued Group. The ratio of loan loss reserves to gross loans was 3.19% for

Continental, compared to 1.49% for the Regional Bank Group and 1.38% for the Highly Valued Group. The ratio of non-interest expense to average assets was 5.14% for Continental, compared to 3.13% for the Regional Bank Group and 3.43% for the Highly-Valued Group. The efficiency ratio of Confidential was approximately 69%, compared to 64% for the Regional Bank Group and approximately 59% for the Highly-Valued Group. The overhead ratio of Continental was approximately 51%, compared to 58% for the Regional Bank Group and approximately 51% for the Highly-Valued Group. The return on average equity for Continental was 2.8%, compared to 11.53% for the Regional Bank Group and 14.91% for the Highly-Valued Group. The price to tangible book value for Continental was approximately 243%, compared to 139% for the Regional Bank Group and approximately 160% for the Highly-Valued Group. The price to earnings per share multiple for Continental was 117.4x, compared to 12.5x for the Regional Bank Group and 12.5x for the Highly-Valued Group.

         Sandler O'Neill also used publicly-available information to perform a similar comparison of selected financial and market trading information for Reliance and two different groups of selected savings institutions. The first group consisted of the following ten (10) additional publicly-traded savings institutions (the "Regional Thrift Group") which operate in the same general geographic region as Reliance and have assets from $1.2 billion to $3.2 billion:
New York Bancorp Inc., Greater New York Savings Bank, Commonwealth Bancorp Inc., ML Bancorp Inc., Haven Bancorp Inc., JSB Financial Inc., WSFS Financial Corporation, Queens County Bancorp, Ocean Financial Corp. and Dime Community Bancorp. Sandler O'Neill also compared Reliance to a group of eleven (11) publicly-traded savings institutions of asset size from $650 million to $2.8 billion which were considered to be highly-valued (the "Highly-Valued Thrift Group") by investors. The Highly-Valued Group was comprised of: BankAtlantic Bancorp, Inc., Ocwen Financial Corporation, InterWest Bancorp Inc., WSFS Financial Corporation, Magna Bancorp Inc., First Federal Financial Services, First Essex Bancorp Inc., Dime Financial Corp., North American Savings Bank, Great Southern Bancorp Inc., and Home Federal Bancorp. The analysis compared publicly available year-end financial information as of and for the years ending December 31, 1992 through December 31, 1996 and the last twelve months ended March 31, 1997. The following comparisons are based upon the last twelve months ended March 31, 1997 financial information. The data described below with respect to the Regional Thrift Group and the Highly-Valued Thrift Group consists of the median data for such groups.

         The total assets of Reliance were approximately $1.93 billion, compared to approximately $1.73 billion for the Regional Thrift Group and approximately $1.08 billion for the Highly-Valued Thrift Group. The annual growth rate of assets for Reliance was approximately 10%, compared to a growth rate of approximately 13% for the Regional Thrift Group and approximately 14% for the Highly-Valued Thrift Group. The total equity of Reliance was approximately $155 million, compared to approximately $206 million for the Regional Thrift Group and approximately $83 million for the Highly-Valued Thrift Group. The tangible equity to total assets ratio was 5.77% for Reliance, compared to 7.35% for the Regional Thrift Group and 6.92% for the HighlyValued Thrift Group. The net loans to assets ratio for Reliance was approximately 45%, compared to approximately 52% for the Regional Thrift Group and approximately 65% for the Highly-Valued Thrift Group. The cash and securities to total assets ratio was approximately 51% for Reliance compared to approximately 44% for the Regional Thrift Group and approximately 27% for the Highly-Valued Thrift Group. Total deposits were approximately $1.40 billion for Reliance, compared to approximately $1.14 billion for the Regional Thrift Group and approximately $0.69 billion for the Highly-Valued Thrift Group. Reliance had a gross loans to total deposits ratio of approximately 62%, compared to approximately 78% for the Regional Thrift Group and approximately 103% for the Highly-Valued Thrift Group. The total borrowings to total assets ratio for Reliance was approximately 18%, compared to approximately 21% for the Regional Thrift Group and approximately 26% for the Highly-Valued Thrift Group. The ratio of non-performing loans to total assets for Reliance was 0.68%, compared to 0.75% for the Regional Thrift Group and 0.44% for the Highly-Valued Thrift Group. The ratio of non-performing assets to total assets for Reliance was 0.73%, compared to 0.84% for the Regional Thrift Group and 0.69% for the Highly-Valued Thrift Group. The ratio of loan loss reserves to non-performing loans for Reliance was approximately 38%, compared to 108% for the Regional Thrift Group and approximately 152% for the Highly-Valued Thrift Group. The ratio of loan loss reserves to gross loans was .56% for

Reliance, compared to 1.01% for the Regional Thrift Group and 1.11% for the Highly-Valued Group. The net interest margin of Reliance was 3.50%, compared to 3.56% for the Regional Thrift Group and 3.69% for the Highly-Valued Thrift Group. The ratio of non-interest income to average assets for Reliance was 0.18%, compared to 0.42% for the Regional Thrift Group and 1.29% for the Highly-Valued Thrift Group. The ratio of non-interest expense to average assets was 1.91% for Reliance, compared to 2.04% for the Regional Thrift Group and 2.37% for the Highly-Valued Thrift Group. The efficiency ratio of Reliance was approximately 49%, compared to 52% for the Regional Thrift Group and approximately 55% for the Highly-Valued Thrift Group. The overhead ratio of Reliance was approximately 46%, compared to 47% for the Regional Thrift Group and approximately 43% for the Highly-Valued Thrift Group. The return on average assets for Reliance was 0.87%, compared to 1.04% for the Regional Thrift Group and 1.23% for the Highly-Valued Thrift Group. The return on average equity for Reliance was 10.63%, compared to 9.19% for the Regional Thrift Group and 16.89% for the Highly-Valued Thrift Group. The price to tangible book value per share for Reliance was approximately 179%, compared to 146% for the Regional Thrift Group and approximately 194% for the Highly-Valued Thrift Group. The price to earnings per share multiple for Reliance was 12.0x, compared to 12.5x for the Regional Thrift Group and 10.5x for the Highly-Valued Thrift Group.

         ANALYSIS OF SELECTED MERGER TRANSACTIONS. Sandler O'Neill reviewed 31 transactions announced from January 6, 1997 to April 8, 1997 involving commercial banks nationwide as targets with transaction values greater than $15 million ("Nationwide Transactions"), 4 transactions announced from January 1, 1997 to March 18, 1997 involving commercial banks in the Mid-Atlantic region with transaction values greater than $15 million ("Mid-Atlantic Transactions"), 150 transactions announced from January 5, 1996 to March 27, 1997 involving commercial banks nationwide with transaction values between $10 million and $50 million ("Nationwide Transactions, $10-$50 Million"), and 15 transactions announced from February 29, 1996 to March 18, 1997 involving commercial banks in the Mid-Atlantic region with transaction values between $10 million and $50 million ("Mid-Atlantic Transactions, $10-$50 Million"). Sandler O'Neill reviewed the ratios of price to earnings, price to book value, price to tangible book value, price to deposits, price to assets and deposit premium paid in each such transaction and computed high, low, mean and median ratios and premiums for the respective groups of transactions. Based upon the median multiples for Nationwide Transactions, Sandler O'Neill derived an imputed range of values per share of the Continental Common Stock of $24.07 to $34.68. Based upon the median multiples for Mid-Atlantic Transactions, Sandler O'Neill derived an imputed range of values per share of the Continental Common Stock of $23.18 to $35.76. Based upon the median multiples of Nationwide Transactions, $10-$50 Million, Sandler O'Neill derived an imputed range of values per share of the Continental Common Stock of $21.71 to $31.79. Based upon the median multiples for Mid-Atlantic Transactions, $10-$50 Million, Sandler O'Neill derived an imputed range of values per share of the Continental Common Stock of $22.82 to $34.01.

         DISCOUNTED DIVIDEND STREAM AND TERMINAL VALUE ANALYSIS. Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of Continental through 2001 under various circumstances, assuming Continental performed in accordance with the earnings forecasts of its management and certain variations thereof (including variation with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio). To approximate the terminal value of the Continental Common Stock at the end of the five-year period, Sandler O'Neill applied price-to-earnings multiples ranging from 8x to 17x and applied multiples-of-book value ranging from 150.0% to 240.0%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9.0% to 14.0%) chosen to reflect different assumptions regarding required rates of return to holders of prospective buyers of the Continental Common Stock. This analysis, assuming the current dividend payout ratio, indicated an imputed range of values per share of the Continental Common Stock between $16.88 and $44.88 when applying the price-to-earnings multiples, and an imputed range of values per share of the Continental Common Stock between $21.86 and $43.76 when applying multiples-of-book value. In connection with its analysis, Sandler O'Neill extensively used sensitivity analyses to illustrate the effects that changes in the underlying assumptions would have on the resulting present value, and discussed these charges with the Continental Board.

         In addition, Sandler O'Neill performed an analysis which estimated the future stream of after-tax dividend flows of Reliance on a pro forma basis, assuming consummation of the Merger (the "Combined Company") through 2001 under various circumstances, assuming (i) the operations of the Combined Company attributable to Continental performed in accordance with the earnings forecasts of Continental's management and certain variations thereof, as described in the previous paragraph; (ii) the operations of the Combined Company's attributable to Reliance performed in accordance with the earnings forecasts of Reliance's management and certain variations thereof (including variation with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio); and (iii) the Combined Company realized cost savings equal to 38.92% of Continental's projected non-interest expenses (other than the expense of deposit insurance). To approximate the terminal value of the Reliance Common Stock at the end of the five-year period, Sandler O'Neill applied a range of price to earnings multiples and book value multiples. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9.0% to 14.0%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of the Reliance Common Stock. This analysis, assuming the current dividend payout ratio, indicated that the imputed range of values of the 1.1 shares of Reliance Common Stock to be received in the Merger for each share of Continental Common Stock was in excess of the imputed range of the values of the shares of Continental Common Stock. In connection with its analysis, Sandler O'Neill extensively used sensitivity analyses to illustrate the effect that changes in the underlying assumptions would have on the resulting present value, and discussed these changes with the Continental Board.

         In connection with rendering its opinion of May 3, 1997, Sandler O'Neill reviewed, among other things: (i) the Merger Agreement and exhibits thereto; (ii) the Stock Option Agreement; (iii) a draft of this preliminary proxy statement/prospectus dated June 30, 1997; (iv) Continental's audited consolidated financial statements and management's discussion and analysis of the condition and results of operations contained in its Annual Report on Form F-2 for the year ended December 31, 1996; (v) Continental's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Reports on Form F-4 for the quarter ended March 31, 1997; (vi) Reliance's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 1996; (vii) Reliance's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Reports on Form 10-Q for the quarters ended September 30, 1996, December 31, 1996, and March 31, 1997, respectively; (viii) certain financial analyses and forecasts of Continental prepared by and reviewed with management of Continental and the views of senior management of Continental regarding Continental's past and current business operations, results thereof, financial condition and future prospects; (ix) certain financial analyses and forecasts of Reliance prepared by and reviewed with management of Reliance and the views of senior management of Reliance regarding Reliance's past and current business operations, results thereof, financial condition and future prospects;
(x) the pro forma impact of the Merger on Reliance; (xi) the historical reported price and trading activity for the Reliance Common Stock and the Continental Common Stock, including a comparison of certain financial and stock market information for Reliance and Continental with similar information for certain other companies, the securities of which are publicly traded; (xii) the financial terms of recent business combinations in the savings institution and banking industries; (xiii) the current market environment generally and the banking environment in particular; and (xiv) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

         In connection with rendering the Sandler O'Neill Fairness Opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its May 3, 1997 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

         In performing its reviews, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all the financial, analyses and other information reviewed by and discussed with it, and Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of Reliance or Continental or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of Reliance and Continental). With respect to the financial projections reviewed with each company's management, Sandler O'Neill assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Reliance and Continental and that such performances will be achieved. Sandler O'Neill also assumed that there has been no material change in Reliance's or Continental's assets, financial condition, results of operations, business or prospects since the date of the last financial statements noted above.

         Under the Sandler O'Neill Agreement, Continental will pay Sandler O'Neill a transaction fee in connection with the Merger, a substantial portion of which is contingent upon the consummation of the Merger. Under the terms of the Sandler O'Neill Agreement, Continental will pay Sandler O'Neill a transaction fee equal to 2.0% on the first $5 million in aggregate purchase price paid plus 1.5% of the aggregate purchase price in excess of $5 million but less than $15 million, plus 1.0% of the aggregate purchase price in excess of $15 million, or approximately $360,000 (at the day of signing), of which 25% was paid upon execution of the Merger Agreement and 75% will be paid if the Merger is consummated. Continental has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

PROCEDURES FOR EXCHANGE OF CONTINENTAL COMMON STOCK CERTIFICATES

         As of the Effective Time, Reliance shall deposit, or shall cause to be deposited, with ___________, (the "Exchange Agent"), for the benefit of the holders of shares of Continental Common Stock, an estimated amount of cash sufficient to pay the aggregate amount of cash to be paid in lieu of fractional shares, and Reliance shall reserve for issuance the aggregate number of shares of Reliance Common Stock to be issued as part of the Merger Consideration.

         The Letter of Transmittal to be mailed within five business days after the Effective Date will specify that delivery will be effected, and risk of loss and title to the Continental Common Stock certificates ("Continental Stock Certificates") representing Reliance Common Stock shall pass, only upon proper delivery of the Continental Stock Certificates to the Exchange Agent and shall include instructions for use in effecting the surrender of the Continental Stock Certificates in exchange for certificates evidencing shares of Reliance Common Stock.

         Upon the proper surrender to the Exchange Agent of a Continental Stock Certificate for cancellation, together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Continental Stock Certificate shall be entitled to receive in exchange therefor the appropriate Merger Consideration. As soon as practicable, and in no event later than 10 business days after the receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute Reliance Common Stock and cash in lieu of fractional shares as provided in the Merger Agreement.

         No dividends or other distributions declared or made after the Effective Time with respect to Reliance Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Continental Stock Certificate with respect to the shares of Reliance Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder, until the holder of such Continental Stock Certificate shall surrender such certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Continental Stock Certificate, the holder of whole shares of Reliance Common Stock issued in exchange therefor, will be paid without interest, (i) the amount of any cash payable with respect to a fractional share of Reliance Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Reliance Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Reliance Common Stock.

         At the Effective Time, the stock transfer books of Continental shall be closed, and there shall be no further registration of transfers of shares of Continental Common Stock thereafter on the records of Continental. From and after the Effective Time, the holders of certificates representing shares of Continental Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Continental Common Stock, except as otherwise provided herein or by law.

         Any portion of the aggregate amount of cash to be paid in lieu of fractional shares of Reliance Common Stock, or the proceeds of any investments thereof, that remains unclaimed by the stockholders of Continental for six (6) months after the Effective Time shall be repaid by the Exchange Agent to Reliance upon the written request of Reliance. After such request is made, any stockholders of Continental shall look only to Reliance for payment and issuance of their Merger Consideration deliverable in respect of each share of Continental Common Stock such stockholder holds as determined pursuant to the Merger Agreement without any interest thereon. If outstanding certificates for shares of Continental Common Stock are not surrendered or the payment for such shares is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Reliance (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Reliance, Reliance Bank, the Exchange Agent or any other person shall be liable to any former holder of Continental Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         Reliance and the Exchange Agent shall be entitled to rely upon Continental's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Continental Stock Certificate, Reliance and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         In the event any Continental Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Continental Stock Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Continental Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Continental Stock Certificate the Merger Consideration deliverable in respect thereof pursuant to the Merger Agreement.

REGULATORY APPROVALS

         Pursuant to the Bank Merger Act, the Home Owners' Loan Act and the OTS Regulations promulgated thereunder, the Merger is subject to the approval of the OTS. Reliance filed an application for approval of the Merger with the OTS on June 25, 1997. This application is currently under review by the OTS. There can be no assurance as to the timing of such approval or that the OTS will approve the Merger. The OTS is required to evaluate the applications by taking into consideration, among other things, the capital level of the resulting institution, the financial and managerial resources and future prospects of the institutions involved, the convenience and needs of the communities to be served and the conformity of the transaction to applicable law, regulation and supervisory policies. In addition, the OTS may not approve any proposed acquisition (i) which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the savings and loan business in any part of the United States or (ii) which in any section of the country may have the effect of substantially lessening competition or tending to create a monopoly or which in any other manner would be in restraint of trade, unless the OTS finds that the anti-competitive effects of the proposed acquisition are clearly outweighed in the public interest by the probable effect of the acquisition in meeting the convenience and needs of the community to be served. Under the Community Reinvestment Act of 1977 (the "CRA"), the OTS must take into account Reliance Bank's record of performance in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by Reliance Bank. The OTS also considers, among other things, the fairness and disclosure of the plan (including compensation to officers, directors and controlling persons of the disappearing association by the surviving association), the justification, need for and compensation to be paid to any advisory board, fees paid to each person or firm rendering legal or other professional services in connection with a merger and the accounting and tax treatment of the Merger. The regulations of the OTS also provide for the publication of notice and the opportunity for public comments relating to the application for approval discussed above.

         In addition, under federal law, a period of 30 days must expire following approval by the OTS within which period the Department of Justice may file objections to the Merger under the federal antitrust laws. The post-approval waiting period may be reduced by the OTS to 15 days, with the concurrence of the Department of Justice. The Department of Justice could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger unless divestiture of an acceptable number of branches to a competitively suitable purchaser could be made. While Reliance believes that the likelihood of such action by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate such proceeding, or that the Attorney General of the State of New York will not challenge the Merger, or if such proceeding is instituted or challenge is made, as to the result thereof.

         The Merger is also subject to the prior approval of the Superintendent of Banks of the State of New York (the "Superintendent") pursuant to Section 601 of the NYBL. Reliance filed an application for approval of the Merger with the New York State Banking Department (the "NYBD") on June 26, 1997. This application is currently under review by the NYBD. There can be no assurance as to the timing of such approval or that the NYBD will approve the Merger. In determining whether to approve the application for the Merger of Continental with and into Reliance Bank, the Superintendent will consider, among other factors, whether the Merger would be consistent with adequate or sound banking and would not result in concentration of assets beyond limits consistent with effective competition, and whether the Merger would result in such a lessening of competition as to be injurious to the interest of the public or tend toward monopoly. The Superintendent will also consider the public interest and the needs and convenience thereof. Further, it is the policy of the State of New York to ensure the safe and sound conduct of banking organizations, to conserve assets of banking organizations, to prevent hoarding of money, to eliminate unsound and destructive competition among banking organizations and to maintain public confidence in the business of banking and protect the public interest and the interests of depositors, creditors and stockholders, and such factors will be considered by the Superintendent in connection with Reliance Bank's application. The approval of the Superintendent is also required pursuant to
Section 370-a of the NYBL in connection with the change in control of CBMC, Inc., Continental's licensed check cashing subsidiary, which will become a direct wholly-owned subsidiary of Reliance Bank upon consummation of the Merger.

         The Merger cannot proceed in the absence of the requisite regulatory approvals. See "-- Conditions to the Consummation of the Merger" and "-- Termination." There can be no assurance that such regulatory approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement and described below under "-- Conditions to the Consummation of the Merger."

CONDITIONS TO THE CONSUMMATION OF THE MERGER

         Consummation of the Merger is subject to various conditions. While it is anticipated that all such conditions will be satisfied, there can be no assurance that all of such conditions will be satisfied or waived.

         The respective obligations of Reliance and Continental to cause the Merger to be consummated are subject to certain conditions, including the following:

                  (i) approval of the Merger Agreement by the requisite vote of Continental's stockholders;

                  (ii) receipt and effectiveness of all regulatory or governmental approvals, consents or waivers required to consummate the Merger and the expiration of all applicable statutory waiting periods in respect thereof, receipt of all other consents, waivers and approvals of any third parties which are necessary to permit the consummation of the Merger and the other transactions contemplated in the Merger Agreement, except for those the failure to obtain or receive would not have a material adverse effect on (x) Continental and its subsidiaries taken as a whole or (y) Reliance and its subsidiaries taken as a whole; provided, that no regulatory approval contains any term or condition which would have a material adverse effect on (x) Continental and its subsidiaries taken as a whole or (y) Reliance and its subsidiaries taken as a whole;

                  (iii) no party to the Merger Agreement shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger;

                  (iv) no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger;

                  (v) receipt of a declaration of effectiveness of the Registration Statement by the Commission and no proceedings shall be pending or threatened by the Commission to suspend the effectiveness of the Registration Statement; and the shares of Reliance Common Stock issuable pursuant to the Merger Agreement shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance; and receipt of all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated in the Merger Agreement;

                  (vi) Reliance shall have received the agreement from each affiliate of Continental with respect to restrictions on the disposition of shares of Reliance Common Stock, if any, to be received by such affiliate pursuant to the Merger, and letters from certain individuals with respect to settlement of such individuals' rights under the specified compensation and benefits programs;

                  (vii) the representations and warranties of the other party in the Merger Agreement being true and correct in all material respects as of the dates specified therein, and the performance by the other party in all material respects of all obligations required by the Merger Agreement to be performed;

                  (viii) the receipt by Reliance of the opinion of Thacher Proffitt & Wood, and the receipt by Continental of the opinion of Muldoon, Murphy & Faucette, each substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, no gain or loss will be recognized by Reliance, Reliance Bank or Continental as a result of the Merger; and

                  (ix) the delivery to each of Reliance and Continental of various letters, certificates and other documents.

REPRESENTATIONS AND WARRANTIES

         Each of Continental and Reliance has made certain representations and warranties to each other in the Merger Agreement as to, among other things, the authorization, validity, binding effect and enforceability of the Merger Agreement, various corporate matters, capital structure, compliance with laws, absence of material adverse changes, financial statements, labor matters, employee benefit plans, environmental matters, asset quality, loan portfolio and allowances for possible loan losses, investment securities and borrowings, books and records, absence of certain legal proceedings and regulatory actions and certain fees payable in connection with the proposed transactions. Continental has also made certain representations and warranties to Reliance and Reliance Bank with respect to among other things, its taxes, its deposits, its material agreements, its insurance, its termination benefits and certain other matters. Reliance has also made representations and warranties to Continental, with respect to the shares of Reliance Common Stock to be issued in connection with the Merger. Virtually all of the representations and warranties of the parties, the accuracy of which is a condition to the closing of the transactions contemplated by the Merger Agreement, contain exceptions for any condition, event, change or occurrence that would not have a material adverse effect on the business, financial condition or results of operations of the party making such representation or warranty, and its subsidiaries taken as a whole; PROVIDED that any such effects resulting from any (i) changes in law, rule or regulation or generally accepted accounting principles or interpretations thereof that applies to both Reliance and Reliance Bank, and Continental, as the case may be, or (ii) changes in interest rates, shall not be considered in determining if a material adverse effect has occurred). The representations and warranties of the parties do not survive beyond the Effective Time if the Merger is consummated, and, if the Merger Agreement is terminated without consummation of the Merger, there will be no liability on the part of any party for a misrepresentation except that no party will be relieved from any liability arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in the Merger Agreement.

CONDUCT OF BUSINESS PENDING THE MERGER

         Pursuant to the Merger Agreement, each of Continental and Reliance has agreed that during the period from the date of the Merger Agreement to the Effective Time (except as expressly provided in the Merger Agreement), to use commercially reasonable efforts to, and shall cause each of its respective subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with prudent banking practice, (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action that would adversely affect or delay the ability of Reliance, Reliance Bank or Continental to perform its covenants and agreements on a timely basis under the Merger Agreement, (iv) take no action which would adversely affect or delay the ability of Reliance, Reliance Bank or Continental to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated by the Merger Agreement or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction and (v) take no action that results in or is reasonably likely to have a material adverse effect on such party.

         In addition, pursuant to the Merger Agreement, during the period from the date of the Merger Agreement to the Effective Time (except as otherwise specifically provided in the Merger Agreement), Continental has agreed that it shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Reliance, take certain actions, including the following:

         (i) change its corporate structure or amend Continental's or any of its subsidiaries' charters or bylaws or similar governing documents;

         (ii) issue any shares of capital stock or change the terms of any outstanding warrants or issue, grant or sell any warrant, call, commitment, right to purchase or agreement of any character relating to the authorized or issued capital stock of Continental, except pursuant to the Stock Option Agreement; adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; except that, if all of the conditions to the obligations of the parties set forth in the Merger Agreement have been satisfied prior to September 30, 1997, but for the delivery of certain certificates and opinions, as provided in the Merger Agreement, and the Effective Time shall not have occurred, Continental may pay a dividend with respect to the quarter ended September 30, 1997 of Continental, in an amount equal to no more than $0.18 per share of Continental Common Stock, subject to Continental's normal procedures on declaration and payment of dividends;

         (iii) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any material properties, leases or assets to any individual, corporation or other entity other than a direct or indirect wholly owned subsidiary of Continental or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements in force at the date of the Merger Agreement and which have been described to Reliance;

         (iv) except to the extent required by law or specifically provided in the Merger Agreement, increase the compensation or fringe benefits of any of its employees or directors, except for general increases in compensation for non-officer employees in the ordinary course of business, consistent with past practice that do not cause the annualized compensation of Continental's non-officer employees following such increase to exceed by more than 5% the total annual compensation expense of Continental with respect to such person for the 12-month period ended March 31, 1997 and that do not cause the annual rate of base salary of any of Continental's non-officer employees to increase by more than 5% over such person's base salary at March 31, 1997; pay any pension or retirement allowance not required under existing plans or agreements; become a party to, amend or commit to fund or establish any account or trust related to any employee benefit plan of Continental for the benefit of any employee or director; voluntarily accelerate the vesting of any stock options or other compensation or benefit; terminate or increase the cost to Continental or any subsidiary of Continental or any employee benefit plan of Continental; hire any new employee with an annual compensation in excess of $35,000 or enter into any employment contract; or make any discretionary contribution to any employee benefit plan of Continental;

         (v) except as contemplated by the Merger Agreement or as required by certain accounting standards, change Continental's methods of accounting;

         (vi) make any individual investment by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any individual, corporation or other entity, other than in the ordinary course of business, consistent with past practice in individual amounts not to exceed $50,000, or as permitted by paragraph
                  (vii) below;

         (vii) make any investment in any debt security including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than five years, mortgage-backed or mortgage related securities not considered "high risk" under OTS guidelines or securities of the FHLB, in each case that are purchased in the ordinary course of business consistent with past practice;

         (viii) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $20,000 per annum, other than those covered in paragraph
                  (xi) below;

         (ix) settle any claim, action or proceeding involving any liability of Continental or any of its subsidiaries for money damages in excess of $25,000 or which materially restricts the operations of Continental or any of its subsidiaries;

         (x) waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim, other than in the ordinary course of business and in amounts less than $50,000;

         (xi) make, renegotiate, renew, increase, extend or purchase any (a) loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (I) in conformity with existing lending practices in amounts not to exceed $500,000 to any individual borrower or (II) loans or advances as to which Continental has a legally binding obligation to make such loans or advances as of May 3, 1997 and a description of which has been provided by Continental to Reliance; PROVIDED, however, that Continental may not make, renegotiate, renew, increase, extend or purchase any loan that is underwritten based on either no or limited verification of income or otherwise without full documentation customary for such a loan; or (b) loans, advances or commitments to directors, officers or other affiliated parties of Continental or any of its subsidiaries except for renewals of any such loans referred to in this clause (b) or previously disclosed by Continental to Reliance;

         (xii) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to Continental except in satisfaction of debts previously contracted;

         (xiii) incur any additional borrowings beyond those previously disclosed by Continental to Reliance other than short-term (six months or less) FHLB borrowings and reverse repurchase agreements consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of Continental or any subsidiary in effect at the date of the Merger Agreement or in connection with borrowings or reverse repurchase agreements permitted by the Merger Agreement. Deposits shall not be deemed to be borrowings within the meaning of this paragraph;

         (xiv) make any capital expenditure in excess of $20,000 per expenditure from the date of the Merger Agreement until the Effective Date other than pursuant to binding commitments existing on May 3, 1997 or as disclosed by Continental to Reliance, other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

         (xv) make any investment or commitment to invest in real estate or in any real estate development project, other than Small Business Administration 7A Program guaranteed loans or real estate acquired in satisfaction of defaulted mortgage loans and investments or commitments approved by the Continental Board prior to the date of the Merger Agreement and disclosed in writing to Reliance;

         (xvi) except pursuant to commitments existing at the date of the Merger Agreement which have been disclosed by Continental to Reliance, and except for Small Business Administration 7A Program guaranteed loans, make any real estate loans secured by undeveloped land or real estate located outside the State of New York or make any construction loan;

         (xvii) establish or make any commitment relating to the establishment of any new branch or other office facilities;

         (xviii) organize, capitalize, lend or otherwise invest in any subsidiary, or invest in or acquire any equity or voting interest in any firm, corporation or business enterprise (other than securities of the FHLB that are purchased in the ordinary course of business consistent with past practice);

         (xix) elect to the Continental Board or to any office any person who is not a member of the Continental Board or an officer of Continental as of the date of the Merger Agreement; or

         (xx) agree or make any commitment to take any action that is prohibited by any of the foregoing paragraphs.

         After the date on which all required regulatory approval and shareholder approvals are received, at the request of Reliance, and after receipt of written confirmation from Reliance that it is not aware of any fact or circumstance that would prevent completion of the Merger, and prior to the Effective Time, Continental shall modify and change its loan, litigation, real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices so as to be consistent on a mutually satisfactory basis with those of Reliance Bank; PROVIDED, that such policies and procedures are not prohibited by generally accepted accounting principles or all applicable laws and regulations.

NO SOLICITATION

         Continental has agreed in the Merger Agreement that neither it nor any of its subsidiaries nor any of their respective officers and directors shall, and Continental shall use its best efforts to cause its employees, agents and representatives not to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of Continental) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or more than 10% of the assets or any equity securities of, Continental or any of its material subsidiaries (any such proposal or offer, an "Acquisition Proposal") or, (ii) except to the extent legally required for the discharge by the Continental Board of its fiduciary duties as advised in writing by such board's counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Continental is required to notify Reliance immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Continental, together with details as to the identity of the persons making such inquiry, proposal or offer and the substance thereof.

AMENDMENT AND WAIVER

         Prior to the Effective Time, any provision of the Merger Agreement may be: (i) waived in writing by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties except that, after the vote by the stockholders of Continental, no amendment may be made that would reduce the Merger Consideration or contravene applicable New York or federal banking laws, rules and regulations.

PRICE-BASED TERMINATION

         The Merger Agreement contains a provision that permits Continental, by a majority vote of its entire Board of Directors, to terminate the Merger Agreement if there is a significant and prolonged decline in the per share market price of Reliance's Common Stock that is not coincidental with a significant and prolonged decline in the stock prices of certain other financial institution holding companies, unless Reliance is willing to increase the Merger Consideration in accordance with a formula provided in the Merger Agreement.

         This provision specifically provides that Continental may terminate the Merger Agreement at any time during the five-day period commencing with the day (the "Valuation Date") which is the day on which the last of the required regulatory approvals is obtained, IF BOTH OF THE FOLLOWING CONDITIONS ARE
SATISFIED:

                           (i) Reliance Market Value is less than $19.20,
                  adjusted to reflect any stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction (the "Initial Reliance Market Value"); and

                           (ii) (A) the number obtained by dividing Reliance
                  Market Value on such Valuation Date by the Initial Reliance Market Value (the "Reliance Ratio") is less than (B) the number obtained by dividing the Final Index Price by the Initial Index Price and subtracting 0.15 from the quotient in this clause (ii)(B) (the "Index Ratio");

If the Continental Board elects to exercise this termination right, it must give prompt written notice to Reliance following such election (provided that such notice of election to terminate may be withdrawn at any time during the five-day period). During the seven-day period commencing with its receipt of such notice, Reliance has the option to avoid such termination of the Merger Agreement by electing to increase the Merger Consideration to an amount equal to the lesser of (x) a number equal to a fraction, the numerator of which is $19.20 and the denominator of which is the Reliance Market Value, and (y) a number equal to a fraction, the numerator of which is the Index Ratio multiplied by 1.1 and the denominator of which is the Reliance Ratio. If Reliance so elects within such seven-day period, it must give prompt written notice to Continental of such election and the adjusted Merger Consideration, whereupon no termination will have occurred, and the Merger Agreement will otherwise remain in effect in accordance with its terms (except as the Merger Consideration shall have been so adjusted).

         The following terms have the meanings indicated below:

                  "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the applicable weighting.

                  "Final Price," with respect to any company being a member of the Index Group, means the average of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 15 trading days ending on the Valuation Date.

                  "Index Group" means the 19 financial institution holding companies listed below, the common stock of all of which are publicly traded and as to which there have not been any publicly announced proposal at any time during the period beginning on the date of the Merger Agreement and ending on the Valuation Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced at any time during the period beginning on the date of the Merger Agreement and ending on the Valuation Date, such company shall be removed from the Index Group, and the weights attributed to the remaining companies shall be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The 19 financial institution holding companies and the weights attributed to them are as follows:

                Holding Company                                 Weighting
                ---------------                                 ---------

                Commonwealth Bancorp, Inc.                          6.56%
                Dime Community Bancorp, Inc.                        6.09%
                Eagle Financial Corp.                               3.24%
                First Essex Bancorp, Inc.                           3.30%
                First Indiana Corporation                           5.12%
                Flushing Financial Corp.                            4.02%
                Haven Bancorp, Inc.                                 3.65%
                InterWest Bancorp, Inc.                             6.25%
                Jefferson Savings Bancorp                           3.25%
                JSB Financial, Inc.                                11.00%
                Life Bancorp, Inc.                                  4.89%
                Magna Bancorp, Inc.                                 6.56%
                ML Bancorp, Inc.                                    4.59%
                Ocean Financial Corp.                               7.18%
                PennFed Financial Services Inc.                     3.14%
                Queens County Bancorp, Inc.                        11.07%
                SIS Bancorp, Inc.                                   2.22%
                Vermont Financial Services Corp.                    4.88%
                York Financial Corp.                                3.26%

                  "Initial Index Price" means the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded on the trading day immediately preceding the public announcement of the Merger Agreement. The Initial Index Price as of May 2, 1997 was $26.93.

                  "Reliance Market Value" means the average of the mean between the closing high bid and low asked prices of a share of Reliance Common Stock, as reported on the Nasdaq National Market, for the 15 consecutive trading days immediately preceding the Valuation Date.

If Reliance or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of the Merger Agreement and the Valuation Date, the prices for the common stock of such company will be appropriately adjusted for purposes of applying the foregoing price-based termination option.

         Prior to making any decision to terminate (or allow the termination of) the Merger Agreement, each of the Continental Board and the Reliance Board would consult with its respective financial and other advisors and would consider all financial and other information it deemed relevant to its decision. It is not possible to know whether such termination right will be triggered until after all required regulatory approvals are obtained. The Continental Board has made no decision as to whether it would exercise its right to terminate the Merger Agreement if the termination right has been triggered. In considering whether to exercise its termination right in such situation, the Continental Board would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time and would consult with its financial advisors and legal counsel. Approval of the Merger Agreement by the stockholders of Continental at the Special Meeting will confer on the Continental Board the power, consistent with its fiduciary duties, to elect to consummate the Merger in the event the termination right is triggered whether or not there is any increase in the Merger Consideration and without any further action by, or resolicitation of, the stockholders of Continental. Reliance is under no obligation to increase the Merger Consideration, and there can be no assurance that Reliance would elect to increase the Merger Consideration if the Continental Board were to exercise its right to terminate the Merger Agreement as set forth above. Any such decision would be made by Reliance in consultation with its investment and legal advisors in light of the circumstances existing at the time Reliance has the opportunity to make such an election.

TERMINATION

         The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after its approval by the stockholders of
Continental: (i) by mutual consent of Reliance and Continental if the board of directors of each so determines by a vote of a majority of the members of its entire board; (ii) by either Reliance or Continental, if its board of directors so determines by vote of a majority of the members of its entire board, in the event (a) the approval of the stockholders of Continental required for the consummation of the Merger shall not have been obtained or (b) of a material breach by the other party of any representation, warranty, covenant or agreement in the Merger Agreement, which is not cured within 25 business days after written notice of such breach is given to the party committing such breach, or which breach by its nature cannot be cured prior to March 31, 1998, or any extension thereof; (iii) by either Reliance or Continental upon written notice to the other party if either (a) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated by the Merger Agreement shall have been denied or (b) any governmental authority of competent jurisdiction issues a final, unappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement; or (iv) by either Reliance or Continental if the board of directors of either so determines by a vote of a majority of the members of the entire Continental Board, in the event the Merger is not consummated on or before March 31, 1998, unless the failure to consummate the Merger by such date is due to the breach of any representation, warranty or covenant contained in the Merger Agreement by the party seeking to terminate the Merger Agreement.

         In the event of termination of the Merger Agreement, the Merger Agreement shall thereafter become void and, subject to certain specified provisions of the Merger Agreement dealing with confidentiality of information and expenses, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in the Merger Agreement, and except that, in certain limited circumstances, a termination fee may become payable as described under "-- Termination Fee."

TERMINATION FEE

         In recognition of the efforts, expenses and other opportunities foregone by Reliance while structuring the Merger, the Merger Agreement provides that Continental shall, except as described below, pay to Reliance a termination fee of $350,000 in cash (the "Termination Fee") on demand if, during a period of eighteen (18) months after the date of the Merger Agreement but prior to the termination of the Merger Agreement in accordance with its terms (other than termination by Reliance due to either the failure of Continental's stockholders to approve the Merger Agreement or the material breach by Continental of the Merger Agreement), the Merger has not been completed and any of the following has occurred:

         (i) the acquisition by any person other than Reliance or an affiliate of Reliance of beneficial ownership of 20% or more of the then outstanding voting power of Continental;

         (ii) Continental or any of its subsidiaries, without having received Reliance's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any person other than Reliance or any of its subsidiaries or the Continental Board shall have recommended that the stockholders of Continental approve or accept any Acquisition Transaction with any person other than Reliance or any of its subsidiaries; under the Merger Agreement, an "Acquisition Transaction" is defined as (a) a merger or consolidation, or any similar transaction, involving Continental, (b) a purchase, lease or other acquisition of all or substantially all of the assets of Continental or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of Continental; provided, that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Continental and/or its subsidiaries; or

         (iii) after a BONA FIDE proposal is made by a third party to Continental or its stockholders to engage in an Acquisition
                  Transaction: (a) Continental shall have willfully breached any covenant or obligation contained in the Merger Agreement and such breach would entitle Reliance to terminate the Merger Agreement; (b) the holders of Continental Common Stock shall not have approved the Merger Agreement at the Special Meeting or such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement; or (c) the Continental Board shall have withdrawn or modified in a manner adverse to Reliance the recommendation of the Continental Board with respect to the Merger Agreement.

         Notwithstanding the foregoing, Continental shall not be obligated to pay to Reliance such termination fee in the event that: (i) Continental or Reliance validly terminates the Merger Agreement by the mutual consent of the parties or due to the denial of governmental approvals necessary to consummate the Merger or the issuance of a final governmental order enjoining the Merger or
(ii) Continental terminates the Merger Agreement due to a material breach by Reliance of any representation warranty, covenant or agreement contained in the Merger Agreement or due to a drop in the price of the Reliance Common Stock, in each case as described in the Merger Agreement. See "-- Price-Based Termination" and "-- Termination."

EXPENSES

         All costs and expenses incurred in connection with the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby shall be paid by the party incurring such expense.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW MAY NOT BE APPLICABLE TO CERTAIN CLASSES OF TAXPAYERS, INCLUDING INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS, TAX EXEMPT ORGANIZATIONS OR TRUSTS, FOREIGN PERSONS, PERSONS WHO HELD SHARES OF CONTINENTAL COMMON STOCK AS PART OF A STRADDLE OR CONVERSION TRANSACTION AND PERSONS WHO ACQUIRED SHARES OF CONTINENTAL COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR RIGHTS OR OTHERWISE AS COMPENSATION. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES OF TRANSACTIONS EFFECTUATED PRIOR TO OR AFTER THE MERGER, WHETHER OR NOT SUCH TRANSACTIONS ARE IN CONNECTION WITH THE MERGER, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF OPTIONS OR RIGHTS TO PURCHASE SHARES OF CONTINENTAL COMMON STOCK IN ANTICIPATION OF THE MERGER. CONTINENTAL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

         TAX OPINIONS. It is intended that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Consummation of the Merger is conditioned upon receipt by Reliance of an opinion of Thacher Proffitt & Wood, and receipt by Continental of an opinion of Muldoon, Murphy & Faucette (the "Tax Opinions"), dated the Effective Date, substantially to the effect that, for federal income tax purposes: (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by Reliance, Reliance Bank or Continental as a result of the Merger; (iii) except to the extent of any cash received in lieu of a fractional share interest in Reliance Common Stock, no gain or loss will be recognized by holders of Continental Common Stock who exchange their shares of Continental Common

Stock for shares of Reliance Common Stock pursuant to the Merger; (iv) the tax basis of the shares of Reliance Common Stock received by each holder of Continental Common Stock who exchanges shares of Continental Common Stock for shares of Reliance Common Stock in the Merger will be the same as the tax basis of the shares of Continental Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest in Reliance Common Stock for which cash is received, and increased by any gain recognized on such exchange and (v) the holding period of the shares of Reliance Common Stock received by each holder of Continental Common Stock in the Merger will include the holding period of the shares of Continental Common Stock exchanged therefor, provided that such stockholder holds such shares of Continental Common Stock as a capital asset at the Effective Time.

         The Tax Opinions will not be binding on the Internal Revenue Service (the "IRS"), and there can be no assurance that the IRS will not contest the conclusions expressed therein. The Tax Opinions may be based in part upon certain factual assumptions and upon certain representations made, and certificates delivered, by Reliance, Reliance Bank, Continental and certain of their respective stockholders, officers and other persons, which representations and certificates Thacher Proffitt & Wood and Muldoon, Murphy & Faucette will assume to be true, correct and complete. If such representations or certificates are inaccurate, the Tax Opinions could be adversely affected.

         TAX CONSEQUENCES; GENERAL. The following summary sets forth certain anticipated material federal income tax consequences of the Merger to Continental stockholders. The tax treatment of each Continental stockholder will depend, in part, upon such stockholder's particular situation. This summary is based on the provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof. Such laws, regulations or interpretations may differ at the Effective Time, and relevant facts also may differ.

         EXCHANGE OF CONTINENTAL COMMON STOCK FOR RELIANCE COMMON STOCK. No gain or loss will be recognized by a Continental stockholder by reason of the receipt of Reliance Common Stock for such stockholder's shares of Continental Common Stock (except to the extent such a stockholder receives cash in lieu of a fractional share interest in Reliance Common Stock).

         Such a Continental stockholder's aggregate tax basis in the Reliance Common Stock received pursuant to the Merger will equal such stockholder's aggregate tax basis in the shares of Continental Common Stock exchanged therefor, reduced by any amount allocable to a fractional share interest in Reliance Common Stock for which cash is received, and increased by any gain recognized on such exchange. Continental stockholders should consult their own tax advisors concerning the determination of their basis and holding period in any particular share in Reliance Common Stock since several methods of determination may be available.

         FRACTIONAL SHARES OF RELIANCE COMMON STOCK. No fractional shares of Reliance Common Stock will be issued in the Merger; instead, each Continental stockholder who would otherwise be entitled to a fractional share of Reliance Common Stock will receive cash in lieu of such fractional share interest. Such Continental stockholder will be treated, under Section 302 of the Code, as having received such fractional share ("Hypothetical Fractional Share") pursuant to the Merger and then as having exchanged such Hypothetical Fractional Share for cash in a redemption by Reliance ("Hypothetical Redemption"). Under the principles of Section 302 of the Code, a Continental stockholder will recognize capital gain rather than dividend income with respect to the cash received if the Hypothetical Redemption is "not essentially equivalent to a dividend." In applying the principles of Section 302, the constructive ownership rules of
Section 318 of the Code will apply in comparing a Continental stockholder's ownership interest in Reliance both immediately after the Merger (but before the Hypothetical Redemption) and after the Hypothetical Redemption.

         Whether the Hypothetical Redemption by Reliance of a Hypothetical Fractional Share for cash is "not essentially equivalent to a dividend" with respect to a Continental stockholder will depend upon such stockholder's particular circumstances. However, the Hypothetical Redemption must, in any event, result in a "meaningful reduction" in such Continental stockholder's percentage ownership of Reliance Common Stock. In determining whether the Hypothetical Redemption by Reliance results in a meaningful reduction in a Continental stockholder's percentage ownership of Reliance Common Stock and, therefore, does not have the effect of a distribution of a dividend, a Continental stockholder should compare his or her share interest in Reliance (including interests owned actually, hypothetically and constructively) immediately after the Merger (but before the Hypothetical Redemption) to his or her share interest after the Hypothetical Redemption. The IRS has indicated, in Revenue Ruling 76-385, that a stockholder in a publicly-held corporation whose relative stock interest in the corporation is minimal and who exercises no "control" over corporate affairs is generally treated as having had a meaningful reduction in his or her stock after a redemption transaction if his or her percentage stock ownership in the corporation has been reduced to any extent, taking into account the stockholder's actual and constructive ownership before and after the redemption. In Revenue Ruling 76-385, a reduction from 0.0001118 percent to 0.0001081 percent was found to be a meaningful reduction in stockholdings.

         The holding period of Reliance Common Stock received will include the holding period of the shares of Continental Common Stock exchanged therefor, provided that such shares of Continental Common Stock were held as a capital asset as of the Effective Date. Continental stockholders should consult their own tax advisors concerning the determination of their basis and holding period in any particular share of Reliance Common Stock since several methods of determination may be available.

         If the Reliance Common Stock represents a capital asset in the hands of the stockholder, the stockholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the excess of the amount of cash received therefor and the stockholder's tax basis in the fractional share. Any such capital gain will be long-term if the Continental Common Stock exchanged was held for more than one year.

         BACKUP WITHHOLDING. Unless an exemption applies under applicable law and regulations, the Exchange Agent will be required to withhold 31% of any cash payments to which a non-corporate stockholder or other payee is entitled pursuant to the Merger, unless the stockholder or other payee provides its taxpayer identification number (social security number, employer identification number or individual taxpayer identification number) and certifies that such number is correct. Each stockholder and, if applicable, each other payee must complete and sign the substitute Form W-9 or, if applicable, the certificate of foreign status on Form W-8, included with the Transmittal Letter, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is established in a manner satisfactory to Reliance and the Exchange Agent.

ACCOUNTING TREATMENT

         Reliance will treat the Merger as a purchase for accounting purposes.

DISSENTERS' RIGHTS

         Any holder of Continental Common Stock entitled to vote on the Merger who does not vote in favor thereof will be entitled to have his shares appraised and to receive payment of the fair value of such shares upon compliance with the provisions of Section 6022 of the NYBL. Failure to comply strictly with the procedures set forth in that section will cause the stockholder to lose his dissenters' rights. The following summary of the provisions of Section 6022 of the NYBL is not intended to be a complete statement thereof and is qualified in its entirety by reference to the full text of Section 6022 of the NYBL, which is attached hereto as Appendix F.

         Any Continental stockholder electing to exercise appraisal rights (i) must not vote in favor of the Merger Agreement and (ii) must file with Continental before or at the Special Meeting (but before the vote on the Merger Agreement), a written objection to the Merger Agreement and to the related exchange of Continental

Common Stock for Reliance Common Stock, including a notice of such stockholder's intention to demand payment for such stockholder's shares of Continental Common Stock if the Merger is consummated. Neither a vote against the Merger Agreement, a proxy directing such vote, nor an abstention or a failure to vote will satisfy the requirement that a written demand for payment be delivered to Continental before the vote on the Merger Agreement is taken at the Special Meeting. In addition, a vote in favor of the Merger Agreement shall constitute a waiver of any dissenters' rights pursuant to the NYBL. A vote against, an abstention or a failure to vote will not constitute a waiver of such rights.

         Each stockholder who has properly filed a written objection and who did not vote in favor of the Merger Agreement will be notified by registered mail of the approval of the Merger Agreement within ten days following the date of such approval by the Continental stockholders. At the time of filing the written objection to the Merger Agreement, or within one month thereafter, objecting stockholders must submit the certificates representing their shares of Continental Common Stock to Continental or Continental's transfer agent, for placement of a notation thereon that a notice of election to dissent has been filed. Any stockholder who fails to submit such stockholder's certificates for such notation shall, at the option of Continental, exercised by written notice to such stockholder within 45 days from the date of filing of such notice of election to dissent, lose such stockholder's dissenter's rights, unless a court, for good cause shown, shall otherwise direct. A stockholder may not dissent as to less than all of the shares of Continental Common Stock beneficially owned by such stockholder. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner held of record by such nominee or fiduciary.

         Upon filing a notice of election to dissent, the dissenting stockholder will cease to have any of the rights of a stockholder of Continental, including dividend rights, except the right to be paid the fair value of such stockholder's shares and such other rights as are granted under the NYBL. Withdrawal of any notice of election to dissent will require the written consent of Continental. If the Merger is not consummated, a dissenting stockholder will have no right to payment for shares and will be reinstated with all rights of a stockholder of Continental Common Stock.

 .        Within seven days after the later of (i) the expiration of the period within which stockholders may file their written notice of election to dissent or (ii) the consummation of the Merger, Reliance must make a written offer by registered mail to all stockholders who have filed such notice of election to dissent to pay a specified amount, which it considers to be a fair amount, for each share of Continental Common Stock held by such dissenting stockholders. If, within 30 days after the making of such offer, any dissenting stockholder and Reliance agree on the price to be paid for such stockholder's shares of Continental Common Stock, the agreed upon payment will be made within 60 days of the written offer, upon the surrender of the certificates representing such shares.

         If a written offer is not made within the specified period or if there is no agreement with the dissenting stockholder on the price to be paid within the time periods prescribed by the NYBL, then Reliance may institute a special court proceeding to determine the rights of dissenting stockholders and to fix the fair value of shares of Continental Common Stock. If such proceeding is not instituted, then any dissenting stockholder who has not accepted an offer must initiate a similar court proceeding within 30 days of the last date on which Reliance could have initiated such a court proceeding. If the required court proceeding is not instituted within the 30 day period, a dissenting stockholder shall lose all dissenters' rights unless the court directs otherwise.

         Each party in the appraisal proceeding shall bear such party's own costs and expenses, including counsel and expert fees. The court may, however, in its discretion, assess any of the costs, fees and expenses incurred by Reliance against dissenting holders who are parties to the proceeding if the court finds that their refusal to accept Reliance's offer of payment was arbitrary, vexatious or otherwise not in good faith. Similarly, the costs, fees and expenses incurred by a dissenting stockholder may be assessed by the court, in its discretion, against Reliance if the fair value of the shares as determined by the court materially exceeds the amount which

Reliance offered to pay or, under certain other circumstances, including a failure by Reliance to follow the provisions of Section 6022 of the NYBL.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of Continental's management and the Continental Board may be deemed to have interests in the Merger in addition to their interests, if any, as holders of Continental Common Stock. The Continental Board was aware of these factors and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

         INDEMNIFICATION. Reliance has agreed, among other things, that Reliance shall, from and after the Effective Time through the sixth anniversary of the Effective Time, indemnify and hold harmless each present and former director and officer of Continental or its subsidiaries and each officer or employee of Continental or its subsidiaries that is serving or has served as a director or trustee of another entity expressly at Continental's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by the Merger Agreement, including the entering into of the Stock Option Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent then permitted under applicable law. Reliance has also agreed, among other things, that for a period of six years after the Effective Time, it will maintain in effect the current policies of directors' and officers' liability insurance maintained by Continental (provided that Reliance may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amount containing terms which are no less advantageous to the beneficiaries thereof); provided, however, that in no event will Reliance be obligated to expend, in order to maintain or provide such insurance coverage, any premium for such six year period aggregating in excess of $180,000.

         EMPLOYMENT AGREEMENTS, SEVERANCE ARRANGEMENTS AND BONUSES. In connection with the Merger, Continental Chairman Irwin Nelson, in recognition of his leadership, performance and valued service, will receive a retention/incentive bonus equal to $120,000 to be paid at the Effective Time contingent on his continued service until such time.

         In addition, Reliance has agreed to honor the employment agreement between Continental and John P. Sullivan, President and Chief Executive Officer of Continental , effective as of October 11, 1996, amended effective as of March 14, 1997 and further amended effective as of May 21, 1997. The Employment Agreement provides for an initial two-year term. Commencing on the day after the effective date of the Employment Agreement, the Employment Agreement provides for automatic daily extensions so that the remaining term will be two years.

         Under the Employment Agreement, upon a change in control of Continental (as defined in the Employment Agreement) followed by the voluntary or involuntary termination of Mr. Sullivan, he would be entitled to the following payments and benefits: (i) a lump sum cash payment equal to 130% of his annual base salary in effect as of the date of his termination multiplied by the number of years (including fractions) remaining in the term of the Employment Agreement; (ii) continued insurance benefits for the remaining term of such agreement; (iii) a lump sum cash payment equal to the present value of the additional benefits to which he would have been entitled to under Continental's 401(k) Plan if he had continued working for Continental for the remaining term of his agreement; and (iv) a lump sum cash payment equal to all outstanding shares of phantom stock held by Mr. Sullivan (whether or not vested) on the date of the change of control of Continental, multiplied by the fair market value of Continental Common Stock on such date.

         In connection with the Merger, and as a result of Mr. Sullivan's prospective loss of office, he will resign from his position with Continental at the Effective Time, subject to certain conditions discussed below. As a result, he will be entitled to certain severance benefits under the Employment Agreement. Based upon Mr. Sullivan's annual compensation, the aggregate amount of cash severance benefits payable to Mr. Sullivan under his Employment Agreement is estimated to be $__________.

         Continental also maintains an employment agreement with Mr. Gerald J. Grossman, President of Continental Business Credit and Senior Vice President of Continental, effective as of October 31, 1995. The employment agreement will expire on November 30, 1999 and requires six month's notice if it will not be renewed by either party. Under such employment agreement, upon a change in control of Continental (as defined in the employment agreement) followed by the voluntary termination of Mr. Grossman, he would receive a severance payment equal to $100,000. Reliance has agreed to honor the terms of Mr. Grossman's employment agreement.

         Certain executive officers of Continental have been awarded phantom stock awards, which vest over a period of five years, and accelerate upon a change in control, which will occur upon the consummation of the Merger. Specifically, Messrs. Sullivan, Cangemi and McCarthy have been awarded 45,600, 5,000 and 3,000 shares of phantom stock, respectively. Upon consummation of the Merger, each such officer will receive for each share of phantom stock a cash amount equal to the market value of Reliance Common Stock, as defined in the Merger Agreement, multiplied by 1.1. Assuming a market price of Reliance Common Stock of $____________ per share (the closing price of Reliance common stock on __________________, 1997, the latest practicable trading date prior to mailing of this Proxy Statement-Prospectus), Messrs. Sullivan, Cangemi and McCarthy will receive a payment as a result of the cash-out of their respective shares of phantom stock equal to $______________, $_______________ and $________________,
respectively.

         Additionally, pursuant to preexisting severance arrangements between certain officers and Continental, such officers will receive cash payments equal to the amount of their current monthly salary for a specified number of months. At the Effective Time, Mr. Cangemi will resign from his position as Senior Vice President and Chief Financial Officer of Continental and will, pursuant to a preexisting severance arrangement, receive approximately $60,000. In addition, Messrs. Riley and McCarthy, if terminated, would be entitled to receive cash payments equal to approximately $40,000 and $28,000, respectively.

         Continental has also committed to pay certain officers incentive/retention bonuses designed to reward such individuals for their valued service and provide an incentive for those employees to remain with Continental through the Effective Date of the Merger. Incentive/retention bonuses will be paid to _______ individuals. Messrs. Grossman, Cangemi, McCarthy and Riley will receive $100,000, $75,000, $50,000 and $25,000, respectively. Two other officers will be receiving incentive/retention bonuses aggregating $170,000.

         Payments made under the Employment Agreement with Mr. Sullivan in the event of a change in control could result in the imposition of an excise tax under Section 4999 of the Code. In the event that such an excise tax is payable to the IRS, the Employment Agreement provides that Mr. Sullivan will be indemnified for such amounts and for any additional income and employment taxes imposed as a result of such indemnification. Under the Code, Reliance will not be able to deduct part of the payments and the indemnification payments. The aggregate amount of excise and related federal taxes to be reimbursed to Mr. Sullivan is estimated to be $__________, based upon the closing price of Reliance Common Stock on _____________, 1997, the latest practicable trading date prior to the mailing of this Proxy Statement-Prospectus. The actual amount of any such tax or resulting indemnification payment will be determined on the basis of circumstances prevailing at the Effective Time.

         Pursuant to the Merger Agreement, all directors and officers entitled to severance payments, phantom stock payments or bonuses at or after the Effective Time have agreed to enter into a joint release with

Continental, generally releasing Continental and its successors, including Reliance and Reliance Bank, from any claims in connection with the payment of such severance payments, phantom stock or bonuses.

         In addition, Continental maintains a severance policy for the benefit of full-time employees, other than those officers discussed above, which in the event of termination pays a full-time employee a severance amount based upon such employee's position, salary and length of service. Additionally, annual incentive compensation under pre-established incentive plans will be paid at the Effective Time, which may precede Continental's fiscal year.

         SHARE OWNERSHIP. As of the Record Date, directors and executive officers of Continental and certain of their affiliates owned an aggregate of [158,543] shares of Continental Common Stock for which they will receive the Merger Consideration.

EFFECT ON CONTINENTAL EMPLOYEE BENEFIT PLANS

         Each person who is employed by Continental immediately prior to the Effective Time (a "Continental Employee") and whose employment is not specifically terminated at or prior to the Effective Time shall, at the Effective Time, become an employee (but not an officer) of Reliance Bank. Beginning at the Effective Time, each Continental Employee will serve Reliance Bank in the same capacity in which he or she served Continental immediately prior to the Effective Time and upon the same terms and conditions generally applicable to other employees of Reliance Bank with comparable positions. If it is not practical to enroll Continental Employees as of the Effective Time in a particular employee benefit plan or program maintained by Reliance Bank for its employees (the "Reliance Bank Plans"), Reliance Bank shall continue any comparable plan or program of Continental in effect immediately prior to the Effective Time (the "Continental Plans") for a transition period. During the transition period, Continental Employees shall continue to participate in any Continental employee benefit plans which are continued, and all other employees of Reliance Bank will participate only in the employee benefit plans maintained by Reliance Bank and Reliance, if any.

         Reliance and Reliance Bank will amend each of their respective employee benefit plans and programs, other than any tax-qualified defined benefit or employee stock ownership plan, to recognize the service of each Continental Employee with Continental as service with Reliance and Reliance Bank for purposes of eligibility. Each of Continental's tax-qualified plans will be amended, to provide that all benefits accrued by employees through the Effective Time will be fully vested without regard to their length of service.

         If Continental Employees become eligible to participate in a medical, dental or health plan of Reliance or Reliance Bank, Reliance will cause each such plan to (i) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of Continental and
(ii) honor any deductible and out-of-pocket expenses incurred by the Continental Employees and their beneficiaries under such plans during the portion of the calendar year prior to such participation. If Continental Employees become eligible to participate in a life insurance plan maintained by Reliance or Reliance Bank, Reliance will cause such plan to waive any medical certification for the Continental Employees up to the amount of coverage the Continental Employees had under the life insurance plan of Continental (but subject to any limits on the maximum amount of coverage under the life insurance plan of Reliance or Reliance Bank).

MANAGEMENT OF RELIANCE AND RELIANCE BANK AFTER THE MERGER

         The Merger Agreement provides that, at the Effective Time, the directors and officers of Reliance Bank shall consist of the directors and officers of Reliance Bank immediately prior to the Effective Time of the Merger. The directors and officers of Reliance as of the Effective Time shall consist of the directors and officers of Reliance immediately prior to the Effective Time.

                          CERTAIN RELATED TRANSACTIONS

STOCK OPTION AGREEMENT

         GENERAL. As a condition to entering into the Merger Agreement, Reliance required that Continental enter into the Stock Option Agreement, which allows Reliance to purchase Continental Common Stock under certain circumstances. Pursuant to the Stock Option Agreement, Continental granted to Reliance the Option to purchase 183,425 shares of Continental Common Stock (representing approximately 19.9% of the issued and outstanding shares of the Continental Common Stock on May 3,1997) (subject to adjustment such that in no event may Reliance acquire shares of Continental Common Stock representing more than 19.9% of the issued and outstanding shares of such stock) at an exercise price of $22.00 per share (subject to adjustment). The Option may be exercised only upon the occurrence of certain "Purchase Events" which are described herein (none of which has occurred to the best of Reliance's or Continental's knowledge as of the date of this Proxy Statement-Prospectus).

         EFFECT OF STOCK OPTION AGREEMENT. The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the consummation of the Merger be interested in acquiring all of or a significant interest in Continental from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for the Continental Common Stock than the value per share contemplated by the Merger Agreement. The acquisition of Continental, a significant portion of its consolidated assets or an interest in Continental, or an agreement to do so, could cause the Option to become exercisable. The existence of such Option could significantly increase the cost to a potential acquirer of acquiring Continental compared to its cost had the Stock Option Agreement not been executed. Such increased costs might discourage a potential acquirer from considering or proposing an acquisition or might result in a potential acquirer proposing to pay a lower per share price to acquire Continental than it might otherwise have proposed to pay. The management of Continental believes that the exercise of the Option is likely to prohibit any acquirer of Continental from accounting for any acquisition of Continental using the pooling of interests accounting method for a period of two years. This could discourage or preclude an acquisition by other banking organizations.

         TERMS OF STOCK OPTION AGREEMENT. The following is a brief summary of certain provisions of the Stock Option Agreement, which is attached hereto as Appendix B. The following summary is qualified in its entirety by reference to the Stock Option Agreement.

         If Reliance is not in material breach of the Stock Option Agreement or the Merger Agreement and if no injunction or other court order against delivery of the shares covered by the Option is in effect, Reliance may exercise the Option, in whole or in part, at any time and from time to time, upon the occurrence of any of the following (each a "Purchase Event"):

         (i) Without Reliance's prior written consent, Continental shall have taken certain actions (each an "Acquisition Transaction") including authorizing, recommending, proposing or entering into an agreement with any third party to effect (A) a merger, consolidation or similar transaction involving Continental or any of its significant subsidiaries, (B) the sale, lease, exchange or other disposition of 20% or more of the consolidated assets or deposits of Continental and its subsidiaries or (C) the issuance, sale or other disposition by Continental of 20% or more of the voting power of Continental or any of its significant subsidiaries, other than, in the case of (A) or (C), any transaction in which the voting securities of Continental outstanding immediately prior thereto continue to represent at least 65% of the combined voting power of the voting securities of Continental or of the surviving entity immediately after the consummation of such transaction; or

         (ii) Any third party shall have acquired, or shall have acquired the right to acquire, 20% or more of the voting power of Continental or any of its significant subsidiaries;

PROVIDED, that the Option will terminate upon the earliest to occur of certain events, including:

         (i)      the Effective Time;

         (ii) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as defined below) other than a termination thereof by Reliance under certain circumstances (a "Default Termination");

         (iii)    12 months after a Default Termination; or

         (iv) 12 months after termination of the Merger Agreement (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event;

PROVIDED, FURTHER, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law.

         The term "Preliminary Purchase Event" means any of the following events:

         (i) Commencement by any third party of a tender offer or exchange offer to purchase 20% or more of the outstanding shares of Continental Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

         (ii) Failure of the stockholders of Continental to approve the Merger Agreement, failure of Continental to have held the Special Meeting or the Continental Board shall have withdrawn or modified in a manner adverse to Reliance the recommendation of the Continental Board with respect to the Merger Agreement, in each case after public announcement that a third party (A) proposes to engage in an Acquisition Transaction, (B) commences a Tender Offer or files a registration statement with respect to an Exchange Offer or (C) files an application (or gives notice) under certain federal statutes relating to the regulation of banks and other financial institutions or their holding companies to engage in an Acquisition Transaction; or

         (iii) Any third party proposes to Continental or its stockholders publicly, or in any writing that becomes publicly disclosed, to engage in an Acquisition Transaction; or

         (iv) After a proposal is made by a third party to Continental or its stockholders to engage in an Acquisition Transaction, or such third party states its intention to Continental to make such a proposal if the Merger Agreement terminates, Continental willfully breaches any representation, warranty, covenant or agreement in the Merger Agreement and such breach would entitle Reliance to terminate the Merger Agreement.

         Continental shall notify Reliance promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Continental shall not be a condition to the right of Reliance to exercise the Option.

         In the event Reliance wishes to exercise the Option, it shall send to Continental a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Option Closing") of such purchase; PROVIDED, that the first notice of exercise shall be sent to Continental within 180 days after the first Purchase

Event of which Reliance has been notified. If prior notification to or approval of any regulatory authority is required in connection with any such purchase, Continental shall cooperate with Reliance in the filing of the required notice of application for approval and the obtaining of such approval, and the Option Closing shall occur immediately following such regulatory approvals and any mandatory waiting periods. Any exercise of the Option shall be deemed to occur on the notice date relating thereto.

RESALES OF RELIANCE COMMON STOCK

         The shares of Reliance Common Stock issued pursuant to the Merger Agreement will be freely transferable under the Securities Act except for shares issued to any stockholder who may be deemed to be an "affiliate" of Continental for purposes of Rule 145 under the Securities Act as of the date of the Special Meeting. Affiliates may not sell their shares of Reliance Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of Continental generally include individuals or entities that control, are controlled by or are under common control with Continental and may include certain officers and directors of Continental as well as principal stockholders of Continental.

         Continental agreed in the Merger Agreement to cause each affiliate of Continental to enter into an agreement with Reliance providing that such persons will not sell, transfer or otherwise dispose of shares of Continental Common Stock owned by such person or Reliance Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.


                               ADDITIONAL PROPOSAL

         The Bylaws of Continental require that no business be transacted and no corporate action be taken at a special meeting of stockholders other than that stated in the Notice of the Special Meeting. The Continental Board is not aware of any other business that may properly come before the Special Meeting. The Continental Board seeks the authorization of the Continental stockholders, in the event matters incident to the conduct of the Special Meeting properly come before such meeting, including, without limitation, a motion to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies in order to approve and adopt the transactions contemplated by the Merger Agreement, or otherwise. As to all such matters, the Continental Board intends to direct the voting of such shares in the manner determined by the board of directors in its discretion, and in the exercise of its duties and responsibilities, to be in the best interests of Continental, and its stockholders, taken as a whole.

         THE CONTINENTAL BOARD UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE "FOR" AUTHORIZATION OF ITS BOARD OF DIRECTORS, TO DIRECT THE VOTE OF THE PROXIES UPON SUCH OTHER MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING, AS MAY PROPERLY COME BEFORE SUCH MEETING, INCLUDING, WITHOUT LIMITATION, A MOTION TO ADJOURN SUCH MEETING.

                  BENEFICIAL OWNERSHIP OF RELIANCE COMMON STOCK

PRINCIPAL SECURITY OWNERSHIP

         As of May 31, 1997 management of Reliance knew of no person, other than those below, who is the beneficial owner of more than 5% of Reliance Common Stock.
@@

                                                                        AMOUNT AND NATURE OF           PERCENT OF
   TITLE OF CLASS        NAME & ADDRESS OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP            CLASS (1)
--------------------  -----------------------------------------  ---------------------------------- -------------
Common Stock          Reliance Federal Savings                                817,204                     9.33%
                      Bank Employee Stock
                      Ownership Plan
                      Marine Midland Bank, as Trustee
                      One Marine Midland Center, 17th Floor
                      P.O. Box 4657
                      Buffalo, NY 14203
@@

(1) As of May 5, 1997, these were 8,763,369 shares of Reliance Common Stock outstanding. Percent ownership is based on the most recently reported number of shares divided by the total number of shares outstanding on this date.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information as of May 31, 1997 with respect to the beneficial ownership of Reliance Common Stock by each director of Reliance, the Chief Executive Officer and each of the five most highly compensated officers of Reliance other than the Chief Executive Officer, and all of the directors and executive officers of Reliance as a group. @@

                                                                      AMOUNT AND NATURE OF         PERCENT OF
TITLE OF CLASS            NAME OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP(1)          CLASS(2)
--------------        -------------------------------              --------------------------      ----------
                      DIRECTORS
Common Stock          Thomas G. Davis, Jr.                                70,312 (3)(4)                  *
Common Stock          Donald LaPasta                                      71,934 (3)(4)                  *
Common Stock          Conrad J. Gunther, Jr.                              11,044 (3)(4)                  *
Common Stock          Raymond L. Nielsen                                 189,240 (5)(6)                2.01%
Common Stock          J. William Newby                                    67,065 (3)(4)                  *
Common Stock          Raymond A. Nielsen (7)                             156,920 (5)(6)(8)             1.65
                      President and Chief Executive Officer of
                      Reliance and Reliance Bank
Common Stock          Douglas G. LaPasta (9)                              61,245 (3)(4)                  *
Common Stock          Peter F. Neumann                                    80,745 (3)(4)                  *

                      EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Common Stock          Gerald M. Sauvigne                                  77,181 (5)(6)(8)               *
                      Executive Vice President and Treasurer of
                      Reliance and Reliance Bank
Common Stock          Robert F. Pelosi                                    54,284 (5)(6)(8)               *
                      Senior Vice President and Secretary of
                      Reliance and Reliance Bank
Common Stock          Joseph F. Lavelle                                   34,876 (5)(6)(8)               *
                      Senior Vice President
                      Retail Banking of Reliance and Reliance
                      Bank


                                       60






Common Stock          Paul D. Hagan                                       35,286 (6)(8)               *
                      Vice President and Chief Financial Officer
                      of Reliance and Reliance Bank
Common Stock          John F. Traxler                                     53,506 (5)(6)(8)               *
                      Vice President and Investment Officer of
                      Reliance and Reliance Bank
                      All directors and executive officers as a
Common Stock          group (21 persons)                               1,200,101 (10)                 12.65%
@@

----------------------
* Does not exceed 1.0% of Reliance's voting securities.
(1) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported.
(2) For purposes of calculating the aggregate ownership percentage, all presently exercisable options have been added to the amount of outstanding common stock as of May 31, 1997.
(3) Includes 7,986 unvested shares awarded each to Messrs. Davis, Donald LaPasta, Douglas G. LaPasta, Neumann, Newby and 1,552 shares awarded to Mr. Gunther under the Reliance Federal Savings Bank Recognition and Retention Plan for Outside Directors (the "DRP"). Although awards granted under the plan vest at a rate of 20% commencing March 31, 1995 for each participant except Mr. Gunther whose award begins vesting on June 19, 1997, each participant presently has voting power as to the shares awarded.
(4) Includes 39,330 options granted to each of Messrs. Davis, Donald LaPasta, Neumann and Newby, 33,330 granted to Douglas G. LaPasta and 2,242 granted to Mr. Gunther, under the Reliance Bancorp, Inc. 1994 Stock Option Plan for Outside Directors (the "1994 Directors' Option Plan") which are currently exercisable or exercisable within 60 days after May 31, 1997. Excludes 4,485 options granted to Mr. Gunther under the 1994 Directors' Option Plan, which are exercisable at a rate of 331/3% per year commencing June 19, 1997. Also includes 6,750 options granted to Messrs. Davis, Donald LaPasta, Neumann, Newby, Douglas LaPasta and Gunther under the Reliance Bancorp 1996 Stock Option Plan.
(5)      Includes 38,954, 38,954, 9,936, 7,866, 4,968 and 6,210 of unvested shares awarded to Messrs. R.L. Nielsen, R.A. Nielsen, Sauvigne, Pelosi, Lavelle and Traxler, respectively, under the Reliance Federal Savings Bank Recognition and Retention Plan for Officers and Employees (the "MRP"). MRP awards granted under the plan vest at a rate of 20% per year commencing March 31, 1995 and November 9, 1995. Each participant presently has voting power as to the shares awarded.
(6)      Includes 63,150, 58,150, 33,534, 23,598, 14,283, 14,283 and 21,735
         shares subject to options granted to Messrs. R.L. Nielsen, R.A. Nielsen, Sauvigne, Pelosi, Lavelle, Hagan and Traxler, respectively, under the Reliance Bancorp, Inc. 1994 Incentive Stock Option Plan which are currently exercisable. Excludes 62,100, 62,100, 22,356, 15,732, 9,522, 9,522 and 14,490, respectively, of shares subject to option which become exercisable at a rate of 331/3% per year commencing March 31, 1997.
(7)      Raymond A. Nielsen is the son of Raymond L. Nielsen.
(8)      Includes 7,880, 7,880, 6,763, 5,330, 3,539 and 6,096 shares awarded to Messrs. R.A. Nielsen, Sauvigne, Pelosi, Lavelle, Hagan and Traxler, respectively, under the Reliance Federal Savings Bank
         Employee Stock Ownership Plan (the "ESOP").
(9)      Douglas G. LaPasta is the nephew of Donald LaPasta.
(10) Excludes a total of 266,961 and 196,200, respectively, shares subject to options awarded under the 1994 and 1996 Incentive Stock Option Plan, which are not exercisable within 60 days after May 31, 1997. Includes a total of 369,017 shares awarded under the MRP and DRP, as to which voting may be directed.

                BENEFICIAL OWNERSHIP OF CONTINENTAL COMMON STOCK

PRINCIPAL SECURITY OWNERSHIP

         As of May 31, 1997, management of Continental knew of no person, except as set forth below, who is the beneficial owner of more than 5% of Continental Common Stock.
@@

                                                                        AMOUNT AND NATURE OF                  PERCENT OF
   TITLE OF CLASS        NAME & ADDRESS OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP                   CLASS (1)
--------------------  -----------------------------------------  ----------------------------------         ------------
Common Stock          Pamela Spiegel Sanders                                 63,403                              6.88%
                      375 North Broadway
                      Jericho, New York 11753
Common Stock          Jerry Spiegel                                          50,989(1)                           5.53
                      c/o Jerry Spiegel Associates
                      375 North Broadway
                      Jericho, New York 11753
Common Stock          Stanley Tulchin                                       170,354(2)                          18.48
                      c/o Stanley Tulchin Associates
                      400 Post Avenue
                      Westbury, New York 11590
Common Stock          Lise Spiegel Wilks                                     63,421                              6.88
                      375 North Broadway
                      Jericho, New York 11753
@@

-----------------------
(1) Includes 3,130 shares which are owned by Emily Spiegel, Mr. Spiegel's wife.
(2) Includes 8,024 shares which are owned by Susan Patricia Tulchin, Mr. Stanley Tulchin's wife and 40,185 shares owned by Stanley Tulchin as Trustee under a Voting Trust Agreement dated March 1, 1985 for the benefit of Norman Tulchin, which agreement is on file with the New York State Banking Department.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information as of May 31, 1997 with respect to the beneficial ownership of Continental Common Stock by each director of Continental, the Chief Executive Officer and each of the four most highly compensated officers of Continental other than the Chief Executive Officer, and all of the directors and executive officers of Continental as a group as of May 31, 1997.

@@

                                                                     AMOUNT AND NATURE OF           PERCENT OF
TITLE OF CLASS             NAME OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP(1)         CLASS(2)
--------------        -----------------------------                 -----------------------         ---------
                      DIRECTORS
Common Stock          John P. Bracken..........................               11,547                   1.25%
Common Stock          Saul Erdman..............................                7,985                     *
Common Stock          Vincent A. Ferragamo.....................               10,373                   1.13
Common Stock          John Livanos.............................                6,133                     *
Common Stock          Martin S. Orland.........................                1,000                     *
Common Stock          Irwin B. Nelson..........................               10,591                   1.15
Common Stock          Martin J. Simon..........................               17,463                   1.89
Common Stock          Jerry Spiegel............................               50,989                   5.53
Common Stock          John P. Sullivan.........................                1,000                     *


                                       62

                                                                     AMOUNT AND NATURE OF           PERCENT OF
TITLE OF CLASS             NAME OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP(1)         CLASS(2)
--------------        -----------------------------                 -----------------------         ---------
                      President and Chief Executive
                      Officer of Continental Bank
Common Stock          Edward V. Walsh, Jr......................                32,762                  3.55

                      EXECUTIVE OFFICERS WHO ARE NOT
                      DIRECTORS
                      Thomas R. Cangemi                                         8,700                    *
                      Senior Vice President and Chief
                      Financial Officer of Continental
                      Bank
                      Gerald J. Grossman                                           --                   --
                      Senior Vice President of
                      Continental Bank
                      Peter D. McCarthy                                            --                   --
                      Senior Vice President of
                      Continental Bank
                      William W. Riley                                          1,039                    *
                      Senior Vice President of
                      Continental Bank
Common Stock          All directors and executive officers
                      as a group (12 persons)..................               158,543                  17.20%
@@

*Less than 1%.

         The FDIC Rules and Regulations require Continental's directors, executive officers and holders of more than 10% of the Continental Common Stock to file with the FDIC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Continental. Continental believes that during the fiscal year ended December 31, 1996, its directors, executive officers and holders of more than 10% of the Continental Common Stock complied with all such filing requirements.


                        CERTAIN REGULATORY CONSIDERATIONS

GENERAL

         Reliance Bank, as a federal savings bank, is subject to extensive regulation, examination and supervision by the OTS, as its chartering agency, and by the FDIC, as the insurer of its deposits. Reliance Bank is a member of the Federal Home Loan Bank ("FHLB") System, and its deposit accounts are insured up to applicable limits by the SAIF of the FDIC. Reliance, as a savings and loan holding company, is registered with the OTS and is subject to OTS regulations, examination, supervision and reporting requirements. Continental is subject to extensive regulation, examination and supervision by the Banking Department, as its chartering agency, and by the FDIC, as the insurer of its deposits.

         The earnings of Reliance and Reliance Bank and the earnings of Continental are affected by general economic conditions, management policies and the legislative and governmental actions of various federal and state regulatory authorities, including the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the OTS, the FDIC and the Banking Department. Additionally, there are numerous governmental requirements and regulations that affect the activities of Reliance, Continental and their respective subsidiaries. Any change in applicable law or regulation might have a material effect on the business and prospects of Reliance and Continental.

         The description of statutory provisions and regulations applicable to federally chartered savings associations and to savings and loan holding companies set forth in this document do not purport to be complete descriptions of such statutes and regulations and their effects on Reliance or Reliance Bank.

BUSINESS ACTIVITIES OF FEDERAL SAVINGS ASSOCIATIONS

         The activities of federally chartered savings associations, including federal savings banks such as Reliance Bank, are governed by the Home Owner's Loan Act, as amended (the "HOLA") and, in certain respects, by the Federal Deposit Insurance Act ("FDI Act"). Under these laws and regulations, Reliance Bank may invest in mortgage loans secured by residential and commercial real estate, commercial and consumer loans, certain types of debt securities and certain other assets. Reliance Bank may also establish service corporations that may engage in activities not otherwise permissible for Reliance Bank, including certain real estate equity investments and securities and insurance brokerage. These investment powers are subject to various limitations, including (a) a prohibition against the acquisition of any corporate debt security that is not rated in one of the four highest rating categories, (b) a limit of 400% of an association's capital on the aggregate amount of loans secured by non-residential real estate property, (c) a limit of 20% of an association's assets on commercial loans, (d) a limit of 35% of an association's assets on the aggregate amount of consumer loans and acquisitions of certain debt instruments,
(e) a limit of 5.0% of total assets on non-conforming loans (loans in excess of the specific limitations of the HOLA) and (f) a limit of 5% of the greater of 5% of assets or an association's capital on certain construction loans made for the purpose of financing what is or is expected to become residential property.

RESTRICTIONS ON PAYMENT OF DIVIDENDS

         Reliance is a separate legal entity from Reliance Bank and its subsidiaries. A substantial portion of the revenues of Reliance (on an unconsolidated basis) available for payment of dividends to its stockholders will result from the amounts paid to it, in the form of dividends from Reliance Bank. The OTS regulations impose limitations upon all capital distributions by savings associations, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to stockholders of another institution in a cash-out merger and other distributions charged against capital. The 0TS regulations establish three tiers of institutions, which tiers are based primarily on an institution's capital level. An institution that exceeds all fully phased-in capital requirements before and after a proposed capital distribution ("Tier 1 Association") and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of: (i) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the percentage by which an association's capital-to-assets ratio exceeds the ratios of its fully phased-in capital requirements) at the beginning of the calendar year or (ii) 75% of its net income for the previous four quarters. Any additional capital distribution would require prior OTS approval. As of March 31, 1997, Reliance Bank was a Tier 1 Association. In the event Reliance Bank's capital fell below its fully-phased in requirement or the OTS notified Reliance Bank that it was in need of more than normal supervision, Reliance Bank's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice. Furthermore, under the OTS' prompt corrective action regulations, Reliance Bank would be prohibited from making any capital distributions if, after the distribution, Reliance Bank would not comply with applicable minimum capital requirements. See "-- Capital Requirements." At the time of the conversion to stock form, Reliance Bank was required to establish a liquidation account in an amount equal to its capital as of June 30, 1993. As part of the acquisition of Sunrise Bancorp, Inc., Reliance Bank established a similar liquidation account equal to the remaining liquidation account balance previously maintained by Sunrise Bancorp, Inc. as a result of its conversion from mutual to stock form of ownership. The liquidation account is reduced as, and to the extent that, eligible account holders reduce their qualifying deposits. In the unlikely event of a complete liquidation of Reliance Bank, each eligible account holder with a qualifying deposit will be entitled to receive a distribution from the liquidation account. Reliance

Bank may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause stockholders' equity to be reduced below the amount required for the liquidation account.

CAPITAL REQUIREMENTS

         There are no regulatory capital requirements applicable to Reliance as a savings and loan holding company. With respect to Reliance Bank, the OTS capital regulations require savings associations to meet three capital ratios: a 1.5% tangible capital ratio, a 3% leverage (core capital) ratio and an 8% risk-based capital ratio. Core capital is defined as common stockholders' equity (including retained earnings but excluding net unrealized gains and losses from available-for-sale debt securities), certain noncumulative perpetual preferred stock and related surplus, minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain qualifying supervisory intangible assets, certain mortgage servicing rights and certain other assets as defined by OTS capital regulations. Tangible capital is defined generally in the same manner as core capital. The OTS regulations also require that, in meeting the tangible, leverage, and risk-based capital ratios, institutions must deduct investments in and loans to subsidiaries engaged in activities not permissible for a national bank.

         The risk-based capital standard for savings associations requires the maintenance of total capital (which is defined as core capital plus supplementary capital less certain adjustments) to risk-weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, as assigned by the OTS capital regulation based on the risks the OTS believes are inherent in the type of asset. The components of core capital are equivalent to those discussed above. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and allowance for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of supplementary capital counted toward total capital cannot exceed 100% of core capital. In addition, certain assets are required to be deducted from risk-based capital, such as certain equity investments and construction loans with loan-to-value ratios exceeding 80%.

         FDICIA requires that the OTS and other federal banking agencies revise their risk-based capital standards, with appropriate transition rules, to ensure that they take into account interest rate risk ("IRR"), concentration of risk and the risks of non-traditional activities. The OTS adopted regulations, effective January 1, 1994, that set forth the methodology for calculating an interest rate risk component to be incorporated into the OTS risk-based capital regulations. The OTS has indefinitely deferred its requirement of the interest rate risk component in the calculation of an institution's risk-based capital calculation. The OTS continues to monitor the IRR of individual institutions and retains the right to impose minimum capital requirements on individual institutions. Based on Reliance Bank's IRR profile and the level of interest rates at March 31, 1997, as well as Reliance Bank's level of risk-based capital at March 31, 1997, management believes that Reliance Bank does not have a greater than normal level of IRR as measured under the OTS rule and would not be required to hold capital against its IRR as a result of the rule.

         At March 31, 1997, Reliance Bank met each of its regulatory capital requirements with a tangible capital ratio of 5.43%, a leverage capital ratio of 5.43% and a total risk-based capital ratio of 14.95%. The following table sets forth the regulatory capital calculations of Reliance Bank at March 31, 1997, calculated in accordance with applicable requirements of the OTS. At March 31, 1997, Reliance Bank met the capital requirements to be considered a "well capitalized" institution.

@@

                                                                  AT MARCH 31, 1997
                                   -------------------------------------------------------------------------------------
                                   CAPITAL REQUIREMENT             ACTUAL CAPITAL                EXCESS CAPITAL
                                   -------------------             --------------                --------------
                                                                   (IN THOUSANDS)
Tangible.....................            $   28,301                   $   102,419                    $   74,118
Leverage.....................                56,603                       102,419                        45,816
Total Risk-based.............                57,382                       107,244                        49,862

@@

         On a pro forma basis after giving effect to the Merger, Reliance Bank would continue to meet the capital requirements to be considered a "well capitalized" institution.

PROMPT CORRECTIVE REGULATORY ACTION

         FDICIA establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, the banking regulators are required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of capitalization. Generally, subject to a narrow exception, FDICIA requires the applicable banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized.

         Under the OTS regulations, generally, a federally chartered savings association is treated as well capitalized if its total risk-based capital ratio is 10% or greater, its Tier 1 risk-based capital ratio is 6% or greater, its leverage ratio is 5% or greater, and it is not subject to any order or directive by the OTS to meet a specific capital level. A federally chartered savings association will be adequately capitalized if its ratio of risk-based capital to risk-weighted assets is at least 8%, its Tier l risk-based capital ratio is at least 4%, and its leverage ratio is at least 4% (3% if the institution receives the highest rating on the CAMEL rating system). A federally chartered savings association that has a total risk-based capital ratio of less than 8% or a leverage ratio or a Tier 1 risk-based capital ratio of less than 4% is considered to be "undercapitalized." A federally chartered savings association that has a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3% or a leverage ratio of less than 3% is considered to be "significantly undercapitalized," and a federally chartered savings association that has a tangible-capital-to-assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." Generally, a capital restoration plan must be filed with the OTS within 45 days of the date an association receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." In addition, various mandatory supervisory actions become immediately applicable to the institution, including restrictions on growth of assets and on other forms of expansion. The OTS could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors. As of March 31, 1997, Reliance Bank met the capital requirements to be considered "well capitalized" by the OTS.

IMPACT OF RECENT LEGISLATION

         DEPOSIT INSURANCE - SAIF RECAPITALIZATION. For the first three calendar quarters of 1996, SAIF-insured institutions paid deposit insurance assessments at an annual rate of $ 0.23 to $ 0.31 per $100 of deposits. As a well capitalized institution, Reliance Bank paid deposit insurance assessments at an annual rate of $0.23 per $100 of deposits or $2.3 million for the first three calendar quarters of 1996. In contrast, BIF-insured institutions that were well capitalized and without any significant supervisory concerns paid the minimum annual assessment of $2,000, and all other BIF-insured institutions paid deposit insurance assessments at annual rates of $0.23 to $0.31 per $100 of deposits.

         In response to the SAIF/BIF assessment disparity, the Deposit Insurance Funds Act of 1996 (the "Funds Act") was enacted into law on September 30, 1996. The Funds Act amended the FDI Act in several ways to recapitalize the SAIF and reduce the disparity in the assessment rates for the BIF and the SAIF. The Funds Act authorized the FDIC to impose a special one-time assessment on all institutions with SAIF-assessable deposits in the amount necessary to recapitalize the SAIF. As implemented by the FDIC, institutions with SAIF-assessable deposits paid a special assessment, subject to adjustment, of $0.657 per $100 of the institution's SAIF-assessable deposits. The special assessment was based on the amount of SAIF-assessable deposits held on March 31, 1995. The Funds Act provides that the amount of the special assessment is deductible for federal income tax purposes for the taxable year in which the special assessment is paid. Based on the foregoing, the special assessment for Reliance Bank of $8.25 million (before taxes) was charged against income during the quarter ended September 30, 1996 and paid in November 1996.

         In view of the recapitalization of the SAIF, the FDIC reduced the assessment rates for SAIF-assessable deposits. For periods beginning on October 1, 1996 the annual rates were reduced to a range of 18 to 27 basis points, and beginning on January 1, 1997, the effective annual rates were reduced to a range of 0 to 27 basis points. The Funds Act also provides that the FDIC cannot assess regular insurance assessments for an insurance fund unless required to maintain or to achieve the designated reserve ratio of 1.25% of insured deposits, except on those of its member institutions that are not classified as "well capitalized" or that have been found to have "moderately severe" or "unsatisfactory" financial, operational or compliance weaknesses. Reliance Bank has not been so classified by the FDIC or the OTS.

         In addition, the Funds Act expanded the assessment base to provide funds for the payments of interest on the bonds issued in the late 1980s by the Financing Corporation (the "FICO bonds") to recapitalize the now defunct Federal Savings and Loan Insurance Corporation to include the deposits of both BIF- and SAIF-insured institutions beginning January 1, 1997. Until December 31, 1999, or such earlier date on which the last savings association ceases to exist (relative to charter form), the rate of assessment for BIF-assessable deposits will be one-fifth of the rate imposed on SAIF-assessable deposits. The annual rates of assessment for the payments on the FICO bonds for the semiannual period beginning on January 1, 1997 was 0.013% for BIF-assessable deposits and 0.0648% for SAIF-assessable deposits, and for the semiannual period beginning on July 1, 1997 the rates will be 0.0126% and 0.0630%, respectively. Assuming that the designated reserve ratio is maintained by the SAIF, Reliance Bank, as long as it maintains its regulatory status, will pay substantially lower regular assessments compared to those paid by Reliance Bank in recent years. Based on the foregoing, Reliance Bank's SAIF quarterly assessment rate was 4.5 basis points for the first calendar quarter of 1997, and Reliance Bank's SAIF assessment rate for the remainder of 1997 is zero basis points.

         The Funds Act also provides for the merger of the BIF and SAIF on January 1, 1999, with such merger being conditioned upon the prior elimination of the thrift charter and the development of a new common charter. The Funds Act required the Secretary of the Treasury to conduct a study of the relevant factors with respect to the development of a common charter for all insured depository institutions and the abolition of separate charters for banks and thrifts and to report the Secretary's conclusions and the findings to the Congress. The Secretary of the Treasury has recommended to the Congress that the separate charter for thrifts be eliminated only if other legislation is adopted that permits bank holding companies to engage in certain non-financial activities. Absent legislation permitting bank holding companies to engage in such non-financial activities, the Secretary of the Treasury recommended that the thrift charter be retained. Several bills to eliminate the federal thrift charter were introduced in Congress prior to the report by the Secretary of the Treasury, which include provisions that would (i) apply the restrictions on activities applicable to "multiple savings and loan building companies" and bank holding companies to "unitary savings and loan building companies" and (ii) eliminate the savings association charter and require savings associations to become banks and simultaneously abolish the OTS and its supervisory role over savings and loan holding companies. Although no assurances can be given as to whether legislation will be enacted to eliminate the thrift charter or if enacted, what powers would be available to Reliance Bank under any new or revised depository institution charter, Management believes that such legislation will not significantly affect the core business activities of Reliance Bank. Management intends to continue to closely monitor such developments.

         RECAPTURE OF BAD DEBT RESERVES. Prior to the enactment of the Small Business Job Protection Act of 1996 (the "1996 Act"), on August 20, 1996, thrift institutions such as Reliance Bank, which met certain definitional tests primarily relating to their assets and the nature of their business, for federal income tax purposes, were permitted to establish tax reserves for bad debts and to make annual additions thereto, which additions could be deducted, within specified limitations, in arriving at their taxable income. Reliance Bank's deduction with respect to "qualifying loans," which are generally loans secured by certain interest in real property, could be computed using an amount based on Reliance Bank's actual loss experience (the "Experience Method"), or a percentage equal to 8.0% of Reliance Bank's taxable income (the "PTI Method"), computed without regard to this deduction and with additional modifications and reduced by the amount of any permitted addition to the non-qualifying reserve. Similar deductions for additions to Reliance Bank's bad debt reserve were permitted under the New York State Franchise Tax and the New York City Financial Corporation Tax; however, for purposes of these taxes, the effective allowable percentage under the PTI method was 32% rather than 8%.

         Under the 1996 Act, the PTI Method was repealed and Reliance Bank, as a "large bank" (one with assets having an adjusted basis of more than $500 million), will be unable to make additions to its tax bad debt reserve, will be permitted to deduct bad debts only as they occur and will be required to recapture (that is, take into taxable income) over a six-year period, beginning with Reliance Bank's taxable year beginning July 1, 1996, the excess of the balance of such reserves (other than the supplemental reserve) as of June 30, 1996 over the balance of such reserves as of June 30, 1988. However, under the 1996 Act, such recapture requirements will be suspended for each of the two successive taxable years beginning July 1, 1996 in which Reliance Bank originates a minimum amount of certain residential loans during such years that is not less than the average of the principal amounts of such loans made by Reliance Bank during its six taxable years preceding July 1, 1996. Since Reliance Bank has already provided a deferred income tax liability for financial reporting purposes, there will be no adverse impact to Reliance Bank's financial condition or results of operations from such recapture.

         The New York State and New York City tax laws have been amended to prevent a similar recapture of Reliance Bank's bad debt reserve, and to permit continued future use of the bad debt reserve method for purposes of determining the Reliance Bank's New York State and New York City tax liabilities, in either case so long as the Reliance Bank continues to satisfy the New York State and New York City definitional tests related to its assets and the nature of its business, which are similar to the former federal income tax tests, discussed above.

TRANSACTIONS WITH RELATED PARTIES

         In addition to Sections 23A and 23B of the Federal Reserve Act ("aFRA"), which limit Reliance Bank's authority to engage in transactions with "affiliates" (i.e., any company that controls or is under common control with an institution, which for Reliance Bank would be Reliance), OTS regulations prohibit savings associations from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies under Section 4(c) of the Bank Holding Company Act ("BHC Act"). Further, no savings association may purchase the securities of any affiliate other than a subsidiary.

FEDERAL HOME LOAN BANK SYSTEM

         Reliance Bank is a member of the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. Reliance Bank, as a member of the FHLB-NY, is required to acquire and hold shares of capital stock in FHLB-NY in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, 1% of 30% of total assets, or 5% of its advances from the FHLB-NY, whichever is greater. Reliance Bank was in compliance with this requirement with an investment in FHLB-NY stock at March 31, 1997, of $15.7 million.

         For each of the years ended June 30, 1996, 1995 and 1994, dividends from the FHLB-NY to Reliance Bank amounted to $725,000, $502,000 and $517,000, respectively.

OTHER REGULATION APPLICABLE TO FEDERAL SAVINGS ASSOCIATIONS

         QUALIFIED THRIFT LENDER ("QTL") TEST. The HOLA requires savings associations to meet a QTL test. Under the QTL test, a savings association is required to maintain at least 65% of its "portfolio assets" (total assets less
(i) specified liquid assets up to 20% of total assets, (ii) intangibles, including goodwill, and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and mortgage-related securities) on a monthly basis in 9 out of every 12 months. On September 30, 1996, as part of the omnibus appropriations bill, Congress enacted the Economic Growth and Paperwork Reduction Act of 1996 ("Regulatory Paperwork Reduction Act"), which modified and expanded the investment authority of federal savings associations. The Regulatory Paperwork Reduction Act also expanded the definition of "qualified thrift investment" to include, without limit, education, small business, and credit card loans, and removed the 10% limit on personal, family, or household loans for purposes of the QTL test. The legislation also provides that a thrift meets the QTL test if it qualifies as a domestic building and loan association under the Internal Revenue Code. As of March 31, 1997, Reliance Bank maintained its portfolio assets in qualified thrift investments in excess of 85% and had more than 65% of its portfolio assets in qualified thrift investments for each of the 12 months ending March 31, 1997. Therefore, Reliance Bank qualified under the QTL test.

         A savings association that fails the QTL test and does not convert to a bank charter generally will be prohibited from: (i) engaging in any new activity not permissible for a national bank, (ii) paying dividends not permissible under national bank regulations, (iii) obtaining advances from any FHLB, and (iv) establishing any new branch office in a location not permissible for a national bank in the association's home state. In addition, beginning three years after an association fails the QTL test, the association is prohibited from engaging in any activity not permissible for a national bank and must repay any outstanding advances from the FHLB as promptly as possible.

         LIQUIDITY. Reliance Bank is required to maintain an average daily balance of liquid assets (cash, certain time deposits, bankers' acceptances, specified United States Government, state or federal agency obligations, shares of certain mutual funds and certain corporate debt securities and commercial paper) equal to a monthly average of not less than a specified percentage of its net withdrawable deposit accounts plus short-term borrowings. This liquidity requirement may be changed from time to time by the OTS to any amount within the range of 4% to 10% depending upon economic conditions and the savings flows of member institutions, and is currently 5%. OTS regulations also require each savings association to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1%) of the total of its net withdrawable deposit accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet these liquidity requirements. Reliance Bank's liquidity and short-term liquidity ratios for the nine months ended March 31, 1997, averaged 5.33% and 1.55%, respectively. Reliance Bank has never failed to meet its liquidity requirements.

         ASSESSMENTS. Federally chartered savings associations are required by OTS regulations to pay assessments to the OTS to fund the operations of the OTS. The general assessment, paid on a semi-annual basis, is computed upon the federally chartered savings association's total assets, including consolidated subsidiaries, as reported in the association's latest quarterly thrift financial report. The assessment recorded by Reliance Bank for the year ended June 30, 1996 totaled $264,000.

         BRANCHING. OTS regulations authorize federally chartered savings associations to branch nationwide to the extent allowed by federal statute. This permits federal savings and loan associations to establish interstate networks and to diversify more easily their loan portfolios and lines of business geographically. The OTS' authority preempts any state law purporting to regulate branching by federal savings associations. The branching powers afforded federal savings associations have been broader than the branching authority available to national banks and state chartered institutions, which generally lacked the authority to branch outside their state of domicile. However, as of June 1, 1997, national banks and state chartered banks and savings banks gained increased authority under 1995 legislation to establish interstate branches.

HOLDING COMPANY REGULATION

         Reliance is a unitary savings and loan holding company within the meaning of the HOLA. As such, Reliance is registered with the OTS and is subject to the OTS regulations, examinations, supervision and reporting requirements. In addition, the OTS has enforcement authority over Reliance. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to any of a holding company's subsidiaries which are savings associations. Reliance Bank must notify the OTS at least 30 days before declaring any dividend to Reliance. Such notification has been complied with for each dividend declared in 1996 and 1997 to Reliance, for which Reliance Bank has received OTS approval. The OTS has approved Reliance Bank's declaration and payment of up to $6.7 million of dividends during 1997.

         Because Reliance is a holding company, the rights of Reliance to participate in any distribution of assets of any subsidiary, including Reliance Bank, upon its liquidation or reorganization or otherwise (and thus the ability of Reliance's stockholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that Reliance itself may be a creditor of that subsidiary with recognized claims. Claims on Reliance subsidiaries by creditors other than Reliance will include substantial obligations with respect to deposit liabilities and purchased funds.

         The HOLA prohibits a savings and loan holding company (directly or indirectly) or through one or more subsidiaries from acquiring another savings association or holding company thereof without prior written approval of the OTS; acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary savings association, a nonsubsidiary holding company, or a nonsubsidiary company engaged in activities other than those permitted by the HOLA or acquiring or retaining control of a depository institution that is not insured by the FDIC. In evaluating applications by holding companies to acquire savings associations, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

         As a unitary savings and loan holding company, Reliance generally is not restricted under existing laws as to the types of business activities in which it may engage; PROVIDED, that Reliance Bank continues to be a QTL. Upon any non-supervisory acquisition by Reliance of another savings association or savings bank that meets the QTL test and is deemed to be a savings association by the OTS, Reliance would become a multiple savings and loan holding company (if the acquired institution is held as a separate subsidiary) and would be subject to extensive limitations on the types of business activities in which it could engage. The HOLA limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the BHC Act, subject to the prior approval of the OTS, and activities authorized by OTS regulations, which activities include mortgage banking, consumer finance, operation of a trust company. and certain types of securities brokerage activities.

         The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings associations in more than one state, subject to two exceptions: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies, and
(ii) the acquisition
of a savings association in another state if the laws of the state of the target savings association specifically permit such acquisitions. Although the conditions imposed upon acquisitions in those states that have enacted such legislation vary, many such statutes are of the "reciprocity" type and a number are limited by regional restrictions, which require that the acquiring holding company be located (as defined by the location of its subsidiary savings associations) in a state within a defined geographic region and that the state in which the acquiring holding company is located has enacted reciprocal legislation allowing savings associations in the target state to purchase savings associations in the acquirer's home state on terms no more restrictive than those imposed by the target state on the acquirer. Some states authorize acquisition by out-of-state holding companies only in supervisory cases, and certain states do not authorize interstate acquisitions under any circumstances.


         Under the Change in Bank Control Act and HOLA and 12 C.F.R. Part 574 promulgated thereunder, OTS approval (or, in certain cases, non-disapproval) must be obtained before any person may acquire control of a savings and loan holding company, such as Reliance, or of a savings association, such as Reliance Bank. Such acquisitions of control may be disapproved if the OTS determines, among other things, that (i) the acquisition would substantially lessen competition; (ii) the financial condition of the acquiring person might jeopardize the financial stability of the savings association or prejudice the interests of its depositors; or (iii) the competency, experience or integrity of the acquiring person or the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person. For such purposes, "person" includes an individual or an entity, and security holdings of persons acting in concert are aggregated for purposes of applying these provisions. Control is conclusively presumed to exist if, among other things, a person acquires more than 25% of any class of voting stock of a savings and loan holding company or controls in any manner the election of a majority of the directors of the savings and loan holding company. Control is rebuttably presumed to exist if, among other things, a person acquires more than 10% of any class of voting stock (or 25% of any class of stock) of a savings and loan holding company and is subject to any of certain specified "control factors." The control factors relate to, among other matters, the percentage of the debt and equity of the savings and loan holding company owned by the person, agreements giving the person influence over a material aspect of the operations of the savings and loan holding company and the number of seats on the board of directors of the savings and loan holding company held by the person or designees of the person. Subject to rebuttal, a person also may be deemed to have control of a savings and loan holding company if such person holds any combination of voting stock and revocable or irrevocable proxies representing more than 25% of any class of voting stock of the savings and loan holding company (excluding proxies held in connection with a solicitation by, or in opposition to, a solicitation on behalf of management, but including a solicitation in connection with the election of directors) and the proxies would enable such person to: (i) elect one-third or more directors of, (ii) cause the stockholders to approve the acquisition or reorganization of, or (iii) exert a continuing influence on a material aspect of the business operations of, an association or its holding company. OTS regulations provide an application procedure to rebut the control presumptions.

                               UNAUDITED PRO FORMA
              COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         The following statements set forth certain selected condensed financial information for Reliance and Continental on an unaudited pro forma combined basis giving effect to the Merger as if the Merger had become effective on March 31, 1997, in the case of the statement of financial condition data presented, and as if the Merger had become effective at the beginning of the periods indicated, in the case of the statement of operations data presented. The pro forma information in the statements assumes that the Merger is accounted for using the purchase method of accounting. See "THE MERGER -- Accounting Treatment." Financial information for the nine months ended March 31, 1997 and the year ended June 30, 1996 combine Reliance and Continental with Continental's results presented to coincide with the reporting period of Reliance. These statements should be read in conjunction with, and are qualified in their entirety by, the historical financial statements, including the notes thereto, of Reliance and Continental incorporated by reference herein or accompanying this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INFORMATION RELATING TO CONTINENTAL."

         The pro forma combined condensed financial statements do not give effect to the anticipated cost savings and revenue enhancement opportunities that could result from the Merger, or expenses associated with management severance, retention/incentive bonus or phantom stock award payments, and do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that would have occurred had the Merger been consummated on March 31, 1997 or at the beginning of the periods indicated.

                                    RELIANCE BANCORP, INC. AND CONTINENTAL BANK
               UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                               AS OF MARCH 31, 1997
                                                  (IN THOUSANDS)
@@

                                                           HISTORICAL     HISTORICAL      PRO FORMA      PRO FORMA
                                                            RELIANCE      CONTINENTAL    ADJUSTMENTS     COMBINED
                                                           -----------    -----------    -----------    -----------
ASSETS
Cash and due from banks ................................   $    24,731    $     8,421    $    (3,908)(C)$    29,244
Money market investments ...............................        13,500          7,200             --         20,700
Investment securities held to maturity .................        51,021          1,624             --         52,645
Investment securities available for sale ...............        21,941         69,289             --         91,230
Mortgaged-backed securities available-for-sale .........       701,260             --             --        701,260
Mortgaged-backed securities held-to-maturity ...........       166,187             --             --        166,187

Loans receivable .......................................       866,764         82,114             --        948,878
     Less allowance for loan losses ....................         4,879          2,616             --          7,495
                                                           -----------    -----------    -----------    -----------
     Loans receivable, net .............................       861,885         79,498             --        941,383
Accrued interest receivable ............................        12,412             --             --         12,412
Premises and equipment, net ............................        14,129          2,143             --         16,272
Mortgage servicing rights ..............................         3,302             --             --          3,302
Excess of cost over fair value of net assets acquired
     and other intangibles .............................        46,309          2,018         15,581(D)      63,908
Real estate owned net ..................................         1,116             --             --          1,116
Prepaid expenses and other assets ......................         9,007          2,812             --         11,819
                                                           -----------    -----------    -----------    -----------
         Total Assets ..................................   $ 1,926,800    $   173,005    $    11,673    $ 2,111,478
                                                           ===========    ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Deposits: .........................................   $ 1,404,607    $   132,725    $        --    $ 1,537,332
     Borrowed funds ....................................       341,407         25,000             --        366,407
     Accrued expenses and other liabilities ............        25,879          3,000             --         28,879
                                                           -----------    -----------    -----------    -----------
         Total Liabilities .............................     1,771,893        160,725             --      1,932,618
                                                           -----------    -----------    -----------    -----------
Stockholders' Equity
     Common stock ......................................           108          4,609         (4,609)(J)        108
     Additional paid-in capital ........................       105,463          6,438          3,766 (I)(J) 115,667
     Retained earnings .................................        86,763          1,567         (1,567)(J)     86,763
     Net unrealized (losses) on securities, net of taxes        (3,706)          (334)           334         (3,706)
     Unallocated common stock held by ESOP .............        (5,589)            --             --         (5,589)
     Unearned common stock held by RRP .................        (1,773)            --             --         (1,773)
     Unearned Common stock held by SERP ................          (209)            --             --           (209)
     Treasury stock ....................................       (26,150)            --         13,749(I)     (12,401)
                                                           -----------    -----------    -----------    -----------
         Total stockholders' equity ....................       154,907         12,280         11,673        178,860
                                                           -----------    -----------    -----------    -----------
         Total liabilities and stockholders' equity ....   $ 1,926,800    $   173,005    $    11,673    $ 2,111,478
                                                           ===========    ===========    ===========    ===========
@@

        SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS.

                                    RELIANCE BANCORP, INC. AND CONTINENTAL BANK
                           UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT
                          OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 1996 FOR RELIANCE AND
                               THE TWELVE MONTHS ENDED JUNE 30, 1996 FOR CONTINENTAL
                                     (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
@@


                                           HISTORICAL   HISTORICAL     PRO FORMA      PRO FORMA
                                           RELIANCE     CONTINENTAL   ADJUSTMENTS     COMBINED
                                          -----------   -----------   -----------    -----------

Total interest income .................   $   100,372   $     9,832   $      (221)(E)$   109,983
Total interest expense ................        52,985         4,237            --         57,222
                                          -----------   -----------   -----------    -----------

Net interest income ...................        47,387         5,595          (221)        52,761
Provision for loan losses .............           725           600            --          1,325
                                          -----------   -----------   -----------    -----------
Net interest income after provision for

   loan losses ........................        46,662         4,995          (221)        51,436
                                          -----------   -----------   -----------    -----------

Non-interest income ...................         3,110         3,422            --          6,532
                                          -----------   -----------   -----------    -----------
Non-interest expense:
   General and administrative .........        25,596         6,912            --         32,508
   Real estate operations, net ........           579            --            --            579
   Amortization of excess of cost over
     fair value of net assets acquired          1,928            --         1,039(F)       2,967
                                          -----------   -----------   -----------    -----------
Total non-interest expense ............        28,103         6,912         1,039         36,054
                                          -----------   -----------   -----------    -----------

Income before income taxes ............        21,669         1,505        (1,260)        21,914
Income taxes ..........................         9,946           670          (578)(G)    10,038
                                          -----------   -----------   -----------    -----------
Net income ............................   $    11,723   $       835   $      (682)   $    11,876
                                          ===========   ===========   ===========    ===========

Fully diluted weighted average number
   of common stock equivalents outstanding
   during the year.....................         8,946           690                        9,705
Net income per common share:
   Primary.............................   $      1.31    $     1.21                  $      1.22
   Fully diluted.......................   $      1.31    $     1.21                  $      1.22
                                          ===========    ==========                  ===========
@@


        SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS.

                                    RELIANCE BANCORP, INC. AND CONTINENTAL BANK
                    UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                     FOR THE NINE MONTHS ENDED MARCH 31, 1997
                                     (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
@@


                                           HISTORICAL   HISTORICAL     PRO FORMA      PRO FORMA
                                           RELIANCE     CONTINENTAL   ADJUSTMENTS     COMBINED
                                          -----------   -----------   -----------    -----------

Total interest income .................   $    98,744   $     8,834   $      (166)   $   107,412
Total interest expense ................        52,718         3,645                       56,363
                                          -----------   -----------   -----------    -----------

Net interest income ...................        46,026         5,189          (166)        51,049
Provision for loan losses .............           650         1,240            --          1,890
                                          -----------   -----------   -----------    -----------
Net interest income after provision for
   loan losses ........................        45,376         3,949          (166)        49,159
                                          -----------   -----------   -----------    -----------

Non-interest income ...................         2,606         2,980            --          5,586
                                          -----------   -----------   -----------    -----------
Non-interest expense:
   General and administrative .........        23,368         6,746            --         30,114
   Real estate operations, net ........           335            --            --            335
   Amortization of excess of cost over
     fair value of net assets acquired          2,558            --           779          3,337
   SAIF recapitalization assessment ...         8,250            --            --          8,250
                                          -----------   -----------   -----------    -----------
Total non-interest expense ............        34,511         6,746           779         42,036
                                          -----------   -----------   -----------    -----------

Income before income taxes ............        13,471           183          (945)        12,709
Income taxes ..........................         6,873            80          (482)         6,471
                                          -----------   -----------   -----------    -----------
Net income ............................   $     6,598   $       103   $      (463)   $     5,238
                                          ===========   ===========   ===========    ===========

Fully diluted weighted average number
   of common stock equivalents outstanding
   during the year ....................         9,038           934                       10,065
Net income per common share:
   Primary ............................   $      0.73   $      0.11                  $      0.62


   Fully diluted ......................   $      0.73   $      0.11                  $      0.62
                                          ===========   ===========                  ===========
@@


        SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS.

                   RELIANCE BANCORP, INC. AND CONTINENTAL BANK
                      NOTES TO UNAUDITED PRO FORMA COMBINED
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)      Basis of Presentation

         The Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition as of March 31, 1997 has been prepared as if the Merger had been consummated on that date. The Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the year ended June 30, 1996 for Reliance and 12 months ended June 30, 1996 for Continental was prepared as if the Merger had been consummated on July 1, 1995. The Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the nine months ended March 31, 1997 was prepared as if the Merger had been consummated on July 1, 1996. The unaudited pro forma combined condensed consolidated financial statements are based on the historical financial statements of Reliance and Continental after giving effect to the Merger under the purchase method of accounting and the assumptions and adjustments in the notes that follow.

(B) Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma combined condensed consolidated financial statements are summarized as follows:

         (i) Securities - Securities were valued at their estimated fair values as of March 31, 1997. At March 31, 1997, the carrying value of securities approximated the fair value.

         (ii) Loans - Loans were valued based upon estimated fair values as of March 31, 1997. At March 31, 1997, the carrying value of loans approximated the fair value.

         (iii) Premises and equipment - Premises and equipment were recorded at their estimated fair values as of March 31, 1997. At March 31, 1997, the carrying value of premises and equipment approximated the fair value.

         (iv) Certificate accounts - Certificate accounts were valued based upon interest rates for comparable deposit liabilities as of March 31, 1997. At March 31, 1997, the carrying value of certificate accounts approximated the fair value.

         (v) Borrowed funds - Borrowed funds were valued based upon interest rates for comparable borrowings as of March 31, 1997. As of March 31, 1997, the carrying value of borrowings approximated the fair value.


(C) The cost to acquire Continental has been allocated as described in the table below:

Value of Reliance shares issued to acquire Continental shares ...... $23,953

Acquisition - related costs:
         Transaction costs incurred by Reliance.....................   1,102
         Severance, retention bonuses, option payouts and other
            payouts to Continental employees........................   2,806
                                                                     -------
Total acquisition - related costs

Lease buyout of data processing equipment ..........................   3,908
                                                                     -------

         Total costs ............................................... $27,861
                                                                     =======

(D) Excess of cost over fair value of net assets acquired was calculated as follows:

         Total costs..................................... $ 27,861
         Net assets acquired.............................   12,280
                                                          --------
         Total excess of cost over fair value of
          net assets acquired generated from Continental
          acquisition.................................... $ 15,581
                                                          ========

(E) Amount represents annual interest income foregone of $221,000 and $166,000 for the year ended June 30, 1996 and the nine months ended March 31, 1997, respectively, for cash utilized for transaction costs, based on an average annual rate of 5.65%.

(F) Amortization of the excess of cost over fair value of net assets acquired is recorded straight-line over fifteen years.

(G) Income tax expense adjustment was based on applying Reliance's actual effective tax rate of 45.9% and 51.0%, respectively, to the pro forma adjustments for the year ended June 30, 1996 and for the nine months ended March 31, 1997.

(H) Weighted average number of common and common stock equivalents utilized for the calculation of earnings per share was 8,946,000 and 9,038,000, respectively which represented Reliance's actual for the year ended June 30, 1996 and for the nine months ended March 31, 1997 plus 759,000 and 1,027,000 issued to Continental stockholders under the terms of the Merger Agreement.

(I) Assumes reissuance of Reliance's common stock through its treasury account with an average cost per share of $13.56. For accounting purposes, the fair market value of Reliance's common stock was $23.625 per share for determination of total stock consideration.

(J) Purchase accounting adjustments to eliminate Continental's stockholders' equity accounts.

(K) The following table reflects management's estimate of the continued effect on earnings for the next five years (beginning with the year of acquisition) of the amortization of the excess of cost over fair value of net assets acquired:



      Projected future amounts:           Excess of cost        Net decrease
     For the fiscal years ending        over fair value of       in income
               June 30                 net assets acquired      before taxes
     ---------------------------       -------------------     ---------------

         1998                          $       1,039          $       1,039
         1999                                  1,039                  1,039
         2000                                  1,039                  1,039
         2001                                  1,039                  1,039
         2002                                  1,039                  1,039
         2003 and thereafter                  10,386                 10,386
                                       ----------------       ----------------
                                       $      15,581          $      15,581
                                       ================       ================

                      DESCRIPTION OF RELIANCE CAPITAL STOCK

GENERAL

         Reliance is authorized to issue 20,000,000 shares of Common Stock having a par value of $0.01 per share and 4,000,000 shares of Preferred Stock having a par value of $0.01 per share (the "Reliance Preferred Stock"). As of June 30, 1997, there were 8,771,369 shares of Reliance Common Stock issued and outstanding and no shares of Reliance Preferred Stock issued and outstanding. Each share of the Reliance Common Stock has the same relative rights as, and is identical in all respects with, each other share of Reliance Common Stock. The Reliance Board has the power from time to time to issue additional shares of Reliance Common Stock or preferred stock authorized by Reliance's Certificate of Incorporation without obtaining approval of Reliance's stockholders. The rights, qualifications, limitations and restrictions on each series of preferred stock issued will be determined by the board of directors of Reliance and approved as required by the DGCL or otherwise, at the time of issuance and may include, among other things, rights in liquidation, rights to participating dividends, voting and convertibility to Reliance Common Stock. The following descriptions of Reliance capital stock are qualified in their entirety by reference to Reliance's Certificate of Incorporation.

RELIANCE COMMON STOCK

         DIVIDENDS. Reliance may pay dividends out of statutory surplus or from certain net profits if, as and when declared by the Reliance Board. The payment of dividends by Reliance is subject to limitations that are imposed by law and applicable regulations. The holders of Reliance Common Stock are entitled to receive and share equally in such dividends as may be declared by the Reliance Board out of funds legally available therefor. The holders of Reliance Preferred Stock that may be issued in the future may have a priority over the holders of Reliance Common Stock with respect to dividends. See "-- Reliance Preferred Stock" and "CERTAIN REGULATORY CONSIDERATIONS -- Restrictions on Payment of Dividends."

         VOTING RIGHTS. The holders of Reliance Common Stock possess exclusive voting rights in Reliance. Such holders elect the Reliance Board and act on such other matters as are required to be presented to them under the DGCL or Reliance's Certificate of Incorporation or as are otherwise presented to them by the Reliance Board. Except as discussed in "-- Limitation on Voting Rights," each holder of Reliance Common Stock is entitled to one vote per share of Reliance Common Stock and will not have any right to cumulate votes in the election of directors. The Reliance Board may provide voting rights for any newly created series of Reliance Preferred Stock that may be issued in the future. See "-- Reliance Preferred Stock."

         LIMITATION ON VOTING RIGHTS. Reliance's Certificate of Incorporation provides that in no event shall any record owner of any outstanding Reliance Common Stock that is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Reliance Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Exchange Act and includes shares beneficially owned by such person or any of such person's affiliates (as defined in Reliance's Certificate of Incorporation), shares that such person or such person's affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and such person's affiliates have or share investment or voting power, but shall not include shares beneficially owned by Reliance Bank's ESOP or, in the case of directors or officers of Reliance Bank or Reliance, shares beneficially owned by any other such director or officer or shares that are subject to a publicly solicited revocable proxy and that are not otherwise beneficially owned, or deemed by Reliance to be beneficially owned, by such person and such person's affiliates. Reliance's Certificate of Incorporation further provides that such provision limiting voting rights may be amended only upon the vote of 80% of the outstanding shares of voting stock.

         LIQUIDATION RIGHTS. In the event of any liquidation, dissolution, or winding up of Reliance Bank, Reliance, as a holder of Reliance Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Reliance Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account established for the benefit of certain account holders of Reliance Bank in connection with its conversion to stock form [and the balances in the special liquidation accounts established for the benefit of certain account holders of Bank of Westbury and Sunrise Bancorp, Inc., and its subsidiary, Sunrise Federal Savings Bank, banking institutions acquired by Reliance in 1995 and 1996, respectively), all assets of Reliance Bank available for distribution. In the event of liquidation, dissolution, or winding up of Reliance, the holders of Reliance Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Reliance available for distribution. Holders of Reliance Preferred Stock issued in the future may have a priority over the holders of Reliance Common Stock in the event of liquidation or dissolution.

         PREEMPTIVE RIGHTS. Holders of the Reliance Common Stock are not entitled to preemptive rights with respect to any shares which may be issued.

         ISSUANCE OF STOCK. In certain instances, the issuance of authorized but unissued shares of Reliance Common Stock or Reliance Preferred Stock may have an antitakeover effect. The authority of the Reliance Board to issue Reliance Preferred Stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the Reliance Board to prevent a change of control despite a shift in ownership of Reliance Common Stock. In addition, the Reliance Board's authority to issue additional shares of Reliance Common Stock may help deter or delay a change of control by increasing the number of shares needed to gain control.

         CERTAIN ANTITAKEOVER PROVISIONS. Reliance's Certificate of Incorporation and Bylaws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of Reliance, including provisions (i) classifying the Reliance Board into three classes with each class to serve for three years with one class being elected annually; (ii) providing the Reliance Board with the exclusive power to fix from time to time the size of the Reliance Board; (iii) authorizing a majority of the Reliance Board then in office to fill vacancies in the Reliance Board; (iv) providing that the directors may be removed only for cause and only by the affirmative vote of at least 80% of the shares entitled to be voted in the election of directors; (v) providing that any action required or permitted to be taken by the stockholders of Reliance may not be effected by a written consent by such stockholders; (vi) allowing the Reliance Board to give due consideration to constituencies other than Reliance's stockholders in evaluating acquisition or merger proposals; (vii) providing that certain of the foregoing provisions may be amended only by the affirmative vote of at least 80% of the outstanding stock entitled to vote or a majority vote of the Reliance Board; and (viii) setting forth specific conditions under which business may be transacted at an annual meeting of stockholders and persons may be nominated for election as directors of Reliance at an annual meeting of stockholders.

         The foregoing provisions could impede a change of control of Reliance. In particular, classification of the Reliance Board has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the Reliance Board. Furthermore, allowing the Reliance Board to consider non-stockholder constituencies may have the effect of increasing the Reliance Board discretion to reject acquisition or merger proposals.

STOCKHOLDER PROTECTION RIGHTS PLAN

         Reliance maintains a Stockholder Rights Plan (the "Rights Plan"), which is designed to (i) protect stockholders from attempts to acquire control of Reliance without the approval of the Reliance Board and (ii) prevent abusive tactics from potential acquirors that do not treat all stockholders fairly. See "COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS -- Rights Plans -- Reliance."

RELIANCE PREFERRED STOCK

         As of June 30, 1997, no shares of Reliance Preferred Stock have been issued by Reliance. Reliance Preferred Stock may be issued with such preferences and designations as the Reliance Board may determine from time to time. The Reliance Board may issue, without stockholder approval, Reliance Preferred Stock with voting, dividend, liquidation, and conversion rights that could dilute the voting strength of the holders of Reliance Common Stock and may assist Reliance's management in impeding an unfriendly takeover or an attempted change in control.

         Although Reliance has no arrangements, understandings, or plans at the present time for the issuance or use of the shares of undesignated preferred stock (the "Reliance Undesignated Preferred Stock") authorized, the Reliance Board believes that the availability of such shares will provide Reliance and Reliance Bank with increased flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs that may arise. In the event of a proposed merger, tender offer, or other attempt to gain control of Reliance of which Reliance management does not approve, the Reliance Board may be able to authorize the issuance of one or more series of Reliance Undesignated Preferred Stock with rights and preferences that could impede the completion of such a hostile transaction. The issuance of Reliance Undesignated Preferred Stock, therefore, may deter future takeover attempts. The Reliance Board does not intend to issue any Reliance Undesignated Preferred Stock except on terms that it deems to be in the best interest of both Reliance Bank's and Reliance's then existing stockholders.


                  COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS

         Reliance is a Delaware corporation incorporated under the DGCL, and Continental is a New York state-chartered commercial bank organized under the NYBL. If the Merger is consummated, the holders of Continental Common Stock, whose rights as stockholders are currently governed by the NYBL, Continental's Amended Organization Certificate and Continental's Bylaws, will, upon the exchange of their shares pursuant to the Merger Agreement, become stockholders of Reliance, and their rights as such will be governed by the DGCL, Reliance's Certificate of Incorporation and Reliance's Bylaws. The material differences between the rights of Continental stockholders and the rights of Reliance stockholders resulting from the differences in their governing documents and the application of the NYBL or the DGCL thereto are summarized below.

         This summary is not meant to be relied upon as an exhaustive list of differences or a detailed description of the provisions discussed and is qualified in its entirety by reference to the NYBL and the governing corporate documents of Continental and to the DGCL and the governing corporate documents of Reliance. Copies of such governing corporate documents of Continental and Reliance are available, without charge, to any person, including any beneficial owner to whom this Proxy Statement-Prospectus is delivered, by following the instructions listed under "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INFORMATION RELATING TO CONTINENTAL."

SPECIAL MEETINGS OF STOCKHOLDERS

         RELIANCE. Under Reliance's Bylaws, special meetings of Reliance stockholders may be called only by the Reliance Board pursuant to a resolution adopted by a majority of the total number of directors that Reliance would have if there were no vacancies. At any such special meeting of stockholders, only such business as shall have been brought before the meeting by or at the direction of the board of directors of Reliance shall be conducted.

         CONTINENTAL. Continental's Bylaws provide that special meetings of Continental stockholders may be called at any time by the Continental Board, by one or more stockholders holding at least a majority of the shares entitled to vote or as otherwise provided by law.

STOCKHOLDER ACTION BY WRITTEN CONSENT

         RELIANCE. Reliance's Bylaws do not permit any stockholder action by written consent.

         CONTINENTAL. Continental's Bylaws provide that any action required or permitted to be taken at an annual or special meeting of Continental stockholders may be taken without such a meeting upon written consent, setting forth the action so taken, signed by the holders of all outstanding shares of Continental stock entitled to vote thereon.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR BUSINESS

         RELIANCE. Reliance's Bylaws establish procedures that must be followed for stockholders to nominate individuals to the Reliance Board or to propose business at an annual meeting of stockholders. In order to nominate individuals to the Reliance Board, a stockholder must provide timely notice of such nomination in writing to the Secretary of Reliance. To be timely, such notice must be delivered or mailed to and received at the principal executive offices of Reliance not less than 90 days prior to the date of the meeting; PROVIDED, HOWEVER, that in the event that less than 100 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder will be timely if received within 10 days of the date on which notice of the date of the meeting was mailed or disclosed. The stockholder's notice must set forth (i) certain information as to each person whom such stockholder proposes to nominate for election as a director and (ii) as to the stockholder giving the notice, such stockholder's name and address as they appear on Reliance's books and the class and number of shares of Reliance capital stock that are beneficially owned by such stockholder.

         In order for a stockholder to properly bring business before an annual meeting, the business must relate to a proper subject matter for stockholder action, and the stockholder must give timely notice thereof in writing to the Secretary of Reliance as provided above. Such notice must include (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the stockholder's name and address as they appear on Reliance's books, (iii) the class and number of shares of Reliance capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business.

         CONTINENTAL. Neither the NYBL nor Continental's Bylaws contains a procedure for stockholder nominations and proposals.

REMOVAL OF DIRECTORS

         RELIANCE. Reliance's Certificate of Incorporation provides that a director, or the entire board of directors of Reliance, may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all the then-outstanding shares of capital stock of Reliance entitled to vote generally in the election of directors, voting together as a single class.

         CONTINENTAL. In accordance with the NYBL, Continental's Bylaws provide that any or all of the directors may be removed for cause by a majority of votes cast by stockholders entitled to vote thereon at a meeting of stockholders.

VOTING RIGHTS

         RELIANCE. Under the DGCL, each stockholder is entitled to one vote for each share of capital stock held by such stockholder, unless the certificate of incorporation provides otherwise. Reliance's Certificate of Incorporation provides that record owners of any outstanding Reliance Common Stock which is beneficially owned (as determined pursuant to Rule 13d-3 of the Rules and Regulations under the Exchange Act) by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then outstanding shares of Reliance Common Stock (the "Limit"), are not entitled to any vote with respect to the shares held in excess of the Limit. Reliance's Certificate of Incorporation authorizes the Board of Directors of Reliance to construe and apply the provisions regarding the Limit and to make all determinations necessary or desirable to implement such provisions.

         CONTINENTAL. The NYBL provides that stockholders are entitled to one vote for each share held of record, unless the organization certificate provides otherwise. Continental's Amended Organization Certificate does not contain a provision relating to voting rights.

AMENDMENT OF CERTIFICATE OF INCORPORATION/ORGANIZATION CERTIFICATE

         RELIANCE. Reliance's Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of Reliance capital stock entitled to vote generally in the election of directors, voting together as a single class, to amend or repeal the provisions of Reliance's Certificate of Incorporation regarding: (i) the amendment of Reliance's Certificate of Incorporation; (ii) the limitation on voting rights of Reliance Common Stock; (iii) the prohibition of stockholder action by written consent; (iv) the calling of special meetings of stockholders;
(v) the number of directors and the classification of the Reliance Board, the filling of vacancies on the Reliance Board, the removal of directors and the requirement of advance notice of stockholder nominations for the election of directors; (vi) the amendment of Reliance's Bylaws; (vii) higher vote requirements for certain actions; and (viii) director and officer indemnification.

         CONTINENTAL. The NYBL provides that a commercial bank may amend its organization certificate by the vote of the holders of a majority of the shares entitled to vote thereon at a meeting of stockholders unless the organization certificate provides for a higher vote. Continental's Amended Organization Certificate does not require a higher vote.

AMENDMENT OF BYLAWS

         RELIANCE. Reliance's Certificate of Incorporation and Bylaws provide that Reliance's Bylaws may be amended, altered or repealed by the vote of a majority of the entire Reliance Board or by the stockholders upon the affirmative vote of the holders of at least 80% of the voting power of all the then outstanding shares of Reliance capital stock, voting together as a class.

         CONTINENTAL. Continental's Bylaws may be amended by the vote of the holders of a majority of the shares entitled to vote in an election of Continental's directors or by the vote of a majority of the entire Continental Board.

LIMITATION OF DIRECTOR AND OFFICER LIABILITY

         RELIANCE. The DGCL permits the inclusion of a provision in the certificate of incorporation of a Delaware corporation which eliminates or limits the personal liability of a director of such corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, PROVIDED that such provision does not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends or unlawful stock purchases or redemptions; or
(iv) any transaction from which the director derived an improper personal benefit. Reliance's Certificate of Incorporation contains a provision limiting the liability of its directors to the fullest extent permitted by the DGCL.

         CONTINENTAL. Continental's Amended Organization Certificate provides that no director shall be personally liable to Continental or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, that, to the extent required by applicable law, director liability is not eliminated or limited with respect to acts or omissions committed in bad faith or which were the result of active or deliberate dishonesty or where the director personally gained a financial profit or other advantage to which such director was not legally entitled.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         RELIANCE. The DGCL permits a Delaware corporation to indemnify its directors, officers, employees and agents if such persons have acted in good faith and in a manner that such persons reasonably believed was in, or not opposed to, the best interests of the corporation. A Delaware corporation also may indemnify such individuals with respect to criminal actions or proceedings, PROVIDED that such individuals had no reasonable cause to believe such conduct was unlawful. Indemnification shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above.

         Reliance's Certificate of Incorporation provides that Reliance shall indemnify its directors, officers, employees and agents to the fullest extent authorized by the DGCL against all expense, liability and loss reasonably incurred or suffered by and such indemnitee in connection therewith; PROVIDED, HOWEVER, that, except as provided in Reliance's Certificate of Incorporation with respect to proceedings to enforce rights to indemnification, Reliance shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Reliance Board. Reliance's Certificate of Incorporation also permits Reliance to maintain insurance on behalf of any director, officer, employee or agent of Reliance.

         CONTINENTAL. The NYBL permits indemnification of a director or officer if such person acted in good faith for a purpose that such person reasonably believed to be in the best interests of the corporation. Indemnification is also permitted in criminal actions or proceedings if such person had no reasonable cause to believe that such conduct was unlawful. Indemnification shall be made by the corporation only as authorized in a specific case upon a determination that the director or officer has met the applicable standard of conduct set forth above. The NYBL also requires that (i) stockholders be notified of any expenses or other amounts paid to a director or officer by way of indemnification, other than pursuant to a court order or stockholder action and
(ii) the Superintendent be notified of any amounts to be paid to a director or officer by way of indemnification at least thirty (30) days prior to such payment.

         Continental's Bylaws provide for the indemnification of Continental's directors, officers and employees to the extent permitted by law and permit, but do not require, Continental to purchase and maintain insurance on behalf of any director, officer, employee or agent of Continental.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

         RELIANCE. Under the DGCL, business combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the affirmative vote of a majority of the outstanding shares of the corporation and any other affected class of stock. Under Reliance's Certificate of Incorporation, business combinations involving an Interested Stockholder (as defined below) require the approval of the holders of at least 80% of Reliance's then outstanding shares of voting stock, except that such business combinations shall require only the affirmative vote of a majority of the outstanding shares of Reliance capital stock entitled to vote if: (i) the business combination has been approved by a majority of the disinterested directors of Reliance; or (ii) the business combination meets certain conditions which are designed to afford the stockholders a fair price in consideration for their shares.

         The term "Interested Stockholder" is defined in Reliance's Certificate of Incorporation to include any individual, corporation, partnership or other entity (other than Reliance or a subsidiary of Reliance) which (i) beneficially owns, directly or indirectly, 10% or more of the outstanding shares of Reliance voting stock; (ii) is an affiliate (as defined in Rule 12b-2 of the Rules and Regulations under the Exchange Act) of Reliance and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of Reliance voting stock; or (iii) is an assignee or has otherwise succeeded to any shares of Reliance voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder if such assignment or succession did not occur in the course of a public offering within the meaning of the Securities Act.

         CONTINENTAL. The NYBL provides that a merger, voluntary liquidation or sale of assets by a commercial bank must be approved by the vote of at least two-thirds of the outstanding stock of such commercial bank, except that approval of a merger by the stockholders of the acquiring entity is not required if the total assets of the entity being acquired do not exceed 10% of the total assets of the acquiring entity and the plan of merger does not change the name or the authorized shares of capital stock of the acquiring entity or make or require any other change or amendment for which the approval or consent of stockholders would be required under the NYBL.

RESTRICTIONS ON BUSINESS COMBINATIONS INVOLVING INTERESTED STOCKHOLDERS

         RELIANCE. Section 203 of the DGCL provides a corporation shall not engage in any business combination with any interested stockholder for a period of three years following the time such stockholder became an "interested stockholder," unless: (i) prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned by persons who are both directors and officers and shares owned by certain employee stock plans); or (iii) at or subsequent to such time the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder. For purposes of Section 203, an "interested stockholder" means any person (other than the corporation or any majority-owned subsidiary of the corporation) that owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the preceding three-year period. "Business combination" is broadly defined in Section 203 to cover a wide range of corporate transactions, including mergers, sales of assets, issuances of stock, transactions with subsidiaries and receipts of disproportionate financial benefits.

         Pursuant to Section 203(b), the foregoing restriction does not apply in certain situations, and a corporation may elect not to be governed by Section 203 by adopting an amendment to its bylaws or certificate of incorporation in accordance with such section . No such amendment has been adopted by Reliance.

         CONTINENTAL. The NYBL does not have an analogous business combination statute to Section 203 of the DGCL.

APPRAISAL RIGHTS

         RELIANCE. Under the DGCL, appraisal rights are generally available in connection with a statutory merger or consolidation. Appraisal rights are not available when a corporation is to be the surviving corporation, and no vote of its stockholders is required under the DGCL. In addition, unless otherwise provided in the certificate of incorporation, no appraisal rights are available to the holders of shares of any class of stock which is either (i) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. (the "NASD") or (ii) held of record by more than 2,000 holders, unless such stockholders are required by the terms of the Merger to accept anything other than: (a) shares of stock of the surviving corporation; (b) shares of stock of another corporation which are or will be listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the NASD or held of record by more than 2,000 holders; (c) cash in lieu of fractional shares of such stock or (d) any combination thereof. Reliance's Certificate of Incorporation has no provisions regarding appraisal rights, and Reliance stockholders will not have appraisal rights in connection with the Merger.

         CONTINENTAL. Pursuant to Section 6022 of the NYBL, a stockholder who is entitled to vote on a merger, consolidation or similar transaction who does not approve such transaction generally is entitled to appraisal rights. See "THE MERGER -- Dissenters' Rights."

EVALUATION OF CERTAIN OFFERS

         RELIANCE. Reliance's Certificate of Incorporation provides that the Reliance Board, when evaluating any offer of another entity to make a tender or exchange offer, merge or consolidate Reliance with another corporation or entity or purchase or otherwise acquire all or substantially all of the assets and properties of Reliance, may, in connection with the exercise of its judgment in determining what is in the best interest of Reliance and its stockholders, give due consideration to all relevant factors, including, without limitation, those factors that directors of any subsidiary of Reliance may consider in evaluating any action that may result in a change in control of the subsidiary and the social and economic effect of acceptance of such offer on: (i) Reliance's present and future customers and employees and those of its subsidiaries; (ii) the communities in which Reliance and its subsidiaries operate or are located;
(iii) the ability of Reliance to fulfill its corporate objective as a savings and loan holding company under applicable laws and regulations; and (iv) the ability of Reliance Bank to fulfill the objectives of a stock form savings bank under applicable statutes and regulations.

         The DGCL does not specifically address what factors a board of directors may consider in exercising its judgment. However, pursuant to case law interpreting the provisions of the DGCL, the board of directors of a Delaware corporation, such as Reliance, generally may consider the impact of such a proposal on Reliance's other constituencies, PROVIDED that doing so bears some reasonable relationship to general stockholder interests.

         CONTINENTAL. Section 7015 of the NYBL provides that, in taking action, including, without limitation, action which may involve or relate to a change or potential change in the control of the banking institution, a director shall be entitled to consider, without limitation, (i) both the long-term and the short-term interests of the corporation and its shareholders and (ii) the effects that the corporation's actions may have in the short-term or in the long-term upon any of the following: (a) the prospects for potential growth, development, productivity and profitability of the corporation; (b) the corporation's current employees, (c) the corporation's retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the corporation; (d) the corporation's customers and creditors and (e) the ability of the corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business.

RIGHTS PLANS

         RELIANCE. Reliance maintains a Stockholder Rights Plan (the "Rights Plan"), which is designed to (i) protect stockholders from attempts to acquire control of Reliance without the approval of the Reliance Board and (ii) prevent abusive tactics from potential acquirors that do not treat all stockholders fairly. Under the Rights Plan, each outstanding share of Reliance Common Stock has attached to it one right (a "Reliance Right") to purchase one one-hundredth of a share of a series of junior participating preferred stock at an initial exercise price of $60. The Reliance Rights are not currently exercisable or transferable, and no separate certificates evidencing such rights will be distributed, unless certain events occur. The description and terms of the Reliance Rights are set forth in a Stockholder Protection Rights Agreement, dated as of September 18, 1996, between Reliance and Registrar and Transfer Co. as transfer agent (the "Rights Agreement").

         The Reliance Rights become exercisable on the business day following the Separation Time, which is defined in the Rights Agreement as the earlier of the date which is (i) the tenth business day after the date on which any person or group commences a tender or exchange offer which, if consummated, would result in such person or group becoming an Acquiring Person, as defined below, or (ii) the tenth business day after the first date of public announcement by Reliance that such person or group has become an Acquiring Person (the "Flip-in Date"); PROVIDED, that if a tender or exchange offer referred to in clause (i) is canceled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of stock pursuant thereto, such offer shall be deemed to never have been made. An "Acquiring Person" is any person or group who is the beneficial owner of 10% or more of the outstanding shares of Reliance Common Stock, but does not include Reliance, any wholly-owned subsidiary of Reliance or any employee stock ownership or other employee benefit plan of Reliance or certain other persons as described in the Rights Agreement. Until the Reliance Rights become exercisable they will be transferred with and only with Reliance Common Stock.

         In the event that prior to the Expiration Time a Flip-in Date occurs, each Reliance Right shall constitute the right to purchase from Reliance, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of Reliance Common Stock having an aggregate Market Price (as defined in the Rights Agreement), on the date of the public announcement of an Acquiring Person's becoming such that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price; provided, however, that any Reliance Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof shall become void.

         Prior to the Expiration Time, Reliance may not enter into, consummate or permit to occur a "Flip-over Transaction or Event" (as defined below) unless it has entered into an agreement with the person engaging in such Flip-over Transaction or Event (the "Flip-over Entity") as described in the following paragraph. A "Flip-over Transaction or Event" is defined as one of the following transactions which occurs after an Acquiring Person gains control of the Reliance Board: (i) Reliance consolidates or mergers or participates in a share exchange with any person under certain circumstances; or (ii) Reliance or one of its subsidiaries sells or otherwise transfers assets aggregating more than 50% of the assets of Reliance.

         Upon a Flip-over Transaction or Event, Reliance must enter into an agreement with the Flip-over Entity which shall provide that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Reliance Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate market price equal to twice the Exercise Price for an amount in cash equal to the then-current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flipover Transaction or Event and such agreement, all the obligations and duties of Reliance pursuant to the Rights Agreement.

         After the Reliance Rights become exercisable, under certain circumstances, Reliance, at its option, may substitute either junior participating preferred stock or Reliance Preferred Stock in lieu of the Reliance Common Stock so issuable, at a ratio of one one-hundredth of a share of either the junior participating preferred stock or the Reliance Preferred Stock, as the case may be to one share of Reliance Common Stock.

         The Reliance Board may, at its option, at any time prior to the close of business on the Flip-in Date, redeem all (but not less than all) the then-outstanding Reliance Rights at a price of $0.01 per Reliance Right (the "Redemption Price"). Immediately upon such action of the Reliance Board, the right to exercise the Reliance

Rights will terminate, and each Reliance Right will thereafter represent only the right to receive the Redemption Price in cash for each Reliance Right so held.

         The Reliance Rights will expire on the earliest of (i) the date on which the Reliance Board of Directors elects to exchange the outstanding Reliance Rights for shares of Reliance Common Stock (as described above), (ii) the close of business on October 3, 2006, (iii) the date on which the Reliance Rights are redeemed or (iv) upon the Merger of Reliance into another corporation pursuant to an agreement entered into prior to a Flip-in Date.

         The Rights Agreement was not intended to and will not prevent a takeover of Reliance. However, it may cause substantial dilution to a person or group that beneficially acquires 10% or more of Reliance Common Stock unless the Reliance Rights are first redeemed by the Reliance Board of Directors. Accordingly, the Reliance Rights may result in Reliance being less attractive to a potential acquiror and, in the event that the existence of the Reliance Rights did deter certain potential acquirors, such Reliance Rights could result in holders of Reliance Common Stock receiving less in the event of a takeover. The Reliance Rights should not interfere with any merger or other business combination approved by the Reliance Board. Each share of Reliance Common Stock issued in the Merger will have attached thereto a Reliance Right.

         CONTINENTAL. Continental does not have a stockholder rights plan.

INSPECTION RIGHTS

         RELIANCE. Under the DGCL, Reliance stockholders, upon written demand under oath stating the purpose thereof, have the right, during the usual hours for business, to inspect, for any purpose reasonably related to such person's interest as a stockholder, Reliance's stock ledger, a list of its stockholders and its other books and records and to make copies or extracts therefrom.

         CONTINENTAL. Under the NYBL, any person who has been a stockholder of record of Continental for at least six months immediately preceding such person's demand, or any person holding, at least 5% of any class of the outstanding shares of Continental, or any person duly authorized by such a 5% stockholder, has the right to examine the minutes of the proceedings of Continental's stockholders and the record of stockholders and to make extracts therefrom. Such request must be made in writing at least five (5) days before the inspection, and any such inspection must be made in person and during usual business hours.

                                  LEGAL MATTERS

         The validity of the Merger Shares and certain other legal matters will be passed upon for Reliance by Thacher Proffitt & Wood, New York, New York.

         Legal matters in connection with the Merger will be passed upon for Continental by Muldoon, Murphy & Faucette.

                                     EXPERTS

         The consolidated financial statements of Reliance and subsidiaries as of June 30, 1996 and 1995 and for each of the years in the three year period ended June 30, 1996, incorporated by reference in Reliance's Form 10-K for the year ended June 30, 1996 and incorporated by reference into this Proxy Statement-Prospectus, have been incorporated by reference herein and in the Registration Statement of which this Proxy Statement-Prospectus is a part in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference in Reliance's 1996 Form 10-K and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Continental Bank and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                              STOCKHOLDER PROPOSALS

         To be considered for inclusion in Continental's proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 1998, if any, a stockholder proposal must be received by the Secretary of Continental at Continental, 118 Seventh Street, Garden City, New York 11530 by November 26, 1997. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 promulgated by the Commission under the Exchange Act.

                                                                      APPENDIX A


================================================================================

                          AGREEMENT AND PLAN OF MERGER



                      DATED AS OF THE 3rd DAY OF MAY, 1997



                                  BY AND AMONG



                             RELIANCE BANCORP, INC.


                          RELIANCE FEDERAL SAVINGS BANK


                                       AND


                                CONTINENTAL BANK


================================================================================


                                                                                                      Page
                                                                                                      ----

                       TABLE OF CONTENTS

                                     INTRODUCTORY STATEMENT............................................-1-

                           ARTICLE I

                                           THE MERGER..................................................-1-
Section 1.01 Structure of the Merger...................................................................-1-
Section 1.02 Effect on Outstanding Shares of Continental Common Stock..................................-2-
Section 1.03 [Intentionally omitted]...................................................................-2-
Section 1.04 Exchange Procedures.......................................................................-3-
Section 1.05 Dissenters' Rights........................................................................-5-
Section 1.06 Option Plans and Phantom Stock............................................................-5-
Section 1.07 Directors and Officers of Reliance Bank after Effective Time..............................-6-
Section 1.08 Alternative Structure.....................................................................-6-

                          ARTICLE II

                                 REPRESENTATIONS AND WARRANTIES........................................-6-
Section 2.01 Disclosure Letters........................................................................-6-
Section 2.02 Standards.................................................................................-6-
Section 2.03 Representations and Warranties of Continental.............................................-7-
Section 2.04 Representations and Warranties of Reliance...............................................-21-

                          ARTICLE III

                                   CONDUCT PENDING THE MERGER.........................................-32-
Section 3.01 Conduct of Continental's Business Prior to the Effective Time............................-32-
Section 3.02 Forbearance by Continental...............................................................-32-
Section 3.03 Conduct of Reliance's Business Prior to the Effective Time...............................-36-

                          ARTICLE IV

                                            COVENANTS.................................................-36-
Section 4.01 Acquisition Proposals....................................................................-36-
Section 4.02 Certain Policies of Continental..........................................................-37-
Section 4.03 Employees; Benefit Plans and Programs....................................................-37-
Section 4.04 Access and Information...................................................................-39-
Section 4.05 Certain Filings, Consents and Arrangements...............................................-40-
Section 4.06 Antitakeover Provisions..................................................................-40-
Section 4.07 Additional Agreements....................................................................-40-
Section 4.08 Publicity................................................................................-41-
Section 4.09 Stockholders' Meeting....................................................................-41-
Section 4.10 Proxy; Registration Statement............................................................-41-


                                                                                                      Page
                                                                                                      ----

Section 4.11 Registration of Reliance Common Stock....................................................-41-
Section 4.12 Affiliate Letters........................................................................-42-
Section 4.13 Notification of Certain Matters..........................................................-42-
Section 4.14 Indemnification; Directors' and Officers' Insurance......................................-42-

                           ARTICLE V

                                   CONDITIONS TO CONSUMMATION.........................................-44-
Section 5.01 Conditions to Each Party's Obligations...................................................-44-
Section 5.02 Conditions to the Obligations of Reliance and Reliance Bank Under
                                                    this Agreement....................................-45-
Section 5.03 Conditions to the Obligations of Continental.............................................-46-

                          ARTICLE VI

                                           TERMINATION................................................-48-
Section 6.01 Termination..............................................................................-48-
Section 6.02 Effect of Termination....................................................................-51-
Section 6.03 Third Party Termination Fee..............................................................-51-

                          ARTICLE VII

                           CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME.................................-52-
Section 7.01 Effective Date and Effective Time........................................................-52-
Section 7.02 Deliveries at the Closing................................................................-52-

                         ARTICLE VIII

                                      CERTAIN OTHER MATTERS...........................................-52-
Section 8.01 Certain Definitions; Interpretation......................................................-52-
Section 8.02 Survival.................................................................................-53-
Section 8.03 Waiver; Amendment........................................................................-53-
Section 8.04 Counterparts.............................................................................-53-
Section 8.05 Governing Law............................................................................-53-
Section 8.06 Expenses.................................................................................-53-
Section 8.07 Notices..................................................................................-53-
Section 8.08 Entire Agreement; etc....................................................................-54-
Section 8.09 Assignment...............................................................................-54-


         This is an AGREEMENT AND PLAN OF MERGER, dated as of the 3rd day of May, 1997 (this "Agreement"), by and among RELIANCE BANCORP, INC., a Delaware corporation ("Reliance"), RELIANCE FEDERAL SAVINGS BANK, a federally chartered stock savings bank and a wholly owned subsidiary of Reliance ("Reliance Bank"), and CONTINENTAL BANK, a New York chartered stock commercial bank ("Continental").

                             INTRODUCTORY STATEMENT

         The Board of Directors of each of Reliance, Reliance Bank and Continental (i) has determined that this Agreement and the transactions contemplated hereby are in the best interests of Reliance, Reliance Bank and Continental, respectively, and in the best long-term interests of their respective stockholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and (iii) has approved, at meetings of each of such Boards of Directors, this Agreement.

         Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Reliance's willingness to enter into this Agreement, Reliance and Continental have entered into a Stock Option Agreement (the "Option Agreement") pursuant to which Continental has granted to Reliance an option to purchase shares of Continental's common stock, par value $5.00 per share (the "Continental Common Stock"), upon the terms and conditions therein contained; and certain officers and directors of Continental will each, within five business days of the date of this Agreement, execute in favor of Reliance a Letter Agreement in the form annexed as Exhibit A and certain affiliates of Continental will each, within five business days of the date of this Agreement, execute in favor of Reliance a Letter Agreement in the form annexed as Exhibit B.

         Reliance and Continental desire to make certain representations, warranties and agreements in connection with the business combination transaction provided for herein and to prescribe various conditions to the transaction.

         In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01 STRUCTURE OF THE MERGER. On the Effective Date (as defined in Section 7.01), Continental will merge with and into Reliance Bank (the "Merger"), with Reliance Bank being the surviving entity, pursuant to the provisions of, and with the effect provided in, the rules and regulations of the Office of Thrift Supervision (the "OTS") and the Banking Law of the State of New York (the "NYBL") and pursuant to the terms and conditions of an agreement and plan of merger to be entered into between Reliance Bank and Continental consistent with the terms of this Agreement and in a form to be mutually agreed upon. The separate corporate existence of Continental shall thereupon cease. Reliance Bank shall continue to be governed by the laws of the United States and its name and separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

         SECTION 1.02 EFFECT ON OUTSTANDING SHARES OF CONTINENTAL COMMON STOCK.

         (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Continental Common Stock issued and outstanding at the Effective Time (as defined in Section 7.01) (other than (i) shares the holder of which (the "Dissenting Stockholder"), pursuant to any applicable law providing for dissenters' or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided in any such law (the "Dissenters' Shares"),
(ii) shares held directly or indirectly by Reliance (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and
(iii) shares held as treasury stock of Continental (the "Excluded Shares") shall become and be converted into the right to receive 1.1 shares of common stock, par value $.01 per share, of Reliance ("Reliance Common Stock"), together with the related preferred share purchase right issued pursuant to the Stockholder Protection Rights Agreement (the "Rights Agreement"), dated as of September 18, 1996, between Reliance and Registrar and Transfer Co., as Rights Agent (the "Preferred Share Purchase Right"); provided, however, that, notwithstanding any other provision hereof, no fraction of a whole share of Reliance Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, Reliance shall pay to each holder of Continental Common Stock who would otherwise be entitled to a fractional share an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the Reliance Market Value (as defined below) (collectively, the "Merger Consideration").

         (b) If between the date of this Agreement and the Effective Time the outstanding shares of Reliance Common Stock shall have been changed into a different number of shares or into a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares (each, a "Stock Adjustment"), the Merger Consideration shall be adjusted correspondingly to the extent appropriate to reflect the Stock Adjustment.

         (c) As used herein, "Reliance Market Value" shall be the average of the mean between the closing high bid and low asked prices of a share of Reliance Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System National Market System (the "Nasdaq National Market"), for the 15 consecutive trading days immediately preceding the day on which the last of the required regulatory approvals, as contemplated by Section 5.01(b), is obtained (the "Valuation Date").

         (d) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

         SECTION 1.03 [INTENTIONALLY OMITTED.]

         SECTION 1.04 EXCHANGE PROCEDURES.

         (a) Appropriate transmittal materials (the "Letter of Transmittal") will be mailed within five business days after the Effective Date to each holder of record of Continental Common Stock as of the Effective Time. A Letter of Transmittal will be properly completed only if accompanied by certificates representing all shares of Continental Common Stock converted thereby.

         (b) At and after the Effective Time, each certificate previously representing shares of Continental Common Stock (except as specifically set forth in Section 1.02) shall represent only the right to receive the Merger Consideration (the "Continental Certificates").

         (c) Prior to the Effective Time, Reliance shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Continental Common Stock, for exchange in accordance with this Section 1.04, an estimated amount of cash sufficient to pay the aggregate amount of cash paid in lieu of fractional shares to be paid pursuant to Section 1.02, and Reliance shall reserve for issuance with its Transfer Agent and Registrar the aggregate Merger Consideration to be issued.

         (d) The Letter of Transmittal (i) shall specify that delivery shall be effected, and risk of loss and title to Continental Certificates shall pass, only upon delivery of Continental Certificates to the Exchange Agent, (ii) shall be in a form and contain any other provisions as Reliance may reasonably determine, and (iii) shall include instructions for use in effecting the surrender of Continental Certificates in exchange for the Merger Consideration. Upon the proper surrender of Continental Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Continental Certificate(s) shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Reliance Common Stock that such holder has the right to receive pursuant to
Article I of this Agreement, and (ii) a check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to Article I of this Agreement (for any fractional shares of Reliance Common Stock to which such holder is entitled to pursuant to Section 1.02 and any dividend or other distributions to which such holder of Reliance Common Stock is entitled to pursuant to this Section 1.04). Continental Certificates so surrendered shall forthwith be cancelled. As soon as practicable, but no later than 10 business days following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute Reliance Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Reliance Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. In the event of a transfer of ownership of any shares of Continental Common Stock not registered in the transfer records of Continental, the Merger Consideration shall be issued to the transferee if Continental Certificate(s) representing such Continental Common Stock are presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable judgment of Reliance and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

         (e) No dividend or other distributions declared or made after the Effective Time with respect to Reliance Common Stock shall be remitted to any person entitled to receive shares of Reliance Common Stock hereunder until such person surrenders Continental Certificate(s), at which time such dividends shall be remitted to such persons without interest.

         (f) From and after the Effective Time, there shall be no transfers on the stock transfer records of Continental of any shares of Continental Common Stock. If, after the Effective Time, Continental Certificates are presented to Reliance, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.04.

         (g) Any portion of the aggregate amount of cash to be paid in lieu of fractional shares pursuant to Section 1.02, or the proceeds of any investments thereof, that remains unclaimed by the stockholders of Continental for six (6) months after the Effective Time shall be repaid by the Exchange Agent to Reliance upon the written request of Reliance. After such request is made, any stockholders of Continental who have not theretofore complied with this Section
1.04 shall look only to Reliance for issuance of their Merger Consideration deliverable in respect of each share of Continental Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Continental Common Stock are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Reliance (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Reliance, Reliance Bank, the Exchange Agent or any other person shall be liable to any former holder of Continental Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (h) Reliance and the Exchange Agent shall be entitled to rely upon Continental's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Continental Certificate, Reliance and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         (i) In the event any Continental Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Continental Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Continental Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Continental Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         SECTION 1.05 DISSENTERS' RIGHTS.

         (a) Any Dissenting Stockholder who shall be entitled to dissenters' rights with respect to his or her Dissenters' Shares, as provided in Sections 604 and 6022 of the NYBL, shall not be entitled to the Merger Consideration, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under such law, and shall be entitled to receive only the payment to the extent provided for therein with respect to such Dissenters' Shares.

         (b) Continental shall (i) give Reliance prompt written notice of the receipt of any notice from a stockholder purporting to exercise any dissenters' rights, (ii) not settle nor offer to settle any demand for payment without the prior written consent of Reliance and (iii) not waive any failure to comply strictly with any procedural requirements of Section 6022 of the NYBL.

         SECTION 1.06 OPTION PLANS AND PHANTOM STOCK.

         (a) Continental shall not seek final approval from the Banking Department of the State of New York (the "NYBD") for either the Continental Bank 1997 Incentive Stock Option Plan or the Continental Bank 1997 Directors Stock Option Plan (collectively, the "Continental Option Plans"), or if such Continental Option Plans have already been submitted to the NYBD for approval, shall withdraw its request to the NYBD for approval of such plans. In addition, Continental shall agree that any grants of options to purchase Continental Common Stock, automatic or otherwise, made under the Continental Option Plans shall be null and void ab initio.

         (b) Each of the "phantom stock units" of Continental Common Stock (the "Continental Phantom Stock") granted to Mr. John P. Sullivan pursuant to Section 4(c) of the employment agreement by and between Continental and Mr. Sullivan dated October 11, 1996 (the "Sullivan Employment Agreement"), including those regranted to Mr. Thomas Cangemi and Mr. Peter McCarthy pursuant to the First Amendment to the Sullivan Employment Agreement, dated March 14, 1997, shall be cancelled and replaced with a right to receive an amount per share of Continental Phantom Stock equal to the Reliance Market Value without adjustment for interest or otherwise if such amount is paid on a date other than the date which includes the Effective Time. Prior to the Effective Time, Reliance shall take all actions necessary to effect such cancellation or replacement. In consideration for such cancellation, Continental shall pay to Mr. Sullivan, Mr. Cangemi and Mr. McCarthy an amount (subject to applicable federal, state and local tax withholding) equal to (i) the Reliance Market Value, multiplied by
(ii) the number of shares of Continental Phantom Stock specified for such individual in the Continental Disclosure Letter (as defined in Section 2.01). Continental shall make such payment at the Effective Time to each individual provided that the individual delivers to Continental his written acceptance of such payment as full and complete consideration for the cancellation of each share of Continental Phantom Stock held by him.

         SECTION 1.07 DIRECTORS AND OFFICERS OF RELIANCE BANK AFTER EFFECTIVE TIME. At the Effective Time, the directors and officers of Reliance Bank shall consist of the Directors and Officers of Reliance Bank serving immediately prior to the Effective Time.

         SECTION 1.08 ALTERNATIVE STRUCTURE. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Reliance may specify that the structure of the transactions contemplated hereby be revised and Continental, Reliance and Reliance Bank shall enter into such alternative transactions as Reliance may determine to effect the purposes of this Agreement; PROVIDED, however, that such revised structure shall not adversely affect the tax effects or economic benefits of the transactions contemplated hereby to the holders of Continental Common Stock and shall not materially delay the closing of the merger (the "Closing"). This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.01 DISCLOSURE LETTERS. On or prior to the execution hereof, Continental and Reliance have delivered to each other a letter (its "Disclosure Letter") setting forth, among other items, matters, the disclosure of which is required or appropriate in relation to any or all of its representations and warranties (and making specific reference to the Section of this Agreement to which they relate), other than Section 2.03(h); PROVIDED, that (a) no such fact, circumstance or event is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by Section 2.02, and (b) the mere inclusion of an item in the Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 2.02(b)).

         SECTION 2.02 STANDARDS.

         (a) No representation or warranty of Continental or Reliance contained in Section 2.03 or 2.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless, as a consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of
Section 2.03 or 2.04, as applicable, there is reasonably likely to exist a Material Adverse Effect. Continental's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of Reliance.

         (b) As used in this Agreement, the term "Material Adverse Effect" means either (i) an effect which is material and adverse to the business, financial condition or results of operations of Continental or Reliance, as the context may dictate, and its subsidiaries taken as a whole; PROVIDED, however, that any such effects resulting from any changes (A) in law, rule or regulation or generally accepted accounting principles or interpretations thereof that applies to both Reliance and Reliance Bank or Continental, as the case may be, or (B) changes in interest rates shall not be considered in determining if a Material Adverse Effect has occurred; or (ii) the failure of (x) a representation or warranty contained in Section 2.03(a)(iv), 2.03(d), 2.03(h)(iii), 2.04(a)(iv), 2.04(i)(iii) or 2.04(l) to be
true and correct or (y) a representation or warranty contained in the last sentence of each of Section 2.03(f) or 2.04(f), the second sentence of each of 2.03(g)(i) or 2.04(h)(i) and the first two sentences of each of Section 2.03(b) or 2.04(b) to be true and correct in all material respects.

         (c) For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party, its counsel and any officer of that party with the title ranking not less than senior vice president.

         SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF CONTINENTAL. Subject to Sections 2.01 and 2.02, Continental represents and warrants to Reliance that, except as specifically disclosed in the Disclosure Letter of Continental:

         (a) ORGANIZATION. (i) Continental is a stock commercial bank duly organized, validly existing and in good standing under the laws of the State of New York. Each Subsidiary of Continental is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Continental and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. As used in this Agreement, unless the context requires otherwise, the term "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or which is controlled, directly or indirectly, by such party.

                  (ii) Continental and each Subsidiary of Continental is duly qualified and is in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

                  (iii) The Continental Disclosure Letter sets forth all of the Subsidiaries of Continental and all entities (whether corporations, partnerships, or similar organizations), including the corresponding percentage ownership in which Continental owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each Subsidiary, as of such date, its jurisdiction of organization and the jurisdiction wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. Continental owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of Continental is an "insured depositary institution" as defined in the Federal Deposit Insurance Act, as amended (the "FDIA"), and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by Continental or by another Subsidiary of Continental are fully paid, nonassessable and not subject to any preemptive rights and are owned by Continental or a Subsidiary of Continental free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares.

                  (iv) The deposits of Continental are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") to the extent provided in the FDIA.

         (b) CAPITAL STRUCTURE. (i) The authorized capital stock of Continental consists of 3,000,000 shares of Continental Common Stock. As of the date of this
Agreement: (A) 921,735 shares of Continental Common Stock were issued and outstanding, (B) no shares of Continental Common Stock were reserved for issuance and (C) no shares of Continental Common Stock were held by Continental in its treasury or by its Subsidiaries. All outstanding shares of Continental Common Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by Continental in its treasury or by its Subsidiaries, are free and clear of all liens, claims, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares. The Continental Disclosure Letter sets forth a complete and accurate list of all Continental Phantom Stock units that have been issued.

                  (ii) As of the date of this Agreement, except for this Agreement, the Option Agreement and as set forth in the Continental Disclosure Letter, neither Continental nor any of its Subsidiaries has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Continental or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Continental or any of its Subsidiaries or obligating Continental or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Continental or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Continental or any of its Subsidiaries.

         (c) AUTHORITY. Continental has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the requisite vote of the stockholders of Continental and receipt of all required regulatory or governmental approvals as contemplated by Section 5.01(b) of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and, subject to the approval of this Agreement by the stockholders of Continental, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of Continental. This Agreement has been duly executed and delivered by Continental and constitutes a valid and binding obligation of Continental, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

         (d) FAIRNESS OPINION. Continental has received the opinion of Sandler O'Neill & Partners, L.P. to the effect that, as of the date hereof, the Merger Consideration to be received by the stockholders of Continental is fair, from a financial point of view, to such stockholders.

         (e) NO VIOLATIONS. Subject to approval of this Agreement by Continental's stockholders, the execution, delivery and performance of this Agreement by Continental do not, the execution, delivery and performance of the Option Agreement by Continental will not and the consummation of the transactions contemplated hereby or thereby by Continental will not, constitute
(i) a breach or violation of, or a default under, any law, including any Environmental Law (as defined in Section 2.03(s)), rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Continental or any Subsidiary of Continental or to which Continental or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the organization certificate or articles of incorporation or bylaws of Continental or any Subsidiary of Continental or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Continental or any Subsidiary of Continental under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Continental or any Subsidiary of Continental is a party, or to which any of their respective properties or assets may be bound or affected; and the consummation of the transactions contemplated hereby by Continental or, upon its execution and delivery, by the Option Agreement will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers referred to in Section 5.01(b), (ii) the approval of the stockholders of Continental referred to in Section 2.03(f) (ii), and (iii) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement or the Option Agreement.

         (f) CONSENTS AND APPROVALS. (i) Except as referred to herein or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Home Owners' Loan Act of 1933, as amended (the "HOLA"), the Bank Merger Act, as amended (the "BMA"), the FDIA, the NYBL, the rules and regulations of the OTS, and the environmental, corporation, securities or "blue sky" laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any other party is necessary for the consummation by Continental of the Merger or the other transactions contemplated by this Agreement. As of the date hereof, Continental knows of no reason why the approvals, consents and waivers of governmental authorities referred to in this Section 2.03(f) that are required to be obtained should not be obtained without the imposition of any condition or restriction referred to in the last sentence in Section 5.01(b).

                  (ii) The affirmative vote of the holders of two thirds of the outstanding shares of Continental entitled to vote on the approval of this Agreement is the only stockholder vote required for approval of this plan and confirmation of the Merger and the other transactions contemplated hereby.

         (g) REPORTS. (i) As of their respective dates, neither Continental's Annual Report on Form F-2 for the fiscal year ended December 31, 1996, nor any other document filed subsequent to December 31, 1996 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including exhibits and any documents specifically incorporated by reference therein) filed with the FDIC or the Securities and Exchange Commission (the "SEC") (collectively, "Continental's Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets contained or incorporated by reference in Continental's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in stockholders' equity and of cash flows, contained or incorporated by reference in Continental's Reports (including in each case any related notes and schedules), fairly presented the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

                  (ii) Continental and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1992 with (A) the NYBD, (B) the FDIC, (C) the National Association of Securities Dealers, Inc. (the "NASD"), and (D) any other self-regulatory organization ("SRO"), and have paid all fees and assessments due and payable in connection therewith.

         (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Continental's Reports filed on or prior to the date of this Agreement, true and complete copies of which have been provided by Continental to Reliance, since December 31, 1996 (i) Continental and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice, (ii) Continental and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on Continental.

         (i) TAXES. All federal, state, local and foreign tax returns required to be filed by or on behalf of Continental or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted, and all other taxes required to be paid by Continental or any of its Subsidiaries, have been paid in full or adequate provision has been made for any such taxes on Continental's balance sheet (in accordance with generally accepted accounting principles). For purposes of this Section 2.03(i), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency, or refund litigation with respect to any taxes of Continental or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where Continental or any of its Subsidiaries do not file tax returns that Continental or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to Continental or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Continental's balance sheet (in accordance with generally accepted accounting principles). Continental and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Continental and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Continental and each of its Subsidiaries has timely complied with all applicable information reporting requirements under
Part III, Subchapter A of Chapter 61 of the Internal Revenue Code of 1986, as amended (the "Code") and similar applicable state and local information reporting requirements.

         (j) ABSENCE OF CLAIMS. Except as set forth in the Continental Disclosure Letter, no litigation, proceeding, controversy, claim or action before any court or governmental agency is pending, against Continental or any of its Subsidiaries and, to the best of Continental's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

         (k) ABSENCE OF REGULATORY ACTIONS. Neither Continental nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits (the "Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking.

         (l) AGREEMENTS. (i) Except as set forth in the Continental Disclosure Letter and except for the Option Agreement and arrangements made in the ordinary course of business, Continental and its Subsidiaries are not bound by any material contract (as defined in Section 335.312 of the rules and regulations of the FDIC) to be performed after the date hereof that has not been filed with or incorporated by reference in Continental's Reports. Except as disclosed in Continental's Reports filed prior to the date of this Agreement, neither Continental nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on thirty (30) days' or less notice, (B) agreement with any executive officer or other key employee of Continental or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Continental or any of its Subsidiaries of the nature contemplated by this Agreement or the Option Agreement,

(C) agreement with respect to any employee or director of Continental or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than sixty (60) days or for the payment of in excess of $30,000 per annum, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, phantom stock awards or plans, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Option Agreement or (E) agreement containing covenants that limit the ability of Continental or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Continental (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency).

                  (ii) Neither Continental nor any of its Subsidiaries is in default under or in violation of any provision, and is not aware of any fact or circumstance that would constitute a default or violation, of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

                  (iii) Continental and each of its Subsidiaries owns or possesses valid and binding license and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses and neither Continental nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of Continental and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

         (m) LABOR MATTERS. Except as set forth in the Continental Disclosure Letter, neither Continental nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Continental or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of Continental aware of any strike, other labor dispute or organizational effort involving Continental or any of its Subsidiaries pending or threatened. Continental and its Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors and are in compliance with all applicable employment tax laws.

         (n) EMPLOYEE BENEFIT PLANS. The Continental Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement

Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers, or other employees of Continental or any of its Subsidiaries (hereinafter referred to collectively as the "Employee Plans"), except for plans, contracts, agreements or arrangements involving liability or expenses not exceeding $10,000 individually or in the aggregate. All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or
Section 4975 of the Code upon Continental or any of its Subsidiaries. No liability to the Pension Benefit Guaranty Corporation has been or is expected by Continental or any of its Subsidiaries to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Continental or any entity which is considered one employer with Continental under Section 4001(b)(1) of ERISA or
Section 414 of the Code (an "ERISA Affiliate"). No Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan as of the end of the most recent plan year with respect to the respective Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan within the 12-month period ending on the date hereof. Neither Continental nor any Subsidiary of Continental has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither Continental, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Except for the Continental Bank 401(k) Plan, each Employee Plan of Continental or of any of its Subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service (the "IRS") and Continental and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all material respects and any assets of any such Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness. There is no pending or, to the knowledge of Continental, threatened litigation, administrative action or proceeding relating to any Employee Plan. There has been no announcement or commitment by Continental or any Subsidiary of Continental to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Employee Plan; and except as specifically identified in the Continental Disclosure Letter, Continental and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Employee Plan that cannot be amended or terminated upon no more than sixty (60) days' notice without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code. With respect to Continental or any of its Subsidiaries, except as specifically identified in the Continental Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Continental or any Subsidiary of Continental to any person which is an "excess parachute payment" (as defined in Section 280G of the Code), increase or secure (by way of a trust or other vehicle) any benefits payable under any Employee Plan other than a Qualified Plan, or except to the extent contemplated by Sections 1.06 and 4.03 accelerate the time of payment or vesting of any such benefit. With respect to each Employee Plan, Continental has supplied to Reliance a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years,
(B) such Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

         (o) TERMINATION BENEFITS. The Continental Disclosure Letter contains a complete and accurate schedule showing as of the date of this Agreement the monetary amounts payable, subject to a determination of the Reliance Market Value, as applicable, and identifying the in-kind benefits due under the Specified Compensation and Benefit Programs (as defined herein) for each Named Individual (as defined herein) individually. For purposes hereof, "Specified Compensation and Benefit Programs" shall include all employment agreements, change in control agreements, severance or special termination agreements, severance plans, pension, retirement or deferred compensation plans for non-employee directors, supplemental executive retirement programs, tax indemnification agreements, outplacement programs, cash bonus programs, stock appreciation right, phantom stock or stock unit plan, and health, life, disability and other insurance or welfare plans, but shall not include any tax-qualified pension, profit-sharing or employee stock ownership plan. For purposes hereof, "Named Individual" shall include each non-employee director of Continental or any of its subsidiaries and each executive officer of Continental.

         (p) TITLE TO ASSETS. Continental and each of its Subsidiaries has good and marketable title to its properties and assets other than property as to which it is lessee, in which case the related lease is valid and in full force and effect. Each lease pursuant to which Continental or any of its Subsidiaries is lessor is valid and in full force and effect and no lessee under any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of Continental and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by Continental to be adequate for the current business of Continental and its Subsidiaries.

         (q) COMPLIANCE WITH LAWS. Continental and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of Continental, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of Continental have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any federal or state regulatory authority having jurisdiction over insured depositary institutions check cashing services or their holding companies, the SEC, the NASD, or any other SRO (each, a "Governmental Entity"). The business of Continental and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

         (r) FEES. Other than financial advisory services performed for Continental by Sandler O'Neill & Partners, L.P., pursuant to an agreement, a true and complete copy of which has been previously delivered to Reliance, neither Continental nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for Continental or any Subsidiary of Continental, in connection with the Agreement or the transactions contemplated hereby.

         (s) ENVIRONMENTAL MATTERS. (i) With respect to Continental and each of its Subsidiaries:


                           (A) Each of Continental and its Subsidiaries, the Participation Facilities, and, to Continental's knowledge, the Loan Properties (each as defined herein) are, and have been, in substantial compliance with all Environmental Laws (as defined herein);

                           (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to Continental's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or any current or, to Continental's knowledge, former Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or
         (y) relating to the Release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries or any Participation Facility;

                           (C) To Continental's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or Continental or any of its Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release into the environment of any Hazardous Material whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                           (D) To Continental's knowledge, the properties currently or formerly owned or operated by Continental or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material other than in compliance with applicable Environmental Law (PROVIDED, however, that with respect to properties formerly owned or operated by Continental or any of its Subsidiaries, such representation is limited to the period Continental or any such Subsidiary owned or operated such properties);

                           (E) None of Continental or any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party relating to Hazardous Materials or Remediation (as defined herein) thereof or indicating that it may be in violation of, or liable under, any Environmental Law, or any actual or, to Continental's knowledge, potential administrative or judicial proceedings in connection with any of the foregoing;

                           (F) To Continental's knowledge, there are no underground storage tanks on, in or under any properties currently or formerly owned or operated by Continental or any of its Subsidiaries, any Participation Facility or any Loan Property and no underground storage tanks have been closed or removed from any properties currently or formerly owned or operated by Continental or any of its Subsidiaries, any Participation Facility or any Loan Property which are or have been in the ownership of Continental or any of its Subsidiaries; and

                           (G) To Continental's knowledge, during the period of
         (l) Continental or any of its Subsidiaries' ownership or operation of any of their respective current or formerly owned properties, (m) Continental's or any of its Subsidiaries' participation in the management of any Participation Facility, or (n) its or any of its Subsidiaries' holding of a security interest in a Loan Property, there has been no Release and there is currently no threatened Release of Hazardous Material in, on, under, affecting or migrating to such properties. To Continental's knowledge, prior to the period of (x) Continental's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) Continental's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Continental's or any of its Subsidiaries' holding of a security interest in a Loan Property, there was no Release of Hazardous Material in, on, under, affecting or migrating to any such property, Participation Facility or Loan Property.

                  (ii) The following definitions apply for purposes of this
Section 2.03(s): (u) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (v) "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (w) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any governmental entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material and (iii) any state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of "Hazardous Substances" or other environmental condition of the Loan Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Loan Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Loan Property; (x) "Hazardous Material" means any substance (whether solid, liquid or gas) which is listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, extremely hazardous wastes, or words of similar meanings or regulatory effect under any Environmental Laws, including, but not limited to, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl, flammables and explosives; (y) "Release" of any Hazardous Material includes, but is not limited to, any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials in violation of or requiring action under any applicable Environmental Law; and (z) "Remediation" includes, but is not limited to, any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release of Hazardous Materials, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Materials.

         (t) LOAN PORTFOLIO; ALLOWANCE; ASSET QUALITY. (i) With respect to each loan owned by Continental or its Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of Continental:

                           (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                           (B) neither Continental nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, cancelled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                           (C) Continental or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or Continental's applicable participation interest, as applicable), except as otherwise referenced on the books and records of Continental;

                           (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, cancelled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                           (E) there is no pending, threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan, except as otherwise referenced on the books and records of Continental;

                           (F) there is no litigation or proceeding pending, threatened, relating to the property which serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

                           (G) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

                  (ii) The allowance for possible losses reflected in Continental's audited statement of condition at December 31, 1996 was, and the allowance for possible losses shown on the balance sheets in Continental's Reports for periods ending after December 31, 1996 will be, adequate, as of the dates thereof, under generally accepted accounting principles applicable to commercial banks consistently applied, and since December 31, 1996 no regulatory agency has requested or required that Continental increase any of such amounts.

                  (iii) The Continental Disclosure Letter sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Continental and its Subsidiaries that have been classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import, and Continental and its Subsidiaries shall promptly after the end of any month inform Reliance of any such classification arrived at any time after the date hereof. The Other Real Estate Owned ("OREO") included in any non-performing assets of Continental or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; PROVIDED, however, that "current" shall mean within the past 12 months.

         (u) DEPOSITS. None of the deposits of Continental or any of its Subsidiaries is a "brokered" deposit.

         (v) ANTITAKEOVER PROVISIONS INAPPLICABLE. Continental and its Subsidiaries have taken all actions required to exempt Continental, the Agreement and the Merger and the Option Agreement from any provisions of an antitakeover nature in their organization certificate and bylaws and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

         (w) MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in Continental's Proxy Statement for its 1997 Annual Meeting of Stockholders, no officer or director of Continental, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Continental or any of its Subsidiaries. No such interest has been created or modified since the date of the last regulatory examination of Continental.

         (x) INSURANCE. Continental and its Subsidiaries are presently insured, and since December 31, 1994, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Continental and its Subsidiaries are in full force and effect, Continental and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

         (y) INVESTMENT SECURITIES; BORROWINGS. (i) Except for investments in Federal Home Loan Bank ("FHLB") Stock and pledges to secure FHLB borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of Continental included in Continental's Report on Form F-2 for the year ended December 31, 1996, and none of the investment securities held by it or any of its Subsidiaries since December 31, 1996, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) Except as set forth in the Continental Disclosure Letter, neither Continental nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the consolidated statements of condition and is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in the Continental Disclosure Letter or disclosed in Continental's Reports filed on or prior to the date hereof.

                  (iii) Set forth in the Continental Disclosure Letter is a true and correct list of Continental's borrowed funds (excluding deposit accounts) as of the date hereof.

         (z) INDEMNIFICATION. Except as provided in Continental's employment agreements or the organization certificate or bylaws of Continental, neither Continental nor any Continental Subsidiary is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Continental (a "Covered Person"), and, except as set forth in the Continental Disclosure Letter, to the best knowledge of Continental, there are no claims for which any Covered Person would be entitled to indemnification under the organization certificate or bylaws of Continental or any Subsidiary of Continental, applicable law regulation or any indemnification agreement.

         (aa) BOOKS AND RECORDS. The books and records of Continental and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements (including generally accepted accounting principles ("GAAP")), and reflect in all material respects the substance of events and transactions that should be included therein.

         (bb) CORPORATE DOCUMENTS. Continental has delivered to Reliance true and complete copies of its organization certificate and bylaws. The minute books of Continental constitute a complete and correct record of all actions taken by the board of directors of Continental (and each committee thereof) and the stockholders of Continental. The minute books of each of

Continental's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of each such Subsidiary.

         (cc) TAX TREATMENT OF THE MERGER. As of the date hereof, Continental has no knowledge of any fact or circumstance that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the Code.

         SECTION 2.04 REPRESENTATIONS AND WARRANTIES OF RELIANCE. Subject to Sections 2.01 and 2.02, Reliance represents and warrants to Continental that, except as specifically disclosed in the Disclosure Letter of Reliance:

         (a) ORGANIZATION. (i) Reliance is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a savings association holding company duly registered with the OTS under the HOLA. Reliance Bank is a savings bank duly incorporated, validly existing and in good standing under the laws of the United States of America. Each Subsidiary of Reliance Bank is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Reliance, Reliance Bank and Reliance Bank's Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The only Subsidiary of Reliance is Reliance Bank.

                  (ii) Reliance, Reliance Bank and each Subsidiary of Reliance Bank is duly qualified and is in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

                  (iii) The Reliance Disclosure Letter sets forth all of the Subsidiaries of Reliance Bank and all entities (whether corporations, partnerships, or similar organizations), including the corresponding percentage ownership in which Reliance Bank owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each Subsidiary, as of the such date, its jurisdiction of organization and the jurisdiction wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. Reliance Bank owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of Reliance Bank is an "insured depositary institution" as defined in the FDIA, and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by Reliance Bank or by another Subsidiary of Reliance Bank are fully paid, nonassessable and not subject to any preemptive rights and are owned by Reliance Bank or a Subsidiary of Reliance Bank free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares.

                  (iv) The deposits of Reliance Bank are insured by the Savings Association Insurance Fund of the FDIC to the extent provided in the FDIA.

         (b) CAPITAL STRUCTURE. (i) The authorized capital stock of Reliance consists of 20,000,000 shares of Reliance Common Stock and 4,000,000 shares of preferred stock, par value $.01 per share (the "Reliance Preferred Stock"). As of the date of this Agreement, (A) 10,750,820 shares of Reliance Common Stock were issued and 8,763,369 were outstanding, (B) no shares of Reliance Preferred Stock were outstanding; (C) no shares of Reliance Preferred Stock were reserved for issuance and (D) 1,987,451 shares of Reliance Common Stock were held by Reliance in its treasury or by its subsidiaries. The authorized capital stock of Reliance Bank consists of 20,000,000 shares of common stock, par value $1.00 per share and 4,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this Agreement, 1,000 shares of such common stock were outstanding, no shares of such preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned by Reliance. All outstanding shares of capital stock of Reliance and Reliance Bank are, validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by Reliance in its treasury or by its Subsidiaries, are free and clear of all liens, encumbrances or restrictions (other than those imposed by applicable federal or state securities laws) and there are no agreements or understandings with respect to the voting or disposition of such shares.

                  (ii) As of the date of this Agreement, except for this Agreement, and as set forth in Reliance's Reports (as defined in Section 2.04(h)), neither Reliance nor any of its Subsidiaries has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Reliance or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Reliance or any of its Subsidiaries or obligating Reliance or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Reliance or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Reliance or any of its Subsidiaries.

         (c) AUTHORITY. Each of Reliance and Reliance Bank has the requisite corporate power and authority and subject to receipt of all required regulatory or governmental approvals as contemplated by Section 5.01(b) of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of Reliance and Reliance Bank. This Agreement has been duly executed and delivered by Reliance and Reliance Bank and constitutes a valid and binding obligation of Reliance and Reliance Bank, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

         (d)      [Intentionally Omitted.]

         (e) NO VIOLATIONS. The execution, delivery and performance of this Agreement by Reliance or Reliance Bank do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, including any

Environmental Law rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Reliance or Reliance Bank or to which Reliance or Reliance Bank (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) a breach or violation of, or a default under, the certificate or articles of incorporation or bylaws of Reliance or Reliance Bank or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Reliance or Reliance Bank under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Reliance or Reliance Bank is a party, or to which any of its respective properties or assets may be bound or affected; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than the required approvals, consents and waivers of governmental authorities referred to in
Section 5.01(b). Reliance and Reliance Bank know of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.01(b) should not be obtained without the imposition of any material conditions or restrictions.

         (f) CONSENTS. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, the HOLA, the BMA, the FDIA, the NYBL the rules and regulations of the OTS, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any other party is necessary for the consummation by Reliance or Reliance Bank of the Merger or the other transactions contemplated by this Agreement. As of the date hereof, Reliance knows of no reason why the approvals, consents and waivers of governmental authorities referred to in this Section 2.04(f) that are required to be obtained should not be obtained without the imposition of any material condition or restriction referred to in the last sentence of Section 5.01(b).

         (g)      [Intentionally Omitted.]

         (h) REPORTS. (i) As of their respective dates, neither Reliance's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, nor any other document filed subsequent to June 30, 1996 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including exhibits and any documents specifically incorporated by reference therein) filed with the SEC (collectively, "Reliance's Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets contained or incorporated by reference in Reliance's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in stockholders' equity and of cash flows, contained or incorporated by reference in Reliance's Reports (including in each case any related notes and schedules), fairly presented the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

                  (ii) Reliance and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1992 with (A) the OTS, (B) the SEC, (C) the NASD and (D) any other self-regulatory organization, and have paid all fees and assessments due and payable in connection therewith.

         (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Reliance's Reports filed on or prior to the date of this Agreement, true and complete copies of which have been provided by Reliance to Continental, since June 30, 1996, (i) Reliance and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice, (ii) Reliance and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on Reliance.

         (j) ABSENCE OF CLAIMS. Except as set forth in Reliance's Reports, no litigation, proceeding or controversy claim or action before any court or governmental agency is pending against Reliance, Reliance Bank or any of its Subsidiaries, and, to the best of Reliance's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

         (k) ABSENCE OF REGULATORY ACTIONS. Neither Reliance, Reliance Bank nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any action, proceeding order or directive by, or is a recipient of any extraordinary supervisory letter from any Government Regulator, nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking.

         (l) RELIANCE COMMON STOCK. The shares of Reliance Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

         (m) LABOR MATTERS. Neither Reliance, Reliance Bank nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Reliance, Reliance Bank or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel Reliance, Reliance Bank or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is the management of Reliance aware of any strike, other labor dispute or organizational effort involving Reliance, Reliance Bank or any of its Subsidiaries pending or threatened. Reliance, Reliance Bank and its Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors, and are in compliance with applicable employment tax laws.

         (n) EMPLOYEE BENEFIT PLANS. All pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers, or other employees of Reliance or any of its Subsidiaries are hereinafter referred to collectively as the "Reliance Employee Plans". All of Reliance Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code upon Reliance or any of its subsidiaries. No liability, to the Pension Benefit Guaranty Corporation, has been or is expected by Reliance or any of its Subsidiaries to be incurred with respect to any Reliance Employee Plan which is subject to Title IV of ERISA ("Reliance Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Reliance or any entity which is considered one employer with Reliance under
Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). No Reliance Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Reliance Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Reliance Pension Plan as of the end of the most recent plan year with respect to the respective Reliance Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Reliance Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Reliance Pension Plan within the 12-month period ending on the date hereof. Neither Reliance nor any Subsidiary of Reliance has provided, or is required to provide, security to any Reliance Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither Reliance, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980. Each Reliance Employee Plan of Reliance or of any of its Subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Reliance Qualified Plan") has received a favorable determination letter from the IRS and Reliance and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of Reliance, threatened litigation, administrative action or proceeding relating to any Reliance Employee Plan.

         (o) COMPLIANCE WITH LAWS. Reliance, Reliance Bank and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of Reliance, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of Reliance have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. The business of Reliance and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule or decree approval of any Governmental Entity.

         (p) FEES. Other than the financial advisory services performed for Reliance by Keefe, Bruyette & Woods, Inc., pursuant to an agreement, a true and complete copy of which will be delivered to Continental, neither Reliance, Reliance Bank nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokage fees, commissions, or finder's fee, and no broker or finder has acted directly or indirectly for the purchase of any Subsidiary of Reliance, in connection with the Agreement or the transactions contemplated hereby.

         (q) ENVIRONMENTAL MATTERS. (i) With respect to Reliance and each of its
Subsidiaries:

                           (A) Each of Reliance and its Subsidiaries, the Participation Facilities, and, to Reliance's knowledge, the Loan Properties (each as defined herein) are, and have been, in substantial compliance with all Environmental Laws (as defined herein);

                           (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to Reliance's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or any current or, to Reliance's knowledge, former Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries or any Participation Facility;

                           (C) To Reliance's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or Reliance or any of its Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release into the environment of any Hazardous Material whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                           (D) To Reliance's knowledge, the properties currently or formerly owned or operated by Reliance or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material other than in compliance with applicable Environmental Law (PROVIDED, however, that with respect to properties formerly owned or operated by Reliance or any of its Subsidiaries, such representation is limited to the period Reliance or any such Subsidiary owned or operated such properties);

                           (E) None of Reliance or any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party relating to Hazardous Materials or Remediation (as defined herein) thereof or indicating that it may be in violation of, or liable under, any Environmental Law, or any actual or, to Reliance's knowledge, potential administrative or judicial proceedings in connection with any of the foregoing;

                           (F) To Reliance's knowledge, there are no underground storage tanks on, in or under any properties currently or formerly owned or operated by Reliance or any of its Subsidiaries, any Participation Facility or any Loan Property and no underground storage tanks have been closed or removed from any properties currently or formerly owned or operated by Reliance or any of its Subsidiaries, any Participation Facility or any Loan Property which are or have been in the ownership of Reliance or any of its Subsidiaries; and

                           (G) To Reliance's knowledge, during the period of (l) Reliance or any of its Subsidiaries' ownership or operation of any of their respective current or formerly owned properties, (m) Reliance's or any of its Subsidiaries' participation in the management of any Participation Facility, or (n) its or any of its Subsidiaries' holding of a security interest in a Loan Property, there has been no Release and there is currently no threatened Release of Hazardous Material in, on, under, affecting or migrating to such properties. To Reliance's knowledge, prior to the period of (x) Reliance's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) Reliance's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Reliance's or any of its Subsidiaries' holding of a security interest in a Loan Property, there was no Release of Hazardous Material in, on, under, affecting or migrating to any such property, Participation Facility or Loan Property.

                  (ii) The following definitions apply for purposes of this
Section 2.04(q): (u) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (v) "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (w) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any governmental entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation,
(i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material and (iii) any state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Loan Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Loan Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Loan Property; (x) "Hazardous Material" means any substance (whether solid, liquid or gas) which is listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, extremely hazardous wastes, or words of similar meanings or regulatory effect under any Environmental Laws, including, but not limited to, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl, flammables and explosives; (y) "Release" of any Hazardous Material includes, but is not limited to, any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials in violation of or requiring action under any applicable Environmental Law;

and (z) "Remediation" includes, but is not limited to, any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release of Hazardous Materials, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Materials.

         (r) LOAN PORTFOLIO; ALLOWANCE; ASSET QUALITY. (i) With respect to each loan owned by Reliance, Reliance Bank or its Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of Reliance:

                           (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                           (B) neither Reliance, Reliance Bank nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, cancelled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                           (C) Reliance, Reliance Bank or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or Reliance Bank's applicable participation interest, as applicable); except as otherwise referenced on the books and records of Reliance Bank;

                           (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, cancelled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                           (E) there is no pending, threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan; except as otherwise referenced on the books and records of Reliance Bank;

                           (F) there is no litigation or proceeding pending, threatened, relating to the property which serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

                           (G) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

                  (ii) The allowance for possible losses reflected in Reliance's audited statement of condition at June 30, 1996 was, and the allowance for possible losses shown on the balance sheets in Reliance's Reports for periods ending after June 30, 1996 will be, adequate, as of the dates thereof, under generally accepted accounting principles applicable to federal savings banks consistently applied, and since June 30, 1996, no regulatory agency has requested or required that Reliance increase any of such amounts.

                  (iii) The Reliance Disclosure Letter sets forth by type of loan and category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Reliance Bank and its Subsidiaries that have been classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import, and Reliance Bank and its Subsidiaries shall promptly after the end of any month inform Continental of any such classification arrived at any time after the date hereof. The OREO included in any non-performing assets of Reliance Bank or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent or management appraisals or evaluations; PROVIDED, however, that "current" shall mean within the past 12 months.

         (s) INVESTMENT SECURITIES. (i) Except for investments in FHLB Stock and pledges to secure FHLB borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of Reliance included in Reliance's Report on Form 10-K for the year ended June 30, 1996, and none of the investment securities held by it or any of its Subsidiaries since June 30, 1996, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) Except as set forth in the Reliance Disclosure Letter, neither Reliance nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the consolidated statements of condition and is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in the Reliance Disclosure Letter or disclosed in Reliance's Reports filed on or prior to the date hereof.

         (t) REGISTRATION STATEMENT. The information to be supplied by it for inclusion in (i) the Registration Statement on Form S-4 and/or such other form(s) as may be appropriate to be filed under the Securities Act, with the SEC by Reliance for the purpose of, among other things, registering Reliance Common Stock to be issued to the Stockholders of Continental in the Merger (the "Registration Statement"), or (ii) the proxy statement to be filed with the FDIC by Continental under the Exchange Act and distributed in connection with Continental's meeting of its Stockholders to vote upon this Agreement (as amended or supplemented from time to time, the "Proxy Statement", and together with the prospectus included in the Registration Statement, as amended or supplemented from time to time, the "Proxy Statement-Prospectus") will not, at the time such Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (u) BOOKS AND RECORDS. The books and records of Reliance and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements (including GAAP) and reflect in all material respects the substance of events and transactions that should be included therein.

         (v) CORPORATE DOCUMENTS. Reliance will deliver to Continental true and complete copies of its certificate of incorporation and bylaws and of Reliance Bank's charter and bylaws. The minute books of Reliance and Reliance Bank constitute a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of Reliance and Reliance Bank. The minute books of each of Reliance's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of each Subsidiary.

         (w) BENEFICIAL OWNERSHIP OF CONTINENTAL COMMON STOCK. As of the date hereof, Reliance does not beneficially own any shares of Continental Common Stock and, other than as contemplated by the Option Agreement, does not have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of Continental Common Stock.

         (x) TAX TREATMENT OF THE MERGER. As of the date hereof, Reliance has no knowledge of any fact or circumstance that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the Code.


                                   ARTICLE III

                           CONDUCT PENDING THE MERGER

         SECTION 3.01 CONDUCT OF CONTINENTAL'S BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Continental shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of Continental, Reliance or Reliance Bank to perform its covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of Continental, Reliance or Reliance Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on Continental.

         SECTION 3.02 FORBEARANCE BY CONTINENTAL. Without limiting the covenants set forth in Section 3.01 hereof, during the period from the date of this Agreement to the Effective Time Continental shall not, and shall not permit any of its Subsidiaries, without the prior written consent of Reliance, which consent shall not be unreasonably withheld, to:

         (a) change its corporate structure from that in effect on the date hereof, or put into effect any change in any provisions of the organization certificate or bylaws of Continental, or any similar governing documents of Continental's Subsidiaries;

         (b) issue any shares of capital stock or change the terms of any outstanding warrants or issue, grant or sell any warrant, call, commitment, right to purchase or agreement of any character relating to the authorized or issued capital stock of Continental except pursuant to the Option Agreement; adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; except that, if all of the conditions to the obligation of Continental, Reliance and Reliance Bank set forth in Article V hereof have been satisfied prior to September 30, 1997, but for the delivery of the certificates, opinion or conditions required by Sections 5.02(c), (d), (e) and (f) (for Reliance and Reliance Bank) and Section 5.03(c), (d), (e) and (f) (for Continental) and the Effective Time shall not have occurred, Continental may pay a dividend with respect to the quarter ended September 30, 1997 of Continental, in an amount equal to no more than $0.18 per share of Continental Common Stock, subject to Continental's normal procedures on declaration and payment of dividends, but no shareholder of Continental shall be entitled to receive dividends on any shares of Reliance Common Stock received as Merger Consideration with respect to that quarter.

         (c) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, leases or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary of Continental or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements in force at the date of this Agreement and which have been described to Reliance;

         (d) except to the extent required by law or specifically provided for elsewhere herein or in the Continental Disclosure Letter, increase in any manner the compensation or fringe benefits of any of its employees or directors other than general increases in compensation for non-officer employees in the ordinary course of business consistent with past practice that do not cause the annualized compensation of any of Continental's non-officer employees following such increase, to exceed by more than 5% the total annual compensation expense of Continental with respect to such person for the twelve month period ended March 31, 1997 and that do not cause the annual rate of base salary of any of Continental's non-officer employees to increase by more than 5% over such person's base salary at March 31, 1997, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to or fund or otherwise establish any trust or account related to any Employee Plan (as defined in Section 2.03(n)) with or for the benefit of any employee or director; voluntarily accelerate the vesting of any stock options or other compensation or benefit; terminate or increase the costs to Continental or any Subsidiary or any Employee Plan; hire any employee with an annual compensation in excess of $35,000 or enter into any employment contract; or make any discretionary contributions to any Employee Plan;

         (e) except as contemplated by Section 4.02, change its method of accounting as in effect at December 31, 1996, except as required by changes in generally accepted accounting principles as concurred in writing by Continental's independent auditors;

         (f) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $50,000 and other than investments for Continental's portfolio made in accordance with Section 3.02(g), make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

         (g) make any investment in any debt security, including mortgage-backed and mortgage related securities, other than US government and US government agency securities with final maturities not greater than five years, mortgage-backed or mortgage related securities which would not be considered "high risk" securities pursuant to Thrift Bulletin Number 52 issued by the OTS or securities of the FHLB, in each case that are purchased in the ordinary course of business consistent with past practice;

         (h) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $20,000 per annum and other than contracts or agreements covered by Section 3.02(k);

         (i) settle any claim, action or proceeding involving any liability of Continental or any of its Subsidiaries for money damages in excess of $25,000 or material restrictions upon the operations of Continental or any of its Subsidiaries;

         (j) except in the ordinary course of business and in amounts less than $50,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

         (k) make, renegotiate, renew, increase, extend or purchase any (i) loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (A) in conformity with existing lending practices in amounts not to exceed $500,000 to any individual borrower or (B) loans or advances as to which Continental has a legally binding obligation to make such loan or advances as of the date hereof and a description of which has been provided by Continental in the Continental Disclosure Letter; PROVIDED, however, that Continental may not make, renegotiate, renew, increase, extend or purchase any loan that is underwritten based on either no or limited verification of income or otherwise without full documentation customary for such a loan; or (ii) loans, advances or commitments to directors, officers or other affiliated parties of Continental or any of its Subsidiaries except for renewals of any such loans referred to in this clause
(ii) or set forth in the Continental Disclosure Letter;

         (l) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to Continental except in satisfaction of debts previously contracted;

         (m) incur any additional borrowings beyond those set forth in the Continental Disclosure Letter other than short-term (six months or less) FHLB borrowings and reverse repurchase agreements consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of Continental or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder. Deposits shall not be deemed to be borrowings within the meaning of this paragraph;

         (n) make any capital expenditures in excess of $20,000 per expenditure from the date of this Agreement until the Effective Date other than pursuant to binding commitments existing on the date hereof disclosed in the Continental Disclosure Letter, other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

         (o) make any investment or commitment to invest in real estate or in any real estate development project, other than Small Business Administration 7A Program guaranteed loans or real estate acquired in satisfaction of defaulted mortgage loans and investments or commitments approved by the Board of Directors of Continental prior to the date of this Agreement and disclosed in writing to Reliance;

         (p) except pursuant to commitments existing at the date hereof which are disclosed in the Continental Disclosure Letter, and except for Small Business Administration 7A Program guaranteed loans make any real estate loans secured by undeveloped land or real estate located outside the State of New York or make any construction loan;

         (q) establish or make any commitment relating to the establishment of any new branch or other office facilities;

         (r) organize, capitalize, lend to or otherwise invest in any Subsidiary, or invest in or acquire any equity or voting interest in any firm, corporation or business enterprise (other than securities of the FHLB that are purchased in the ordinary course of business consistent with past practice);

         (s) elect to the Board of Directors of Continental or to any office any person who is not a member of the Board of Directors of Continental or an officer of Continental as of the date of this Agreement; or

         (t) agree or make any commitment to take any action that is prohibited by this Section 3.02.

         In the event that Reliance does not respond in writing to Continental within three business days of receipt by Reliance of a written request for Continental to engage in any of the actions for which Reliance's prior written consent is required pursuant to this Section 3.02, Reliance shall be deemed to have consented to such action. Any request by Continental or response thereto by Reliance shall be made in accordance with the notice provisions of Section 8.07.

         The representations, warranties and covenants of Continental shall not be deemed untrue or incorrect or breached for any purpose as a consequence of Continental's compliance with this Section 3.02.

         SECTION 3.03 CONDUCT OF RELIANCE'S BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Reliance shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of Continental, Reliance or Reliance Bank to perform its covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of Continental, Reliance or Reliance Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on Reliance.


                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.01 ACQUISITION PROPOSALS. Continental agrees that neither it nor any of its Subsidiaries nor any of the respective officers and directors of Continental or its Subsidiaries shall, and Continental shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, (a) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of Continental) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or more than 10% of the assets or any equity securities of, Continental or any of its material Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, (b) except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such board's counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Continental will notify Reliance immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Continental after the date hereof, and the identity of the person making such inquiry, proposal or offer and the substance thereof. Subject to the foregoing, Continental will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Continental will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section
4.01. Continental will promptly request each person (other than Reliance) that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a business combination with Continental or any Subsidiary of Continental to return or destroy all confidential information previously furnished to such person by or on behalf of Continental or any of its Subsidiaries.

         SECTION 4.02 CERTAIN POLICIES OF CONTINENTAL.

         (a) At the request of Reliance, Continental shall modify and change its loan, litigation, real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices after the date on which all required regulatory approval and shareholder approvals are received and after receipt of written confirmation from Reliance that it is not aware of any fact or circumstance that would prevent completion of the Merger and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of Reliance Bank; PROVIDED, that such policies and procedures are not prohibited by generally accepted accounting principles or all applicable laws and regulations.

         (b) Continental's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4.02.

         SECTION 4.03 EMPLOYEES; BENEFIT PLANS AND PROGRAMS.

         (a) Each person who is employed by Continental immediately prior to the Effective Time (a "Continental Employee") and whose employment is not specifically terminated at or prior to the Effective Time (a "Continuing Employee") shall (except as set forth in Schedule 4.03(a) of the Continental Disclosure Letter), at the Effective Time, become an employee (but not an officer) of Reliance Bank. Beginning at the Effective Time, except as otherwise determined by Reliance Bank, each of the Continuing Employees shall serve Reliance Bank upon the same terms and conditions generally applicable to other employees of Reliance Bank with comparable positions, with the following special provisions (including, without limitation, their status as at-will employees whose terms and conditions of employment are subject to change at any time):

                  (i) If it is not practical to enroll Continuing Employees as of the Effective Time in a particular employee benefit plan or program maintained by Reliance Bank for its employees (the "Reliance Bank Plans"), Reliance Bank shall continue any comparable plan or program of Continental in effect immediately prior to the Effective Time (the "Continental Plans") for a transition period. During the transition period, Continuing Employees shall continue to participate in Continental Plans which are continued, and all other employees of Reliance Bank will participate only in the comparable Reliance Bank Plans.

                  (ii) Reliance and Reliance Bank will amend each of their respective employee benefit plans and programs, other than any tax-qualified defined benefit or employee stock ownership plan, to recognize the service of each Continental Employee with Continental as service with Reliance and Reliance Bank for purposes of eligibility. Each of Continental's tax-qualified plans will be amended to provide that all benefits accrued by Continuing Employees through the Effective Time will be fully vested without regard to their length of service.

                  (iii) If Continental Employees become eligible to participate in a medical, dental or health plan of Reliance or Reliance Bank, Reliance shall cause, to the extent reasonably practicable without incurring additional premium costs, such plan to (A) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of Continental and (B) honor any deductible and out of pocket expenses incurred by the Continental Employees and their beneficiaries under such plans during the portion of the calendar year prior to such participation. If Continuing Continental Employees become eligible to participate in a life insurance plan maintained by Reliance or Reliance Bank, Reliance shall cause, to the extent reasonably practicable without incurring additional premium costs, such plan to waive any medical certification for the Continental Employees up to the amount of coverage the Continental Employees had under the life insurance plan of Continental (but subject to any limits on the maximum amount of coverage under the life insurance plan of Reliance or Reliance Bank).

         (b) Reliance agrees (i) to honor the Specified Compensation and Benefit Programs, including the change in control provisions of such Programs, between Continental and each Named Individual as set forth on Schedule 4.03(b) of the Continental Disclosure Letter and (ii) to the payment of amounts and benefits to Named Individuals by Continental as of the Effective Time (or such earlier time as may be agreed to by Continental and Reliance) under the Specified Compensation and Benefit Programs in such amounts as calculated and disclosed on
Schedule 4.03(b) of the Continental Disclosure Letter.

         Notwithstanding any provision in the Sullivan Employment Agreement to the contrary, payments made pursuant to the Sullivan Employment Agreement as set forth on Schedule 4.03(b) of the Continental Disclosure Letter shall be final. There will be no further adjustment to such payments for potential future tax liabilities or otherwise. In addition, in the event of the death or disability of Mr. Sullivan on or after the date of this Agreement and prior to the Effective Time, payments to be made pursuant to the Sullivan Employment Agreement shall be made either to

Mr. Sullivan's estate or to Mr. Sullivan at the Effective Time. Continental and each Named Individual receiving payment under any of the Specified Compensation and Benefit Programs listed on Schedule 4.03(b) of the Continental Disclosure Letter shall execute a Joint Release, in the form annexed as Exhibit C (the "Release"). Reliance agrees to the issuance of such releases by Continental.

         SECTION 4.04 ACCESS AND INFORMATION.

         (a) Upon reasonable notice, Continental and Reliance shall (and shall cause its respective Subsidiaries to) afford to each other and their respective representatives (including, without limitation, directors, officers and employees of such party and its affiliates, and counsel, accountants and other professionals retained) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as either party may reasonably request except materials legally privileged or which either party is prohibited by law from disclosing; PROVIDED, however, that no investigation pursuant to this Section 4.04 shall affect or be deemed to modify any representation or warranty made herein. Reliance, Reliance Bank and Continental will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 4.04 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each of Reliance, Reliance Bank and Continental will keep confidential, and will cause its respective representatives to keep confidential, all information and documents obtained pursuant to this Section
4.04 unless such information (i) was already known to such party or an affiliate of such party, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to such party or an affiliate of such party from other sources not known by such party to be bound by a confidentiality obligation or agreement, (iii) is disclosed with the prior written approval of the other party or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same.

         (b) During the period of time beginning on the day the last approval of a governmental authority is obtained and continuing to the Effective Time, including weekends and holidays, Continental shall provide Reliance Bank and its authorized agents and representatives full access to Continental's offices after normal business hours for the purpose of installing necessary wiring and equipment to be utilized by Reliance Bank after the Effective Time; PROVIDED, that:

                  (i) reasonable advance notice of each entry shall be given to Continental, and Continental approves of each entry, which approval shall not be unreasonably withheld;

                  (ii) Continental shall have the right to have its employees or contractors present to inspect the work being done;

                  (iii) to the extent practicable, such work shall be done in a manner that will not interfere with Continental's business conducted at the branch;

                  (iv) all such work shall be done in compliance with all applicable laws and government regulation, and Reliance Bank shall be responsible for the procurement, at

         Reliance Bank's expense, of all required governmental or administrative permits and approvals;

                  (v) Reliance Bank shall maintain appropriate insurance satisfactory to Continental in connection with any work done by Reliance Bank's agents and representatives pursuant to this Section 4.04;

                  (vi) Reliance Bank shall reimburse Continental for any material out-of-pocket costs or expenses incurred by Continental in connection with this undertaking; and

                  (vii) if this Agreement is terminated in accordance with
         Article VI hereof, Reliance Bank, within a reasonable time period and at its sole cost and expense, will restore such offices to their condition prior to the commencement of any such installation.

         SECTION 4.05 CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Reliance, Reliance Bank and Continental shall (a) as soon as practicable (and in any event within 45 days after the date hereof) make (or cause to be made) any filings and applications and provide any notices, required to be filed or provided in order to obtain all approvals, consents and waivers of governmental authorities and third parties necessary or appropriate for the consummation of the transactions contemplated hereby or by the Option Agreement, (b) cooperate with one another
(i) in promptly determining what filings and notices are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation or under any relevant agreement or other document and (ii) in promptly making any such filings and notices, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers and (c) deliver to the other copies of the publicly available portions of all such filings, notices and applications promptly after they are filed.

         SECTION 4.06 ANTITAKEOVER PROVISIONS. Continental and its Subsidiaries shall take all steps (i) to exempt or continue to exempt Continental, the Agreement, the Merger and the Option Agreement from any provisions of an antitakeover nature in Continental's or its Subsidiaries' organization certificates and bylaws and the provisions of any federal or state antitakeover laws, and (ii) upon the request of Reliance, to assist in any challenge by Reliance to the applicability to the Agreement, the Merger or the Option Agreement of any state antitakeover law.

         SECTION 4.07 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

         SECTION 4.08 PUBLICITY. The initial press release announcing this Agreement shall be a joint press release and thereafter Continental and Reliance shall consult with each other in issuing any press releases or otherwise making public statements with respect to the acquisition contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

         SECTION 4.09 STOCKHOLDERS' MEETING. Continental shall take all action necessary, in accordance with applicable law and its corporate documents, to convene a meeting of its stockholders (the "Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of the transactions provided for in this Agreement. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such board's counsel, the board of directors of Continental shall (a) recommend at the Stockholder Meeting that the stockholders vote in favor of and approve the transactions provided for in this Agreement, and (b) use its best efforts to solicit such approvals. In exercising its fiduciary duties, the board of directors of Continental may take into account the fairness opinion to be rendered by Sandler O'Neill & Partners, L.P.

         SECTION 4.10 PROXY; REGISTRATION STATEMENT. As soon as practicable after the date hereof, Reliance and Continental shall cooperate with respect to the preparation of a Proxy StatementProspectus for the purpose of taking stockholder action on the Merger and this Agreement, file the Proxy Statement-Prospectus with the SEC and the FDIC, respond to comments of the staff of the SEC and the FDIC and promptly thereafter mail the Proxy Statement-Prospectus to all holders of record (as of the applicable record date) of shares of voting stock. Reliance and Continental each represents and covenants to the other party that the Proxy Statement-Prospectus and any amendment or supplement thereto, with respect to the information pertaining to it or its subsidiaries at the date of mailing to its stockholders and the date of its meeting of its stockholders to be held in connection with the Merger, will be in compliance with the Exchange Act and all relevant rules and regulations of the SEC and the FDIC and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Continental, in consultation with Reliance, shall employ professional proxy solicitors to assist it in contacting stockholders in connection with soliciting votes on the Merger.

         SECTION 4.11 REGISTRATION OF RELIANCE COMMON STOCK.

         (a) Reliance shall, as promptly as practicable following the preparation thereof (and in any event within 60 days hereof), file a Registration Statement on Form S-4 (including any pre-effective or post-effective amendments or supplements thereto) with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement, and Reliance and Continental shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Reliance will advise Continental promptly after Reliance receives notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Reliance will provide Continental with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as Continental may reasonably request.

         (b) Reliance shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

         (c) Reliance shall use its best efforts to list, prior to the Effective Time, on the Nasdaq National Market, or such other market on which shares of Reliance shall then be trading, subject only to official notice of issuance, the shares of Reliance Common Stock to be issued by Reliance in exchange for the shares of Continental Common Stock.

         SECTION 4.12 AFFILIATE LETTERS. No later than the tenth business day following the mailing of the Proxy Statement-Prospectus referred to in Section 4.10, Continental shall deliver to Reliance, after consultation with legal counsel, a list of the names and addresses of those persons it deems to be "Affiliates" of Continental within the meaning of Rule 145 promulgated under the Securities Act and a letter in the form attached hereto as Exhibit D restricting the disposition of shares of Reliance Common Stock to be received by such Affiliate in exchange for such Affiliate's shares of Continental Common Stock.

         SECTION 4.13 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the others of: (a) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of Continental and its Subsidiaries taken as a whole to which Continental or any Subsidiary is a party or is subject; and (b) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Event. Each of Continental and Reliance shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         SECTION 4.14 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

         (a) From and after the Effective Time through the sixth anniversary of the Effective Date, Reliance agrees to indemnify and hold harmless each present and former director and officer of Continental or its Subsidiaries and each officer or employee of Continental or its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at Continental's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement, including the entering into of the Option Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent then permitted under applicable law.

         (b) Any Indemnified Party wishing to claim indemnification under
Section 4.14(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Reliance thereof, but the failure to so notify shall not relieve Reliance of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation, (i) Reliance shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and Reliance shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Reliance does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues that raise conflicts of interest between Reliance and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and Reliance shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; PROVIDED, however, that Reliance shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) Reliance shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

         (c) Reliance shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 4.14 to the fullest extent permitted under applicable law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

         (d) For a period of six years after the Effective Time, Reliance shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Continental (provided that Reliance may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amount containing terms which are no less advantageous to the beneficiaries thereof); PROVIDED, however, that in no event shall Reliance be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 4.14(d), any premiums, in the aggregate for such six year period, in excess of $180,000 (the "Maximum Amount"); PROVIDED, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Reliance shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount; and PROVIDED, further, that officers and directors of Continental may be required to make application and provide customary representations and warranties to Reliance's insurance carrier for the purpose of obtaining such insurance.


                                    ARTICLE V

                           CONDITIONS TO CONSUMMATION

         SECTION 5.01 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger shall be subject to the fulfillment of the following conditions:

         (a) this Agreement shall have been approved by the requisite vote of Continental's stockholders in accordance with applicable law;

         (b) all necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and all other consents, waivers and approvals of any third parties which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain would not have a Material Adverse Effect (i) on Continental and its subsidiaries taken as a whole or (ii) on Reliance and its Subsidiaries taken as a whole. None of the approvals or waivers referred to herein shall contain any term or condition which would have a Material Adverse Effect on (x) Continental and its Subsidiaries taken as a whole or (y) Reliance and its Subsidiaries taken as a whole;

         (c) no party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger;

         (d) no statute, rule or regulation, shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger;

         (e) the Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained;

         (f) Reliance shall have received the agreement referred to in Section
4.12 from each affiliate of Continental; and

         (g) Reliance shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

         SECTION 5.02 CONDITIONS TO THE OBLIGATIONS OF RELIANCE AND RELIANCE BANK UNDER THIS AGREEMENT. The obligations of Reliance and Reliance Bank to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Reliance:

         (a) each of the obligations of Continental required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Continental contained in this Agreement shall be true and correct, subject to Sections 2.01 and 2.02, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date). Reliance shall have received a certificate to the foregoing effect signed by the president and the chief financial or principal accounting officer of Continental;

         (b) all action required to be taken by, or on the part of, Continental to authorize the execution, delivery and performance of this Agreement and the consummation by Continental of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of Continental, and Reliance shall have received certified copies of the resolutions evidencing such authorization;

         (c) Reliance shall have received certificates (such certificates to be dated as of a day as close as practicable to the date of the Closing) from appropriate authorities as to the good standing of Continental;

         (d) Reliance shall have received an opinion of Thacher Proffitt & Wood, counsel to Reliance, dated as of the Effective Date in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to Reliance, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

                  (i) No gain or loss will be recognized by Reliance, Reliance Bank or Continental as a result of the Merger;

                  (ii) Except to the extent of any cash received in lieu of a fractional share interest in Reliance Common Stock, no gain or loss will be recognized by the stockholders of Continental who exchange their Continental Stock for Reliance Common Stock pursuant to the Merger;

                  (iii) The tax basis of Reliance Common Stock received by stockholders who exchange their Continental Common Stock for Reliance Common Stock in the Merger will be the same as the tax basis of Continental Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest for which cash is received and increased by any gain recognized on the exchange; and

                  (iv) The holding period of Reliance Stock received by each stockholder in the Merger will include the holding period of Continental Common Stock exchanged therefor, provided that such stockholder held such Continental Common Stock as a capital asset on the date of the Merger.

         Such opinion may be based on, in addition to the review of such matters of fact and law as Thacher Proffitt & Wood considers appropriate, (i) representations made at the request of Thacher Proffitt & Wood by Reliance, Reliance Bank, Continental, stockholders of Reliance or Continental, or any combination of such persons and (ii) certificates provided at the request of Thacher Proffitt & Wood by officers of Reliance, Reliance Bank, Continental and other appropriate persons;

         (e) Continental shall have caused to be delivered to Reliance "cold comfort" letters or letters of procedures from Continental's independent certified public accountants, dated (i) the date of the mailing of the Proxy Statement to Continental's stockholders and (ii) a date not earlier than five business days preceding the date of the Closing and addressed to Reliance, concerning such matters as are customarily covered in transactions of the type contemplated hereby; and

         (f) Each Named Individual receiving payment under any of the Specified Compensation and Benefit Programs referred to in Section 4.03(b) shall have executed and delivered to Reliance a Release.

         SECTION 5.03 CONDITIONS TO THE OBLIGATIONS OF CONTINENTAL. The obligations of Continental to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Continental:

         (a) each of the obligations of Reliance and Reliance Bank, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Reliance and Reliance Bank contained in this Agreement shall be true and correct, subject to Sections 2.01 and 2.02, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date). Continental shall have received a certificate to the foregoing effect signed by the president and the chief financial officer of Reliance;

         (b) all action required to be taken by, or on the part of, Reliance and Reliance Bank to authorize the execution, delivery and performance of this Agreement and the consummation by Reliance and Reliance Bank of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Reliance, and Continental shall have received certified copies of the resolutions evidencing such authorization;

         (c) Continental shall have received certificates (such certificates to be dated as of a day as close as practicable to the date of the Closing) from appropriate authorities as to the good standing of Reliance and corporate existence of Reliance Bank;

         (d) Continental shall have received an opinion of Muldoon, Murphy & Faucette, counsel to Continental, dated as of the Effective Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to Continental, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

                           (i) No gain or loss will be recognized by Reliance,
                  Reliance Bank or Continental as a result of the Merger;

                           (ii) Except to the extent of any cash received in
                  lieu of a fractional share interest in Reliance Common Stock, no gain or loss will be recognized by the stockholders of Continental who exchange their Continental Common Stock for Reliance Common Stock pursuant to the Merger;

                           (iii) The tax basis of Reliance Stock received by
                  stockholders who exchange their Continental Common Stock for Reliance Common Stock in the Merger will be the same as the tax basis of Continental Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest for which cash is received and increased by any gain recognized on the exchange;

                           (iv) The holding period of Reliance Stock received by
                  each stockholder in the Merger will include the holding period of Continental Common Stock exchanged therefor, provided that such stockholder held such Continental Common Stock as a capital asset on the date of the Merger;

         Such opinion may be based on, in addition to the review of such matters of fact and law as Muldoon, Murphy & Faucette considers appropriate, (i) representations made at the request of Muldoon, Murphy & Faucette by Reliance, Reliance Bank, Continental, stockholders of Reliance or Continental, or any combination of such persons and (ii) certificates provided at the request of Muldoon, Murphy & Faucette by officers of Reliance, Reliance Bank, Continental and other appropriate persons;

         (e) Reliance shall have caused to be delivered to Continental "cold comfort" letters or letters of procedures from Reliance's independent certified public accountants, dated (i) the date of the mailing of the Proxy Statement-Prospectus to Continental's stockholders and (ii) a date not earlier than five business days preceding the date of the Closing and addressed to Continental, concerning such matters as are the customarily covered in transactions of the type contemplated hereby; and

         (f) Reliance shall have caused to be listed on the Nasdaq National Market, or on such other market on which shares of Reliance Common Stock shall then be trading, subject only to official notice of issuance, the shares of Reliance Common Stock to be issued by Reliance in exchange for the shares of Continental Common Stock.


                                   ARTICLE VI

                                   TERMINATION

         SECTION 6.01 TERMINATION. This Agreement may be terminated, and the Merger abandoned, at or prior to the Effective Date, either before or after its approval by the stockholders of Continental and Reliance:

         (a) by the mutual consent of Reliance and Continental, if the board of directors of each so determines by vote of a majority of the members of its entire board;

         (b) by Reliance or Continental, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of (i) the failure of the stockholders of Continental to approve the Agreement at its meeting called to consider such approval; PROVIDED, however, that Continental or Reliance, as the case may be, shall only be entitled to terminate the Agreement pursuant to this clause (i) if it has complied in all material respects with its obligations under Sections 4.09 and 4.10, or (ii) a material breach by the other party hereto of any representation, warranty, covenant or agreement contained herein which causes the conditions set forth in Section 5.02(a) (in the case of termination by Reliance) and Section 5.03(a) (in the case of the termination by Continental) not to be satisfied and such breach is not cured within 25 business days after written notice of such breach is given to the party committing such breach by the other party; or which breach is not capable of being cured by the date set forth in Section 6.01(d) or any extension thereof;

         (c) by Reliance or Continental by written notice to the other party if either (i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement;

         (d) by Reliance or Continental, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by March 31, 1998, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate.

         (e) by Continental, if its board of directors so determines by a majority vote of members of its entire board, at any time during the five-day period commencing with the Valuation Date, if both of the following conditions are satisfied:

                           (i) Reliance Market Value is less than $19.20,
                  adjusted as indicated in the last sentence of this Section 6.01(e) (the "Initial Reliance Market Value"); and

                           (ii) (A) the number obtained by dividing Reliance
                  Market Value on such Valuation Date by the Initial Reliance Market Value (the "Reliance Ratio") is less than (B) the number obtained by dividing the Final Index Price by the Initial Index Price and subtracting 0.15 from the quotient in this clause (ii)(B) (the "Index Ratio");

SUBJECT, HOWEVER, to the following three sentences: (1) if Continental elects to exercise its termination right pursuant to this Section 6.01(e), it shall give prompt written notice to Reliance (PROVIDED, FURTHER, THAT such notice of election to terminate may be withdrawn at any time during the five-day period);
(2) for a period of seven days commencing with its receipt of such notice, Reliance shall have the option to increase the consideration to be received by the holders of Continental Common Stock hereunder, by adjusting the Merger Consideration to equal the lesser of (x) a number equal to a fraction, the numerator of which is $19.20 and the denominator of which is the Reliance Market Value, and (y) a number equal to a fraction, the numerator of which is the Index Ratio multiplied by 1.1 and the denominator of which is Reliance Ratio; and (3) if Reliance so elects it shall give prompt written notice to Continental of such election and the adjusted Merger Consideration, whereupon no termination shall have occurred pursuant to this Section 6.01(e) and this Agreement shall remain in effect in accordance with its terms (except as the Merger Consideration shall have been so adjusted).

         For purposes of this Section 6.01(e), the following terms shall have the meanings indicated below:

                  "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the applicable weighting.

                  "Final Price," with respect to any company being a member of the Index Group, means the average of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 15 trading days ending on the Valuation Date, adjusted as indicated in the last sentence of this Section 6.01(e).

                  "Index Group" means the 19 financial institution holding companies listed below, the common stock of all of which are publicly traded and as to which there have not been any publicly announced proposal at any time during the period beginning on the date of this Agreement and ending on the Valuation Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced at any time during the period beginning on the date of this Agreement and ending on the Valuation Date, such company shall be removed from the Index Group, and the weights attributed to the remaining companies shall be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The 19 financial institution holding companies and the weights attributed to them are as follows:

                   HOLDING COMPANY                        WEIGHTING

                   Commonwealth Bancorp, Inc.                 6.56%
                   Dime Community Bancorp, Inc.               6.09%
                   Eagle Financial Corp.                      3.24%
                   First Essex Bancorp, Inc.                  3.30%
                   First Indiana Corporation                  5.12%
                   Flushing Financial Corp.                   4.02%
                   Haven Bancorp, Inc.                        3.65%
                   InterWest Bancorp, Inc.                    6.25%
                   Jefferson Savings Bancorp                  3.25%
                   JSB Financial, Inc.                       11.00%
                   Life Bancorp, Inc.                         4.89%
                   Magna Bancorp, Inc.                        6.56%
                   ML Bancorp, Inc.                           4.59%
                   Ocean Financial Corp.                      7.18%
                   PennFed Financial Services Inc.            3.14%
                   Queens County Bancorp, Inc.               11.07%
                   SIS Bancorp, Inc.                          2.22%
                   Vermont Financial Services Corp.           4.88%
                   York Financial Corp.                       3.26%


                  "Initial Index Price" means the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded on the trading day immediately preceding the public announcement of this Agreement.

                  "Reliance Market Value" shall have the meaning set forth in
Section 1.02(c) hereof.

                  "Valuation Date" means the Valuation Date, as defined in
Section 1.02(c) hereof.

If Reliance or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Valuation Date, the prices for the common stock of such company shall be appropriately adjusted, in the manner specified in Section 1.02(b) of this Agreement, for the purposes of applying this Section 6.01(e).

         SECTION 6.02 EFFECT OF TERMINATION. In the event of the termination of this Agreement by either Reliance or Continental, as provided above, this Agreement shall thereafter become void and, subject to the provisions of Section 8.02, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Agreement.

         SECTION 6.03 THIRD PARTY TERMINATION FEE. In recognition of the efforts, expenses and other opportunities foregone by Reliance while structuring the Merger, the parties agree that Continental shall pay to Reliance the termination fee of three hundred fifty thousand dollars ($350,000) in cash on demand if, during a period of eighteen (18) months after the date hereof but prior to the termination of this Agreement in accordance with its terms (provided the Agreement is not terminated by Reliance pursuant to Section 6.01(b)), any of the following occurs:

         (a) the acquisition by any person other than Reliance or an affiliate of Reliance of beneficial ownership of 20% or more of the then outstanding voting power of Continental;

         (b) Continental or any of its Subsidiaries, without having received Reliance's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined herein) with any person (the term "person" for purposes of this Section 6.03 having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than Reliance or any of its Subsidiaries or the Board of Directors of Continental shall have recommended that the stockholders of Continental approve or accept any Acquisition Transaction with any person other than Reliance or any of its Subsidiaries. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Continental, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Continental or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of Continental; PROVIDED, that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Continental and/or its Subsidiaries; or

         (c) after a BONA FIDE proposal is made by a third party to Continental or its stockholders to engage in an Acquisition Transaction, (i) Continental shall have willfully breached any covenant or obligation contained in the Agreement and such breach would entitle Reliance to terminate the Agreement or
(ii) the holders of Continental Common Stock shall not have approved the Agreement at the meeting of such stockholders held for the purpose of voting on the Agreement, or such meeting shall not have been held or shall have been canceled prior to termination of the Agreement or (iii) Continental's board of directors shall have withdrawn or modified in a manner adverse to Reliance the recommendation of Continental's board of directors with respect to the Agreement.

         Notwithstanding the foregoing, Continental shall not be obligated to pay to Reliance such termination fees in the event that (i) Continental or Reliance validly terminates this Agreement pursuant to Section 6.01(a) or 6.01(c) or (ii) Continental terminates this Agreement pursuant to Section 6.01(b)(ii) or 6.01(e).


                                   ARTICLE VII

                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

         SECTION 7.01 EFFECTIVE DATE AND EFFECTIVE TIME. The closing of the transactions contemplated hereby shall take place at the offices of Reliance, 585 Stewart Avenue, Garden City, New York 11530, on such date (the "Closing Date") and at such time as Reliance reasonably selects that is not earlier than the later of (a) October 12, 1997 or (b) the last business day of the month in which the expiration of the last applicable waiting period in connection with approvals of governmental authorities shall occur and all conditions to the consummation of this Agreement are satisfied or waived, or on such earlier, or such other date as may be agreed by the parties. On the Closing Date, Reliance Bank and Continental shall execute articles of merger in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date as may be specified in such articles of merger. The date of such filing or such later effective date is herein called the "Effective Date." The "Effective Time" of the Merger shall be as set forth in such articles of merger.

         SECTION 7.02 DELIVERIES AT THE CLOSING. Subject to the provisions of Articles V and VI, on the Closing Date there shall be delivered to Reliance and Continental the documents and instruments required to be delivered under Article V.


                                  ARTICLE VIII

                              CERTAIN OTHER MATTERS

         SECTION 8.01 CERTAIN DEFINITIONS; INTERPRETATION. As used in this Agreement, the following terms shall have the meanings indicated:

         "material" means material to Reliance or Continental (as the case may be) and its respective subsidiaries, taken as a whole.

         "person" includes an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization.

         When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to any other gender.

         SECTION 8.02 SURVIVAL. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including Sections 4.03, 4.04(a), 4.14 and 8.06 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time. If the Agreement shall be terminated, the agreements of the parties in the last three sentences of Section 4.04, Section 6.03 and Section 8.06 shall survive such termination.

         SECTION 8.03 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of Continental or Reliance, no amendment may be made that would reduce the Merger Consideration or contravene applicable New York or federal banking laws, rules and regulations.

         SECTION 8.04 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         SECTION 8.05 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

         SECTION 8.06 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

         SECTION 8.07 NOTICES. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice to the other party hereto.

         If to Continental, to:

                           Continental Bank
                           118 7th Street
                           Garden City, New York  11530-0899
                           Facsimile: (516) 741-0667
                           Attention: John P. Sullivan
                                      President and Chief Executive Officer


                  With copies to:

                           Muldoon, Murphy & Faucette
                           5101 Wisconsin Avenue, NW
                           Washington, DC 20016
                           Facsimile: (202) 966-9409
                           Attention: Douglas P. Faucette, Esq.


         If to Reliance or Reliance Bank, to:

                           Reliance Bancorp, Inc.
                           585 Stewart Avenue
                           Garden City, New York  11530
                           Facsimile: (516) 222-1805
                           Attention: Raymond A. Nielsen
                                      President and Chief Executive Officer

                  With copies to:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York  10048
                           Facsimile: (212) 912-7751
                           Attention: Omer S. J. Williams, Esq.

         SECTION 8.08 ENTIRE AGREEMENT; ETC. This Agreement, together with the Option Agreement and the Disclosure Letters represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Section 4.14, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 8.09 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the written consent of the other parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                  RELIANCE BANCORP, INC.



                                  By: /s/ Raymond A. Nielsen
                                     ------------------------------------------
                                          Raymond A. Nielsen
                                          President and Chief Executive Officer



                                  RELIANCE FEDERAL SAVINGS BANK



                                  By: /s/ Raymond A. Nielsen
                                     ------------------------------------------
                                          Raymond A. Nielsen
                                          President and Chief Executive Officer


                                  CONTINENTAL BANK



                                  By: /s/ John P. Sullivan
                                     ------------------------------------------
                                          John P. Sullivan
                                          President and Chief Executive Officer

               FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER
          BETWEEN RELIANCE BANCORP, INC., RELIANCE FEDERAL SAVINGS BANK
                              AND CONTINENTAL BANK

         The Agreement and Plan of Merger between Reliance Bancorp, Inc., Reliance Federal Savings Bank and Continental Bank dated May 3, 1997 ("Agreement"), shall be amended as follows, effective as of May 3, 1997:

         FIRST. Section 1.06 of the Agreement shall be amended by replacing subsection (b) it in its entirety with the following:

                  (b) The "phantom stock units" of Continental Common Stock (the "Continental Phantom Stock") granted pursuant to Section 4(c) of the employment agreement by and between Continental and John P. Sullivan dated October 11, 1996 (the "Sullivan Employment Agreement"), as amended pursuant to the First Amendment to the Sullivan Employment Agreement, dated March 14, 1997, and further amended pursuant to the Second Amendment to the Sullivan Employment Agreement, dated May 21, 1997, which include 45,600 shares of Continental Phantom Stock granted to Mr. Sullivan, 5,000 shares of Continental Phantom Stock granted to Mr. Thomas Cangemi and 3,000 shares of Continental Phantom Stock granted to Mr. Peter McCarthy, shall be canceled and replaced with a right to receive an amount per share of Continental Phantom Stock equal to the Reliance Market Value multiplied by 1.1, without adjustment for interest or otherwise if such amount is paid on a date other than the date which includes the Effective Time. Prior to the Effective Time, Continental shall take all actions necessary to effect such cancellation or replacement. In consideration for such cancellation, Continental shall pay to Mr. Sullivan, Mr. Cangemi and Mr. McCarthy an amount (subject to applicable federal, state and local tax withholding) equal to (i) the Reliance Market Value multiplied by 1.1, without adjustment for interest or otherwise if such amount is paid on a date other than the date which includes the Effective Time, multiplied by
         (ii) the number of shares of Continental Phantom Stock specified for each such individual as designated above. Continental shall make such payment at the Effective Time to each individual provided that the individual delivers to Continental his written acceptance of such payment as full and complete consideration for the cancellation of each share of Continental Phantom Stock held by him.


         SECOND. Except as expressly amended herein, the Agreement shall remain in full force and effect.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the 1st day of July, 1997.

                                   RELIANCE BANCORP, INC.



                                   By:      /s/ Raymond A. Nielsen
                                      -------------------------------
                                           Raymond A. Nielsen
                                           President and Chief Executive Officer



                                   RELIANCE FEDERAL SAVINGS BANK



                                   By:     /s/ Raymond A. Nielsen
                                      ------------------------------
                                           Raymond A. Nielsen
                                           President and Chief Executive Officer


                                   CONTINENTAL BANK



                                   By:      /s/ John P. Sullivan
                                      -----------------------------
                                           John P. Sullivan
                                           President and Chief Executive Officer

                                                                      APPENDIX B



                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                     CERTAIN PROVISIONS CONTAINED HEREIN AND
                     MAY BE SUBJECT TO TRANSFER RESTRICTIONS
                       UNDER FEDERAL AND STATE BANKING LAW

                             STOCK OPTION AGREEMENT


                  STOCK OPTION AGREEMENT, dated as of May 3, 1997 (the "Agreement"), by and between CONTINENTAL BANK, a New York chartered stock commercial bank ("Issuer"), and RELIANCE BANCORP, INC., a Delaware corporation ("Grantee").

                                    RECITALS

                  A. THE PLAN. Grantee and Issuer have entered into an Agreement and Plan of Merger, dated as of May 3, 1997 (the "Plan"), providing for, among other things, the merger of Issuer with and into a wholly-owned subsidiary of Grantee, with such subsidiary being the surviving corporation.

                  B. CONDITION TO PLAN. As a condition and an inducement to Grantee's execution and delivery of the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined).

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

                  1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

                  2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 183,425 shares of common stock, par value $5.00 per share ("Issuer Common Stock"), of Issuer (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock), at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to $22.00.

                  3. EXERCISE OF OPTION.

                  (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time, following the occurrence of a Purchase Event (as hereinafter defined); PROVIDED, that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event other than a termination thereof by Grantee pursuant to Section 6.01(b)(ii) of the Plan (a termination of the Plan by Grantee pursuant to Section 6.01(b)(ii) of the Plan, being referred to herein as a "Default Termination"), (C) 12 months after a Default Termination or (D) 12 months after termination of the Plan (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; PROVIDED, HOWEVER, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The rights set forth in Section 8 of this Agreement shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

                  (b) As used herein, a "Purchase Event" means any of the following events:

                           (i) Without Grantee's prior written consent, Issuer shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or Issuer shall have entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries,
         (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 20% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its significant subsidiaries, other than, in the case of (A) or (C), any transaction involving Issuer or any of its significant subsidiaries in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such transaction (PROVIDED, any such transaction is not violative of the Plan) (each of (A), (B) or
         (C), an "Acquisition Transaction"); or

                           (ii) Any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or any subsidiary of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the voting power of Issuer or any of its significant subsidiaries.

                  (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                           (i) Any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2, promulgated under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933 as amended, (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 20% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                           (ii) The stockholders of Issuer shall not have approved the Plan by the requisite vote at the meeting of the stockholders of the Issuer required to be called to approve the Plan (the "Issuer Meeting"), the Issuer Meeting shall not have been held or shall have been canceled prior to termination of the Plan or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under the Home Owners' Loan Act of 1933, as amended ("HOLA"), the Bank Holding Company Act, as amended (the "BHC Act"), the Bank Merger Act, as amended (the"BMA") or the Change in Bank Control Act of 1978, as amended ("CBCA"), for approval to engage in an Acquisition Transaction; or

                           (iii) Any person (other than Grantee or any subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its stockholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

                           (iv) After a proposal is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Plan terminates, and thereafter Issuer shall have willfully breached any representation, warranty, covenant or agreement contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 6.01(b) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan).

                  As used in this Agreement, the term "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

                  (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); PROVIDED, that the first notice of exercise shall be sent to Issuer within 180 days after the first Purchase Event of which Grantee has been notified. If prior notification to or approval of any Regulatory Authority is required in connection with any such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval, and the Closing shall occur immediately following such regulatory approvals and any mandatory waiting periods. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

                  4. PAYMENT AND DELIVERY OF CERTIFICATES.

                  (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(f) of this Agreement.

                  (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 4(a) of this Agreement, (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens and encumbrances and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

                  (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MAY 3, 1997. A COPY OF SUCH AGREEMENT WILL BE PROVIDED

TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities Exchange Commission (the "SEC"), or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

                  (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e) of this Agreement, the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 4 in the name of Holder or its assignee, transferee or designee.

                  (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

                  5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

                  (a) CORPORATE AUTHORITY. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Issuer.

                  (b) BENEFICIAL OWNERSHIP. To the best knowledge of Issuer, as of the date of this Agreement, no person or group has beneficial ownership of more than 18.48% of the issued and outstanding shares of Issuer Common Stock.

                  (c) SHARES RESERVED FOR ISSUANCE; CAPITAL STOCK. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

                  (d) NO VIOLATIONS. The execution, delivery and performance of this Agreement does not and will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case, give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

                  6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.

                  7. ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC.

                  (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing any such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof or upon conversion into Issuer Common Stock of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.

                  (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (A) the Acquiring Corporation (as hereinafter defined), (B) any person that controls the Acquiring Corporation or (C) in the case of a merger described in clause
(ii), Issuer (such person being referred to as "Substitute Option Issuer").

                  (c) The Substitute Option shall have the same terms as the Option, PROVIDED, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

                  (e) The following terms have the meanings indicated:

                           (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, or (C) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                           (ii) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                           (iii) "Assigned Value" shall mean the highest of (A) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (B) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (C) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (D) in the event of a sale of all or substantially all of Issuer's assets or deposits, an amount equal to (x) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Holder, divided by (y) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder.

                           (iv) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED, that, if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

                  (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common

Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Holder.

                  (g) Issuer shall not enter into any transaction described in
Section 7(b) of this Agreement unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares Substitute Common Stock are restricted securities, as defined in Rule 144, promulgated under the Securities Act ("Rule 144"), or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

                  8. REPURCHASE AT THE OPTION OF HOLDER.

                  (a) Subject to the last sentence of Section 3(a) of this Agreement, at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d) hereof) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                           (i) The aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                           (ii) The excess, if any, of (A) the Applicable Price (as defined below) for each share of Issuer Common Stock over (B) the Purchase Price (subject to adjustment pursuant to Section 7 of this Agreement), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                           (iii) The excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7 of this Agreement) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

                  (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to this Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) of this Agreement. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

                  Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a) of this Agreement.

                  (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i) hereof,
(ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger, sale or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agreement, or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq (or if Issuer Common Stock is not quoted on the Nasdaq, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; PROVIDED, HOWEVER, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

                  (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3, promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agreement shall be consummated.

                  9. REGISTRATION RIGHTS.

                  (a) DEMAND REGISTRATION RIGHTS. Issuer shall, subject to the conditions of Section 9(c) of this Agreement, if requested by any Holder, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible, prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415, promulgated under the Securities Act, or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

                  (b) ADDITIONAL REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such underwritten public offering; PROVIDED, HOWEVER, that Issuer may elect to not cause some or all of such shares to be so registered (i) if the underwriters in the Public Offering in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; PROVIDED, FURTHER, HOWEVER, that such election pursuant to (i) may only be made once. If some, but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the

Selling Shareholders desiring to register their shares PRO RATA in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

                  (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) of this Agreement to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, PROVIDED, HOWEVER, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) of this Agreement for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a) hereof:

                           (i) Prior to the earliest of (A) termination of the Plan pursuant to Article VI thereof, (B) failure to obtain the requisite stockholder approval pursuant to Section 6.01(b) of the Plan, and (C) a Purchase Event or a Preliminary Purchase Event;

                           (ii) On more than one occasion during any calendar year;

                           (iii) Within 90 days after the effective date of a registration referred to in Section 9(b) of this Agreement pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

                           (iv) Unless a request therefor is made to Issuer by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

                  In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; PROVIDED, HOWEVER, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                  (d) EXPENSES. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to
Section 9(a) or 9(b) of this Agreement (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or 9(b) of this Agreement.

                  (e) INDEMNIFICATION. In connection with any registration under
Section 9(a) or 9(b) of this Agreement, Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

                  Promptly upon receipt by a party indemnified under this
Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above PROVIDED, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                  If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; PROVIDED, HOWEVER, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

                  In connection with any registration pursuant to Section 9(a) or 9(b) of this Agreement, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of Section 9(e) of this Agreement.

                  (f) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

                  (g) ISSUE TAXES. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

                   10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

                  11. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                  12. MISCELLANEOUS.

                  (a) EXPENSES. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (c) ENTIRE AGREEMENT: NO THIRD-PARTY BENEFICIARIES; SEVERABILITY. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) of this Agreement and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h) of this Agreement) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 3 of this Agreement (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

                  (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law rules.

                  (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan (or at such other address for a party as shall be specified by like notice).

                  (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

                  (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  (i) FURTHER ASSURANCES. In the event of any exercise of the Option by the Holder, Issuer, and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

                  IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                  CONTINENTAL BANK



                                  By:/s/ John P. Sullivan
                                     ------------------------------------------
                                         John P. Sullivan
                                         President and Chief Executive Officer




                                  RELIANCE BANCORP, INC.



                                  By:/s/ Raymond A. Nielsen
                                     ------------------------------------------
                                         Raymond A. Nielsen
                                         President and Chief Executive Officer

                                                                      APPENDIX C

July    , 1997


Board of Directors
Continental Bank
118 Seventh  Street
Garden City, New York 11530

Ladies and Gentlemen:

         Continental Bank ("Continental"), Reliance Bancorp, Inc.
("Reliance") and Reliance Federal Savings Bank ("Reliance Bank") have entered into an Agreement and Plan of Merger, dated as of May 3, 1997 (the "Agreement"), pursuant to which Continental will be merged with and into Reliance Bank (the "Merger"). Upon consummation of the Merger, each outstanding share of Continental common stock, par value $5.00 per share (the "Continental Shares"), other than certain Continental Shares specified in the Agreement, will be converted into the right to receive 1.10 shares (the "Exchange Ratio") of common stock, par value $.01 per share, of Reliance, together with the related preferred share purchase right issued pursuant to the Stockholder Protection Rights Agreement of Reliance dated September 18, 1996 (the "Reliance Shares"), subject to possible adjustment as set forth in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Continental Shares.

         Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreement, dated as of May 3, 1997, by and between Reliance and Continental; (iii) the preliminary proxy statement/prospectus of Continental and Reliance dated ____, 1997; (iv) Reliance's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 1996; (v) Continental's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Annual Report on Form F-2 for the year ended December 31, 1996; (vi) Reliance's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Reports on Form 10-Q for the quarters ended September 30, 1996, December 31, 1996, and March 31, 1997, respectively;
(vii) Continental's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Report on Form F-4 for the quarter ended March 31, 1997; (viii) certain financial analyses and forecasts of Continental prepared by and reviewed with management of Continental and

Board of Directors
Continental Bank
July    , 1997                                                           Page 2.


the views of senior management of Continental regarding Continental's past and current business operations, results thereof, financial condition and future prospects; (ix) certain financial analyses and forecasts of Reliance prepared by and reviewed with management of Reliance and the views of senior management of Reliance regarding Reliance's past and current business operations, results thereof, financial condition and future prospects; (x) the pro forma impact of the Merger on Reliance; (xi) the historical reported price and trading activity for Reliance's and Continental's common stock, including a comparison of certain financial and stock market information for Reliance and Continental with similar information for certain other companies the securities of which are publicly traded; (xii) the financial terms of recent business combinations in the savings institution and banking industries; (xiii) the current market environment generally and the banking environment in particular; and (xiv) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

         In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with us, and we did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of Reliance or Continental or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of Reliance and Continental). With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Reliance and Continental and that such performances will be achieved. We have also assumed that there has been no material change in Reliance's or Continental's assets, financial condition, results of operations, business or prospects since March 31, 1997, the date of the last financial statements noted above. We have assumed that Continental and Reliance will remain as going concerns for all periods relevant to our analyses and that the conditions precedent in the Agreement are not waived.

         Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof.

         We have acted as Continental's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We have also provided and continue to provide general financial advisory services for Continental have received and will continue to receive fees for such services.

Board of Directors
Continental Bank
July    , 1997                                                           Page 3.

         In the ordinary course of our business, we may actively trade the equity securities of Reliance and Continental for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

         Our opinion is directed to the Board of Directors of Continental and does not constitute a recommendation to any stockholder of Continental as to how such stockholder should vote at the special meeting of stockholders called to consider and vote upon the Merger.

         Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent.

         Based upon and subject to the foregoing, it is our opinion that the Exchange Ratio is fair, from a financial point of view, to the holders of Continental Shares.


                                      Very truly yours,

                                                                      APPENDIX D














                                CONTINENTAL BANK

                               1996 ANNUAL REPORT

                             BUSINESS DESCRIPTION

CONTINENTAL BANK IS A NEW YORK STATE CHARTERED COMMERCIAL BANK, FOUNDED IN 1974. THE BANK IS SUPERVISED AND REGULATED BY THE NEW YORK STATE BANKING DEPARTMENT AND THE FEDERAL DEPOSIT INSURANCE CORPORATION.

THE BANK OFFERS A WIDE RANGE OF BANKING SERVICES TO INDIVIDUALS, BUSINESSES AND MUNICIPALITIES IN BOTH NASSAU AND SUFFOLK COUNTIES.

CUSTOMERS' DEPOSITS ARE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.


                               TABLE OF CONTENTS

Financial Highlights                                                   1

To Our  Stockholders                                                   2

Five Year Consolidated Summary                                         5

Management's Discussion And Analysis
of Results of Operations and
Financial Condition                                                    6

Statements of Financial Condition                                     10

Statements of Operations                                              11

Statements of Changes in
Stockholders' Equity                                                  12

Statements of Cash Flows                                              13

Notes to Consolidated Financial Statements                            14

Report of Independent Public Accountants                              24

Corporate Data                                                       IBC

                              FINANCIAL HIGHLIGHTS

                                              1996              1995             1994             1993             1992
----------------------------------------------------------------------------------------------------------------------------
Total assets                             $ 142,708,000     $ 131,882,000    $ 124,961,000    $  98,288,000    $ 111,629,000
----------------------------------------------------------------------------------------------------------------------------
Total deposits                           $ 127,453,000     $ 119,493,000    $ 115,277,000    $  89,623,000    $ 103,176,000
----------------------------------------------------------------------------------------------------------------------------
Stockholders' equity                     $  12,118,000     $   9,576,000    $   8,703,000    $   8,321,000    $   8,082,000
----------------------------------------------------------------------------------------------------------------------------
Operating revenues                       $  14,227,000     $  12,244,000    $   8,337,000    $   8,000,000    $   9,139,000
----------------------------------------------------------------------------------------------------------------------------
Net (loss) income (1)                    $    (185,000)    $     638,000    $     501,000    $     241,000    $     615,000
----------------------------------------------------------------------------------------------------------------------------
Weighted average number of
  common shares outstanding (2)                711,578           691,210          691,210          691,210          691,210
----------------------------------------------------------------------------------------------------------------------------
Net (loss) income per common share (1)   $       (0.26)    $        0.92    $        0.73    $        0.35    $        0.89
============================================================================================================================

----------------------------------------------------------------------------------------------------------------------------
Return on average assets (1)                     (0.13)%            0.51%            0.47%            0.24%            0.59%
----------------------------------------------------------------------------------------------------------------------------
Return on average
  stockholders' equity (1)                       (1.81)%            7.07%            5.90%            2.89%            7.81%
============================================================================================================================

(1) In 1996, the Bank recorded special charges of $2.2 million pre-tax of which $900,000 represented increases to the loan loss provision and $1.3 million representing special charges primarily for employee termination and related costs of $490,000, loss on the sales of securities of $289,000, a charge of $225,000 to eliminate certain back office functions and $250,000 in settlement of a law suit. The after-tax impact of the special charges was approximately $1.3 million.
(2) Gives retroactive effect to all stock dividends declared through March 13, 1996.


The Capital Stock of the Bank is traded very infrequently on the over-the-counter market, or on a private-trade basis. Therefore, the Bank believes that the Bid and Asked price quotations from publicly available sources may not accurately reflect market value. During the last six months of 1996, the Bank received notice from its stock transfer agent of very few transfers of Bank stock, some of which may not have involved arm's-length sales.

This probably does not represent all transfers of Bank stock because not all transfers involve transfers of record ownership. Because of the infrequency of trades, the Bank does not believe its stock has a readily ascertainable market value. At December 31, 1996, there were 407 stockholders of record of the Company's Common Stock.

                TOTAL ASSETS                    STOCKHOLDERS' EQUITY                        OPERATING REVENUES
                (in millions)                      (in millions)                               (in millions)

              [GRAPHIC OMITTED]                    [GRAPHIC OMITTED]                         [GRAPHIC OMITTED]

Bar graph showing total assets (in millions)

1992:     $111.6
1993:     $ 98.3
1994:     $125.0
1995:     $131.9
1996:     $142.7

Bar graph showing Stockholders' equity (in millions)

1992:     $ 8.1
1993:     $ 8.3
1994:     $ 8.7
1995:     $ 9.6
1996:     $12.1

Bar graph showing Operating revenues (in millions)

1992:     $ 9.1
1993:     $ 8.0
1994:     $ 8.3
1995:     $12.2
1996:     $14.2


                                                                             ONE

                              TO OUR STOCKHOLDERS

Though we've met success and stand solidly strong, change is the one constant element that drives companies to remain competitive in today's fast-paced business environment. Over the past year, we took significant steps to implement and execute substantial positive change throughout your organization. In October 1996, the Board of Directors appointed Mr. John P. Sullivan as President and Chief Executive Officer of the Bank. A seasoned Chief Executive, Mr. Sullivan comes to Continental with a wealth of experience in all facets of banking, business and financial management and serves as a tremendous role model in the Garden City community where your bank is headquartered and where he resides with his family. With a proven track record of delivering superior shareholder value in turnaround and restructuring situations, we look forward toward his vision and leadership to lead Continental to its primary objective of increasing profitability and building shareholder value.

Shortly after the arrival of our new President and Chief Executive Officer, the Bank launched a strategic management reorganization and restructuring plan focusing on improving shareholder value designed to improve asset quality, reduce future operating costs and enhance net interest income while attempting to optimize the management of the Bank's capital. As a result, special charges were taken in 1996 totaling $2.2 million pre-tax, with an after tax impact of $1.3 million, consequently the Bank reporting a net loss of $185,055, or $(0.26) per share.

While these results are not typical of our past performance, they are indicative of our commitment to reposition Continental to enhance profitability and build shareholder value. It is anticipated that the reorganization and restructuring plan will offer immediate positive pay-back to our future earnings.

[PIE CHART OF DEPOSIT MIX
TIME AND SAVINGS 53.9%
TRANSACTION ACCOUNTS 46.1%]

[CAPTION]

ALTHOUGH OUR REORGANIZATION AND RESTRUCTURING EARMARKED A MAJOR
INITIATIVE TOWARD POSITIVE CHANGE, WE HAVE OVER THE PAST FEW YEARS, BUILT OUR FRANCHISE ON THAT VERY FOUNDATION.]

DETAILS OF THE 1996 RESTRUCTURING PLAN

COMPLETION OF RIGHTS OFFERING
The initial phase of the plan included the sale of the remaining shares available under the rights plan which was completed in the month of December 1996. The offering of 230,525 shares of common stock in 1996 resulted in net proceeds of approximately $2.9 million of additional capital to the Bank. The finalizing of the rights offering in late 1996 and the increased level of resulting capital played an integral role in the roll-out of the restructuring plan and post-restructuring, the Bank remains "well-capitalized" under all regulatory requirements. We thank our existing shareholders for their participation in the offering and continued support and welcome our new shareholders to Continental.

FOCUS ON ASSET QUALITY
We performed an extensive review of the Bank's existing loan portfolio and related allowance for loan losses. As a result of this review, the Bank increased the allowance for loan losses by $900,000. This charge was incurred in addition to the $550,000 provision provided during 1996. We anticipate to utilize the established allowance to more aggressively address loan work out issues and focus on reducing the overall level of non-performing assets.

SECURITIES REPOSITIONING AND SALES STRATEGY
We reviewed the Bank's investment securities portfolio and instituted a repositioning and sales strategy. We reclassified our entire investment securities held to maturity portfolio to the available for sale portfolio and sold a substantial portion of the securities and reinvested the proceeds into higher yielding mortgage-backed securities. This step will enhance our future earnings, increase our flexibility in the available for sale portfolio while assisting management in evaluating market opportunities while managing the Bank's exposure to interest rate risk and asset sensitivity.

COST CONTAINMENT AND EXPENSE CONTROL
We spent a considerable amount of time analyzing our existing operations and decided to eliminate certain of the Bank's in-house processing functions and facilities and utilize outside servicers to provide these functions to the Bank. We negotiated a settlement for $250,000 to settle a lawsuit brought against


TWO
the Bank in 1990 by a former depositor, as a result of an operational/forgery claim and initiated several programs to reduce our overall operating expenses to come more in line with the Bank's peer groups.

Personnel reductions in other areas are being made to eliminate certain positions within the Bank. Accordingly, the Bank provided for these planned terminations, severance and other employee related costs associated with its reorganization and restructuring plan in the fourth quarter of 1996.

[CAPTION]

THROUGH ITS INVESTMENT IN TRADITIONAL AND NON-TRADITIONAL FINANCIAL RELATED BUSINESSES AND PROGRAMS, CONTINENTAL CONTINUES TO WIDEN ITS ARRAY OF PRODUCTS AND SERVICES IT PROVIDES TO ITS CUSTOMERS.

RECENT DEVELOPMENTS

Although our reorganization and restructuring earmarked a major initiative toward positive change, we have over the past few years, built our franchise on that very foundation. Through its investment in traditional and non-traditional financial related businesses and programs, Continental continues to widen its array of products and services it provides to its customers.

MONEY CENTERS

Our check cashing subsidiary CBMC, Inc. D/B/A "Money Centers", continues to deliver rewarding returns to the Bank. A consistent source of fee income, Money Centers with five prominent locations in the borough of Manhattan, offers customers check cashing, money order, wire transfer and other fee based transaction services. We are extremely pleased with the acquisition of Money Centers and the direction of its contribution to the Bank and has performed as planned. We believe that past changes in the banking industry de-emphasizing transaction-based services opened a window of opportunity for the check cashing industry. With a consistent source of fee income and an extraordinary historic low level of returned checks and shortages, Money Centers enhances the Bank with strong cash earnings and increased growth in operating cash flows. Operating cash flow is a fundamental operating measure our management uses to gauge the effectiveness of Money Centers performance. This is measured by Money Centers earnings before interest, taxes, depreciation and amortization (EBITDA). In 1996, Money Centers EBITDA increased 38.3% to $1.0 million from the $723,000 reported in 1995.

Near the end of 1996, management initiated certain actions to improve future performance of Money Centers. These included controlling operating costs, cash management initiatives, improved centralization of management and a focus on enhancing the attractiveness of the branches to offer a more inviting atmosphere. We believe these changes will continue to improve Money Centers contribution to the Bank.

CONTINENTAL BUSINESS CREDIT
We are extremely proud to report the progress of Continental Business Credit ("CBC"). Formed in the late fall of 1995, CBC specializes in receivable and other asset based financing activities primarily servicing middle-market companies located in the New York Metropolitan area. Under the direction of Gerald J. Grossman, President of CBC and a veteran commercial financier, CBC has made substantial progress since its formation. In January 1996, CBC proudly announced to the Bank the origination of its first credit and at year end, exceeded our initial projections by reporting over $15 million of new business. Most importantly, this explosive growth was achieved at relatively break even-levels with prudent underwriting standards demonstrated. As we enter into 1997, our outlook for CBC is quite promising. With the continued demand for alternative financing expanding in middle-market companies, which we believe is underserviced by our larger competitors, we look forward to yet another successful year of quality growth.

SBA PROGRAM
Continental continues to focus on its commitment to its community by offering a diverse array of financial services. Notably our SBA lending department, with a group of loan experts who facilitate quick loan approvals for qualified loan applicants, we continue to deliver in serving our community. Introduced in 1995 and recognized in 1995 as the #1 SBA lender on Long Island,


                                                                           THREE

A LOOK AHEAD

Continental has originated over $12.0 million of SBA loans since the introduction of the program to our customers and continues to be a leader in the community in providing these services.


[PIE CHART OF SOURCES OF INCOME]
INTEREST OF LOANS                            50.8%
INVESTMENT SECURITIES & FEDERAL FUNDS SOLD   23.2%
FEE INCOME FROM MONEY CENTERS                18.6%
OTHER                                         7.4%

[CAPTION]
WHILE THESE RESULTS ARE NOT TYPICAL OF OUR PAST PERFORMANCE, THEY ARE INDICATIVE OF OUR COMMITMENT TO REPOSITION CONTINENTAL TO ENHANCE PROFITABILITY AND BUILD SHAREHOLDER VALUE.



FINANCIAL SUMMARY

Excluding the impact of the special charges, the Bank's earnings for 1996 were $1,061,000 or, $1.49 per share. In comparison to 1995, excluding a litigation settlement and related expenses incurred in 1995 of $487,000, earnings were $908,000 or $1.31 per share. The improvement in earnings is in large part due to the increase in net interest income, primarily attributable to loan growth of $15 million experienced in 1996 originated through Continental Business Credit, and an increase in other income due primarily to an increase in fee income earned from the operations of Money Centers. These increases were offset in part, by the operational overhead costs associated with the formation of Continental Business Credit, which began its operations in January 1996 as well as a full year of operational overhead costs associated with Money Centers, which were only reflected for eight months during 1995.

MANAGEMENT TEAM CHANGES

Continental has made numerous changes streamlining our operations and bringing a wealth of banking experience to our management team. We strive for betterment, in addition to the appointment of our new President and Chief Executive Officer, the Bank has made additional management changes to achieve just that. In December 1996, the Board of Directors appointed Thomas R. Cangemi as Senior Vice President and Chief Financial Officer, Peter D. McCarthy as Senior Vice President and Operations Officer and in January 1997, Ralph Walther joined the Bank as Vice President and Controller. Their shared vision coupled with the existing depth within the organization will assist us in focusing our primary objective of increasing profitability and building shareholder value.

LOOKING AHEAD

As we move forward into 1997 we look ahead in anticipation of the immediate positive pay-back from our reorganization and restructuring plan. We will continue to focus on credit risk and improved asset quality, stringent adherence to cost containment and prudent leverage of the Bank's capital. Together with strong management and a healthy capital position we will carry out our commitment.

IN CONCLUSION

We are committed to provide the utmost quality services to our customers and value to our stockholders while serving our communities. The dedication of our management team, employees and knowledge and guidance of our Board of Directors will enable the Bank to achieve quality growth. We thank you for your continued support.



                                       /s/ Irwin B. Nelson
                                           Irwin B. Nelson
                                           CHAIRMAN OF THE BOARD

                                       /s/ John P. Sullivan
                                           John P. Sullivan
                                           PRESIDENT AND
                                           CHIEF EXECUTIVE OFFICER


FOUR

CONTINENTAL BANK
FIVE YEAR CONSOLIDATED SUMMARY
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                  1996          1995            1994           1993          1992
-----------------------------------------------------------------------------------------------------------------------------------
AT DECEMBER 31,
Total assets                                                   $142,708       $131,882       $124,961        $98,288       $111,629
Cash and cash equivalents                                        31,197         29,279         22,097         15,756         16,384
Investment securities (1)                                        26,638         39,424         40,827         16,807         21,285
Loans receivable, net                                            77,653         56,442         57,895         61,296         69,347
Total deposits                                                  127,453        119,493        115,277         89,623        103,176
Stockholders' equity                                             12,118          9,576          8,703          8,321          8,082
------------------------------------------------------------------------------------------------------------------------------------
For the Year Ended December 31,
Interest income                                                $ 10,528       $  9,493        $ 7,438        $ 6,998        $ 8,131
Interest expense                                                  4,448          3,953          2,304          1,840          2,771
------------------------------------------------------------------------------------------------------------------------------------
Net interest income                                               6,080          5,540          5,134          5,158          5,360
Provision for loan losses (2)                                     1,450            600            800          1,275          1,010
------------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses               4,630          4,940          4,334          3,883          4,350
Other income                                                      3,699          2,750            899          1,002          1,007
Other expenses (2)                                                8,627          6,553          4,375          4,743          4,330
------------------------------------------------------------------------------------------------------------------------------------
(Loss) income before income taxes and cumulative
  effect of accounting change                                     (298)          1,137            858            142          1,027
(Benefit) provision for income taxes                              (113)            499            357             51            412
------------------------------------------------------------------------------------------------------------------------------------
(Loss) income before cumulative effect of change
  in accounting for income taxes                                  (185)            638            501             91            615
Cumulative effect to January 1, 1993 of change
  in accounting for income taxes                                     --             --             --            150             --
------------------------------------------------------------------------------------------------------------------------------------
Net (loss) income (2)                                          $  (185)       $    638        $   501        $   241        $   615
====================================================================================================================================
Net (loss) income per common share before
  cumulative effect of accounting change                       $ (0.26)       $   0.92        $  0.73        $  0.13        $  0.89
Accounting change per share                                    $     --       $     --        $    --        $  0.22        $    --
------------------------------------------------------------------------------------------------------------------------------------
Net (loss) income per common share                             $ (0.26)       $   0.92        $  0.73        $  0.35        $  0.89
====================================================================================================================================
SELECTED FINANCIAL RATIOS AND OTHER DATA:
Equity to assets at period end                                    8.49%           7.26%          6.96%          8.47%          7.24%
Regulatory capital ratios:
  Risk-based                                                      11.60%         11.45%         13.42%         13.22%         12.00%
  Tier 1 risk-based                                               10.33%         10.20%         12.17%         11.97%         10.80%
  Leverage                                                         7.07%          5.89%          8.20%          8.26%          8.10%
Net interest rate spread                                           4.08%          4.17%          4.62%          5.07%          4.68%
Net interest margin                                                4.89%          5.01%          5.43%          5.72%          5.65%
Return on average assets (2)                                      (0.13)%         0.51%          0.47%          0.24%          0.59%
Return on average stockholders' equity (2)                        (1.81)%         7.07%          5.90%          2.89%          7.81%
Non-performing assets to total assets                              1.88%          1.23%          1.82%          2.47%          1.72%
Allowance for loan losses to total loans                           3.14%          3.05%          2.53%          2.66%          2.62%
Allowance for loan losses to non-performing assets                94.03%        109.82%         66.24%         69.11%         97.39%
Book value per share                                           $  13.15        $ 13.85        $ 12.59        $ 13.24        $ 14.14
Tangible book value per share                                  $  10.93        $ 10.73        $ 12.59        $ 13.24        $ 14.14
Cash dividends paid                                            $   0.12        $  0.10        $    --        $    --        $    --
Stock dividend                                                       --             --          10.00%         10.00%         10.00%
====================================================================================================================================

(1)   Includes investments available for sale and FHLB stock.
(2) In 1996, the Bank recorded special charges of $2.2 million pre-tax of which $900,000 represented increases to the loan loss provision and $1.3 million representing special charges primarily for employee termination and related costs of $490,000, loss on the sales of securities of $289,000, a charge of $225,000 to eliminate certain back office functions and $250,000 in settlement of a lawsuit. The after-tax impact of the special charges was approximately $1.3 million.


                                                                            FIVE

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
OPERATIONS AND FINANCIAL CONDITION

RESULTS OF OPERATIONS

GENERAL
The performance for 1996 was substantially influenced by the Bank's strategic management reorganization and restructuring plan launched in the fourth quarter of 1996. As a direct result of this initiative, special charges were taken in the fourth quarter totaling $2.2 million pre-tax, with an after tax impact of $1.3 million. Excluding the impact of the special charges, the Bank's earnings in 1996 were $1,061,000 or, $1.49 per share. In comparison to 1995, excluding a litigation settlement and related expenses incurred in 1995 of $487,000, earnings were $908,000 or $1.31 per share and $501,337 or $0.73 per share for 1994.

See Special Charges in Management's Discussion and Analysis of Results of Operations and Financial Condition and Note 3 to the Consolidated Financial Statements for further discussion of the impact of special charges on the Bank.

NET INTEREST INCOME
The earnings of the Bank depend greatly on the Bank's level of net interest income, which is the difference between interest earned on the Bank's interest-earning assets, consisting primarily of loans, mortgage-backed securities, investment securities and federal funds sold and the interest paid on interest-bearing liabilities consisting primarily of deposits and borrowed funds. Net interest income is a function of the Bank's interest rate spread, which is the difference between the yield earned on interest-earning assets and the average cost of interest-bearing liabilities.

Net interest income for 1996 was $6,080,000 compared to $5,540,000 for 1995 and $5,134,000 for 1994. The increase in net interest income in 1996 in comparison to 1995 is primarily due to an increase in the average balance of interest-earning assets to $124.3 million for 1996 from $110.6 million for the same period in 1995 and $94.5 million for 1994. This increase was offset in part, by a decrease in the average yield on interest-earning assets to 8.47% for 1996 from 8.58% in 1995. The increase in the average balance of interest-earning assets in 1996 as compared to 1995 was primarily due to loan growth of approximately $15 million experienced in 1996 originated through the Bank's subsidiary Continental Business Credit, which specializes in receivable and other asset based financing and net loan growth in the Bank's loan portfolio. The increase in the average balance of interest-earning assets experienced in 1995 as compared to 1994 was primarily due to an increase of $17.0 million in the average balance of investment securities.

Consequently, the Bank experienced an increase in the average balance of interest-bearing deposits to fund the growth within the loan portfolio and investment portfolio for 1996 and 1995, respectively. The Bank's net interest rate spread for 1996 was 4.08% compared to 4.17% in 1995 and 4.62% in 1994.

OTHER INCOME
Other income increased $948,600 or 34.5% in 1996 compared to 1995, and $1,851,000, or 208.5% in 1995 over the 1994 period. The major components of other income is fee income from Money Centers, the Bank's check cashing subsidiary, service charges on deposit accounts and other service charges. The increase in other income for 1996 was due primarily to an increase in Bank service fees on deposits of $99,000 and an increase of $926,000 in fee income earned from the operations of the Bank's check cashing subsidiary Money Centers, which began its operations during the second quarter of fiscal 1995. The increase in fee income from Money Centers was due in part to the operations of the subsidiary reflected for only eight months in 1995 as compared to the full year operations in 1996. The increase in other income in 1995 as compared to 1994 was due primarily to the acquisition of Money Centers in 1995.

OTHER EXPENSES
Other expenses excluding special charges taken in 1996, totaled $7.4 million for 1996, an increase of 21.5% over the $6.1 million recorded in 1995, excluding a litigation settlement and related expenses incurred in 1995 of $487,000. These increases were primarily attributable to operational overhead costs associated with the formation of Continental Business Credit, which began its operations in January 1996 as well as a full year of operational overhead costs associated with Money Centers which were only reflected for eight months during 1995. The major components of other expenses are salaries and employee benefits, occupancy, depreciation and amortization and other expenses. The litigation charge incurred in 1995 related to a settlement of an on-going litigation that commenced in 1987 by the Unites States Government for a loan granted in 1979.

Salaries and employee benefits increased by $714,000, or 23.1% in 1996 compared to 1995, and $899,000, or


SIX

41.0% compared to 1994. Occupancy expense increased $191,000, or 20.8% in 1996 as compared to 1995 and $225,800, or 32.8% as compared to 1994. As discussed previously, these increases are principally related to the Bank's increase in operational overhead costs associated with the acquisition of Money Centers in the second quarter of 1995 and the start up of Continental Business Credit in 1996.

Other expenses primarily include legal fees, FDIC premiums, other losses on problem related loans, advertising and insurance expense. Other expenses increased by $400,000, or 19.4% in 1996 as compared to 1995 and 38.0% as compared to 1994. The increase in other expenses in 1995, were offset in part by a reduction in FDIC assessment fees of $123,000. In 1996 the Bank's other expenses included expenses related to the operation of our new subsidiaries which amounted to approximately $640,000 in 1996 and $197,000 in 1995. Additionally, in 1995, other losses increased by $87,000 in comparison to 1994. This increase in 1995 is due primarily to losses on problem related other real estate owned.

SPECIAL CHARGES
During the fourth quarter of 1996, the Bank launched a strategic management reorganization and restructuring plan focusing on improving shareholder value designed to improve asset quality, reduce future operating costs and to enhance net interest income while attempting to optimize the management of the Bank's capital. As a result, the Bank recorded special charges totaling $2.2 million pre-tax, with an after tax impact of $1.3 million.

Included in the $2.2 million of pre-tax special charges was an increase of $900,000 to the Bank's allowance for loan losses, a $289,000 loss realized on the repositioning and sale of certain investment securities, employee termination and related costs of approximately $490,000 and a charge of $250,000 attributable to a negotiated settlement of a lawsuit brought against the Bank in prior years by a former depositor, as a result of an operational/forgery claim. For discussion on the increase to the Bank's allowance for loan losses see also Provision for Loan Losses and Related Allowance, included herein.

Management reviewed the Bank's investment securities portfolio and instituted a repositioning and sales strategy. The Bank reclassified its entire investment securities held to maturity portfolio to the available for sale portfolio and sold approximately $16.5 million of securities with an average yield of 5.6%, realizing a loss of $289,000 on the transaction. The proceeds from the sale were committed to be reinvested in higher yielding mortgage-backed securities. The flexibility of the available for sale portfolio will assist management in evaluating market opportunities while managing the Bank's exposure to interest rate risk and asset sensitivity.

In addition, management reviewed the existing operations and decided to eliminate certain of the Bank's in-house processing functions and facilities and utilize outside servicers to provide these functions to the Bank. As a result of this decision, the Bank recorded a pre-tax $225,000 charge of which the significant components of the costs associated with this charge, relate principally to the write off of the carrying value of software, hardware, other equipment utilized by these processing functions, prepaid maintenance costs and certain severance and benefit payments for planned terminations.

As a result of the recent management reorganization and restructuring plan, additional personnel reductions in other areas are being made to eliminate certain positions within the Bank. The Bank provided for approximately $490,000 relating to these planned terminations, severance and other employee related costs associated with its reorganization and restructuring plan.

PROVISION FOR LOAN LOSSES AND RELATED ALLOWANCE
The provision for loan losses was $1,450,000, $600,000, and $800,000 in 1996, 1995 and 1994, respectively. The provision for loan losses in 1996 increased by $850,000 compared to 1995 and $650,000 as compared to the provision provided for in 1994. The levels of loan loss provisions represent the amount needed to provide for an adequate allowance for loan losses.

As discussed previously, the Bank launched a strategic management reorganization and restructuring plan in the fourth quarter of 1996. As part of the plan, the Bank had performed an extensive review of the Bank's existing loan portfolio and related allowance for loan losses. As a result of this review, the Bank placed certain performing loans on non-performing status increasing the level of non-performing loans to $2.7 million as of December 31, 1996 as compared to $1.6 million as of December 31, 1995. Additionally, the Bank charged-off $734,000 in loans during 1996, as compared to $469,000 in loans charged-off in 1995. A significant portion of the loan charge-off's were experienced in the fourth quarter of 1996. The increased level of non-performing loans resulted in an increase to the allowance for loan losses of $900,000.


                                                                           SEVEN

This charge was incurred in addition to the $550,000 provision provided during 1996. The increased level of provision established in 1996, increased the allowance for loan losses to $2.5 million at December 31, 1996 as compared to $1.8 million at December 31, 1995. The established allowance is anticipated to be utilized by management to more aggressively address loan work out issues and focus on reducing the overall level of non-performing assets.

Through evaluation of the loan portfolio, management believes the allowance for loan losses to be adequate. This evaluation uses information currently available including appraisals, customers' financial statements, ratios, cash flow, net worth and collateral position. In addition, current economic conditions, as well as the nature and volume of net loans is considered in assessing the adequacy of the allowance.

INCOME TAXES
The Bank's effective consolidated tax rate for 1996 was (37.9)% as compared to 43.9% in 1995 and 41.6% in 1994. The 1996 rate includes the effects of special charges. Excluding the effect of special charges, the Bank's effective tax rate was 42.9%.

FINANCIAL CONDITION

ASSETS AND DEPOSITS
Total assets were $142,708,000 at December 31, 1996 compared to $131,881,000 at December 31, 1995, an increase of $10.8 million, or 8.2% due primarily to an increase in loan growth of $15 million experienced in 1996 originated through Continental Business Credit and an increase of both commercial loans and commercial mortgages of approximately $6.9 million, or 12.9%. The increase in our loan portfolio was anticipated as Continental Business Credit began its operations in January 1996. Additionally, the overall strong economic environment experienced in the local and Long Island economy and relatively stable interest rate environment, increased the overall demand for commercial loans and commercial mortgages.

Total investment securities were $26.2 million at December 31, 1996 compared to $39.4 million at December 31, 1995, a decrease of $13.2 million, or 33.5%. This decrease was due to management instituting a repositioning and sales strategy. The Bank reclassified its investment securities held to maturity portfolio to the available for sale portfolio and sold approximately $16.5 million of securities. The proceeds from the sale were committed at year end to be reinvested in higher yielding mortgage-backed securities. The flexibility of the available for sale portfolio will assist management in evaluating market opportunities while managing the Bank's exposure to interest rate risk and asset sensitivity. Investment securities continue to be a stable source of income in this challenging lending environment, as well as a positive factor to the Bank's capital adequacy position.

The Bank's asset base is a function of its core deposit base. Total deposits increased by $8.0 million, or 6.7% in 1996 as compared to 1995. This increase was experienced throughout the Bank's deposit mix. Non-interest bearing demand deposits increased $2.7 million over 1995, money market and NOW deposits increased $2.9 million over 1995 and time and savings deposits increased $2.3 million over 1995.

STOCKHOLDERS' EQUITY
The Bank's stockholders' equity increased by $2.5 million to $12.1 million at December 31, 1996 from $9.6 million at December 31, 1995. The increase was primarily due to the sale of the 230,525 shares available under the rights offering which was completed in December 1996. The offering of 230,525 shares of common stock in 1996 resulted in net proceeds of approximately $2.9 million of additional capital to the Bank. The finalization of the rights offering in late 1996 and the increased level of resulting capital played an integral role in the roll-out of the restructuring plan and post-restructuring the Bank remains "well-capitalized" under all regulatory definitions. As of December 31, 1996, the Banks' risk-based capital ratio was 11.60%, tier 1 risk-based ratio 10.33% and tier 1 leverage ratio at 7.07%, all in excess of the required 8%, 4% and 4%, respectively.

LIQUIDITY AND CAPITAL RESOURCES
The Bank's primary sources of funds result from the operations of the Bank and its financial subsidiaries and include deposits, principal and interest payments on loans and mortgage-backed securities, maturities from investments and mortgage-backed securities and to a lessor extent, advances from the Federal Home Loan Bank of New York ("FHLB") and the availability of various repurchase lines. While maturities and scheduled repayments on loans, mortgage-backed securities and investment securities are predictable sources of funds, deposit flows and prepayments are greatly influenced by market interest rates, economic conditions, and competition.


EIGHT

The Bank's most liquid assets are cash and cash equivalents, which include investments in highly liquid short-term investments. The level of these assets is dependent upon the Bank's operating, financing lending and investing activities during any given period. The Bank considers one ratio paramount in quantifying liquidity, liquid assets to total assets ("liquid asset ratio"). Liquid assets are defined as federal funds sold, vault cash, balances with the Federal Reserve Bank of New York, cash balances with correspondent banks, short-term investments and short-term loans. At December 31, 1996, the Bank had a liquidity position of 43.55%, as compared to 44.39% at December 31, 1995.


                                                                            NINE

Continental Bank
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                                                December 31,
                                                                                                         1996                  1995
------------------------------------------------------------------------------------------------------------------------------------
Assets
Cash and cash equivalents
  Cash and due from banks                                                                        $  10,596,685        $   7,828,510
  Federal funds sold                                                                                20,600,000           21,450,000
------------------------------------------------------------------------------------------------------------------------------------
      Cash and cash equivalents                                                                     31,196,685           29,278,510

Investment securities available for sale, at fair value (Note 4)                                    26,242,215           22,321,709
Investment securities held to maturity, at amortized cost (Note 4)
  (fair value $0 in 1996 and $17,017,989 in 1995)                                                         --             17,101,902
Federal Home Loan Bank Stock, at cost                                                                  395,500                 --
Loans (Note 5)                                                                                      80,280,966           58,225,602
  Less: unearned discount                                                                             (109,515)              (5,429)
  Allowance for loan losses (Note 6)                                                                (2,518,436)          (1,778,436)
------------------------------------------------------------------------------------------------------------------------------------
      Loans, net                                                                                    77,653,015           56,441,737
------------------------------------------------------------------------------------------------------------------------------------

Premises and equipment, net (Note 7)                                                                 2,297,025            2,403,980
Franchise rights, net (Note 1)                                                                       2,045,595            2,157,173
Other assets                                                                                         2,878,440            2,176,814
------------------------------------------------------------------------------------------------------------------------------------
      Total assets                                                                               $ 142,708,475        $ 131,881,825
====================================================================================================================================

Liabilities and Stockholders' Equity
Liabilities:
  Demand deposits                                                                                $  27,207,186        $  24,459,514
  Money market and NOW accounts                                                                     31,539,576           28,624,322
  Time and savings deposits (Note 11)                                                               68,706,133           66,409,077
------------------------------------------------------------------------------------------------------------------------------------
      Total deposits                                                                               127,452,895          119,492,913

  Other liabilities                                                                                  3,137,560            2,813,370
------------------------------------------------------------------------------------------------------------------------------------
      Total liabilities                                                                            130,590,455          122,306,283
------------------------------------------------------------------------------------------------------------------------------------

Commitments, contingent liabilities and other information (Note 12)
Stockholders' equity: (Note 8)
  Capital stock, at par $5 (3,000,000 shares authorized; 921,735 and
    691,210 issued and outstanding at December 31, 1996 and 1995, respectively)                      4,608,675            3,456,050
  Surplus                                                                                            6,445,717            4,731,538
  Retained earnings                                                                                    933,828            1,201,829
  Net unrealized appreciation on securities available for sale, net of taxes                           129,800              186,125
------------------------------------------------------------------------------------------------------------------------------------
      Total stockholders' equity                                                                    12,118,020            9,575,542
------------------------------------------------------------------------------------------------------------------------------------
      Total liabilities and stockholders' equity                                                 $ 142,708,475        $ 131,881,825
====================================================================================================================================
See accompanying notes to audited consolidated financial statements


TEN

Continental Bank
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31,

                                                                                     1996                 1995                1994
------------------------------------------------------------------------------------------------------------------------------------
Interest income:
  Interest and fees on loans                                                   $  7,222,343         $  6,184,522        $  5,526,025
  Interest on investment securities                                               2,733,030            2,678,986           1,457,309
  Interest on federal funds sold                                                    573,331              630,111             454,258
------------------------------------------------------------------------------------------------------------------------------------
    Total interest income                                                        10,528,704            9,493,619           7,437,592
------------------------------------------------------------------------------------------------------------------------------------
Interest expense:
  Interest on deposits (Note 11)                                                  4,448,337            3,953,381           2,303,631
------------------------------------------------------------------------------------------------------------------------------------
Net interest income                                                               6,080,367            5,540,238           5,133,961
------------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses (Notes 3 and 5)                                         1,450,000              600,000             800,000
------------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                               4,630,367            4,940,238           4,333,961
------------------------------------------------------------------------------------------------------------------------------------
Other income:
  Service fees on deposit accounts                                                  946,760              847,751             787,884
  Fee income from Money Centers                                                   2,641,991            1,715,814                  --
  Other                                                                             110,033              186,600             111,230
------------------------------------------------------------------------------------------------------------------------------------
    Total other income                                                            3,698,784            2,750,165             899,114
------------------------------------------------------------------------------------------------------------------------------------
Other expense:
  Salaries and employee benefits                                                  3,802,621            3,089,055           2,190,395
  Occupancy and equipment                                                         1,105,507              914,915             689,127
  Settlement of litigation and related expenses (Note 15)                                --              486,881                  --
  Special charges (Note 3)                                                        1,255,704                   --                  --
  Other (Note 12)                                                                 2,463,096            2,062,685           1,495,216
------------------------------------------------------------------------------------------------------------------------------------
    Total other expense                                                           8,626,928            6,553,536           4,374,738
------------------------------------------------------------------------------------------------------------------------------------
(Loss) income before income taxes                                                  (297,777)           1,136,867             858,337
(Benefit) provision for income taxes (Note 9)                                      (112,722)             499,235             357,000
------------------------------------------------------------------------------------------------------------------------------------
Net (loss) income                                                              $   (185,055)        $    637,632        $    501,337
====================================================================================================================================
Net (loss) income per share                                                    $      (0.26)        $       0.92        $       0.73
====================================================================================================================================

See accompanying notes to audited consolidated financial statements.


ELEVEN

Continental Bank
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY Years ended December
31, 1996, 1995 and 1994

                                                                                                       Unrealized
                                                                                                      appreciation
                                                                                                    (depreciation) on
                                                        Common                         Retained       available for sale
                                                         Stock          Surplus        Earnings        securities, net      Total
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1993                         $  3,142,615    $  4,386,760    $    791,929     $         --     $  8,321,304
  Change in accounting for investments
    effective January 1, 1994                                  --              --              --           41,000           41,000
  Net income                                                   --              --         501,337               --          501,337
  Issuance of stock dividend
    (62,687 shares)                                       313,435         344,778        (659,949)              --           (1,736)
  Change in unrealized gain (loss)
    on securities available for sale,
    net of taxes                                               --              --              --         (159,098)        (159,098)
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1994                            3,456,050       4,731,538         633,317         (118,098)       8,702,807
  Net income                                                   --              --         637,632               --          637,632
  Cash dividends paid                                          --              --         (69,120)              --          (69,120)
  Change in unrealized gain (loss)
    on securities available for sale,
    net of taxes                                               --              --              --          304,223          304,223
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1995                            3,456,050       4,731,538       1,201,829          186,125        9,575,542
  Net loss                                                     --              --        (185,055)              --         (185,055)
  Proceeds from issuance of stock
    (230,525 shares)                                    1,152,625       1,714,179              --               --        2,866,804
  Cash dividends paid                                          --              --         (82,946)              --          (82,946)
  Change in unrealized gain (loss)
    on securities available for sale,
    net of taxes                                               --              --              --          (56,325)         (56,325)
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1996                         $  4,608,675    $  6,445,717    $    933,828     $    129,800     $ 12,118,020

====================================================================================================================================

See accompanying notes to audited consolidated financial statements.


TWELVE


Continental Bank
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31,

                                                                                           1996            1995             1994
------------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net (loss) income                                                                $   (185,055)     $    637,632      $    501,337
  Adjustments to reconcile net (loss) income to net cash
    provided by operating activities:
      Provision for loan losses                                                       1,450,000           600,000           800,000
      Depreciation and amortization                                                     300,695           221,034           163,349
      Amortization of franchise rights and leasehold, net                               111,578            30,432                --
      Amortization of investment securities premium, net                                221,513           224,412           138,667
      Net loss on sales of investment securities available for sale                     289,209                --                --
      Deferred income taxes (credit)                                                   (537,640)         (122,602)           48,816
      (Increase) decrease in other assets                                              (311,736)         (156,769)          216,564
      Increase in other liabilities                                                     324,190         1,832,222           638,210
------------------------------------------------------------------------------------------------------------------------------------
        Net cash provided by operating activities                                     1,662,754         3,266,361         2,506,943

INVESTMENT ACTIVITIES
  Proceeds from maturing and prepayments available for sale securities                8,285,385         2,588,944         5,769,946
  Proceeds from maturing and prepayments held to maturity securities                  5,520,487        10,071,810         2,641,676
  Proceeds from sales of investment securities available for sale                    16,544,683                --                --
  Purchases of investment securities available for sale                              (5,991,566)       (2,000,000)       (2,050,156)
  Purchases of investment securities held to maturity                               (11,992,390)       (9,310,613)      (30,520,936)
  Acquisition of Money Centers                                                               --        (2,000,000)               --
  Net (increase) decrease in loans                                                  (22,661,278)          853,555         2,601,459
  Purchase of premises and equipment, net                                              (193,740)         (434,918)         (260,188)
------------------------------------------------------------------------------------------------------------------------------------
        Net cash used in investing activities                                       (10,488,419)         (231,222)      (21,818,199)

FINANCING ACTIVITIES
  Net increase in deposits                                                            7,959,982         4,215,864        25,653,629
  Cash dividends paid                                                                   (82,946)          (69,120)               --
  Net proceeds from the issuance of common stock                                      2,866,804                --                --
  Payment for fractional shares related to stock dividends                                   --                --            (1,736)
------------------------------------------------------------------------------------------------------------------------------------
        Net cash provided by financing activities                                    10,743,840         4,146,744        25,651,893
------------------------------------------------------------------------------------------------------------------------------------
    Increase in cash and cash equivalents                                             1,918,175         7,181,883         6,340,637
    Cash and cash equivalents at beginning of period                                 29,278,510        22,096,627        15,755,990
------------------------------------------------------------------------------------------------------------------------------------
    Cash and cash equivalents at end of period                                     $ 31,196,685      $ 29,278,510      $ 22,096,627
====================================================================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
    Interest                                                                       $  4,558,000      $  3,100,000      $  1,811,000
    Income taxes                                                                        511,000           318,000           378,000
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Unrealized depreciation (appreciation) on
    securities available for sale, net of taxes                                          56,325          (304,223)          118,098
Transfer of investment securities held to maturity,
    to investment securities available for sale                                      23,503,399        18,300,000                --
Transfer of investment securities available for sale,
    to investment securities held to maturity                                                --           702,000                --

See accompanying notes to audited consolidated financial statements.


                                                                        THIRTEEN

Continental Bank
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1996

1. BUSINESS

Continental Bank ("The Bank") is a New York State chartered commercial bank. The Bank and its subsidiaries provide banking and check cashing services to domestic markets.

FORMATION OF SUBSIDIARY, CBMC, INC. D/B/A MONEY CENTERS
On February 16, 1995, the Bank announced the formation of a wholly-owned subsidiary, CBMC, Inc. d/b/a Money Centers ("CBMC"). The Bank made an initial capital contribution to this subsidiary of $2 million. On April 24, 1995, CBMC, Inc. acquired certain assets related to five stores operated by Money Centers, Inc., for $2,000,000. The transaction was accounted for as a purchase. The purchase price was allocated primarily to the franchise rights associated with operating the stores, certain furniture, fixtures and equipment and the value of operating leases assumed.

CBMC, Inc. has entered into a contract with the previous owner of Money Centers, Inc. for consulting services over a three year period. The contract requires compensation of $75,000 and $50,000 in 1996 and 1997, respectively.

Results of operations after the acquisition date are included in the 1995 statement of income. The following pro-forma summaries of certain income and expense items have been prepared assuming that this acquisition had taken place at the beginning of 1995 after giving effect to certain pro-forma adjustments, including, among others, additional depreciation based on the fair value of the premises and equipment acquired and amortization of intangibles resulting from the transaction. The pro forma financial information is not necessarily indicative of the results of operations as they would have been if the Bank and CBMC,Inc. had been a single entity during 1995, nor is it necessarily indicative of the results of operations which may occur in the future. Pro forma financial information for 1994 is not presented as such information is not available.

--------------------------------------------------------------------------------
                                                                        1995
--------------------------------------------------------------------------------
Net interest and fee income                                          $4,908,000
Other income                                                          3,479,000
Other expense                                                         7,088,000
Net income                                                              738,000

FORMATION OF SUBSIDIARY, CBC OF NEW YORK, INC. D/B/A
CONTINENTAL BUSINESS CREDIT
In December 1995, the Bank announced the formation of a finance subsidiary, CBC of New York, Inc.("CBC"). CBC specializes in commercial finance transactions focusing in the area of receivable and other asset based financing to small and medium sized businesses.


2. SUMMARY OF ACCOUNTING POLICIES

The accounting and reporting policies of Continental Bank and its subsidiaries (the "Bank") conform to general accepted accounting principles and to general practices within the financial services industries. The following is a description of the more significant policies which the Bank follows in preparing and presenting its consolidated financial statements.

BASIS OF PRESENTATION
The accompanying consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that effect the reported assets and liabilities as of the date of the consolidated statements of financial condition. The same is true of revenues and expenses reported for the period. Actual results could differ significantly from these estimates.

CASH AND CASH EQUIVALENTS
For purposes of reporting cash flows, the Bank considers cash and due from banks and federal funds sold as cash and cash equivalents.

INVESTMENT SECURITIES
Available for Sale - Effective January 1, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities"(SFAS No. 115). In connection with the adoption of this pronouncement, debt and equity securities used as part of the Bank's asset/liability management that may be sold in response to changes in interest rates, prepayments, and other factors have been classified as available for sale. Such securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity (on an after tax basis). Gains and losses on the disposition of securities are recognized on the specific identification method in the period in which they occur.

Held to Maturity - Held to maturity investment securities are stated at cost adjusted for accretion of discount or amortization of premium. The Bank has the intent and ability to hold such securities until maturity.

On November 15, 1995, the FASB issued a special report entitled "A Guide to Implementation of Statement No. 115 on Accounting for Certain Investments in Debt and Equity Securities, Questions and Answers"("the Guide"). The Guide permitted a one-time reassessment and related reclassification from the held to maturity category (no


FOURTEEN
later than December 31, 1995) that will not call into question the intent of the enterprise to hold other debt securities until maturity in the future. In December 1995, the Bank performed a reassessment of its investment securities portfolio which resulted in reclassifications of approximately $18,300,000 of investment securities from held to maturity to available for sale and $702,000 of investment securities from available for sale to held to maturity.

REVENUE RECOGNITION
Interest on loans is accrued and credited to operations based upon the principal amount outstanding. Accretion of discounts on loans has been added to the related interest income. Accrual of interest is stopped and reversed on a loan when management believes, based on collection efforts and after considering economic and business factors, that the borrower's financial condition is such that collection of interest or principal is doubtful.

In May 1993, the Financial Accounting Standards Board issued SFAS No. 114, entitled "Accounting by Creditors for Impairment of a Loan." In October 1994, this Statement was amended by Statement No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures"(SFAS No. 118). Both pronouncements establish the accounting by creditors for impairment of certain loans, with the latter adding as to how a creditor recognizes interest income related to those impaired loans. Effective January 1, 1995, the Bank adopted SFAS Nos. 114 and 118. The adoption of SFAS Nos. 114 and 118 did not have a material effect on the Bank's financial position or results of operation.

ALLOWANCE FOR LOAN LOSSES
The allowance for loan losses is established through a provision for loan losses charged to earnings. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectability of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of loans, specific problem loans, and current economic conditions that may affect the borrowers' ability to pay.

While management uses available information, including appraisals, to estimate potential losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for possible loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

FRANCHISE RIGHTS
Franchise rights are being amortized on a straight-line basis over twenty years.

PREMISES AND EQUIPMENT
Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets, which range from 5 to 31 years.

Leasehold improvements are stated at cost, less accumulated amortization, computed on the straight-line method over the lesser of the terms of the leases or the estimated useful lives of the improvements.

OTHER REAL ESTATE (ORE)
Real estate acquired in satisfaction of a loan is reported in other assets. Properties acquired by foreclosure or deed in l ieu of foreclosure are transferred to ORE and recorded at the lower of cost or fair market value based on appraised value at the date actually or constructively received less estimated cost to sell the property. Subsequent valuation adjustments are made if fair value less estimated costs to sell the property falls below the carrying amount. Loan losses arising from the acquisition of such property are charged against the allowance for loan losses. ORE approximated $127,000 as of December 31, 1996 and $500,000 at December 31, 1995, respectively and is included in other assets in the consolidated financial statements.

INCOME TAXES
The Bank follows SFAS No. 109, "Accounting for Income Taxes," which requires the use of an asset and liability approach for financial accounting and reporting for income taxes.

Deferred taxes result principally from (1) provision for loan losses in excess of allowable tax deductions; (2) special charges pursuant to the Bank's 1996 Restructuring Plan (3) tax depreciation in excess of financial statement depreciation; (4) accretion of income on securities reported for income tax purposes when securities mature; and (5) unrealized appreciation/(depreciation) on available for sale securities.

EARNINGS PER SHARE
Earnings per share is computed based on the weighted average number of capital shares outstanding. All share and per share amounts have been adjusted to reflect a 10% stock dividend in 1994. All fractional shares resulting from the stock dividends are paid to shareholders in cash.


                                                                         FIFTEEN

Continental Bank
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 1996

IMPACT OF NEW ACCOUNTING STANDARDS
The Bank has adopted SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." In accordance with this Statement, the Bank reviews long-lived assets and related franchise rights for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. If this review indicates that franchise rights will not be recoverable, as generally determined based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying amount of the franchise rights is reduced by the estimated shortfall of cash flows.

In 1996 the Bank adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights." SFAS No. 122 amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities," which requires that the Bank recognize as separate assets rights to service mortgage loans for others. The servicing rights are to be recorded based on an allocation of the total investment in related loans to the relative fair values of the loans and the separate servicing rights retained, providing it is practical to estimate those fair values. The adoption did not have a material effect on the Bank's consolidated financial condition or results of operations.

In October 1995, the FASB issued SFAS No. 123 "Accounting for Stock-Based Compensation," for fiscal years beginning after December 15, 1995. This Statement establishes a fair-value based method of accounting for stock compensation plans with employees and others. The Bank plans to account for stock-based compensation plans under Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," as permitted by SFAS No. 123 and will present the pro forma disclosures required under SFAS No. 123, (if such plans are adopted by the Bank in the future) with no impact to the Bank's results of operations. Accordingly, SFAS No. 123 was adopted January 1, 1996 and such adoption did not have a material effect on the Bank's consolidated financial condition or results of operations.

PROSPECTIVE ACCOUNTING CHANGES
In June 1996, the FASB issued SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities which are based on a financial-components approach that focuses on control. This approach provides that after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred and derecognizes financial assets and liabilities when control has been surrendered or extinguished, respectively. The Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings and is effective prospectively for transfers and servicing of financial assets and extinguishments of liabilities that occur after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted. The Bank is currently reviewing the impact of the implementation of SFAS No. 125 on its consolidated financial statements.

RECLASSIFICATIONS
Certain amounts in the prior years' Consolidated Financial Statements have been reclassified to conform to the current year's presentation.


3. SPECIAL CHARGES

During the fourth quarter of 1996, the Bank launched a strategic management reorganization and restructuring plan. As a result, the Bank recorded special charges totaling $2.2 million pre-tax, with an after tax impact of $1.3 million.

Included in the $2.2 million of pre-tax special charges was an increase of $900,000 to the Bank's allowance for loan losses, a $289,000 loss realized on the repositioning and sale of certain investment securities, employee termination and related costs of approximately $490,000 and a charge of $250,000 attributable to a negotiated settlement of a lawsuit brought against the Bank in prior years by a former depositor, as a result of an operational/forgery claim. As of December 31, 1996, $538,000 was accrued for employee severance, termination and related costs.

Additionally, the Bank plans to eliminate certain of the Bank's in-house processing functions and facilities and utilize outside servicers to provide these functions to the Bank. As a result of this decision, the Bank recorded a $225,000 charge of which the significant components of the costs associated with this charge, were $151,000 relating principally to the write off of the carrying value of software, hardware, other equipment utilized by these processing functions and prepaid maintenance and estimated costs of $74,000 for certain severance and benefit payments for planned employee terminations.

The restructuring plan is expected to be substantially completed prior to the end of 1997 and the Bank believes the provisions recorded are adequate to cover the costs associated with the plan.


SIXTEEN

4. INVESTMENT SECURITIES HELD TO MATURITY AND INVESTMENT SECURITIES AVAILABLE FOR SALE

The amortized cost and estimated market values of investments in debt securities at December 31, 1996 and 1995 are as follows:

------------------------------------------------------------------------------------------------------------------------------------
AVAILABLE FOR SALE                                                                                 1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Gross              Gross            Estimated
                                                                Amortized          Unrealized         Unrealized           Market
                                                                  Cost                Gains             Losses              Value
------------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury securities and obligations
  of U.S. government agencies                                  $26,009,515        $   264,842        $   (37,142)        $26,237,215
Other securities                                                     5,000                 --                 --               5,000
------------------------------------------------------------------------------------------------------------------------------------
Total                                                          $26,014,515        $   264,842        $   (37,142)        $26,242,215
====================================================================================================================================

As part of its efforts to manage its asset/liability strategy in an economic environment increasingly susceptible to changes in market interest rates, in December 1996, in connection with the Bank's reorganization and restructuring efforts, the Bank designated all of its investment securities as investment securities available for sale. As a result, at December 31, 1996, the Bank had no investment securities classified as held to maturity. As of December 31, 1996, the Bank was committed to purchase approximately $17.2 million of mortgage-backed securities.

------------------------------------------------------------------------------------------------------------------------------------
AVAILABLE FOR SALE                                                                                 1995
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Gross              Gross            Estimated
                                                               Amortized           Unrealized         Unrealized           Market
                                                                 Cost                 Gains             Losses              Value
------------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury securities and obligations
  of U.S. government agencies                                 $22,002,584            $319,125                --         $22,321,709
------------------------------------------------------------------------------------------------------------------------------------
Total                                                         $22,002,584            $319,125                --         $22,321,709
====================================================================================================================================


------------------------------------------------------------------------------------------------------------------------------------
HELD TO MATURITY                                                                                   1995
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Gross            Gross              Estimated
                                                               Amortized           Unrealized        Unrealized            Market
                                                                 Cost                 Gains            Losses               Value
------------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury securities and obligations
  of U.S. government agencies                                $17,096,902             $    --         $   (83,873)       $17,013,029
Other securities                                                   5,000                  --                 (40)             4,960
------------------------------------------------------------------------------------------------------------------------------------
Total                                                        $17,101,902             $    --         $   (83,913)       $17,017,989
====================================================================================================================================


                                                                       SEVENTEEN

Continental Bank
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 1996

The amortized cost and estimated market values at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations without prepayment penalties.

--------------------------------------------------------------------------------
                                                                      Estimated
                                                  Amortized            Market
Available for sale                                  Cost                Value
--------------------------------------------------------------------------------
Due in one year or less                            $ 3,096,317       $ 3,099,355
Due after 1 year through 5 years                            --                --
Due after 5 years through 10 years                   5,192,727         5,172,178
--------------------------------------------------------------------------------
                                                     8,289,044         8,271,533
--------------------------------------------------------------------------------
Mortgage-backed securities                          17,725,471        17,970,682
--------------------------------------------------------------------------------
Total                                              $26,014,515       $26,242,215
================================================================================

At December 31, 1996, investment securities with an aggregate carrying value of approximately $11,914,000 were pledged for various purposes as required or permitted by law.

Proceeds from sales of investment securities available for sale for the year ended December 31, 1996 were $16,545,000. Gross losses from the sales of investment securities available for sale of $289,000 were realized during 1996. There were no sales of investment securities available for sale or held to maturity for the years ended December 31, 1995 and 1994.


5. LOANS

At December 31, loans consisted of the following:

--------------------------------------------------------------------------------
                                                       1996               1995
--------------------------------------------------------------------------------
Commercial loans                                  $43,029,444        $23,221,895
Consumer installment                                4,447,058          3,987,824
Mortgages                                          32,359,330         30,260,715
Other                                                 445,134            755,168
--------------------------------------------------------------------------------
                                                   80,280,966         58,225,602
Less:
  Unearned discount                                   109,515              5,429
  Allowance for loan losses                         2,518,436          1,778,436
--------------------------------------------------------------------------------
Total                                             $77,653,015        $56,441,737
================================================================================

At December 31, 1996 and 1995, loans with unpaid principal balances of approximately $2,678,000 and $1,619,000, respectively, on which the Bank is no longer accruing interest income are included in the amounts listed above. If the Bank had accrued interest income on the loans which were in a non-accrual status at year end, its interest income would have increased by approximately $230,000 in 1996 and $131,000 in 1995.

During 1995, the Bank sold loans guaranteed by the Small Business Administration of approximately $2,800,000 and recognized gains on these sales of approximately $130,000.

At December 31, 1996 and 1995, the Bank had loans receivable from certain officers and directors and their affiliates aggregating approximately $1,569,000 and $1,932,000, respectively. During 1996, $40,000 of new loans (principally to directors and affiliates of directors) were made, repayments totaled $403,000. In the opinion of management, such loans are in the ordinary course of business at normal credit terms, including interest rate and collateral.


6. ALLOWANCE FOR LOAN LOSSES

A summary of the transactions in the allowance for loan losses is as follows:

--------------------------------------------------------------------------------
                                       1996             1995             1994
--------------------------------------------------------------------------------
Balance at January 1              $ 1,778,436      $ 1,503,269      $ 1,678,804
Provision charged
  to earnings                       1,450,000          600,000          800,000
Recoveries on
  loans previously
  charged off                          24,438          144,340           99,110
Loans charged off                    (734,438)        (469,173)      (1,074,645)
--------------------------------------------------------------------------------
Balance at
  December 31                     $ 2,518,436      $ 1,778,436      $ 1,503,269
================================================================================

All collection costs incurred to date (including costs associated with recoveries) are included in other expenses in the accompanying statements of operations.

The Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," as of January 1, 1995. SFAS No. 114 requires that certain impaired loans be measured based on the present value of expected future cash flows discounted at the loan's original effective interest rate. As a practical expedient, impairment may be measured based on the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance.

The Bank had previously measured the allowance for credit losses using methods similar to those prescribed in SFAS No. 114. As a result of adopting these statements, no additional allowance for loan losses was required as of January 1, 1995.


EIGHTEEN

As of December 31, the Bank's recorded investment in impairment loans and the related valuation allowance calculated under SFAS No. 114 are as follows:

--------------------------------------------------------------------------------
                                          1996                   1995
--------------------------------------------------------------------------------
                                 Recorded     Valuation  Recorded      Valuation
                                Investment    Allowance  Investment    Allowance
--------------------------------------------------------------------------------
Impaired loans-                $2,678,000                $1,618,852
  Valuation allowance                       $  491,000                $  465,000
--------------------------------------------------------------------------------
    Total Impaired Loans       $2,678,000   $  491,000   $1,618,852   $  465,000
================================================================================

This valuation allowance is included in the allowance for loan losses on the Bank's consolidated statement of financial condition.

The average recorded investment in impaired loans for the year ended 1996 and 1995 was $1,493,000 and $1,874,000, respectively.

Interest payments received on impaired loans are recorded as interest income unless collection of the remaining recorded investment is doubtful at which time payments received are recorded as reductions of principal. The Bank recognized interest income on impaired loans of $ 0 and $137,000 for the years ended December 31, 1996 and 1995, respectively.


7. PREMISES AND EQUIPMENT

Premises and equipment consists of the following at December 31, 1996 and 1995:
--------------------------------------------------------------------------------
                                                       Accumulated
                                                       Depreciation
                                                          and           Net Book
                                              Cost     Amortization       Value
--------------------------------------------------------------------------------
1996
Land                                      $  300,000    $       --    $  300,000
Building                                     408,869        87,603       321,266
Leasehold improvements                     1,882,133       669,384     1,212,749
Furniture, fixtures and equipment            923,231       460,221       463,010
--------------------------------------------------------------------------------
Total                                     $3,514,233    $1,217,208    $2,297,025
================================================================================
--------------------------------------------------------------------------------
1995
Land                                      $  300,000    $       --    $  300,000
Building                                     404,752        74,309       330,443
Leasehold improvements                     1,852,016       600,471     1,251,545
Furniture, fixtures and equipment            824,533       302,541       521,992
--------------------------------------------------------------------------------
Total                                     $3,381,301    $  977,321    $2,403,980
================================================================================


                                                                        NINETEEN

Continental Bank
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 1996

8. STOCKHOLDERS' EQUITY

RIGHTS OFFERING
In July 1996, the Bank issued to shareholders of record on July 1,1996, non-transferable rights to subscribe for one (1) share of common stock for each three (3) shares of common stock held at the record date, at the price of $12.50 per share, expiring on September 16, 1996. Upon the expiration date, the Bank had reserved the right to sell any shares not issued in connection with the rights offering during the period of one (1) year following the expiration date of the right.

The offering was completed in December 1996, resulting in net proceeds of approximately $2.9 million and an increase in the amount of common stock outstanding to 921,735 shares. The proceeds of the offering are anticipated to be used for general corporate purposes, including the support of investment and loan portfolios of the Bank and its commercial lending subsidiary.

DIVIDENDS
On February 21, 1996, the Bank declared a $.12 per share dividend to be distributed on March 20, 1996 to stockholders of record as of March 13, 1996.

The Banking Law of the State of New York limits the amount of cash dividends that may be paid without prior approval.


9. INCOME TAXES

Federal and state income taxes payable (receivable) as of December 31, were as follows:


--------------------------------------------------------------------------------
                                                      1996               1995
--------------------------------------------------------------------------------
Current                                          $(133,367)           $ (48,606)
Deferred                                          (292,409)            (312,668)
--------------------------------------------------------------------------------
                                                 $(425,776)           $(361,274)
================================================================================

The components of the net deferred tax asset as of December 31, are as follows:
--------------------------------------------------------------------------------
                                                      1996               1995
--------------------------------------------------------------------------------
Gross deferred tax asset                         $ 1,242,103        $   750,475
Gross deferred tax liability                        (473,680)          (437,807)
--------------------------------------------------------------------------------
                                                 $   768,423        $   312,668
================================================================================

The components of the provision (benefit) for income taxes for the years ended December 31, were as follows:

--------------------------------------------------------------------------------
                                    1996               1995               1994
--------------------------------------------------------------------------------
Current:
  Federal                        $ 303,566          $ 442,829          $ 224,845
  State                            121,352            179,008             83,339
--------------------------------------------------------------------------------
                                   424,918            621,837            308,184
Deferred:
  Federal                         (380,867)          (132,829)            35,155
  State                           (156,773)            10,227             13,661
--------------------------------------------------------------------------------
                                  (537,640)          (122,602)            48,816
--------------------------------------------------------------------------------
                                 $(112,722)         $ 499,235          $ 357,000
================================================================================

The following is a reconciliation of the statutory federal income tax rate to the effective tax rate:

--------------------------------------------------------------------------------
                                      1996               1995              1994
--------------------------------------------------------------------------------
Federal statutory rate               (34.0)%             34.0%             34.0%
State income taxes net of
 federal benefit                      (4.4)              10.4               7.5
Nontaxable interest income              --                 --              (0.1)
Other                                  0.5               (0.5)              0.2
--------------------------------------------------------------------------------
                                     (37.9)%             43.9%             41.6%
================================================================================

10. BENEFIT PLANS

INCENTIVE SAVINGS PLAN
The Bank maintains the Continental Bank 401(K) Plan (the "401(K) Plan"), a non-contributory tax deferred compensation plan. Under the 401(K) Plan, employees 21 years of age or older with twelve months of service may make pre-tax contributions up to the greater of 15% of their annual compensation or applicable limits under Section 401(K) of the Internal Revenue Code, subject to the provisions of the Employee Retirement Security Act of 1974 ("ERISA"), as amended.

KEY EXECUTIVE INCENTIVE AWARD
Effective October 1996, the Board of Directors granted 60,000 phantom stock units ("Units"), to certain key employees of the Bank of which each Unit represents a right to receive a cash payment following a vesting date equivalent in value to one share of common stock of the Bank at the then current fair market value plus dividends or distributions, plus interest on such dividends or distributions compounded annually and upon the occurrence of certain events can be converted to stock. The Units vest at a rate of one-third per year beginning on the third anniversary from the date of grant, subject to acceleration upon the occurrence of certain events.


TWENTY

PENSION PLAN
On January 31, 1996, the Bank announced its intention to terminate its defined benefit pension plan and received final approval from the Department of Labor and the Internal Revenue Service to terminate the pension plan during 1996. The termination of the pension plan will not have a material effect on the Bank's financial position or results of operations. For the year ended December 31, 1996, the Bank made no contributions to the Plan and did not recognize any periodic pension costs.

The following table sets forth the funded status of the plan at December 31:
--------------------------------------------------------------------------------
                                                                         1995
--------------------------------------------------------------------------------
Actuarial present value of accumulated
  benefit obligation, including vested
  benefits of $779,922 in 1995                                      $   820,531
================================================================================
Actuarial present value of projected benefit
  obligation for services rendered to date                          $(1,053,617)
Less: Plan assets at fair value, invested
  primarily in certificates of deposit                                1,042,610
--------------------------------------------------------------------------------
Projected benefit obligation in excess
  of plan assets                                                        (11,007)
Unrecognized net loss from past
  experience different from that assumed
  and effects of changes in assumptions                                 114,654
Unrecognized net transition asset                                        10,190
Unrecognized prior service cost                                         (24,856)
--------------------------------------------------------------------------------
Prepaid pension cost                                                $   138,693
================================================================================
The total contribution due for 1995 is not fully reflected in plan assets at December 31, 1995.

--------------------------------------------------------------------------------
                                                                         1995
--------------------------------------------------------------------------------
Assumptions and actual rates used in
  accounting for the defined benefit:
    Actual discount rate                                                 7.5%
    Assumed rates of increase in
      compensation levels                                                4.5%
Expected long-term rate of return on assets                              7.5%
================================================================================
Net pension cost included the following components:

--------------------------------------------------------------------------------
                                                       1995               1994
--------------------------------------------------------------------------------
Service cost-benefits earned
  during the period                                 $ 134,323         $ 143,243
Interest cost on projected
  benefit obligation                                   72,146            67,383
Actual return on plan assets                          (19,730)          (15,445)
Net amortization and deferral                         (43,894)          (42,888)
--------------------------------------------------------------------------------
  Net periodic pension cost                         $ 142,845         $ 152,293
================================================================================

11. TIME DEPOSITS IN EXCESS OF $100,000

At December 31, 1996 and 1995, aggregate time deposits in principal amounts of $100,000 or more were approximately $5,192,000 and $16,279,000 respectively. Interest expense on such deposits for the three years ended December 31, 1996 was $457,000, $675,000 and $540,000, respectively.

Certificates of deposit due to affiliates of stockholders and directors aggregated approximately $228,000 and $102,000 at December 31, 1996 and 1995, respectively.


12. LEASE COMMITMENT AND OTHER INFORMATION

LEASE COMMITMENTS

The Bank is obligated, under noncancelable operating leases covering bank premises and equipment, to pay minimum annual rentals of:

--------------------------------------------------------------------------------
1997                                                               $  617,612
1998                                                                  599,100
1999                                                                  284,124
2000                                                                  268,674
2001 & Thereafter                                                   1,019,920
--------------------------------------------------------------------------------
Total                                                              $2,789,430
================================================================================
The leases covering bank premises contain renewal options at higher rates. Rent expense charged to operations was approximately $503,000 in 1996, $472,000 in 1995, and $271,000 in 1994.

BORROWED FUNDS
Effective December 1996, the Bank has available unused lines of credit with the FHLB and availability to borrow funds under agreements to repurchase securities with primary dealers. As of December 31, 1996 and 1995 the Bank had no outstanding borrowings under these agreements.


                                                                      TWENTY-ONE

Continental Bank
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
December 31, 1996

OTHER INFORMATION
Other expenses which exceed one percent of aggregate interest and other income are as follows for the years ended December 31:


--------------------------------------------------------------------------------
                                          1996             1995           1994
--------------------------------------------------------------------------------

Computer processing                     $189,000         175,000         161,000
Insurance                                178,000         186,000         154,000
Director and
  committee fees                              --         138,000         124,000
Legal fees                                    --         132,000         115,000
FDIC assessment                               --         125,000         196,000
Consulting Fees                               --         154,000         158,000
================================================================================
The Bank is required to maintain average reserve balances with the Federal Reserve Bank. The average amount of those reserve balances for the year ended December 31, 1996 was approximately $1,355,000.


13.   FINANCIAL INSTRUMENTS WITH
      OFF-BALANCE-SHEET RISK AND
      CONCENTRATIONS OF CREDIT RISK

FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. At December 31, 1996, the Bank's total commitments to extend credit were $3,845,000. This included stand-by letters of credit totaling $723,000. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained by the Bank upon examination of credit is based on management's credit evaluation of the counterparty. Collateral held varies, but generally includes residential and income producing properties.

CONCENTRATION OF CREDIT RISK
The Bank grants commercial loans to customers secured by residential and income producing properties which are located throughout Long Island and the metropolitan New York City area. Accordingly, the ultimate collectability of a substantial portion of the Bank's loan portfolio is particularly susceptible to market conditions in this area.

The Bank has a concentration of loans outstanding to one stockholder/director and his affiliates aggregating 1.8% of the total loan portfolio as of December 31, 1996. These loans are secured by real estate and were granted in the normal course of business.


14. FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective as required, on January 1, 1995 the Bank adopted Statement of Financial Accounting Standards No. 107 ("SFAS No. 107") "Disclosures about Fair Value of Financial Instruments". The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale.


The following table reflects the carrying amounts and fair values of financial instruments at December 31, 1996 and 1995:
------------------------------------------------------------------------------------------------------------------------------------
                                                                     1996                                       1995
------------------------------------------------------------------------------------------------------------------------------------
                                                        Carrying                Fair                Carrying                Fair
                                                         Amount                 Value                Amount                 Value
------------------------------------------------------------------------------------------------------------------------------------
Cash & Cash Equivalents                               $ 31,196,685          $ 31,196,685          $ 29,278,510          $ 29,278,510
Investment Securities
  Available for Sale                                    26,242,215            26,242,215            22,321,709            22,321,709
  Held to Maturity                                              --                    --            17,101,902            17,017,989
Loans, net                                              77,653,015            76,745,625            56,441,737            56,849,898
Accrued Interest Receivable                                995,412               995,412               949,168               949,168
Deposits                                               127,452,895           127,768,733           119,492,913           119,635,515
Accrued Interest Payable                                 1,576,663             1,576,663             2,009,950             2,009,950
====================================================================================================================================


TWENTY-TWO

The methods and assumptions used to produce the fair value estimates are listed below.

CASH & CASH EQUIVALENTS
The carrying amounts reported in the consolidated statements of financial condition for cash and short-term investments approximate those assets' fair values.

INVESTMENT SECURITIES
The fair value of investment securities including mortgage-backed securities was based on quoted market prices or market prices of similar instruments with appropriate adjustments.

ACCRUED INTEREST RECEIVABLE/PAYABLE
As accrued interest represents short-term receivables and payables, the carrying amount is a reasonable estimate of the fair value.

LOANS
For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flows, analyses, using interest rates currently being offered for loans with similar terms to borrowers or similar credit quality. The carrying amount or accrued interest approximates its fair value.

DEPOSITS
The fair values disclosed for demand deposits, savings accounts, and certain money market accounts, are equal to their carrying amounts at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits.

As accrued interest represents short-term receivables and payables, the carrying amount is a reasonable estimate of the fair value.

OFF-BALANCE SHEET INSTRUMENTS
Fair values of the Company's off-balance sheet instruments (lending and investment commitments) at December 31, 1996 and 1995 were not material.


15. SETTLEMENT OF LAWSUITS

In November 1996, the Bank settled for $250,000 a lawsuit brought against the Bank by a former depositor in 1990, as a result of an operational/forgery claim.

During 1995, the Bank settled a lawsuit commenced by the government of the United States of America for $400,000. The plaintiff claimed that the Bank and various other defendants conspired to defraud the government and that it sustained losses as a result of the Bank's alleged failure to properly disclose and service a loan extended to a borrower by the Economic Development Administration, and the Bank's alleged violation of a certain participation. The $400,000 payment represents full settlement of this matter and is included in the Consolidated Statement of Earnings under litigation settlement and related expenses.

The Bank is involved in other lawsuits during the normal course of business. Management does not expect the outcome of these matters to have a material effect on the Consolidated Financial Statements.


                                                                    TWENTY-THREE

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders of
Continental Bank:

We have audited the accompanying consolidated statements of financial condition of Continental Bank and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years, in the period ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Continental Bank and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

As explained in Note 2 to the consolidated financial statements, effective January 1, 1994, the Bank changed its method of accounting for investments in debt and equity securities.



                                      /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP


New York, New York
January 31, 1997


TWENTY-FOUR

CONTINENTAL BANK
CORPORATE DATA


BOARD OF DIRECTORS

IRWIN B. NELSON
Chairman of the Board
Retired Vice President
Fortis Private Capital, Inc.
Fortis Capital Corporation

WILLIAM MICHAEL BLAKE
President,
William M. Blake Agency

JOHN P. BRACKEN
Attorney
Bracken & Margolin

SAUL ERDMAN
Retired President
American Beverage Corp.

DR. VINCENT FERRAGAMO
Dentist

JOHN LIVANOS
President, Oceana Restaurant Corp.
and Livanos Restaurant, Inc.

MARTIN S. ORLAND
Retired President and COO
Fortis Private Capital, Inc.
Fortis Capital Corporation

MARTIN J. SIMON
Chairman & President
First Central Financial Corp.
(insurance)
Partner, Simon,
Drabkin & Margulies

JERRY SPIEGEL
Chairman, Spiegel Associates, Inc.
(real estate development)

JOHN P. SULLIVAN
President and
Chief Executive Officer
Continental Bank

EDWARD V. WALSH, JR.
Attorney
Lawrence & Walsh, P.C.


SENIOR OFFICERS

JOHN P. SULLIVAN
President and
Chief Executive Officer

THOMAS R. CANGEMI
Senior Vice President
Chief Financial Officer

GERALD J. GROSSMAN
Senior Vice President
Receivable Financing

PETER D. MCCARTHY
Senior Vice President
Operations Officer

WILLIAM W. RILEY
Senior Vice President
Senior Lending Officer


VICE PRESIDENTS

BARBARA SCANLON DUNBAR
Human Resources

ELIZABETH L. KUNZE
Operations

MAUREEN A. MARSH
Lending

PETER O'NEILL
Lending

THOMAS J. QUIGLEY
Banking

RALPH WALTHER
Controller


ASSISTANT VICE PRESIDENTS

LAURIE DENEN
Data Processing

MICHAEL H. GOLDSTEIN
Compliance

ANNE KNOERZER
Operations

WENDY KUBOVEC
Branch Manager

THERESA MACKEY
Branch Manager


CONTINENTAL
BUSINESS CREDIT

GERALD J. GROSSMAN
President

CONSTANCE MITCHKO
Vice President


MONEY CENTERS

ALBERT G. PYNE
Vice President


SHAREHOLDER
INFORMATION

COUNSEL
Cahn Wishod & Lamb, LLP

INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS
Arthur Andersen LLP

TRANSFER AGENT AND REGISTRAR First Chicago Trust Co.
  of New York
525 Washington Blvd. Suite 2536
Jersey City, NJ 07303-2536
201-222-4682

STOCK LISTING
Over the Counter Market "OTC"
Symbol: COBG


MARKET MAKERS
Sandler O'Neill & Partners, L.P.
Ryan Beck & Company
Hill, Thompson, Magid & Company

F-2 REPORT
A copy of the Bank's Annual Report on Form F-2 for 1996 filed with the Federal Deposit Insurance Corporation may be obtained without charge upon written request to: Thomas R. Cangemi Senior Vice President Continental Bank 44N Jefryn Blvd. West Deer Park, NY 11729.

This statement has not been reviewed or confirmed for accuracy or relevance, by the Federal Deposit Insurance Corporation.

                                CONTINENTAL BANK


                  Garden City, 118 Seventh Street 516 741-2400
          North Babylon/Deer Park, 1383 Deer Park Avenue 516-254-2500
                                  MEMBER FDIC

                                                                      APPENDIX D


                      ANNUAL REPORT UNDER SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                    FORM F-2


For Fiscal Year Ended December 31, 1996          F.D.I.C. CERTIFICATE # 21723-9

                  I.R.S. EMPLOYER IDENTIFICATION # 11-232890-7



                                CONTINENTAL BANK
                               118 SEVENTH STREET
                              GARDEN CITY, NY 11530
                                 (516) 741-2400


           SECURITIES REGISTERED UNDER SECTION 12 (b) OF THE ACT: NONE
                   NAME OF EXCHANGE ON WHICH REGISTERED: NONE


           SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                     CAPITAL STOCK (COMMON) $5.00 PAR VALUE



INDICATED BY CHECK MARK WHETHER THE BANK (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OF THE SECURITIES EXCHANGE ACT OF 1934 DURING THE PRECEDING 12 MONTHS (OR FOR SUCH SHORTER PERIOD THAT THE BANK WAS REQUIRED TO FILE SUCH REQUIREMENTS FOR THE PAST 90 DAYS).

                                    YES  X    NO
                                        ---      ---


SHARES OUTSTANDING AS OF MARCH 14, 1997 - 921,735 SHARES

AGGREGATE MARKET VALUE OF VOTING STOCK HELD BY NON-AFFILIATES OF THE BANK - $15,189,000 AT MARCH 14, 1997.

ITEM 1- BUSINESS DESCRIPTION

The Continental Bank (thereafter referred to as the "Bank") is a New York State chartered commercial bank that was founded in 1974. The Bank's main office is located in Garden City, New York, where it is the only independent commercial bank. Business is also conducted through its branch office located in North Babylon, Suffolk County.

The Bank provides a wide range of banking services in western Nassau County and the south-western part of Suffolk County, both on Long Island. Specifically, it offers business and personal checking accounts, N.O.W. and money market accounts, savings and time deposit accounts and grants secured and unsecured loans to individuals, partnerships and corporations and originates loans through the Small Business Administration "SBA" under the 7A and 504 program. It also provides for the issuance of travelers checks, the leasing of safe deposit boxes, direct deposit of Federal government checks and the issuance of money orders. The Bank offers credit card services as a participant in the merchants program for Master Charge and Visa credit cards in addition to payroll servicing and bond coupon collection services. The Bank also invests in various types of securities and assets including, but not limited to, mortgage-backed securities insured or guaranteed by the United States or agencies thereof. The Bank funds its lending and investment activities primarily from deposits received at its various branch locations, repayment of principal and interest on loans and securities, borrowings from the Federal Home Loan Bank of New York (the "FHLB") and borrowings available under agreements to repurchase securities with primary dealers.

The Bank has been, and intends to continue to be, a community-orientated financial institution offering a variety of financial services to meet the needs of the communities it serves. Banking on Long Island continues to become increasingly competitive, and faces significant competition both in originating loans and in attracting deposits. The Bank's market area has a high density of financial institutions, many of which are branches of significantly larger institutions which have greater financial resources than the Bank, and all of which are competitors of the Bank to varying degrees. There are branches of a number of thrift institutions as well as numerous branches of major commercial banks in the immediate areas serviced by our two (2) offices. The Bank is committed to maintaining a competitive position in the communities it serves. Competition has also increased as a result of the lifting of restrictions on the interstate operations of financial institutions.

The Bank maintains account relationships with U.S. Government Agencies, municipalities and local school districts, as well as with individuals, partnerships, and corporations. The Towns of Babylon and Hempstead, both municipalities located in south-western Suffolk County and central Nassau County have historically been significant depositors of the Bank. Municipalities with deposits in excess of insured amounts are fully collateralized by the Bank. The liquidity position of the Bank is maintained to more than adequately provide for fluctuations in deposit levels.

The Bank does not engage in international banking, except for the issuance of foreign drafts and the exchange of small amounts of cash and currency through a correspondent bank. The Bank has no deposits from, nor has deposited any of its own funds in foreign banks or foreign countries. In that regard, there is no future intention of doing so, with the exception of issuing letters of credit on behalf of the Bank's customers in favor of foreign shippers. Compliance with Federal, State, and local regulations governing the discharge of materials into the environment has had no material effect on the capital expenditure, earnings, or competitive position of the Bank.

RECENT DEVELOPMENTS

MANAGEMENT REORGANIZATION AND RESTRUCTURING PLAN
In the fourth quarter of 1996, the Bank launched a strategic management reorganization and restructuring plan focusing on improving shareholder value designed to improve asset quality, reduce future operating costs and enhance net interest income while attempting to optimize the management of the Bank's capital. As a result, special charges were taken in 1996 totaling $2.2 million pre-tax, with an after tax impact of $1.3 million, consequently the Bank reporting a net loss of $185,055, or $(0.26) per share.

The initial phase of the plan included the sale of the remaining shares available under the rights plan which was completed in the month of December 1996. The offering of 230,525 shares of common stock in 1996 resulted in net proceeds of approximately $2.9 million of additional capital to the Bank. The finalizing of the rights offering in late 1996 and the increased level of resulting capital played an integral role in the roll-out of the restructuring plan and post-restructuring the Bank remains "well-capitalized" under all regulatory requirements.

Included in the $2.2 million of pre-tax special charges was an increase of $900,000 to the Bank's allowance for loan losses, a $289,000 loss realized on the repositioning and sale of certain investment securities, employee termination and related costs of approximately $490,000 and a charge of $250,000 attributable to a negotiated settlement of a lawsuit brought against the Bank in prior years by a former depositor, as a result of an operational/forgery claim.

Additionally, the Bank plans to eliminate certain of the Bank's in-house processing functions and facilities and utilize outside servicers to provide these functions to the Bank. As a result of this decision, the Bank recorded a $225,000 charge of which the significant components of the costs associated with this charge, were $151,000 relating principally to the write off of the carrying value of software, hardware, other equipment utilized by these processing functions and prepaid maintenance and estimated costs of $74,000 for certain severance and benefit payments for planned employee terminations.

The restructuring plan is expected to be substantially completed prior to the end of 1997 and the Bank believes the provisions recorded are adequate to cover the costs associated with the plan.

FORMATION OF SUBSIDIARY, CBMC, INC. d/b/a MONEY CENTERS
On February 16, 1995, the Bank announced the formation of a wholly-owned subsidiary, CBMC, Inc. d/b/a/ Money Centers ("CBMC"). The Bank made an initial capital contribution to this subsidiary of $2 million. On April 24, 1995, CBMC, Inc. acquired certain assets related to five stores operated by Money Centers, Inc., for $2,000,000. In addition, the Company assumed certain leases related to those five stores. The transaction was accounted for as a purchase. The purchase price was allocated primarily to the franchise rights associated with operating the stores, certain furniture, fixtures and equipment and the value of the operating leases assumed. CBMC Inc. offers check cashing services plus other services including, money orders, lottery tickets, payment of utility bills, money transfers, tokens and public assistance services.

FORMATION OF SUBSIDIARY, CBC OF NEW YORK, INC. d/b/a CONTINENTAL BUSINESS CREDIT In December 1995, the Bank announced the formation of a finance subsidiary, CBC of New York, Inc. ("CBC"). CBC specializes in commercial finance transactions focusing in the area of asset based lending to small and medium sized businesses.

EMPLOYEES

As of December 31, 1996, the Bank had seventy-eight (78) full time employees. The employees are not represented by a collective bargaining unit, and the Bank considers its relationship with its employees to be good.

ITEM 2 - PROPERTIES

The following are the locations of the banking offices and subsidiary locations and a brief description of the general character:

1. Main office - located at 118 Seventh Street, Garden City, New York, offers normal banking functions in addition to housing executive offices and the internal audit department.

2. North Babylon - located at 1383 Deer Park Avenue, North Babylon, New York, offers normal banking functions. The Bank purchased these premises in August 1989.

In addition, the Bank maintains a non-banking operations center at 44N Jefryn Boulevard, Deer Park, New York which houses credit administration, loan, bookkeeping, operation administration and accounting departments.

The following are locations of CBMC, Inc. and CBC of New York locations and a brief description of the general character.

         CBMC, Inc.
              1. Main office- located at 115 W. 23rd Street, New York, New York
              2. 412 W. 36th Street, New York, New York
              3. 334 9th Avenue, New York, New York
              4. 224 10th Avenue, New York, New York
              5. 224 Varick Street, New York, New York

         CBC of New York
              1. Main office- located at 60 East 42nd Street, New York, New York

Each of the locations of CBMC, Inc. offers normal check cashing services.

CBC of New York offers normal financing functions for asset based lending in addition to housing executive offices.

The Bank and subsidiaries are obligated under non-cancelable operating leases covering bank premises and equipment, to pay minimum annual rental of:

                  1997                      618,000
                  1998                      599,000
                  1999                      284,000
                  2000                      269,000
                  2001 & Thereafter       1,020,000
                                          ---------
                  Total                  $2,790,000

The leases covering bank premises contain renewal options at higher rates. In September 1988, the Bank entered into a ten year operating lease agreement for the main office facility located in Garden City. The lease term commenced on January 1, 1989, and requires minimum annual lease payments, (included in the table above) of approximately $190,000 with annual rent escalations of 5% beginning in year three of the lease term. The agreement also provides the Bank with options to renew the lease agreement for an additional twenty-year term.

ITEM 3- LEGAL MATTERS AND PROCEEDINGS

In November 1996, the Bank settled for $250,000 a lawsuit brought against the Bank by a former depositor in 1990, as a result of an operational/forgery claim.

During 1995, the Bank settled a lawsuit commenced by the government of the United States of America for $400,000. The plaintiff claimed that the Bank and various other defendants conspired to defraud the government and that it sustained losses as a result of the Bank's alleged failure to properly disclose and service a loan extended to a borrower by the Economic Development Administration, and the Bank's alleged violation of a certain participation. The $400,000 payment represents full settlement of this matter and is included in the Consolidated Statement of Earnings under litigation settlement and related expenses.

The Bank is involved in other lawsuits during the normal course of business. Management does not expect the outcome of these matters to have a material effect on the Consolidated Financial Statements.

ITEM 4- SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The information required by this item can be found in the 1996 proxy statement, specifically on pages 2 through 4.


                                     PART II
                                     -------

ITEM 5- MARKET FOR THE BANK'S COMMON STOCK AND RELATED SECURITY HOLDER MATTERS

5A) The information required by Section A of this item can be found in the 1996 Annual Report, specifically on page 1.

5B) As of March 14, 1997, the Bank had 407 holders of record of common stock securities.

5C) The information required by Section C of this item can be found in the 1996 Annual Report, in Note 8, which is on page 20 and attached schedule A.


ITEM 6- SELECTED FINANCIAL DATA (SEE SCHEDULE A ATTACHED)

ITEM 7- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Refer to Management's Discussion and Analysis of Results of Operations and Financial Conditions, 1996 Annual Report to Shareholders, pages 6 through 9 and schedules A through E attached.

ITEM 8- FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

8A) The financial statements included on pages 10 through 24 of annual shareholders' report for the year ended December 31, 1996, are incorporated herein by reference.

8B,C,D)  Each of these sections is not applicable to our institution.

                                    PART III
                                    --------

ITEM 9- DIRECTORS AND EXECUTIVE OFFICERS OF THE BANK

All of the information regarding the directors that is required in each section of Item 9 can be found in the enclosed 1996 proxy statement specifically on pages 2 through 7. The following is a background description for each of the principal officers of the Bank:

JOHN P. SULLIVAN
PRESIDENT AND CHIEF EXECUTIVE OFFICER
AGE: 40
John P. Sullivan was elected President and Chief Executive Officer of the Bank in October 1996. Mr. Sullivan comes to Continental as a seasoned Chief Executive with extensive experience and a diverse background in all facets of financial management. Prior to joining Continental Bank, Mr. Sullivan was Director, President and Chief Operating Officer of River Bank America/East River Savings Bank. Prior to his position at River Bank, from 1992 to 1995, Mr. Sullivan served as Director, President and Chief Executive Officer of Hamilton Bancorp and Hamilton Federal Savings, F.A. From 1986 to 1992, Mr. Sullivan served as a First Senior Vice President for Crossland Savings, FSB. Mr. Sullivan is a Certified Public Accountant formerly with KPMG Peat Marwick and a graduate of Niagara University.


THOMAS R. CANGEMI
SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER  AND SECRETARY
AGE: 29
Thomas R. Cangemi, was elected Senior Vice President and Chief Financial Officer in December 1996. Mr. Cangemi comes to Continental with an extensive background in financial management and strong ties within the local banking community, most recently serving as Vice President and Chief Financial Officer of Sunrise Bancorp, Inc. and Sunrise Federal Savings Bank from 1993 to 1996, and prior to that with KPMG Peat Marwick from 1990 to 1993, serving banks and other financial institutions. Mr. Cangemi is a Certified Public Accountant and a graduate of Dowling College.


PETER D. MC CARTHY
SENIOR VICE PRESIDENT, OPERATIONS OFFICER
AGE: 44
Peter D. McCarthy, was elected Senior Vice President and Operations Officer in December 1996. Mr. McCarthy arrives with over twenty years of banking experience with a diverse background in bank operations. From 1982 to 1988 Mr. McCarthy served as Vice/President /District Manager of the Bank of New York's Long Island operations, from 1988 to 1992 served as Vice President/Regional Manager with CrossLand Federal Savings Bank and most recently as First Vice President/Regional Manager with Citizens First National Bank in New Jersey from 1993 to 1996.


WILLIAM W. RILEY
SENIOR VICE PRESIDENT AND SENIOR LENDING OFFICER
AGE: 57
William W. Riley joined the Bank as Senior Vice President and Senior Lending Officer in October 1995. Prior to his appointment, he had been working for the Bank on a consulting basis and was in charge of asset recovery. He previously served as Senior Vice President and Senior Loan Officer at Apple Bank for 6 years after serving as Senior Vice President at Long Island Trust Company for 18 years. He is a graduate of Stonier Graduate School of Banking.

ITEM 10- MANAGEMENT REMUNERATION AND TRANSACTIONS

The information required to be furnished by Item 10 can be found in the enclosed 1996 proxy statement, pages 2 through 4.

                                     PART IV
                                     -------
ITEM 11- EXHIBITS, FINANCIAL STATEMENTS, SCHEDULES AND REPORTS ON FORM F-3

(A) FINANCIAL STATEMENTS
Listed below are the financial statements and schedules filed as part of this report. Those items preceded by ** appear in the 1996 Annual Report attached hereto.

     ** (1)  Report of Independent Public Accountants

     ** (2)  Statements of Financial Condition at December 31, 1996 and 1995

     ** (3) Statements of Earnings of the three years in the period ended December 31, 1996.

     ** (4) Statements of Stockholders' Equity for each of the three years in the period ended December 31, 1996.

     ** (5) Statements of Cash Flows for each of the three years in the period ended December 31, 1996.

     ** (6)  Notes to Financial Statements

     ** (7) Schedule I - U.S. Treasury Securities, Obligations of Other U.S. Government Agencies and Corporations Obligations of States and Political Subdivisions, and Other Bonds, Notes and Debentures (See
             Note 4 to Financial Statements)

     ** (8) Schedule II - Loans to Officers, Directors, Principal Security Holders, and any Associates of the Foregoing Persons. (See Note 5 to Financial Statements)

     ** (9)  Schedule III - Loans (See Note 5 to Financial Statements)

     ** (10) Schedule IV - Bank Premises and Equipment (See Note 7 to Financial
             Statements)

        (11) Schedule V - Investments in Income from Dividends, and Equity in Earnings or Losses of Subsidiaries and Associated Companies (Not applicable)

     ** (12) Schedule VI - Allowance for Possible Loan Losses (See Note 6 to
             Financial Statements)

(B) Reports on Form F-3

             NONE

(C) Exhibits
         (1) Employment Agreement, as amended between Continental Bank and John
             P. Sullivan, President and Chief Executive Officer.

         (2) Employment Agreement between Continental Bank and Gerald J. Grossman Senior Vice President of the Bank and President of Continental Business Credit.

         (3) Employment Agreement between Continental Bank and John K. Holland the former Executive Vice President and Chief Operating Officer.

         (4) Consulting Agreement between Continental Bank and Edward F. McAdams the former President and Chief Executive Officer.

         (5) Employee Severance Compensation Plan.

ITEM 6- SELECTED FINANCIAL DATA
FIVE YEAR CONSOLIDATED SUMMARY

----------------------------------------------------------------------------------------------------------------------
(Dollars in Thousands, except share amounts)              1996          1995         1994         1993         1992
----------------------------------------------------------------------------------------------------------------------
AT DECEMBER 31,
Total assets                                          $ 142,708     $ 131,882    $ 124,961    $  98,288    $ 111,629
Cash and cash equivalents                                31,197        29,279       22,097       15,756       16,384
Investment securities (1)                                26,638        39,424       40,827       16,807       21,285
Loans receivable, net                                    77,653        56,442       57,895       61,296       69,347
Total deposits                                          127,453       119,493      115,277       89,623      103,176
Stockholders' equity                                     12,118         9,576        8,703        8,321        8,082
======================================================================================================================

----------------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,
Interest income                                       $  10,528     $   9,493    $   7,438    $   6,998    $   8,131
Interest expense                                          4,448         3,953        2,304        1,840        2,771
----------------------------------------------------------------------------------------------------------------------
Net interest income                                       6,080         5,540        5,134        5,158        5,360
Provision for loan losses (2)                             1,450           600          800        1,275        1,010
----------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses       4,630         4,940        4,334        3,883        4,350
Other income                                              3,699         2,750          899        1,002        1,007
Other expenses (2)                                        8,627         6,553        4,375        4,743        4,330
----------------------------------------------------------------------------------------------------------------------
(Loss) income before income taxes and cumulative
     effect of accounting change                           (298)        1,137          858          142        1,027
(Benefit) provision for income taxes                       (113)          499          357           51          412
----------------------------------------------------------------------------------------------------------------------
(Loss) income before cumulative effect of change
     in accounting for income taxes                        (185)          638          501           91          615
Cumulative effect to January 1, 1993 of change
     in accounting for income taxes                           -             -            -          150            -
----------------------------------------------------------------------------------------------------------------------
Net (loss) income (2)                                 $    (185)    $     638    $     501    $     241    $     615
======================================================================================================================
 Net (loss) income per common share before
     cumulative effect of accounting change          ($    0.26)    $    0.92    $    0.73    $    0.13    $    0.89
 Accounting change per share                          $     -       $     -      $      -     $    0.22    $      -
----------------------------------------------------------------------------------------------------------------------
 Net (loss) income per common share                  ($    0.26)    $    0.92    $    0.73    $    0.35    $    0.89
======================================================================================================================

--------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL RATIOS AND OTHER DATA:
Equity to assets at period end                             8.49%         7.26%        6.96%        8.47%        7.24%
Regulatory capital ratios:
     Risk-based                                           11.60%        11.45%       13.42%       13.22%       12.00%
     Tier 1 risk-based                                    10.33%        10.20%       12.17%       11.97%       10.80%
     Leverage                                              7.07%         5.89%        8.20%        8.26%        8.10%
Net interest rate spread                                   4.08%         4.17%        4.62%        5.07%        4.68%
Net interest margin                                        4.89%         5.01%        5.43%        5.72%        5.65%
Return on average assets (2)                              (0.13)%        0.51%        0.47%        0.24%        0.59%
Return on average stockholders' equity (2)                (1.81)%        7.07%        5.90%        2.89%        7.81%
Non-performing assets to total assets                      1.88%         1.23%        1.82%        2.47%        1.72%
Allowance for loan losses to total loans                   3.14%         3.05%        2.53%        2.66%        2.62%
Allowance for loan losses to non-performing assets        94.03%       109.82%       66.24%       69.11%       97.39%
 Book value per share                                 $   13.15     $   13.85    $   12.59    $   13.24    $   14.14
 Tangible book value per share                        $   10.93     $   10.73    $   12.59    $   13.24    $   14.14
 Cash dividends paid                                  $    0.12     $    0.10    $       -    $       -    $       -
Stock dividend                                                -             -        10.00%       10.00%       10.00%
======================================================================================================================

(1)  Includes investments available for sale and FHLB stock.

(2) In 1996, the Bank recorded special charges of $2.2 million pre-tax of which $900,000 represented increases to the loan loss provision and $1.3 million representing special charges primarily for employee termination and related costs of $490,000, loss on the sales of securities of $289,000, a charge of $225,000 to eliminate certain back office functions and $250,000 in settlement of a lawsuit. The after-tax impact of the special charges was approximately $1.3 million.


                                   SCHEDULE A

ITEM 7- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Distribution of Average Assets, Liabilities and Stockholders'  Equity; Interest Rates and Interest Differential
--------------------------------------------------------------------------------------------------------------------------

The distribution of average assets, liabilities and stockholders' equity for the years ended December 31, 1996 and 1995 is as follows (Dollars In Thousands):


                                                         For the Twelve Months Ended December 31,
                                           ----------------------------------------------------------------
                                                        1996                               1995
                                           ------------------------------    ------------------------------
                                            Average                Yield/     Average                Yield/
                                            Balance    Interest     Rate      Balance    Interest     Rate
                                           ---------   --------    ------    ---------   --------    ------
   ASSETS:
   Interest earning assets:
     Money market investments              $  10,866   $    573      5.28%   $  10,569   $    630      5.96%
     Investment securities                    42,476      2,733      6.43%      42,232      2,679      6.34%
     Loans                                    70,936      7,222     10.18%      57,819      6,185     10.70%
                                           ---------   --------    ------    ---------   --------    ------
       Total earning assets                  124,278     10,529      8.47%     110,620      9,494      8.58%
                                                       --------                         --------
   Non-interest earning assets                14,228                            15,421
                                           ---------                         ---------
       Total assets                        $ 138,506                         $ 126,041
                                           =========                         =========


   LIABILITIES AND STOCKHOLDERS' EQUITY:
   Money Market and NOW accounts           $  33,481      1,227      3.66%   $ 29,302        825      2.82%
   Certificates of Deposits                   67,768      3,221      4.75%     60,384      3,128      5.18%
                                           ---------   --------    ------    --------   --------    ------
                                             101,249      4,448      4.39%     89,686      3,953      4.41%

   Non-interest bearing demand                25,594                           24,459
   Other liabilities                           1,466                            2,878
   Stockholders' equity                       10,197                            9,018
                                           ---------                         --------
     Total liabilities and equity          $ 138,506                         $126,041
                                           =========                         ========


Net interest income                                    $  6,081                         $  5,541
                                                       ========                         ========

Net interest spread                                                  4.08%                            4.17%
                                                                   ======                           ======

Net interest margin                                                  4.89%                            5.01%
                                                                   ======                           ======


                                   SCHEDULE B

ITEM 7 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS

DISTRIBUTION OF AVERAGE ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY;
--------------------------------------------------------------------------------

INTEREST RATES AND INTEREST DIFFERENTIAL
--------------------------------------------



A summary of the changes in interest earned and interest paid resulting from changes in volume and changes in rates are as follows (In Thousands):

                                                      1996 Compared to 1995                 1995 Compared to 1994
                                                   Increase (Decrease) Due to:           Increase (Decrease) Due to:
                                                  -----------------------------         -----------------------------
                                                   Volume     Rate       Net             Volume      Rate      Net
                                                  -----------------------------         -----------------------------
INTEREST EARNED ON:
     Federal Funds Sold                           $    17   $   (74)   $   (57)         $     2    $   174   $   176
     Investment Securities                             15        39         54              980        241     1,221
     Loans                                          1,404      (367)     1,037              (87)       746       659
                                                  -----------------------------         -----------------------------
             Total Interest Earning Assets        $ 1,436   $  (402)   $ 1,034          $   895    $ 1,161   $ 2,056
                                                  =============================         =============================

INTEREST PAID ON:
     Money Market and NOW Accounts                $   118   $   284    $   402          $   109    $   115   $   224
     Time and Savings Deposits                        382      (289)        93              530        895     1,425
                                                  -----------------------------         -----------------------------
             Total Interest Bearing Liabilities   $   500   $    (5)   $   495          $   639    $ 1,010   $ 1,649
                                                  =============================         =============================

 The change in interest due to both rate and volume has been allocated to rate.


                                  SCHEDULE B2

ITEM 7 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS


INVESTMENT PORTFOLIO
------------------------

The carrying amounts of investment securities at December 31, 1996 and 1995 are as follows:


                                           1996                 1996
                                    Available for Sale    Held to Maturity
                               --------------------------------------------------
                                        Estimated            Amortized
                                       Market Value             Cost
                               --------------------------------------------------
                                                (In Thousands)
U.S. Treasury and other
   U.S. Government Agencies           $     26,237        $         --
Other debt secutities                            5                  --
                               --------------------------------------------------
          Total                       $     26,242        $         --
                               ==================================================


                                           1995                 1995
                                    Available for Sale    Held to Maturity
                               --------------------------------------------------
                                        Estimated            Amortized
                                       Market Value             Cost
                               --------------------------------------------------
                                                (In Thousands)
U.S. Treasury and other
   U.S. Government Agencies           $     22,321        $     17,097
Other debt secutities                           --                   5
                               --------------------------------------------------
          Total                       $     22,321        $     17,102
                               ==================================================


                                  SCHEDULE C1

The maturities of investment securities at December 31, 1996 and the weighted average yields of such securities, are as follows (In Thousands):


Available for Sale                   Due within                     Due after 1 year      Due after 5 years
------------------
(Estimated Market Value)           1 Year or Less                   Through 5 Years        Through 10 Years
                                   --------------                   ---------------        ----------------
                                       Amount          Yield            Amount                  Amount         Yield
U.S. Treasury and other
   U.S. Government Agencies        $     3,099         5.26%        $        -             $     5,172         6.81%
                                   ---------------------------------------------------------------------------------
             Total                 $     3,099                      $        -             $     5,172
                                   =================================================================================

The above investment maturities schedule does not include $17,971 of mortgage-backed securities of U.S. Government Agencies available for sale, since the return of principal on these investments cannot be accurately determined.


                                  SCHEDULE C2

ITEM 7 -       MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS


LOAN PORTFOLIO
--------------


The Bank's loan portfolio consisted of the following at December 31, (In
Thousands):

                                                                                 1996                            1995
                                                                                Amount                          Amount
                                                                             --------------------------------------------
Commercial, financial and
   agricultural                                                              $    43,030                     $    23,222
Real estate - mortgage                                                            32,359                          30,261
Installment                                                                        4,447                           3,988
Other                                                                                445                             755
                                                                             --------------------------------------------

                                                                             $    80,281                     $    58,226
                                                                             ============================================

The maturities of commercial, financial and agricultural loans outstanding as of December 31, 1996 are as follows:

                                                                                              After One
                                                                                Within        But Within         After
                                                                               One Year       Five Years      Five Years
                                                                             --------------------------------------------
                                                                                            (In Thousands)
Commercial, financial
     and agricultural                                                        $   40,971      $   23,472      $    10,946
                                                                             ============================================

Loans maturing after one year with:
     Fixed interest rates                                                                    $   19,367
     Variable interest rates                                                                     15,051
                                                                                             -----------
                                                                                             $   34,418
                                                                                             ===========


                                  SCHEDULE D1

  ITEM 7 -  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS


LOAN PORTFOLIO
--------------


The Bank's past due, restructured and non-accrual loans at December 31, 1996 and 1995 are summarized as follows (In Thousands):

                                           1996                    1995
                                          Amount                  Amount
                                          ------                  ------

Accruing loans past due
90 days or more                          $      -               $      -

Restructured loans                       $     25               $     35

Non-accrual loans                        $  2,678               $  1,619

Additional interest income
which would have been
recorded during the year
under original terms                     $    230               $    131

Interest income recorded
during the year                          $      -               $     34



Loans are considered for non-accrual status upon reaching 90 days past due or earlier at management's discretion. Management also reviews the status of the underlying collateral, the financial strength of any guarantors, and the progress of collection proceedings. All interest accrued and unpaid at the time a loan is placed in non-accrual status is reversed out of income. Interest income on these loans is only recognized on a cash basis.


                                  SCHEDULE D2

ITEM 7 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LOAN PORTFOLIO
--------------


A summary of the Bank's allowance for loan losses for the years ended December 31, 1996 and 1995 is as follows (In Thousands):

                                                          1996           1995
                                                       ----------     ----------
Balance at beginning of period                         $    1,778     $    1,503

Charge-offs:
      Commercial, financial
           and agricultural                                   124            122
      Real Estate-Commercial Mortgage                         578            274
      Installment                                              32             73
                                                       ----------     ----------
                                                              734            469
Recoveries:
      Commercial, financial
           and agricultural                                    16            122
      Real Estate-Commercial Mortgage                           2             18
      Installment                                               6              4
      Credit cards and related plans                            -              -
                                                       ----------     ----------
                                                               24            144
                                                       ----------     ----------
Net Charge-offs                                               710            325

Provision for Loan Losses (1)                               1,450            600
                                                       ----------     ----------

Balance at end of period                               $    2,518     $    1,778
                                                       ==========     ==========

Ratio of net charge-offs during
      the period to average loans
      outstanding                                            1.00%         0.56%


(1) The provision for loan losses and the related balance in the allowance for loan losses is based upon periodic evaluations of the loan portfolio by management. Criteria such as customers' financial statements, ratios, cash flow, net worth and collateral position, as well as economic conditions are relevant factors used by management in these evaluations.


                                  SCHEDULE D3

  ITEM 7 -  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS


LOAN PORTFOLIO

The allocation of the allowance for loan losses at December 31, 1996 and 1995 is as follows (In Thousands):


                                         1996                       1995
                                 ---------------------      --------------------
                                  Amount           %         Amount          %
                                 ---------------------      --------------------
Commercial, financial and
   agricultural                  $    1,277      50.8%      $     321      21.5%
Real estate - mortgage                1,126      44.7%          1,039      69.1%
Installment                             104       4.1%             41       2.7%
Other                                    11       0.4%            102       6.8%
                                 ---------------------      --------------------
                                 $    2,518     100.0%      $   1,503     100.0%
                                 =====================      ====================


                                  SCHEDULE D4

ITEM 7 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS


DEPOSITS
-------------


Maturities of time certificates of deposit of $100,000 or more outstanding at December 31, 1996, are summarized as follows:



                                           Amount
                                          ----------

                                        (In Thousands)
3 months or less                          $   3,260
Over 3 through 6 months                         602
Over 6 through 12 months                        723
Over 12 months                                  607
                                          ----------

                                          $   5,192
                                          ==========



RETURN ON EQUITY AND ASSETS
-------------------------------


The following table shows consolidated operating and capital ratios of the Bank for each of the last two years:

                                                          Year Ended
                                                          December 31,
                                                    ------------------------
                                                        1996        1995
                                                    ------------------------

Return on Average Assets                               (0.13)%      0.51%

Return on Average Stockholders' Equity                 (1.81)%      7.07%

Equity to Assets Ratio                                  8.49%       7.26%


                                   SCHEDULE E

                                   SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 26, 1997.

                                                                CONTINENTAL BANK


                                                       By: /s/ THOMAS R. CANGEMI
                                                           ---------------------
                                                               Thomas R. Cangemi
                               Senior Vice President and Chief Financial Officer


Pursuant to the requirements of the Securties Exchange of 1934, this Report has been signed below by the following persons on behalf of the Company and in the capacities indicated on March 26, 1997.


             Signature                     Tile
             ---------                     ----

/s/ JOHN P. SULLIVAN               President and Chief Executive Officer
-------------------------          (Principal Executive Officer) and Director
    John P. Sullivan

/s/ THOMAS R. CANGEMI              Senior Vice President and Chief Financial
-------------------------          Officer (Principal Financial and Accounting
    Thomas R. Cangemi              Officer)

/s/ IRWIN B. NELSON                Chairman of the Board of Directors
-------------------------
    Irwin B. Nelson

/s/ SAUL ERDMAN                    Director
-------------------------
    Saul Erdman

/s/ DR. VINCENT FERRAGAMO          Director
-------------------------
    Dr. Vincent Ferragamo

/s/ JOHN LIVANOS                   Director
-------------------------
    John Livanos


/s/ MARTIN J. SIMON                Director
-------------------------
    Martin J. Simon

/s/ JERRY SPIEGEL                  Director
-------------------------
    Jerry Spiegel

                                                                      APPENDIX E


                    QUARTERLY REPORT UNDER SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                    FORM F-4


                        For Quarter Ended March 31, 1997

                    FDIC Insurance Certificate Number 21723-0

                                CONTINENTAL BANK
                (Exact name of bank as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                    11-232789
                     (I. R. S. Employer Identification No.)

                    118 SEVENTH STREET, GARDEN CITY, NEW YORK
                    (Address of principal executive offices)

                                      11530
                                   (Zip Code)

           Bank's telephone number, including area code (516) 741-2400

                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                         if changed since last report)


Indicate by a check mark if the bank, as a "small business issuer" as defined under 17 CFR 240.12b-2, is providing alternative disclosures as permitted for small business issuers in this Form F-4. [ ]

Indicate by a check mark whether the bank (1) has filed all reports required to be filed by section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the bank was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  X      No
    ---        ---

Capital stock of the bank outstanding at April 21, 1997 - 921,735 shares.

                                      INDEX

                                                                       PAGE NO.
                                                                       --------

Item 1. Financial Statements

        Consolidated Balance Sheets as of
             March 31, 1997 and December 31, 1996                          3

        Consolidated Statements of Income for
             the three months ended March 31, 1997 and 1996                4

        Consolidated Statements of Cash Flows
             for the three months ended March 31, 1997 and 1996            5

        Notes to Consolidated Financial Statements                         6



Item 2. Management's Discussion and Analysis of the
             Financial Condition and Results of Operations                 7

                                   Continental Bank
                     Consolidated Statements of Financial Condition

                                                                   (Unaudited)
                                                                    March 31,         December 31,
                                                                      1997               1996
                                                                  -------------      -------------
Assets
Cash and cash equivalents
     Cash and due from banks                                      $   8,420,770      $  10,596,685
     Federal funds sold                                               7,200,000         20,600,000
                                                                  -------------      -------------
               Cash and cash equivalents                             15,620,770         31,196,685

Investment securities available for sale, at fair value              69,289,309         26,242,215
Federal Home Loan Bank Stock, at cost                                 1,623,400            395,500
Loans                                                                82,275,171         80,280,966
     Less: unearned discount                                           (160,874)          (109,515)
     Allowance for loan losses                                       (2,616,034)        (2,518,436)
                                                                  -------------      -------------
               Loans, net                                            79,498,263         77,653,015
                                                                  -------------      -------------

Premises and equipment, net                                           2,143,254          2,297,025
Franchise rights, net                                                 2,017,700          2,045,595
Other assets                                                          2,812,199          2,878,440
                                                                  -------------      -------------
               Total assets                                       $ 173,004,895      $ 142,708,475
                                                                  =============      =============

Liabilities and Stockholders' Equity
Liabilities:
     Demand deposits                                              $  28,902,786      $  27,207,186
     Money market and NOW accounts                                   32,127,948         31,539,576
     Time and savings deposits                                       71,693,799         68,706,133
                                                                  -------------      -------------
               Total deposits                                       132,724,533        127,452,895

     Borrowed funds                                                  25,000,000               --
     Other liabilities                                                2,999,901          3,137,560
                                                                  -------------      -------------
               Total liabilities                                    160,724,434        130,590,455
                                                                  -------------      -------------

Commitments, contingent liabilities and other information
Stockholders' equity
     Capital stock, at par $5 (3,000,000 shares authorized;
          921,735 issued and outstanding at March 31, 1997
          and December 31, 1996)                                      4,608,675          4,608,675
     Surplus                                                          6,438,318          6,445,717
     Retained earnings                                                1,567,468            933,828
     Net unrealized (depreciation) appreciation on securities
         available for sale, net of taxes                              (334,000)           129,800
                                                                  -------------      -------------
               Total stockholders' equity                            12,280,461         12,118,020
                                                                  -------------      -------------
               Total liabilities and stockholders' equity         $ 173,004,895      $ 142,708,475
                                                                  =============      =============

          See accompanying notes to unaudited consolidated financial statements

                                 Continental Bank
                        Consolidated Statements of Income

                                                            Three Months Ended
                                                                 March 31,
                                                                (Unaudited)
                                                       ---------------------------
                                                           1997            1996
                                                       -----------     -----------
Interest income:
   Interest and fees on loans                          $ 2,150,717     $ 1,545,463
   Interest on investment securities                     1,038,891         612,033
   Interest on federal funds sold                          122,144         246,406
                                                       -----------     -----------
       Total interest income                             3,311,752       2,403,902
                                                       -----------     -----------

Interest expense:
   Deposits                                              1,144,131       1,100,882
   Borrowed funds                                          278,272              --
                                                       -----------     -----------
       Total interest expense                            1,422,403       1,100,882

Net interest income                                      1,889,349       1,303,020
                                                       -----------     -----------

Provision for loan losses                                   90,000         150,000
                                                       -----------     -----------

Net interest income after provision
   for loan losses                                       1,799,349       1,153,020
                                                       -----------     -----------

Other income:
   Service fees on deposit accounts                        326,323         204,760
   Fee income from Money Centers                           664,079         642,546
   Gains on sale of loans and securities, net               49,651              --
   Other income                                             22,345          24,910
                                                       -----------     -----------
       Total other income                                1,062,398         872,216
                                                       -----------     -----------

Other expense:
     Salaries and employee benefits                      1,044,632         960,461
     Occupancy and equipment                               261,334         286,866
     Franchise rights amortization                          27,895          27,895
     Other                                                 422,046         475,999
                                                       -----------     -----------


      Total other expense                                1,755,907       1,751,221
                                                       -----------     -----------

Income before income taxes                               1,105,840         274,015
Provision for income taxes                                 472,200         133,000
                                                       -----------     -----------

Net income                                             $   633,640     $   141,015
                                                       ===========     ===========


Net income per share                                   $      0.69     $      0.20
                                                       ===========     ===========

       See accompanying notes to unaudited consolidated financial statements

                                           Continental Bank
                                Consolidated Statements of Cash Flows

                                                                                                   Three Months Ended
                                                                                                        March 31,
                                                                                             ------------------------------
                                                                                                 1997              1996
                                                                                             ------------      ------------
Operating activities:
   Net (loss) income                                                                         $    633,640      $    141,015
   Adjustments to reconcile net (loss) income to net cash
        provided by operating activities:
               Provision for loan losses                                                           90,000           150,000
               Depreciation and amortization                                                       67,373            51,456
               Amortization of franchise rights and leasehold, net                                 27,895            27,895
               Amortization (accretion) of investment securities premium (discount), net           (2,548)           59,316
               Net loss on sales of investment securities available for sale                        9,149                --
               Decrease (increase) in other assets                                                386,141          (383,692)
               Increase in other liabilities                                                     (137,659)          (40,957)
                                                                                             ------------      ------------
                    Net cash provided by operating activities                                   1,073,991             5,033

Investing activities
     Proceeds from maturities, calls and prepayments available for sale securities             10,179,884         5,093,423
     Proceeds from sales of investment securities available for sale                            1,990,851                --
     Purchases of investment securities available for sale                                    (57,236,030)               --
     Purchases of investment securities held to maturity                                               --        (8,801,424)
     Net (increase) decrease in loans                                                          (1,935,248)       (9,992,343)
     Deletions (purchases) of premises and equipment, net                                          86,398           (94,640)
                                                                                             ------------      ------------
                    Net cash used in investing activities                                     (46,914,145)      (13,794,984)

Financing activities
     Net increase (decrease) in deposits                                                        5,271,638        (1,132,748)
     Net increase in short-term borrowings                                                     11,000,000                --
     Net increase in long-term borrowings                                                      14,000,000                --
     Cash dividends paid                                                                               --           (82,946)
     Other                                                                                         (7,409)               --
                                                                                             ------------      ------------
                    Net cash provided by financing activities                                  30,264,229        (1,215,694)
                                                                                             ------------      ------------
          Decrease in cash and cash equivalents                                               (15,575,925)      (15,005,645)
          Cash and cash equivalents at beginning of period                                     31,196,695        29,278,510
                                                                                             ------------      ------------
          Cash and cash equivalents at end of period                                         $ 15,620,770      $ 14,272,865
                                                                                             ============      ============

          See accompanying notes to unaudited consolidated financial statements

                                Continental Bank

              Notes to Condensed Consolidated Financial Statements

NOTE 1  BASIS OF PRESENTATION
The interim financial statements of Continental Bank and subsidiaries ( the "Bank") furnished in this report reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods reported. Actual results could differ from those estimates. The results of operations for the periods shown are not necessarily indicative of the results that may be expected for the entire year.

The accompanying financial statements should be read in conjunction with the financial statements and notes thereto included in the Bank's 1996 Annual Report to Stockholders.

Certain prior period data has been reclassified to conform with the current period presentation.

NOTE 2.  EARNINGS PER SHARE
Earnings per share are calculated by dividing net income by the weighted average number of shares outstanding. The weighted average number of shares outstanding were 921,735 for the three months ended March 31, 1997, compared with 691,210 for the three months ended March 31, 1996.

NOTE 3.  SUBSEQUENT EVENTS
On May 3, 1997, Continental Bank ("the Bank") entered into a definitive agreement with Reliance Bancorp, Inc. ("RELY") pursuant to which RELY will acquire the Bank. Upon completion of the acquisition, the Bank will merge into Reliance Federal Savings Bank, RELY's wholly owned thrift subsidiary.

Under the terms of the agreement, RELY will issue 1.10 shares of its common stock for each outstanding common share of the Bank. Based upon the closing price of RELY's common stock as of May 2, 1997, the Bank's shareholders will receive common stock valued at $26.40. The total transaction value is estimated to be $24.2 million. The transaction received the unanimous approval of the Boards of Directors of RELY and the Bank. The acquisition is expected to be completed in the fourth quarter of calendar year 1997, and is subject to the approval of the stockholders of Continental Bank and regulatory authorities.

In connection with the transaction, there is a provision for a termination fee payable to RELY if the transaction is not completed under certain circumstances. In addition, the Bank has granted RELY an option to purchase shares equal to 19.9% of the Bank's outstanding common stock under certain conditions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

         Total assets were $173,000,000 at March 31, 1997 compared to $142,700,000 at December 31, 1996, an increase of $30.3 million, or 21.2%. In the first quarter of 1997, the Bank utilized the "wholesale" market to increase liability growth and leverage the Bank's capital position, which in turn increased the Bank's asset base significantly. As a result, the Bank borrowed from the Federal Home Loan Bank of New York ("FHLB") and through repurchase agreements from primary dealers, $25.0 million of "wholesale" funding. The borrowings on the leverage transaction was matched with a like amount of government backed mortgage-backed securities in the available for sale portfolio.

         Total investment securities, including investments in FHLB stock were $70.9 million at March 31, 1997 compared to $26.6 million at December 31, 1996, an increase of $44.3 million, or 166.2%. This increase was due primarily to the investment of net proceeds received from the $25.0 million "wholesale" leverage program implemented in the first quarter of 1997 and the finalization of a repositioning and sales strategy which was executed in late December 1996 as part of the 1996 Restructuring Plan. In December 1996, the Bank reclassified its investment securities held to maturity portfolio to the available for sale portfolio and sold approximately $16.5 million of securities. The proceeds from the sale were committed at the 1996 year end to be reinvested in higher yielding mortgage-backed securities, which settled in January 1997. The flexibility of the available for sale portfolio will assist management in evaluating market opportunities while managing the Bank's exposure to interest rate risk and asset sensitivity. Investment securities continue to be a stable source of income in this challenging lending environment, as well as a positive factor to the Bank's capital adequacy position.

         Total liabilities were $160,700,000 at March 31, 1997 compared to $142,700,000 at December 31, 1996, an increase of $30.1 million, or 23.1%. As discussed previously, the increase in liabilities was primarily attributable to the $25.0 million of proceeds received from the FHLB and through repurchase agreements from primary dealers. Additionally, total deposits increased by $5.3 million, or 4.1% at March 31, 1997 as compared to the balance at December 31, 1996. This increase was experienced throughout the Bank's deposit mix. Non-interest bearing demand deposits increased $1.7 million, money market and NOW deposits increased $0.6 million and time and savings deposits increased $3.0 million.

         The Bank's stockholders' equity increased by $162,000 to $12.3 million at March 31, 1997 from $12.1 million at December 31, 1996. The increase was primarily due to net income of $633,640 for the three months ended March 31, 1997, offset by unrealized depreciation of $463,800 recorded as a holding loss on the available for sale portfolio. The Bank continues to remain "well-capitalized" under all regulatory definitions. As of March 31, 1997, the Banks' risk-based capital ratio was 11.75%, tier 1 risk-based ratio 10.48% and tier 1 leverage ratio at 6.28%, all in excess of the required 8%, 4% and 4%, respectively.

RESULTS OF OPERATIONS

GENERAL
         The Bank reported net income of $633,600, or $0.69 per share, for the quarter ended March 31, 1997, an increase of $493,000, or 350%, from the $141,000, or $0.20 per share reported for the quarter ended March 31, 1996. The growth in earnings was mainly attributable to the rapid formulation and execution of the reorganization and restructuring plan implemented in the fourth quarter of 1996 which resulted in an immediate positive pay-back. The first quarter results for 1997 represents an annualized return on average assets and average stockholders' equity of 1.53% and 20.64%, respectively.

NET INTEREST INCOME
         Net interest income for the three months ended March 31, 1997 was $1,889,000 compared to $1,303,000 for the three months ended March 31, 1996. The increase in net interest income in the first quarter of 1997 in comparison to the first quarter of 1996 was due in part, to an increase in the average balance of interest-earning assets to $152.7 million experienced in the quarter ended March 31, 1997 from $122.6 million for the same period in 1996 and an increase in the average yield on interest-earning assets to 8.67% during the quarter ended March 31, 1997 compared to 7.85% for the same period in 1996. The substantial growth in average assets stems primarily from the implementation of the $25 million "wholesale" leverage strategy and an increase of $19 million in the average balance of loans.

         As indicated previously, the borrowings on the leverage transaction was matched with a like amount of government backed mortgage-backed securities. The increase in the average balance of loans consisted of an increase of $13.7 million in the average balance of loans originated through the Bank's subsidiary, Continental Business Credit, which specializes in receivable financing for middle-market companies and an increase in the average balance of commercial loans of $5.3 million.

         Consequently, the Bank experienced an increase in the average balance of interest-bearing liabilities of $22.5 million for the quarter ended March 31, 1997 as compared to the same period in 1996. The increase in the average balance of interest-bearing liabilities was primarily due to the wholesale leverage program implemented in the first quarter of 1997 and an increase of $3.0 million in the average balance of interest-bearing deposits. The Bank's net interest rate spread for the three months ended March 31, 1997 was 4.00% compared to 3.49% for the same period in 1996.

OTHER INCOME
         Other income increased $190,000 or 21.8% for the three months ended March 31, 1997 as compared to the three months ended March 31, 1996. The major components of other income is fee income from Money Centers, the Banks check cashing subsidiary, service charges on deposit accounts and other service charges. The increase in other income for

1996 was due primarily to an increase in Bank service fees on deposits of $122,000 and $49,700 of net gains realized on the sales of loans and investment securities in the first quarter of 1997. Fee income from Money Centers remained relatively consistent with total fee income of $664,000 reported in the first quarter of 1997 as compared to $643,000 reported for the same period in 1996.

OTHER EXPENSES
         Other expenses totaled $1.8 million for the three months ended March 31, 1997 and 1996. The consistent level of other expenses were mainly attributable to increases in operational overhead costs associated with the continued development of the Continental Business Credit infrastructure, which began its operations in January 1996, as well as certain management incentive programs initiated in the first quarter of 1997. These increases were offset, in part by cost reductions realized from the successful implementation of the 1996 restructuring plan and ongoing cost containment measures monitored by the Bank. The major components of other expenses are salaries and employee benefits, occupancy, depreciation and amortization and other expenses.

         Salaries and employee benefits increased by $84,000, or 8.8% in the first quarter of 1997 as compared to the first quarter of 1996. Occupancy expense decreased $25,500, or 8.9% in the first quarter of 1997 compared to the first quarter of 1996. Other expenses primarily include legal fees, consulting fees, other losses on problem related loans, advertising and insurance expense. Other expenses decreased by $54,000, or 11.3% for the three months ended March 31, 1997. The decrease in other expenses can mainly be attributable to cost reductions experienced through ongoing cost containment measures monitored by the Bank.

PROVISION FOR LOAN LOSSES AND RELATED ALLOWANCE
         The provision for loan losses was $90,000 and $150,000 for the three months ended March 31, 1997 and 1996, respectively. The provision for loan losses in the first quarter of 1997 decreased by $60,000 compared to the first quarter of 1996. The levels of loan loss provisions represent the amount needed to provide for an adequate allowance for loan losses.

         Through evaluation of the loan portfolio, management believes the allowance for loan losses to be adequate. This evaluation uses information currently available including appraisals, customers' financial statements, ratios, cash flow, net worth and collateral position. In addition, current economic conditions, as well as the nature and volume of net loans is considered in assessing the adequacy of the allowance.


INCOME TAXES
         The Bank's effective consolidated tax rate for the three months ended March 31, 1997 42.7% as compared to 48.5% for the same period in 1996.

                                    SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Continental Bank



                                   /s/  Thomas R. Cangemi
                                   -----------------------------
Date: May 12, 1997                 Thomas R. Cangemi
                                   Senior Vice President and
                                   Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

                                                                      APPENDIX F


SECTION 6022. PROCEDURE TO ENFORCE STOCKHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES

         1. A stockholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of stockholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a statement that he intends to demand payment for his shares if the action is taken. Such objection is not required from any stockholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of stockholders without a meeting.

         2. Within ten days after the stockholders' authorization date, which term as used in this section means the date on which the stockholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite stockholders, the corporation shall give written notice of such authorization or consent by registered mail to each stockholder who filed written objection or from whom written objection was not required, excepting any who voted for or consented in writing to the proposed action.

         3. Within twenty days after the giving of notice to him, any stockholder to whom the corporation was required to give such notice and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares.

         4. A stockholder may not dissent as to less than all of the shares, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner held of record by such nominee or fiduciary.

         5. Upon filing a notice of election to dissent, the stockholder shall cease to have any of the rights of a stockholder except the right to be paid the fair value of his shares and any other rights under this section. Withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the stockholder is not entitled to receive payment for his shares, or the stockholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a stockholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

         6. At the time of filing the notice of election to dissent or within one month thereafter the stockholder shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the stockholder or other person who submitted them on his behalf. Any stockholder who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dis senting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting stockholder had after filing his notice of election.

         7. Within seven days after the expiration of the period within which stockholders may file their notices of election to dissent, or within seven days after the proposed corporate action is consummated, whichever is later, the corporation or, in the case of a merger, the receiving corporation, shall make a written offer by registered mail to each stockholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be made at the same price per share to all dissenting stockholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting stockholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. If within thirty days after the making of such offer, the corporation making the offer and any stockholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer upon the surrender of the certificates representing such shares.

         8. The following procedure shall apply if the corporation fails to make such offer within such period of seven days, or if it makes the offer and any dissenting stockholder or stockholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

         (a) The corporation or, in the case of a merger, the receiving corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, insti tute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting stockholders and to fix the fair value of their shares.

         (b) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting stockholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

         (c) All dissenting stockholders, excepting those who, as provided in subdivision seven, have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting stockholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting stockholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

         (d) The court shall determine whether each dissenting stockholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting stockholder is so entitled, it shall proceed to fix the value of the shares, which, for the pur poses of this section, shall be the fair value as of the close of business on the day prior to the stockholders' authorization date, excluding any appreciation or depreciation directly or indirectly induced by such corporate action or its proposal. The court may, if it so elects, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. Such appraiser shall have the power, authority and duties specified in the order appointing him, or any amendment thereof.

         (e) The final order in the proceeding shall be entered against the corporation in favor of each dissenting stockholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

         (f) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the stockholders' authorization date to the date of payment. If the court finds that the refusal of any stockholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

         (g) The costs and expenses of such proceeding shall be determined by the court and shall be assessed against the corporation, or, in the case of a merger, the receiving corporation, except that all or any part of such costs and expenses may be apportioned and assessed, as the court may determine, against any or all of the dissenting stockholders who are parties to the proceeding if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. Such expenses shall include reasonable compensation for and the reasonable expenses of the appraiser, but shall exclude the fees and expenses of counsel for and experts employed by any party unless the court, in its discretion, awards such fees and expenses. In exercising such discretion, the court shall consider any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which such corporation offered to pay; (B) that no offer was made by such corporation; and
(C) that such corporation failed to institute the special proceeding within the period specified therefor.

         (h) Within sixty days after final determination of the proceeding, the corporation or, in the case of a merger, the receiving corporation shall pay to each dissenting stockholder the amount found to be due him, upon surrender of the certificates representing his shares.

         9. Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall be dealt with as provided in section five thousand fourteen, except that, in the case of a merger, they shall be disposed of as provided in the plan of merger or consolidation.

         10. The enforcement by a stockholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such stockholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subdivision five, and except that this section shall not exclude the right of such stockholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

         11. Except as otherwise expressly provided in this section, any notice to be given by a corporation to a stockholder under this section shall be given in the manner provided in section six thousand five.

Added L.1964, c. 849, ss.1, eff. Sept. 1,1964.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

I. Section 145 of the Delaware General Corporation Law ("DGCL"), INTER ALIA, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Similar indemnity is authorized for any such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person, and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

II. In accordance with the DGCL, Articles Tenth and Eleventh of the Registrant's Certificate of Incorporation provide as follows:

         TENTH:

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation of or a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right t indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect tot he indemnification and advancement of expenses of Directors and Officers of the Corporation.

         ELEVENTH:

                  A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

III. Reliance has purchased a directors' and officers' liability insurance policy for the benefit of its officers and directors.

IV. The employment agreement for each executive officer of Reliance provides that Reliance shall either purchase a directors' and officers' liability insurance policy for the benefit of such officer or shall indemnify such officer to the fullest extent permitted under Delaware law.

ITEM 21.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(A)      LIST OF EXHIBITS.

EXHIBIT NO.                               DESCRIPTION
-----------                               -----------


      2.1 Agreement and Plan of Merger, dated as of May 3, 1997, by and among Reliance Bancorp, Inc., Reliance Federal Savings Bank and Continental Bank (included as Appendix A to the Proxy Statement-Prospectus)

      3.1       Certificate of Incorporation of Reliance Bancorp, Inc. (1)

      3.2       Bylaws of Reliance Bancorp, Inc. (1)

      4.1       Specimen Stock Certificate of Reliance Bancorp., Inc. (1)

      5.1       Form of Opinion of Thacher Proffitt & Wood re: Legality*

      8.1       Form of Opinion of Thacher Proffitt & Wood re: Tax Matters*

      10.1(a) Reliance Federal Savings Bank Recognition and Retention Plan for Officers and Employees (2)

      10.1(b) Reliance Federal Savings Bank Recognition and Retention Plans for Outside Directors (2)

      10.2      Reliance Bancorp, Inc. 1994 Incentive Stock Option Plan (2)

      10.3      Reliance Bancorp, Inc. 1994 Stock Option Plan for Outside
                Directors (2)

      10.4(a) Form of Reliance Bancorp, Inc. Employee Stock Ownership Plan and Trust (1)

      10.4(b) Form of Reliance Federal Savings Bank Employee Stock Ownership Trust Agreement (1)

      10.5 Form of Employment Agreement between Reliance Federal Savings Bank and Certain Officers (1)

      10.6 Form of Employment Agreement between Reliance Bancorp, Inc. and Certain Executive Officers (1)

      10.7 Form of Change-in-Control Agreement between Reliance Federal Savings Bank and Certain Officers (1)

      10.8 Form of Change-in-Control Agreement among Reliance Bancorp, Inc. and Certain Officers (1)

      10.9 Form of Reliance Federal Savings Bank Employee Severance Compensation Plan (1)

      10.10 Form of Reliance Federal Savings Bank Supplemental Executive Retirement Plan (1)

      10.11     ESOP Loan Commitment Letter and Form of ESOP Loan Documents (1)

      10.12 Form of Reliance Federal Savings Bank Outside Directors' Consultation and Retirement Plan (1)

      10.13 Stock Option Agreement, dated as of May 3, 1997, by and between Continental Bank and Reliance Bancorp, Inc. (included as Appendix B to the Proxy Statement-Prospectus)

      11.1      Statement re: Computation of Per Share Earnings (3)

      21.1      Subsidiaries of Reliance Bancorp, Inc. (4)

      23.1      Consent of Thacher Proffitt & Wood (included in Exhibit 5.1)

      23.2      Consent of Muldoon, Murphy & Faucette*

      23.3      Consent of KPMG Peat Marwick, LLP*

      23.4      Consent of Arthur Andersen LLP*

      23.5      Consent of Sandler O'Neill & Partners, L.P. (5)

      24.1      Power of Attorney (included in the signature page hereto)

      99.0 Stockholders Protection Rights Agreement, dated as of September 18, 1996 (6)



*      Filed herewith.

(1) Incorporated by reference to the Exhibits filed with Reliance Bancorp, Inc.'s Registration Statement on Form S-1, Registration No. 333-72476.

(2) Incorporated by reference to the Exhibits filed with Reliance Bancorp, Inc.'s 1996 Proxy Statement for the Annual Meeting of Stockholders held on November 12, 1996.

(3) Incorporated by reference to Reliance Bancorp, Inc.'s Form 10-Q for the quarter ended March 31, 1997, filed with the Securities and Exchange Commission on May 15, 1997.

(4) Incorporated by reference to Reliance Bancorp, Inc.'s Form 10-K for the year ended June 30, 1996, filed with the Securities and Exchange Commission on September 30, 1996.

(5)   To be filed by amendment.

(6) Incorporated by reference to the Exhibits filed with Reliance Bancorp, Inc.'s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 27, 1996.

(B)   FINANCIAL STATEMENT SCHEDULES.

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

(C)   REPORTS, OPINIONS AND APPRAISALS OF OUTSIDE PARTIES.

     The opinion of Sandler O'Neill & Partners L.P. is included as Appendix C to the Proxy Statement- Prospectus.


ITEM 22.        UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) For the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) That every prospectus: (i) that is filed pursuant to paragraph
(c)(1) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) To respond to requests for information that is incorporated by reference into the Proxy StatementProspectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Garden City, State of New York, on July 2, 1997.

                                       RELIANCE BANCORP, INC.
                                       -----------------------------------------
                                       (Registrant)

                                 By:   /s/ Raymond A. Nielsen
                                       -----------------------------------------
                                           Raymond A. Nielsen
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond A. Nielsen, Gerald M. Sauvigne and Paul D. Hagan, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-4 Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                                                    DATE
                                                                    ----

/s/ Raymond A. Nielsen                                             July 2, 1997
-----------------------------------------------------
Raymond A. Nielsen
President, Chief Executive Officer and Director

/s/ Paul D. Hagan                                                  July 2, 1997
-----------------------------------------------------
Paul D. Hagan
Vice President and Chief Financial Officer
(Chief Accounting Officer)

/s/ Thomas G. Davis, Jr.                                           July 2, 1997
-----------------------------------------------------
Thomas G. Davis, Jr.
Director

/s/ Donald Lapasta                                                 July 2, 1997
-----------------------------------------------------
Donald Lapasta
Director

/s/ Conrad J. Gunther, Jr.                                         July 2, 1997
-----------------------------------------------------
Conrad J. Gunther, Jr.
Director

/s/ Raymond L. Nielsen                                             July 2, 1997
-----------------------------------------------------
Raymond L. Nielsen
Director

/s/ J. William Newby                                               July 2, 1997
-----------------------------------------------------
J. William Newby
Director

/s/ Douglas G. Lapasta                                             July 2, 1997
-----------------------------------------------------
Douglas G. Lapasta
Director

/s/ Peter F. Neumann                                               July 2, 1997
-----------------------------------------------------
Peter F. Neumann
Director